FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-283510-03

BANK5 2025-5YR16

Free Writing Prospectus

Structural and Collateral Term Sheet

$656,045,790

(Approximate Total Mortgage Pool Balance)

$582,257,000

(Approximate Offered Certificates)

Banc of America Merrill Lynch Commercial Mortgage Inc.

as Depositor

Bank of America, National Association
Morgan Stanley Mortgage Capital Holdings LLC
JPMorgan Chase Bank, National Association
Wells Fargo Bank, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2025-5YR16

August 5, 2025

BofA SECURITIES Co-Lead Bookrunner Manager	J.P. MORGAN Co-Lead Bookrunner Manager	WELLS FARGO SECURITIES Co-Lead Bookrunner Manager	MORGAN STANLEY Co-Lead Bookrunner Manager

Academy Securities, Inc. Co-Manager			Drexel Hamilton Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-283510) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-294-1322 or by email to dg.Prospectus_Requests@bofa.com.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK5 2025-5YR16

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein supersedes information in any other communication relating to the securities described herein; provided, that the information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Securities is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”), and, in other jurisdictions, locally registered entities.

J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by J.P. Morgan Securities LLC and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. J.P. Morgan Securities LLC is a member of SIPC and the New York Stock Exchange (“NYSE”).

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the NYSE, FINRA, the National Futures Association (“NFA”) and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2025-5YR16	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/Moody’s/ Morningstar DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/Aaa(sf)/AAA(sf)	$5,283,000	30.000%	(7)	2.56	1 - 58	19.9%	38.4%
Class A-2(8)	AAAsf/Aaa(sf)/AAA(sf)	(8)(9)	30.000%	(7)(8)	(9)	(9)	19.9%	38.4%
Class A-3(8)	AAAsf/Aaa(sf)/AAA(sf)	(8)(9)	30.000%	(7)(8)	(9)	(9)	19.9%	38.4%
Class X-A	AAAsf/Aaa(sf)/AAA(sf)	$446,052,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-B	A-sf/NR/AA(sf)	$136,205,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class A-S(8)	AAAsf/A2/AAA(sf)	$92,396,000(8)	15.500%	(7)(8)	4.97	60 - 60	16.5%	46.4%
Class B(8)	AA-sf/NR/AA(high)(sf)	$25,489,000(8)	11.500%	(7)(8)	4.97	60 - 60	15.7%	48.6%
Class C(8)	A-sf/NR/AA(low)(sf)	$18,320,000(8)	8.625%	(7)(8)	4.97	60 - 60	15.2%	50.2%

Privately Offered Certificates(12)

Class	Expected Ratings (Fitch/Moody’s/ Morningstar DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	BBB-sf/NR/ BBB(high)(sf)	$13,541,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-F	BB-sf/NR/BBB(low)(sf)	$13,541,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class D	BBB-sf/NR/ BBB(high)(sf)	$13,541,000	6.500%	(7)	4.97	60 - 60	14.9%	51.4%
Class F	BB-sf/NR/BBB(low)(sf)	$13,541,000	4.375%	(7)	4.97	60 - 60	14.6%	52.5%
Class G-RR	B-sf/NR/BB(sf)	$6,372,000	3.375%	(7)	4.97	60 - 60	14.4%	53.1%
Class H-RR	NR/NR/NR	$21,506,275	0.000%	(7)	4.97	60 - 60	13.9%	54.9%

Non-Offered Eligible Vertical Interests(12)

Class or Interest	Expected Ratings (Fitch/Moody’s/ Morningstar DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class RR(13)	NR/NR/NR	$9,228,644.95	N/A	(14)	4.90	1 – 60	N/A	N/A
RR Interest	NR/NR/NR	$9,599,869.22	N/A	(14)	4.90	1 – 60	N/A	N/A
(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and DBRS, Inc. (“Morningstar DBRS”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.
(2)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (9) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F certificates may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate or principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D or Class X-F certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 certificates, are presented in the aggregate, taking into account the principal balances of the Class A-2 and Class A-3 trust components. The approximate initial credit support percentage set forth for each class of the Class A-S, Class B and Class C certificates represents the approximate credit support for the underlying trust component with the same alphanumeric designation. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the certificates (other than the Class V certificates), on the other hand, pro rata in accordance with their respective Percentage Allocation Entitlements.
(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of principal balance certificates and the VRR Interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of the aggregate initial certificate balance of all the principal balance certificates and the initial principal balance of the VRR Interest, and the denominator of which is the sum of (x) the aggregate initial
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2025-5YR16	Structural Overview

certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class and (y) the outstanding principal balance of the VRR Interest, multiplied by the applicable VRR Interest Computation Percentage. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class. With respect to any class of principal balance certificates, the “VRR Interest Computation Percentage” is equal to a fraction, expressed as a percentage, the numerator of which is the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the aggregate initial certificate balance of all the principal balance certificates.

(6)	Certificate Principal to Value Ratio for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of (x) the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class and (y) the outstanding principal balance of the VRR Interest, multiplied by the applicable VRR Interest Computation Percentage, and the denominator of which is the sum of the aggregate initial certificate balance of all the principal balance certificates and the initial principal balance of the VRR Interest. The Certificate Principal to Value Ratios of the Class A-1, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.
(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class F, Class G-RR and Class H-RR certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The Class A-2-1, Class A-2-2, Class A-2-X1, Class A-2-X2, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-2, Class A-3, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class D, Class F, Class G-RR and Class H-RR certificates, together with the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described below under “Exchangeable Certificates.” Each class of Class A-2, Class A-3, Class A-S, Class B and Class C Exchangeable Certificates will have the same ratings as the Class A-2, Class A-3, Class A-S, Class B and Class C certificates, respectively, shown in the table above.
(9)	The exact initial principal balances or notional amounts of the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components (and consequently, the exact aggregate initial certificate balances or notional amounts of the Exchangeable Certificates with an “A-2” or “A-3” designation) are unknown and will be determined based on the final pricing of the certificates. However, the initial principal balances, weighted average lives and principal windows of the Class A-2 and Class A-3 trust components are expected to be within the applicable ranges reflected in the chart below. The aggregate initial principal balance of the Class A-2 and Class A-3 trust components is expected to be approximately $440,769,000, subject to a variance of plus or minus 5%. The Class A-2-X1 and Class A-2-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-2 trust component. The Class A-3-X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-3 trust component. In the event that the Class A-3 trust component is issued with an initial certificate balance of $440,769,000, the Class A-2 trust component (and, correspondingly, the Class A-2 Exchangeable Certificates) will not be issued.

Trust Component	Expected Range of Initial Principal Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-2 trust component	$0 – $200,000,000	N/A – 4.86	N/A / 58 – 59
Class A-3 trust component	$240,769,000 – $440,769,000	4.90 – 4.92	58 – 60 / 59 – 60
(10)	The Class X-A, Class X-B, Class X-D and Class X-F certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate or principal balance of the Class A-1 certificates and the Class A-2 and Class A-3 trust components outstanding from time to time. The notional amount of the Class X-B certificates will be equal to the aggregate principal balance of the Class A-S, Class B and Class C trust components outstanding from time to time. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates outstanding from time to time.
(11)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date. For purposes of the calculations above, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates and the VRR Interest is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in a specified percentage of certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2025-5YR16	Structural Overview
(13)	The Class RR Certificates will be certificated but will not be “certificates” for purposes of this Term Sheet. The RR Interest will not be certificated and will not be a “certificate” for purposes of this Term Sheet.
(14)	Although they do not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for each of the Class RR Certificates and the RR Interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2025-5YR16	Structural Overview

Issue Characteristics

Offered Certificates:	$582,257,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of 16 principal balance classes (Class A-1, Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1 and Class C-2) and 12 interest-only classes (Class A-2-X1, Class A-2-X2, Class A-3-X1, Class A-3-X2, Class X-A, Class X-B, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2)
Co-Lead Managers and Joint Bookrunners:	BofA Securities, Inc., Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC
Mortgage Loan Sellers:	Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC, JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association
Rating Agencies:	Fitch, Moody’s and Morningstar DBRS
Master Servicer:	Trimont LLC
Special Servicer:	LNR Partners, LLC
Certificate Administrator/ Certificate Registrar/Custodian:	Computershare Trust Company, National Association
Trustee:	Deutsche Bank National Trust Company
Operating Advisor:	BellOak, LLC
Asset Representations Reviewer:	BellOak, LLC
Initial Directing Certificateholder:	CMBS 4 Sub 9, LLC or an affiliate thereof
Risk Retention Consultation Parties:	Morgan Stanley Mortgage Capital Holdings LLC and JPMorgan Chase Bank, National Association
U.S. Credit Risk Retention:	Eligible vertical interest and eligible horizontal residual interest
EU/UK Risk Retention:	None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates and the VRR Interest, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Rules or the UK Securitization Framework. In particular, no such person undertakes to take any action, or refrain from taking any action, for purposes of, or in connection with, compliance by any person with any applicable requirement of the EU Securitization Rules or the UK Securitization Framework. In addition, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring compliance by any person with any applicable requirement of the EU Securitization Rules or the UK Securitization Framework. Consequently, the Offered Certificates may not be a suitable investment for any person that is subject to the EU Securitization Rules or the UK Securitization Framework; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates. See “Risk Factors—Other Risks Relating to the Certificates—EU SR Rules and UK Securitization Framework” in the Preliminary Prospectus.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in August 2025 (or, in the case of any mortgage loan that has its first due date after August 2025, the date that would have been its due date in August 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of August 5, 2025
Expected Closing Date:	August 27, 2025
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in September 2025.
Rated Final Distribution Date:	The distribution date in August 2063
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Exchangeable Certificates will evidence interests in a grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2025-5YR16	Structural Overview
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	BANK5 2025-5YR16<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2025-5YR16	Structural Overview

Structural Overview

Allocation Between the VRR Interest and the Certificates:

The aggregate amount available for distributions to the holders of the certificates and the VRR Interest on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, each applicable master servicer, primary servicer and special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) will be allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and to the holders of the Class A-1, Class X-A, Class X-B, Class X-D, Class X-F, Class D, Class F, Class G-RR and Class H-RR certificates and the Exchangeable Certificates (such classes of certificates, together with the Class V certificates are referred to herein as the “certificates”), on the other hand. The portion of such amount allocable to (a) the VRR Interest will at all times be the product of such amount multiplied by approximately 2.87% and (b) the certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage set forth in clause (a) (each, the respective “Percentage Allocation Entitlement”).

The Class RR Certificates and the RR Interest collectively comprise the “VRR Interest” and will collectively constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) with respect to the securitization of the mortgage loans. The VRR Interest is expected to be acquired and retained by certain of the sponsors as described under “Credit Risk Retention” in the Preliminary Prospectus.

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, the certificates’ Percentage Allocation Entitlement of funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class X-A, Class X-B, Class X-D and Class X-F certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1 certificates and the Class A-2 and Class A-3 trust components as follows, to the extent of applicable available funds allocated to principal: either (i) to principal on (a) the Class A-1 certificates, (b) the Class A-2 trust component, and (c) the Class A-3 trust component, in that order, in each case until the certificate or principal balance of the applicable class of certificates or trust component has been reduced to zero, or (ii) if the certificate or principal balance of each class of principal balance certificates and trust components other than the Class A-1 certificates and the Class A-2 and Class A-3 trust components has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates and trust components, to principal on the Class A-1 certificates and the Class A-2 and Class A-3 trust components, pro rata, without regard to the distribution priorities described above;

Third, to the Class A-1 certificates and the Class A-2 and Class A-3 trust components, first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component and then up to an amount equal to, and pro rata based on their respective interest thereon;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, up to an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then up to an amount equal to the interest thereon;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, up to an amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then up to an amount equal to the interest thereon;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, up to an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then up to an amount equal to the interest thereon;

Seventh, to the Class D, Class F, Class G-RR and Class H-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable on each trust component will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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therein as described below under “Exchangeable Certificates.”
Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the applicable master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated between the VRR Interest, on one hand, and the certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the certificates will be allocated among such classes of certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates and trust components. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests for that distribution date. If a class of certificates or trust component receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The aggregate principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the applicable master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections. The certificates and the VRR Interest will be entitled to their respective Percentage Allocation Entitlements of the aggregate principal distribution amount.

Exchangeable Certificates:	Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.
Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-2	Class A-2-1, Class A-2-X1
Class A-2	Class A-2-2, Class A-2-X2
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.

Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class A-2	See footnote (9) to the first table above under “Structural Overview”	Class A-2 certificate pass-through rate minus 1.00%
Class A-2-X1	Equal to Class A-2 trust component principal balance	0.50%
Class A-2-X2	Equal to Class A-2 trust component principal balance	0.50%
Class A-3	See footnote (9) to the first table above under “Structural Overview”	Class A-3 certificate pass-through rate minus 1.00%
Class A-3-X1	Equal to Class A-3 trust component principal balance	0.50%
Class A-3-X2	Equal to Class A-3 trust component principal balance	0.50%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Class A-S	$92,369,000	Class A-S certificate pass-through rate minus 1.00%
Class A-S-X1	Equal to Class A-S trust component principal balance	0.50%
Class A-S-X2	Equal to Class A-S trust component principal balance	0.50%
Class B	$25,489,000	Class B certificate pass-through rate minus 1.00%
Class B-X1	Equal to Class B trust component principal balance	0.50%
Class B-X2	Equal to Class B trust component principal balance	0.50%
Class C	$18,320,000	Class C certificate pass-through rate minus 1.00%
Class C-X1	Equal to Class C trust component principal balance	0.50%
Class C-X2	Equal to Class C trust component principal balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class A-2 trust component (if such class of Exchangeable Certificates has an “A-2” designation), the Class A-3 trust component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B trust component (if such class of Exchangeable Certificates has a “B” designation), or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-2 Exchangeable Certificates”	Class A-2	Class A-2, Class A-2-X1, Class A-2-X2
	Class A-2-1	Class A-2, Class A-2-X2
	Class A-2-2	Class A-2
	Class A-2-X1	Class A-2-X1
	Class A-2-X2	Class A-2-X1, Class A-2-X2
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum certificate balance or notional amount of each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-2, Class A-3, Class A-S, Class B or Class C trust component, respectively.  The maximum certificate balances of Class A-2, Class A-3, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate of the initial principal balances of the Class A-2 and Class A-3 trust components discussed in footnote (9) to the first table above under “Structural Overview”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2025-5YR16	Structural Overview

Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the Class A-2, Class A-3, Class A-S, Class B or Class C trust component, respectively.  Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, respectively, shown above.

Special Servicer Compensation:

The principal compensation to be paid to a special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee for the related month of $3,500 (or, with respect to The Campus at Lawson Lane mortgage loan, 0.15%). The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

Each applicable special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, in any case, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of each non-specially serviced loan with respect to which it acts as the enforcing servicer or each specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”; provided, however, that the liquidation fee and workout fee with respect to The Campus at Lawson Lane mortgage loan are subject to an aggregate fee cap of $750,000.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:

(1) to the classes of certificates specified below, in the following amounts:

(a) to the holders of each class of the Class A-1, Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2 and Class D certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the YM Denominator for that distribution date,

(b) to the holders of the Class A-2-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-2-1 certificates and the applicable principal prepayment,

(c) to the holders of the Class A-2-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-2-2 certificates and the applicable principal prepayment,

(d) to the holders of the Class A-3-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2025-5YR16	Structural Overview

and (2) the Base Interest Fraction for the Class A-3-1 certificates and the applicable principal prepayment,

(e) to the holders of the Class A-3-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-2 certificates and the applicable principal prepayment,

(f) to the holders of the Class A-S-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(g) to the holders of the Class A-S-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(h) to the holders of the Class B-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(i) to the holders of the Class B-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(j) to the holders of the Class C-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(k) to the holders of the Class C-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(l) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1 certificates and the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-1 certificates and the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates as described above,

(m) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates as described above, and

(n) to the holders of the Class X-D certificates, any remaining portion of the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium not distributed as described above in this clause (1), and

(2) to the VRR Interest its Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium.

“YM Denominator” means, for any distribution date, the total amount of principal distributed to the Class A-1 and Class D certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2025-5YR16	Structural Overview

the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates.

All yield maintenance charges and prepayment premiums referred to above will be net of any liquidation fees payable therefrom.

Notwithstanding any of the foregoing in clause (1) to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will be required to pay to the holders of each remaining class of principal balance certificates then entitled to distributions of principal on such distribution date the product of (a) the certificates’ Percentage Allocation Entitlement of any yield maintenance charge or prepayment premium distributable on the subject distribution date (net of any liquidation fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date.

No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-F, Class V or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)
Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the sum of the then aggregate certificate balance of the principal balance certificates and the principal balance of the VRR Interest after giving effect to distributions of principal on that distribution date. The certificates’ Percentage Allocation Entitlement of such amount will be applied to the Class H-RR, Class G-RR, Class F and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, in each case until the related certificate or principal balance has been reduced to zero, and then to the Class A-1 certificates and the Class A-2 and Class A-3 trust components, pro rata based upon their respective certificate or principal balances, until their respective certificate or principal balances have been reduced to zero. The VRR Interest’s Percentage Allocation Entitlement of such amount will be applied to the VRR Interest until the related VRR Interest balance has been reduced to zero.

Any portion of such amount applied to the Class A-2, Class A-3, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

Serviced Whole Loans:

Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan, one or more pari passu promissory notes and/or, in some cases, one or more generally subordinate promissory notes (each, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: The Motto and The Campus at Lawson Lane. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to each “servicing shift whole loan”, the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related lead servicing note; however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related lead servicing note, such whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “—Non-Serviced Whole Loans” below). The Aman Hotel New York mortgage loan will be a servicing shift mortgage loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Non-Serviced Whole Loans:	Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and/or, in some cases, one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: ILPT 2025 Portfolio, The Wharf, Ridgedale Center, The Roosevelt Hotel New Orleans, 7 Penn Plaza, 150 Palmetto and 120 Palmetto. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.
Directing Certificateholder/ Controlling Class:

The “Directing Certificateholder” will be (i) with respect to a servicing shift mortgage loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each other mortgage loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the event no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

The “Loan-Specific Directing Certificateholder” with respect to a servicing shift mortgage loan is the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related intercreditor agreement. Prior to the securitization of the related lead servicing note, the Loan-Specific Directing Certificateholder with respect to a servicing shift mortgage loan will be the holder of the related control note. On and after the securitization of the related lead servicing note, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such servicing shift mortgage loan.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to the application of the allocable portion of any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class H-RR certificates.

The “Control Eligible Certificates” will be any of the Class F, Class G-RR and Class H-RR certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” with respect to any Mortgage Loan will occur when the Class F certificates have a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur with respect to any Mortgage Loan when no class of Control Eligible Certificates has a certificate balance at least equal to 25% of the initial certificate balance of that class, in each case without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement. If an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will have certain non-binding consultation rights under the PSA with respect to certain major decisions and other matters.

Notwithstanding any proviso to, or any other contrary provision in, the definitions of “Control Termination Event”, “Consultation Termination Event” and “Operating Advisor Consultation Event”, a Control Termination Event, a Consultation Termination Event and an Operating Advisor Consultation Event will each be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means, (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a mortgage loan or whole loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party, or (b) with respect to a Risk Retention Consultation Party or the holder of the VRR Interest by whom such Risk Retention Consultation Party was appointed, a mortgage loan or whole loan with respect to which, as of any date of determination, such Risk Retention Consultation Party or such holder of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the closing date.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Consultation Termination Event, and the Loan-Specific Directing Certificateholder will be entitled to similar consent and/or consultation rights with respect to such whole loan. In addition, with respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (rather than the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan or a whole loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan or whole loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such mortgage loan or whole loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable special servicer), plus (z) any other escrows or reserves (in addition to

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts (in each case, to the extent of the certificates’ Percentage Allocation Entitlement thereof) will be (i) taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event or an Operating Advisor Consultation Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing Certificateholder/Controlling Class” above) and (ii) allocated to the following classes of certificates and trust components, in each case to notionally reduce their certificate balances or principal balances until the certificate balance or principal balance of each such class or trust component is notionally reduced to zero: the Class H-RR, Class G-RR, Class F and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, and then pro rata to the Class A-1 certificates and the Class A-2 and Class A-3 trust components. Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to the Class A-2, Class A-3, Class A-S, Class B or Class C trust component will be allocated to the corresponding classes of Exchangeable Certificates with certificate balances pro rata to notionally reduce their certificate balances in accordance with their Class Percentage Interests therein.

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a non-serviced mortgage loan, require the applicable master servicer to request from the applicable non-serviced special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the applicable special servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the applicable master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable non-serviced special servicer.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the applicable special servicer to order an additional appraisal of any serviced mortgage loan as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related mortgaged property or mortgaged properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Upon receipt of such supplemental appraisal, the applicable master servicer (for any non-serviced mortgage loans) and the applicable special servicer (for any serviced mortgage loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Sale of Defaulted Loans:

Under certain circumstances the applicable special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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If the applicable special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the applicable special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, any Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer, the trustee for the securitization of a related companion loan (with respect to a whole loan if it is a defaulted loan), any related companion loan holder or its representative, any holder of a related mezzanine loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If an offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the applicable special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if such special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and VRR Interest owners and any related companion loan holders as a collective whole as if they constituted a single lender (and with respect to a serviced A/B whole loan, taking into account the subordinate nature of any related subordinate companion loan), so long as such lower offer was not made by such special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the applicable special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the BANK5 2025-5YR16 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Risk Retention Consultation Parties:

The “risk retention consultation parties” will be (i) a party selected by Morgan Stanley Bank, N.A. and (ii) a party selected by JPMorgan Chase Bank, National Association, in each case, as an owner of the VRR Interest. Morgan Stanley Mortgage Capital Holdings LLC and JPMorgan Chase Bank, National Association (in each case, or an affiliate thereof) are expected to be appointed as the initial risk retention consultation parties.

Except with respect to an Excluded Loan as to such party, each risk retention consultation party will be entitled to consult with the applicable special servicer, upon request of such risk retention consultation party, with respect to certain material servicing actions proposed by such special servicer.

Appointment and Replacement of each Special Servicer:

The Directing Certificateholder will appoint the initial special servicers as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, any special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the applicable special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the applicable special servicer with a qualified replacement special servicer designated by such holders of certificates.

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the applicable special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of such special servicer would be in the best interest of the certificateholders and VRR Interest owners as a collective whole, the operating advisor will have the right to recommend the replacement of such special servicer. The operating advisor’s recommendation to replace such special servicer must be confirmed by an affirmative vote of a majority of holders of principal balance certificates evidencing at least a quorum of certificateholders (which, for this

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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purpose, is the holders of certificates that (i) evidence at least 20% of the voting rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis and (ii) consist of at least three certificateholders or certificate owners that are not “affiliated with” (as defined in Regulation RR) each other) (which requisite affirmative vote must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website).

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of the principal balance certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the applicable special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate such special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan and any serviced A/B whole loans as to which a subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the applicable special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the applicable special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, subject to conditions or restrictions in the applicable intercreditor agreement, the BANK5 2025-5YR16 trust, as holder of the related mortgage loan, has the right to terminate the applicable special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Consultation Termination Event (or the applicable special servicer, following the occurrence and during the continuance of a Consultation Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each applicable master servicer and each applicable special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Excluded Special Servicer:	If a special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. At any time after the occurrence and during the continuance of a Control Termination Event, or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint a replacement special servicer within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts (or would not have been advanced in the absence of a non-recoverability determination) or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.
Operating Advisor:

The operating advisor will have certain review and consultation rights relating to the performance of the applicable special servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each serviced mortgage loan or serviced whole loan, the operating advisor will be responsible for:

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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●               reviewing the actions of the applicable special servicer with respect to any specially serviced loan;

●               reviewing (i) all reports by the applicable special servicer made available to privileged persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each asset status report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and final asset status report;

●               reviewing for accuracy and consistency with the PSA the mathematical calculations by the applicable special servicer and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (if such special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) and (2) any net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan; and

●               preparing an annual report (if any serviced mortgage loan or serviced whole loan was a specially serviced loan at any time during the prior calendar year or if the operating advisor was entitled to consult with the applicable special servicer with respect to any major decision during the prior calendar year) that sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the applicable special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to specially serviced loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to major decisions on non-specially serviced loans) during the prior calendar year on an “asset-level basis”. The operating advisor will be required to identify (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, such special servicer has failed to comply with and (2) any material deviations from such special servicer’s obligations under the PSA with respect to the resolution or liquidation of any specially serviced loan or REO property (other than with respect to any REO property related to any non-serviced mortgage loan). In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each serviced mortgage loan or serviced whole loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●               to consult (on a non-binding basis) with the applicable special servicer in respect of asset status reports; and

●               to consult (on a non-binding basis) with the applicable special servicer with respect to major decisions processed by such special servicer.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the Class G-RR and Class H-RR certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial aggregate certificate balance of such portions of such classes or (ii) a Control Termination Event has occurred and is continuing.

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-19

BANK5 2025-5YR16	Structural Overview

successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights represented by all certificates that have voting rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders and VRR Interest owners via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-20

BANK5 2025-5YR16	Collateral Overview
Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	17	28	$295,555,573	45.1%
JPMorgan Chase Bank, National Association	6	7	$113,175,000	17.3%
Wells Fargo Bank, National Association	8	11	$75,750,000	11.5%
Bank of America, National Association	7	17	$66,565,217	10.1%
Bank of America, National Association/Morgan Stanley Mortgage Capital Holdings LLC	1	102	$64,000,000	9.8%
Wells Fargo Bank, National Association/Morgan Stanley Mortgage Capital Holdings LLC	1	15	$41,000,000	6.2%
Total:	40	180	$656,045,790	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$656,045,790
Number of Mortgage Loans:	40
Average Cut-off Date Balance per Mortgage Loan:	$16,401,145
Number of Mortgaged Properties:	180
Average Cut-off Date Balance per Mortgaged Property:	$3,644,699
Weighted Average Mortgage Rate:	6.2202%
% of Pool Secured by 5 Largest Mortgage Loans:	37.6%
% of Pool Secured by 10 Largest Mortgage Loans:	56.8%
% of Pool Secured by ARD Loans:	0.0%
Weighted Average Original Term to Maturity (months):	60
Weighted Average Remaining Term to Maturity (months):	59
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	16.0%
% of Pool Secured by Refinance Loans:	95.8%
% of Pool Secured by Acquisition Loans:	4.2%
% of Pool Secured by Recapitalization Loans:	0.0%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	43.6%
% of Pool with Subordinate Debt:	22.9%
% of Pool with Mezzanine Mortgage Debt:	6.2%

Credit Statistics(2)

Weighted Average UW NOI DSCR:	2.16x
Weighted Average UW NOI Debt Yield:	13.9%
Weighted Average UW NCF DSCR:	2.03x
Weighted Average UW NCF Debt Yield:	13.0%
Weighted Average Cut-off Date LTV Ratio(3):	54.9%
Weighted Average Maturity Date LTV Ratio(3):	54.6%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-21

BANK5 2025-5YR16	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(4):	330
Weighted Average Remaining Amortization Term (months)(4):	329
% of Pool Interest Only through Maturity:	89.0%
% of Pool Amortizing Balloon:	10.4%
% of Pool Interest Only, Amortizing Balloon:	0.6%

Lockboxes

% of Pool with Hard Lockboxes:	45.0%
% of Pool with Springing Lockboxes:	29.6%
% of Pool with Soft Lockboxes:	19.2%
% of Pool with Hard (Office and Retail); Soft (Remaining Collateral) Lockboxes:	6.2%

Reserves

% of Pool Requiring Tax Reserves:	73.3%
% of Pool Requiring Insurance Reserves:	33.0%
% of Pool Requiring Replacement Reserves:	69.2%
% of Pool Requiring TI/LC Reserves(5):	56.2%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	59.7%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	17.4%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	9.8%
% of Pool with no lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	9.8%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	3.3%
(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to August 2025.
(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. For mortgaged properties securing residential cooperative mortgage loans all LTV, DSCR and Debt Yield calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(3)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.
(4)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.
(5)	Excludes multifamily, hospitality, self storage and manufactured housing properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-22

BANK5 2025-5YR16	Characteristics of the Mortgage Loans
Top 10 Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Rooms/Units	Cut-off Date Balance per SF/Room/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	BANA/MSMCH	ILPT 2025 Portfolio	Various	Various	Various	$64,000,000	9.8%	18,271,519	$41	1.96x	11.3%	43.8%	43.8%
2	MSMCH	The Motto	Bronx	NY	Multifamily	$60,000,000	9.1%	264	$363,636	1.34x	7.6%	61.9%	61.9%
3	MSMCH	The Campus at Lawson Lane	Santa Clara	CA	Office	$45,500,000	6.9%	328,867	$213	3.82x	20.7%	31.2%	31.2%
4	WFB/MSMCH	The Wharf	Washington	DC	Various	$41,000,000	6.2%	2,241,794	$321	2.62x	15.0%	41.5%	41.5%
5	JPMCB	The Lafayette Hotel	San Diego	CA	Hospitality	$36,000,000	5.5%	139	$258,993	5.03x	40.5%	32.5%	29.1%
6	WFB	Wichita Falls Multifamily Portfolio	Wichita Falls	TX	Multifamily	$29,975,000	4.6%	588	$50,978	1.45x	10.2%	67.4%	67.4%
7	MSMCH	Ridgedale Center	Minnetonka	MN	Retail	$24,964,573	3.8%	562,474	$213	1.67x	14.4%	53.0%	50.4%
8	JPMCB	Alabama Hotel 2 Pack Portfolio	Montgomery	AL	Hospitality	$24,150,000	3.7%	194	$124,485	2.22x	17.3%	61.9%	61.9%
9	MSMCH	Briar Cove and Summerwind	Greenville	TX	Multifamily	$23,800,000	3.6%	240	$99,167	1.30x	8.3%	73.6%	73.6%
10	MSMCH	Dels Multifamily Portfolio 3.0	Various	Various	Multifamily	$23,000,000	3.5%	381	$60,367	1.39x	9.9%	65.1%	65.1%
		Total/Wtd. Avg.				$372,389,573	56.8%			2.34x	15.3%	50.7%	50.2%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Room/Unit calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Room/Unit figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-23

BANK5 2025-5YR16	Characteristics of the Mortgage Loans
Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	BANA/MSMCH	ILPT 2025 Portfolio	$64,000,000	$683,200,000	$747,200,000	ILPT 2025-LPF2	Midland	KeyBank	ILPT 2025-LPF2	1.96x	11.3%	43.8%
2	MSMCH	The Motto	$60,000,000	$36,000,000	$96,000,000	BANK5 2025-5YR16	Trimont	LNR	BANK5 2025-5YR16	1.34x	7.6%	61.9%
3	MSMCH	The Campus at Lawson Lane	$45,500,000	$24,500,000	$70,000,000	BANK5 2025-5YR16	Trimont	LNR	(2)	3.82x	20.7%	31.2%
4	WFB/MSMCH	The Wharf	$41,000,000	$677,600,000	$718,600,000	WHARF 2025-DC	Midland	KeyBank	WHARF 2025-DC	2.62x	15.0%	41.5%
7	MSMCH	Ridgedale Center	$24,964,573	$94,865,378	$119,829,951	BANK5 2025-5YR15	Trimont	LNR	BANK5 2025-5YR15	1.67x	14.4%	53.0%
14	JPMCB	Aman Hotel New York	$20,000,000	$95,000,000	$115,000,000	BANK5 2025-5YR16(3)	Trimont	LNR(3)	BANK5 2025-5YR16(3)	2.07x	18.1%	28.6%
18	WFB	The Roosevelt Hotel New Orleans	$15,800,000	$114,200,000	$130,000,000	BBCMS 2025-5C36	Trimont	K-Star	BBCMS 2025-5C36	1.87x	15.6%	53.5%
21	JPMCB	7 Penn Plaza	$9,000,000	$42,500,000	$51,500,000	BANK5 2025-5YR15	Trimont	LNR	BANK5 2025-5YR15	3.18x	19.9%	37.8%
28	WFB	150 Palmetto	$3,500,000	$32,000,000	$35,500,000	BANK5 2025-5YR15	Trimont	LNR	BANK5 2025-5YR15	1.50x	11.1%	61.4%
29	WFB	120 Palmetto	$2,500,000	$23,000,000	$25,500,000	BANK5 2025-5YR15	Trimont	LNR	BANK5 2025-5YR15	1.50x	11.1%	61.4%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.
(2)	Note B will be the controlling note unless a control appraisal period is continuing under the related co-lender agreement, in which case the controlling note will be note A-1 and the BANK5 2025-5YR16 securitization will be the controlling holder. See “Description of the Mortgage Pool—The Whole Loans—The Campus at Lawson Lane Pari Passu-A/B Whole Loan” in the prospectus.
(3)	The Aman Hotel New York controlling companion loan is currently held by JPMCB. The Aman Hotel New York whole loan is expected to be serviced pursuant to the BANK5 2025-5YR16 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan.

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
4	WFB/MSMCH	The Wharf	$41,000,000	$320.55	$125,000,000	2.62x	15.0%	41.5%	1.37x	9.4%	66.5%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, any related subordinate note(s) and the mezzanine debt.

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Whole Loan UW NCF DSCR(1)	Whole Loan UW NOI Debt Yield(1)	Whole Loan Cut-off Date LTV(1)
1	BANA/MSMCH	ILPT 2025 Portfolio	$64,000,000	$40.89	$412,800,000	1.96x	11.3%	43.8%	1.06x	7.3%	68.0%
3	MSMCH	The Campus at Lawson Lane	$45,500,000	$212.85	$70,000,000	3.82x	20.7%	31.2%	1.44x	10.4%	62.3%
4	WFB/MSMCH	The Wharf	$41,000,000	$320.55	$306,400,000	2.62x	15.0%	41.5%	1.65x	10.5%	59.2%

(1)	Whole Loan UW NCF DSCR, Whole Loan UW NOI Debt Yield and Whole Loan Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-24

BANK5 2025-5YR16	Characteristics of the Mortgage Loans
Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Rooms/ Units	Cut-off Date Balance per SF/Room/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
1	BANA/MSMCH	ILPT 2025 Portfolio	Various	Various	Various	$64,000,000	9.8%	18,271,519	$41	1.96x	11.3%	43.8%	43.8%	ILPT 2022-LPF2
6	WFB	Wichita Falls Multifamily Portfolio	Wichita Falls	TX	Multifamily	$29,975,000	4.6%	588	$50,978	1.45x	10.2%	67.4%	67.4%	BACM 2015-UBS7
12	JPMCB	Country Club Center	Aventura	FL	Office	$21,400,000	3.3%	64,531	$332	1.63x	12.0%	69.9%	69.9%	WFCM 2015-C29
15	MSMCH	Sierra Vista Shopping Center	Albuquerque	NM	Retail	$18,500,000	2.8%	182,450	$101	1.56x	10.4%	69.8%	69.8%	COMM 2015-LC21
16	MSMCH	SLL Portfolio	Various	FL	Multifamily	$17,850,000	2.7%	223	$80,045	1.35x	8.8%	70.0%	70.0%	COMM 2014-LC17
18	WFB	The Roosevelt Hotel New Orleans	New Orleans	LA	Hospitality	$15,800,000	2.4%	504	$257,937	1.87x	15.6%	53.5%	53.5%	MSBAM 2015-C25
19	MSMCH	Deer Park Manor	Sicklerville	NJ	Multifamily	$13,800,000	2.1%	116	$118,966	1.30x	8.8%	68.6%	68.6%	FREMF 2022-KF142
23	BANA	Home2 Suites Lexington Park	Lexington Park	MD	Hospitality	$8,550,000	1.3%	100	$85,500	1.66x	13.6%	50.0%	50.0%	MSBAM 2015-C25
25	BANA	Holiday Inn Roanoke Tanglewood	Roanoke	VA	Hospitality	$6,995,217	1.1%	196	$35,690	2.09x	18.4%	40.7%	38.5%	WFCM 2015-NXS4
35	WFB	A-Safe Storage	Various	LA	Self Storage	$4,000,000	0.6%	76,285	$52	1.81x	14.0%	41.2%	39.9%	WFCM 2015-C31
36	MSMCH	Ohio River Plaza	Gallipolis	OH	Retail	$4,000,000	0.6%	87,373	$46	1.71x	13.2%	57.1%	57.1%	COMM 2015-CR23
39	JPMCB	6101 18th Avenue	Brooklyn	NY	Retail	$2,625,000	0.4%	11,500	$228	1.31x	9.6%	62.5%	62.5%	MSBAM 2015-C24
		Total				$207,495,217	31.6%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Room/Unit calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-25

BANK5 2025-5YR16	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Multifamily	34	$218,007,200	33.2%	6.1928%	1.41x	9.2%	65.7%	65.7%
Garden	22	$117,645,000	17.9%	6.4163%	1.39x	9.4%	69.5%	69.5%
High Rise	4	$66,412,200	10.1%	5.5302%	1.46x	8.3%	59.9%	59.9%
Low Rise	7	$28,750,000	4.4%	6.6718%	1.37x	9.6%	65.5%	65.5%
Student Housing	1	$5,200,000	0.8%	6.9500%	1.55x	11.0%	56.2%	56.2%
Hospitality	11	$142,446,177	21.7%	6.5852%	2.72x	22.1%	46.6%	45.6%
Full Service	5	$80,642,857	12.3%	6.1350%	3.37x	27.6%	36.6%	34.9%
Extended Stay	4	$31,542,435	4.8%	7.1800%	1.87x	14.8%	56.7%	56.7%
Limited Service	2	$30,260,885	4.6%	7.1651%	1.90x	15.3%	62.9%	62.9%
Office	9	$98,793,400	15.1%	5.8911%	2.94x	17.2%	43.8%	43.8%
Suburban	3	$51,500,000	7.9%	5.5394%	3.55x	19.6%	34.7%	34.7%
CBD	6	$47,293,400	7.2%	6.2741%	2.28x	14.6%	53.6%	53.6%
Retail	8	$79,050,573	12.0%	6.5446%	1.69x	12.3%	59.9%	59.1%
Anchored	5	$48,470,040	7.4%	6.2857%	1.67x	11.0%	64.3%	64.3%
Super Regional Mall	1	$24,964,573	3.8%	7.0940%	1.67x	14.4%	53.0%	50.4%
Shadow Anchored	1	$4,000,000	0.6%	6.7000%	1.71x	13.2%	57.1%	57.1%
Performing Arts Center	1	$1,615,960	0.2%	5.4389%	2.62x	15.0%	41.5%	41.5%
Industrial	75	$64,169,503	9.8%	5.5529%	1.89x	11.2%	46.8%	46.8%
Warehouse/Distribution	71	$52,600,055	8.0%	5.3757%	1.96x	11.3%	43.8%	43.8%
Flex	1	$8,850,000	1.3%	6.6600%	1.44x	10.5%	65.6%	65.6%
Cold Storage	1	$1,564,138	0.2%	5.3757%	1.96x	11.3%	43.8%	43.8%
Manufacturing	1	$949,517	0.1%	5.3757%	1.96x	11.3%	43.8%	43.8%
Storage Yard	1	$205,793	0.0%	5.3757%	1.96x	11.3%	43.8%	43.8%
Self Storage	6	$21,535,000	3.3%	6.6233%	1.52x	10.7%	62.5%	62.3%
Self Storage	6	$21,535,000	3.3%	6.6233%	1.52x	10.7%	62.5%	62.3%
Manufactured Housing	5	$14,306,000	2.2%	6.5085%	1.31x	8.7%	62.9%	62.9%
Manufactured Housing	5	$14,306,000	2.2%	6.5085%	1.31x	8.7%	62.9%	62.9%
Other	31	$14,137,937	2.2%	5.4001%	2.21x	12.7%	42.9%	42.9%
Leased Fee	28	$8,680,497	1.3%	5.3757%	1.96x	11.3%	43.8%	43.8%
Parking Garage	2	$4,854,920	0.7%	5.4389%	2.62x	15.0%	41.5%	41.5%
Marina	1	$602,520	0.1%	5.4389%	2.62x	15.0%	41.5%	41.5%
Mixed Use	1	$3,600,000	0.5%	6.8960%	2.39x	17.7%	41.4%	41.4%
Office/Retail	1	$3,600,000	0.5%	6.8960%	2.39x	17.7%	41.4%	41.4%
Total/Wtd. Avg.	180	$656,045,790	100.0%	6.2202%	2.03x	13.9%	54.9%	54.6%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-26

BANK5 2025-5YR16	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
New York	8	$104,713,621	16.0%	5.9999%	1.64x	10.9%	53.6%	53.6%
California	4	$90,300,000	13.8%	5.4643%	4.11x	27.9%	33.6%	32.2%
Texas	9	$83,853,310	12.8%	6.4097%	1.43x	9.7%	68.7%	68.7%
Florida	15	$71,318,138	10.9%	6.7328%	1.60x	11.4%	64.4%	64.4%
Arkansas	17	$42,047,793	6.4%	6.5665%	1.42x	10.0%	67.1%	67.1%
District of Columbia	15	$41,000,000	6.2%	5.4389%	2.62x	15.0%	41.5%	41.5%
Alabama	5	$32,128,310	4.9%	6.7209%	2.09x	15.8%	60.7%	60.7%
Ohio	10	$26,369,862	4.0%	6.3834%	1.61x	11.0%	60.9%	60.9%
Minnesota	2	$25,086,504	3.8%	7.0856%	1.67x	14.4%	53.0%	50.4%
New Mexico	2	$24,350,000	3.7%	6.2375%	1.50x	9.8%	67.8%	67.8%
Louisiana	5	$20,535,724	3.1%	6.7512%	1.86x	15.1%	50.8%	50.5%
New Jersey	1	$13,800,000	2.1%	6.5500%	1.30x	8.8%	68.6%	68.6%
South Carolina	8	$13,246,759	2.0%	5.7970%	1.79x	10.8%	49.0%	49.0%
Hawaii	35	$11,426,979	1.7%	5.3757%	1.96x	11.3%	43.8%	43.8%
Tennessee	1	$9,675,000	1.5%	7.9300%	1.48x	13.1%	60.5%	60.5%
Maryland	2	$9,541,448	1.5%	7.0095%	1.69x	13.4%	49.4%	49.4%
Virginia	1	$6,995,217	1.1%	6.7000%	2.09x	18.4%	40.7%	38.5%
Michigan	2	$5,139,138	0.8%	6.2469%	1.60x	10.3%	62.0%	62.0%
Colorado	6	$5,074,207	0.8%	5.3757%	1.96x	11.3%	43.8%	43.8%
Arizona	2	$3,289,172	0.5%	5.9772%	1.58x	9.7%	56.3%	56.3%
North Carolina	3	$3,252,483	0.5%	6.8394%	1.36x	9.6%	62.0%	62.0%
Nevada	1	$1,625,931	0.2%	5.3757%	1.96x	11.3%	43.8%	43.8%
Oklahoma	3	$1,580,745	0.2%	5.3757%	1.96x	11.3%	43.8%	43.8%
Indiana	2	$1,483,862	0.2%	5.3757%	1.96x	11.3%	43.8%	43.8%
Utah	2	$1,188,414	0.2%	5.3757%	1.96x	11.3%	43.8%	43.8%
Iowa	2	$1,064,828	0.2%	5.3757%	1.96x	11.3%	43.8%	43.8%
Missouri	2	$1,015,172	0.2%	5.3757%	1.96x	11.3%	43.8%	43.8%
Nebraska	2	$984,828	0.2%	5.3757%	1.96x	11.3%	43.8%	43.8%
Kentucky	2	$983,724	0.1%	5.3757%	1.96x	11.3%	43.8%	43.8%
South Dakota	1	$902,069	0.1%	5.3757%	1.96x	11.3%	43.8%	43.8%
Illinois	4	$764,138	0.1%	5.3757%	1.96x	11.3%	43.8%	43.8%
Connecticut	2	$588,690	0.1%	5.3757%	1.96x	11.3%	43.8%	43.8%
Idaho	1	$266,483	0.0%	5.3757%	1.96x	11.3%	43.8%	43.8%
North Dakota	1	$177,931	0.0%	5.3757%	1.96x	11.3%	43.8%	43.8%
Kansas	1	$139,586	0.0%	5.3757%	1.96x	11.3%	43.8%	43.8%
Georgia	1	$135,724	0.0%	5.3757%	1.96x	11.3%	43.8%	43.8%
Total/Wtd. Avg.	180	$656,045,790	100.0%	6.2202%	2.03x	13.9%	54.9%	54.6%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-27

BANK5 2025-5YR16	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1,970,000 - 7,000,000	16	$71,931,217	11.0%
7,000,001 - 17,000,000	8	$90,575,000	13.8%
17,000,001 - 27,000,000	10	$217,064,573	33.1%
27,000,001 - 37,000,000	2	$65,975,000	10.1%
37,000,001 - 47,000,000	2	$86,500,000	13.2%
47,000,001 - 64,000,000	2	$124,000,000	18.9%
Total:	40	$656,045,790	100.0%
Min: $1,970,000	Max: $64,000,000	Avg: $16,401,145

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
New York	8	$104,713,621	16.0%
California	4	$90,300,000	13.8%
Texas	9	$83,853,310	12.8%
Florida	15	$71,318,138	10.9%
Arkansas	17	$42,047,793	6.4%
District of Columbia	15	$41,000,000	6.2%
Alabama	5	$32,128,310	4.9%
Ohio	10	$26,369,862	4.0%
Minnesota	2	$25,086,504	3.8%
New Mexico	2	$24,350,000	3.7%
Louisiana	5	$20,535,724	3.1%
New Jersey	1	$13,800,000	2.1%
South Carolina	8	$13,246,759	2.0%
Hawaii	35	$11,426,979	1.7%
Tennessee	1	$9,675,000	1.5%
Maryland	2	$9,541,448	1.5%
Virginia	1	$6,995,217	1.1%
Michigan	2	$5,139,138	0.8%
Colorado	6	$5,074,207	0.8%
Arizona	2	$3,289,172	0.5%
North Carolina	3	$3,252,483	0.5%
Nevada	1	$1,625,931	0.2%
Oklahoma	3	$1,580,745	0.2%
Indiana	2	$1,483,862	0.2%
Utah	2	$1,188,414	0.2%
Iowa	2	$1,064,828	0.2%
Missouri	2	$1,015,172	0.2%
Nebraska	2	$984,828	0.2%
Kentucky	2	$983,724	0.1%
South Dakota	1	$902,069	0.1%
Illinois	4	$764,138	0.1%
Connecticut	2	$588,690	0.1%
Idaho	1	$266,483	0.0%
North Dakota	1	$177,931	0.0%
Kansas	1	$139,586	0.0%
Georgia	1	$135,724	0.0%
Total:	180	$656,045,790	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Multifamily	34	$218,007,200	33.2%
Garden	22	$117,645,000	17.9%
High Rise	4	$66,412,200	10.1%
Low Rise	7	$28,750,000	4.4%
Student Housing	1	$5,200,000	0.8%
Hospitality	11	$142,446,177	21.7%
Full Service	5	$80,642,857	12.3%
Extended Stay	4	$31,542,435	4.8%
Limited Service	2	$30,260,885	4.6%
Office	9	$98,793,400	15.1%
Suburban	3	$51,500,000	7.9%
CBD	6	$47,293,400	7.2%
Retail	8	$79,050,573	12.0%
Anchored	5	$48,470,040	7.4%
Super Regional Mall	1	$24,964,573	3.8%
Shadow Anchored	1	$4,000,000	0.6%
Performing Arts Center	1	$1,615,960	0.2%
Industrial	75	$64,169,503	9.8%
Warehouse/Distribution	71	$52,600,055	8.0%
Flex	1	$8,850,000	1.3%
Cold Storage	1	$1,564,138	0.2%
Manufacturing	1	$949,517	0.1%
Storage Yard	1	$205,793	0.0%
Self Storage	6	$21,535,000	3.3%
Self Storage	6	$21,535,000	3.3%
Manufactured Housing	5	$14,306,000	2.2%
Manufactured Housing	5	$14,306,000	2.2%
Other	31	$14,137,937	2.2%
Leased Fee	28	$8,680,497	1.3%
Parking Garage	2	$4,854,920	0.7%
Marina	1	$602,520	0.1%
Mixed Use	1	$3,600,000	0.5%
Office/Retail	1	$3,600,000	0.5%
Total:	180	$656,045,790	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
5.2800 - 5.9999	6	$255,500,000	38.9%
6.0000 - 6.9999	26	$310,331,217	47.3%
7.0000 - 7.9300	8	$90,214,573	13.8%
Total:	40	$656,045,790	100.0%
Min: 5.2800%	Max: 7.9300%	Wtd Avg: 6.2202%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	40	$656,045,790	100.0%
Total:	40	$656,045,790	100.0%
Min: 60 mos.	Max: 60 mos.	Wtd Avg: 60 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
58 – 60	40	$656,045,790	100.0%
Total:	40	$656,045,790	100.0%
Min: 58 mos.	Max: 60 mos.	Wtd Avg: 59 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	36	$584,086,000	89.0%
300	1	$36,000,000	5.5%
360	3	$35,959,790	5.5%
Total:	40	$656,045,790	100.0%
Min: 300 mos.	Max: 360 mos.	Wtd Avg: 330 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	36	$584,086,000	89.0%
300	1	$36,000,000	5.5%
358 - 360	3	$35,959,790	5.5%
Total:	40	$656,045,790	100.0%
Min: 300 mos.	Max: 360 mos.	Wtd Avg: 329 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
MSMCH	17	$295,555,573	45.1%
JPMCB	6	$113,175,000	17.3%
WFB	8	$75,750,000	11.5%
BANA	7	$66,565,217	10.1%
BANA/MSMCH	1	$64,000,000	9.8%
WFB/MSMCH	1	$41,000,000	6.2%
Total:	40	$656,045,790	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	36	$584,086,000	89.0%
Amortizing Balloon	3	$67,959,790	10.4%
Interest Only, Amortizing Balloon	1	$4,000,000	0.6%
Total:	40	$656,045,790	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
28.6 - 50.0	10	$238,645,217	36.4%
50.1 - 60.0	4	$49,964,573	7.6%
60.1 - 65.0	12	$145,191,000	22.1%
65.1 - 73.6	14	$222,245,000	33.9%
Total:	40	$656,045,790	100.0%
Min: 28.6%	Max: 73.6%	Wtd Avg: 54.9%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
28.6 - 40.0	6	$121,495,217	18.5%
40.1 - 45.0	3	$108,600,000	16.6%
45.1 - 55.0	3	$49,314,573	7.5%
55.1 - 65.0	14	$154,391,000	23.5%
65.1 - 73.6	14	$222,245,000	33.9%
Total:	40	$656,045,790	100.0%
Min: 28.6%	Max: 73.6%	Wtd Avg: 54.6%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.27 - 1.50	20	$260,011,000	39.6%
1.51 - 1.70	8	$121,989,573	18.6%
1.71 - 2.20	6	$114,795,217	17.5%
2.21 - 3.10	3	$68,750,000	10.5%
3.11 - 5.03	3	$90,500,000	13.8%
Total:	40	$656,045,790	100.0%
Min: 1.27x	Max: 5.03x	Wtd Avg: 2.03x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
7.6 - 11.0	20	$289,036,000	44.1%
11.1 - 13.0	5	$96,775,000	14.8%
13.1 - 17.0	8	$124,989,573	19.1%
17.1 - 40.5	7	$145,245,217	22.1%
Total:	40	$656,045,790	100.0%
Min: 7.6%	Max: 40.5%	Wtd Avg: 13.9%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-28

BANK5 2025-5YR16	Collateral Overview

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-29

Various – Various	Loan #1	Cut-off Date Balance:	$64,000,000
Various	ILPT 2025 Portfolio	Cut-off Date LTV:	43.8%
Various		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	11.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-30

Various – Various	Loan #1	Cut-off Date Balance:	$64,000,000
Various	ILPT 2025 Portfolio	Cut-off Date LTV:	43.8%
Various		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	11.3%

CANADA
MB
WINNIPEG
ONTARIO
Minot
NORTH DAKOTA
Grand Forks
Bismarck
Fargo
MINNESOTA
Bemidji
Duluth
Lake Superior
MICHIGAN
SOUTH DAKOTA
Pierre
Watertown
MINNEAPOLIS
ST. PAUL
WISCONSIN
Green Bay
Traverse City
Lake Michigan
Saginaw
Mitchell
Sioux Falls
Madison
Grand Rapids
Lansing
Sioux City
MILWAUKEE
DETROIT
NEBRASKA
Ames
Rockford
CHICAGO
Toledo
OMAHA
IOWA
Des Moines
Davenport
Ft. Wayne
Grand Island
Lincoln
Peoria
INDIANA
OHIO
ILLINOIS
INDIANAPOLIS
Dayton
MISSOURI
KANSAS
Topeka
KANSAS CITY
Springfield
CINCINNATI
ST. LOUIS
Jefferson City
Frankfort
WICHITA
LOUISVILLE
Springfield
KY
Lake Superior
ONTARIO
CANADA
QUÉBEC
MONTREAL
OTTAWA
ME
Lake Michigan
Lake Huron
VT
NH
Lewiston
Portland
MI
TORONTO
Lake Ontario
NEW YORK
Rochester
Albany
BOSTON
MA
Lansing
BUFFALO
Hartford
DETROIT
Lake Erie
Erie
Binghamton
CT
RI
TOLEDO
CLEVELAND
PENN.
FORT WAYNE
OH
NJ
NEW YORK
PITTSBURGH
Harrisburg
Trenton
IN
COLUMBUS
PHILADELPHIA
Wilmington
BALTIMORE
Dover
CINCINNATI
Annapolis
DE
WASH. DC
MD
Charleston
WV
Atlantic Ocean
Frankfort
Richmond
KY
VIRGINIA
Norfolk
VIRGINIA BEACH
TN
NC
Knoxville
Greensboro
RALEIGH
Nampa
Boise
IDAHO
Idaho Falls
Riverton
Casper
OREGON
Pocatello
WYOMING
Rock Springs
Cheyenne
Elko
Ogden
Reno
NEVADA
Salt Lake City
Provo
Carson City
Ely
UTAH
DENVER
Grand Junction
COLORADO SPRINGS
COLORADO
Cedar City
St. George
Durango
LAS VEGAS
Farmington
CALIFORNIA
Bakersfield
Santa Fe
ARIZONA
Flagstaff
ALBUQUERQUE
San Bernardino
LOS ANGELES
NEW MEXICO
PHOENIX
MESA
SAN DIEGO
TIJUANA
Yuma
Las Cruces
Pacific Ocean
MEXICO
TUCSON
EL PASO
TX
Nogales
Makakilo
Ewa Villages
Kapolei
Ko Olina
Kalaeloa Airport
Ocean Pointe
Pacific Ocean
Topeka
KANSAS CITY
ST. LOUIS
Frankfort
Charleston
KS
Jefferson City
Louisville
IN
WV
VA
Wichita
Joplin
MO
KY
Raleigh
Tulsa
NASHVILLE
NC
OKLAHOMA CITY
Little Rock
MEMPHIS
TN
Knoxville
CHARLOTTE
Huntsville
Columbia
SC
OK
AR
ATLANTA
Charleston
DALLAS
Arlington
Birmingham
MS
Macon
Savannah
Shreveport
Jackson
AL
Montgomery
GA
Atlantic Ocean
LA
JACKSONVILLE
TX
Baton Rouge
Mobile
Tallahassee
HOUSTON
Lafayette
NEW ORLEANS
Orlando
TAMPA
FL
Gulf of Mexico
MIAMI

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-31

Various – Various	Loan #1	Cut-off Date Balance:	$64,000,000
Various	ILPT 2025 Portfolio	Cut-off Date LTV:	43.8%
Various		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	11.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-32

Mortgage Loan No. 1 – ILPT 2025 Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH/BANA			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/MDBRS):	A-sf*/A3/A(low)			Location(4):	Various, Various
Original Balance(1):	$64,000,000			General Property Type(4):	Various
Cut-off Date Balance(1):	$64,000,000			Detailed Property Type(4):	Various
% of Initial Pool Balance:	9.8%			Title Vesting:	Various
Loan Purpose:	Refinance			Year Built/Renovated(4):	Various/Various
Borrower Sponsor:	Industrial Logistics Properties Trust			Size:	18,271,519 SF
Guarantor:	Industrial Logistics Properties Trust			Cut-off Date Balance per SF(1):	$41
Mortgage Rate(2):	5.37574485896279%			Maturity Date Balance per SF(1):	$41
Note Date:	6/26/2025			Property Manager:	The RMR Group LLC
Maturity Date:	7/9/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$84,349,369
IO Period:	60 months			UW NCF:	$79,902,305
Seasoning:	1 month			UW NOI Debt Yield(1):	11.3%
Prepayment Provisions:	YM0.5(53),O(7)			UW NCF Debt Yield(1):	10.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	11.3%
Additional Debt Type(1):	Pari Passu / B-Notes			UW NCF DSCR(1):	1.96x
Additional Debt Balance(1):	$683,200,000 / $412,800,000			Most Recent NOI:	$79,941,604 (4/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$80,362,857 (12/31/2024)
Reserves(3)				3rd Most Recent NOI:	$82,653,662 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	82.9% (Various)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	84.0% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	99.1% (12/31/2023)
Replacement Reserves:	$0	Springing	NAP	Appraised Value (as of)(5):	$1,706,541,600 (4/10/2025)
TI/LC Reserve:	$0	Springing	NAP	Appraised Value per SF(5):	$93
Unfunded Obligations:	$2,476,942	$0	NAP	Cut-off Date LTV Ratio(1)(5):	43.8%
Ground Lease Rent Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio(1)(5):	43.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$747,200,000	59.8%	Loan Payoff:	$1,224,370,000	97.9%
Subordinate Loan Amount:	$412,800,000	33.0%	Closing Costs(6):	$23,508,992	1.9%
Sponsor Equity:	$90,355,934	7.2%	Upfront Reserves:	$2,476,942	0.2%
Total Sources:	$1,250,355,934	100.0%	Total Uses:	$1,250,355,934	100.0%

(1)	The ILPT 2025 Portfolio Mortgage Loan (as defined below) is part of the ILPT 2025 Portfolio Whole Loan (as defined below), which is comprised of 34 pari passu senior promissory notes and 12 junior promissory notes, with an aggregate original principal balance and Cut-off Date Balance of $1,160,000,000. The Financial Information in the chart above is based solely on the aggregate outstanding principal balance as of the Cut-off Date of the ILPT 2025 Portfolio Senior Loan (as defined below). Based on the aggregate outstanding principal balance as of the Cut-off Date of the ILPT Portfolio Whole Loan, Cut-off Date Balance per SF is $63, Maturity Date Balance per SF is $63, UW NOI Debt Yield is 7.3%, UW NCF Debt Yield is 6.9%, UW NOI Debt Yield at Maturity is 7.3%, UW NCF DSCR is 1.06x, Cut-off Date LTV Ratio is 68.0% and Maturity Date LTV Ratio is 68.0%.
(2)	Mortgage Rate represents the weighted average interest rate of the ILPT 2025 Portfolio Senior Loan. The junior notes bear interest at the weighted average interest rate of 8.2510509729845% per annum. The weighted average interest rate of the ILPT 2025 Portfolio Whole Loan is 6.39895724160776% per annum. See the definition of “Weighted Average Interest Rate” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the prospectus. The Mortgage Rate of the ILPT 2025 Portfolio Whole Loan may change if any of the individual mortgaged properties securing the ILPT 2025 Portfolio Whole Loan is released and any portion of any of the ILPT 2025 Portfolio Whole Loan components is paid down in accordance with the ILPT 2025 Portfolio Whole Loan documents. See “Release of Collateral” below for additional information related to permitted partial releases.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	See “Portfolio Summary (Top 20 Properties)” for an overview of the top 20 ILPT 2025 Portfolio Properties (as defined below).
(5)	The ILPT 2025 Portfolio Properties had a portfolio appraised value of $1,706,541,600, as of April 10, 2025, which is inclusive of an approximately 2.0% portfolio premium and reflects the “as-is” value of the properties as a whole if sold in their entirety to a single buyer. Based on the aggregate “as-is” appraised values of the individual ILPT 2025 Portfolio Properties (exclusive of the portfolio premium) of $1,673,080,000, the Cut-off Date LTV Ratio and the Maturity Date LTV Ratio for the ILPT 2025 Portfolio Senior Loan are both equal to 44.7% and for the ILPT 2025 Portfolio Whole Loan are both equal to 69.3%. The individual appraisals were completed on various dates between April 3, 2025 and April 10, 2025.
(6)	Closing costs include origination fees and legal costs, among other expenses.

The Mortgage Loan. The largest mortgage loan (the “ILPT 2025 Portfolio Mortgage Loan”) is part of a whole loan with an aggregate outstanding balance of $1,160,000,000 (the “ILPT 2025 Portfolio Whole Loan”) comprised of (i) 34 pari passu senior notes with an aggregate outstanding balance of $747,200,000 (collectively the “ILPT 2025 Portfolio Senior Notes”), which collectively evidence the senior portion of the ILPT 2025 Portfolio Whole Loan (the “ILPT 2025 Portfolio Senior Loan”), and (ii) 12 junior notes with an aggregate outstanding balance of $412,800,000 (collectively, the “ILPT 2025 Portfolio Junior Notes”). Among the ILPT 2025 Portfolio Senior Notes are the non-controlling Notes A-8-1 (Non-Florida), A-8-1 (Florida), A-9-1 (Non-Florida) and A-9-1 (Florida), with an aggregate initial principal balance of $64,000,000 which evidence the ILPT 2025 Portfolio Mortgage Loan and will be contributed to the BANK5 2025-5YR16 securitization trust. The ILPT 2025 Portfolio Junior Notes are generally subordinate in right of payment to the ILPT 2025 Portfolio Senior Notes. The ILPT 2025 Portfolio Whole Loan was co-originated by Citi Real Estate Funding Inc., Bank of America, N.A. (“BANA”), Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”), Bank of Montreal (“BMO”), Royal Bank of Canada and UBS AG New York Branch (“UBS AG”) on June 26, 2025. Notes A-8-1 (Non-Florida) and A-8-1 (Florida) will be contributed by BANA and Notes A-9-1 (Non-Florida) and A-9-1 (Florida) will be contributed by MSMCH. The ILPT 2025 Portfolio Whole Loan is secured by first mortgage liens on the borrowers’ fee simple (traditional and leased fee) or leasehold interests in 102 primarily industrial properties (excluding, with respect to one such property, certain non-collateral improvements owned

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-33

Various – Various	Loan #1	Cut-off Date Balance:	$64,000,000
Various	ILPT 2025 Portfolio	Cut-off Date LTV:	43.8%
Various		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	11.3%

by a municipality and leased to a tenant at such property pursuant to a payment in lieu of taxes (“PILOT”) lease) (such properties, excluding such non-collateral improvements, collectively, the “ILPT 2025 Portfolio Properties” or the “Properties”, and each individually, a “ILPT 2025 Portfolio Property” or “Property”). The ILPT 2025 Portfolio Whole Loan documents reflect 101 properties as the ILPT 2025 Portfolio Properties identified on Annex A to the prospectus as 91-210 Olai and 91-95 Hanua, which are referred to collectively in the ILPT 2025 Portfolio Whole Loan documents as “91-210 Olai Street and 91-95 Hanua Street” (together, the “ILPT 2025 Portfolio Combined Property”) constitute two separate buildings with one legal description. The ILPT 2025 Portfolio Combined Property has one title commitment, allocated loan amount (which is the sum of the allocated loan amount for each property that constitutes the ILPT 2025 Portfolio Combined Property) and security instrument and is treated as a single property for purposes of the ILPT 2025 Portfolio Whole Loan documents (including for purposes of the release provisions therein). Accordingly, for purposes of any disclosure herein and the prospectus regarding the terms of the ILPT 2025 Portfolio Whole Loan documents, the ILPT 2025 Portfolio Combined Property constitutes a single separate individual Property. However, the lender’s underwriting and charts used herein and on Annex A to the prospectus and in the prospectus treat 91-210 Olai and 91-95 Hanua as separate ILPT 2025 Portfolio Properties and reflect 102 ILPT 2025 Portfolio Properties.

The ILPT 2025 Portfolio Whole Loan will be serviced pursuant to the Trust and Servicing Agreement for the ILPT 2025-LPF2 securitization. See “Description of the Mortgage Pool—The Whole Loans—The ILPT 2025 Portfolio Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The table below summarizes the promissory notes that comprise the ILPT 2025 Portfolio Whole Loan:

ILPT 2025 Portfolio Whole Loan Summary
Note(1)	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1 (Non-Florida) and A-1 (Florida)	$208,880,000	$208,880,000	ILPT 2025-LPF2	Yes
A-2 (Non-Florida) and A-2 (Florida)	$89,520,747	$89,520,747	ILPT 2025-LPF2	No
A-3 (Non-Florida) and A-3 (Florida)	$89,520,747	$89,520,747	ILPT 2025-LPF2	No
A-4 (Non-Florida) and A-4 (Florida)	$44,759,502	$44,759,502	ILPT 2025-LPF2	No
A-5 (Non-Florida) and A-5 (Florida)	$44,759,502	$44,759,502	ILPT 2025-LPF2	No
A-6 (Non-Florida) and A-6 (Florida)	$44,759,502	$44,759,502	ILPT 2025-LPF2	No
A-7-1 (Non-Florida) and A-7-1 (Florida)	$45,000,000	$45,000,000	BMARK 2025-V16	No
A-7-2(Non-Florida) and A-7-2 (Florida)	$45,000,000	$45,000,000	BBCMS 2025-5C36	No
A-8 -1 (Non-Florida) and A-8-1 (Florida)	$32,000,000	$32,000,000	BANK5 2025-5YR16	No
A-8-2 (Non-Florida) and A-8-2 (Florida)(2)	$6,571,750	$6,571,750	BANA	No
A-9-1 (Non-Florida) and A-9-1 (Florida)	$32,000,000	$32,000,000	BANK5 2025-5YR16	No
A-9-2 (Non-Florida) and A-9-2 (Florida)(2)	$6,571,750	$6,571,750	MSMCH	No
A-10-1 (Non-Florida) and A-10-1 (Florida)	$15,000,000	$15,000,000	BMARK 2025-V16	No
A-10-2 (Non-Florida) and A-10-2 (Florida)(2)	$4,285,500	$4,285,500	BMO	No
A-11 (Non-Florida) and A-11 (Florida)(2)	$19,285,500	$19,285,500	BMO	No
A-12-1 (Non-Florida) and A-12-1 (Florida)	$16,000,000	$16,000,000	BBCMS 2025-5C36	No
A-12-2 (Non-Florida) and A-12-2 (Florida)(2)	$3,285,500	$3,285,500	UBS AG	No
Senior Loan	$747,200,000	$747,200,000
B-1 (Non-Florida) and B-1 (Florida)(3)	$165,120,000	$165,120,000	ILPT 2025-LPF2	No
B-2 (Non-Florida) and B-2 (Florida)(3)	$70,766,304	$70,766,304	ILPT 2025-LPF2	No
B-3 (Non-Florida) and B-3 (Florida)(3)	$70,766,304	$70,766,304	ILPT 2025-LPF2	No
B-4 (Non-Florida) and B-4 (Florida)(3)	$35,382,464	$35,382,464	ILPT 2025-LPF2	No
B-5 (Non-Florida) and B-5 (Florida)(3)	$35,382,464	$35,382,464	ILPT 2025-LPF2	No
B-6 (Non-Florida) and B-6 (Florida)(3)	$35,382,464	$35,382,464	ILPT 2025-LPF2	No
Total Junior Notes	$412,800,000	$412,800,000
Whole Loan	$1,160,000,000	$1,160,000,000

(1)	The Florida notes are secured solely by mortgages on the Properties located in Florida, and the Non-Florida notes are secured solely by mortgages on the Properties located outside of Florida; provided, that all of the borrowers (including the Florida borrowers) delivered to the lender a guaranty (the “Guaranty (Florida Notes)”) of the borrowers’ obligations to pay the outstanding principal balance of, and other amounts due and owing on, each note (including the Non-Florida notes and the Florida notes), and the other ILPT 2025 Portfolio Whole Loan documents, and the Guaranty (Florida Notes) is secured by both the Florida mortgages and Non-Florida mortgages.
(2)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(3)	The ILPT 2025 Portfolio Junior Notes will be generally subordinate in right of payment to the ILPT 2025 Portfolio Senior Notes.

The Borrowers and the Borrower Sponsor. The borrowers are 101 special-purpose bankruptcy-remote Delaware limited liability companies, indirectly majority owned and controlled by Industrial Logistics Properties Trust (“ILPT”), a Maryland real estate investment trust, which acts as borrower sponsor (the “Borrower Sponsor”) and the non-recourse carveout guarantor (“Guarantor”). Each borrower has at least one independent director in its organizational structure.

Industrial Logistics Properties Trust (Nasdaq: ILPT) is a publicly traded REIT formed to own and lease industrial and logistics properties throughout the United States. As of December 31, 2024, ILPT owned 411 industrial and logistics properties with 59.9 million rentable SF, which are 94.4% leased to approximately 300 different tenants with a weighted average remaining lease term of 7.8 years.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-34

Various – Various	Loan #1	Cut-off Date Balance:	$64,000,000
Various	ILPT 2025 Portfolio	Cut-off Date LTV:	43.8%
Various		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	11.3%

The Properties. The ILPT 2025 Portfolio Properties consist of 102 primarily industrial Properties totaling approximately 18.3 million SF across 30 states. The ILPT 2025 Portfolio Properties are located across 53 individual markets with the largest concentrations (by underwritten net operating income (“UW NOI”)) in Honolulu, Hawaii (35 Properties; 12.2% of UW NOI), Charleston, South Carolina (4 Properties; 8.2% of UW NOI) and Charlotte, North Carolina (2 Properties; 7.9% of UW NOI).

Of the 35 Properties located in Honolulu (“ILPT Honolulu Properties”), 28 are leased fee properties (“ILPT Leased Fee Properties”) as to which the related borrower owns the fee interest in the land and ground leases it to a tenant which owns the applicable improvements. The ILPT Honolulu Properties are located across approximately 142 acres of land in the southwestern quadrants of Oahu with proximity to Honolulu’s central business district and the H-1 Freeway. The ILPT Honolulu Properties are located in the Ewa Taxation District, which is the largest district on the island and includes a significant amount of housing for the island’s population.

The Properties are located across 30 states, with the largest state concentrations (based on UW NOI) in South Carolina (7 Properties; 17.3% of UW NOI), Florida (8 Properties; 13.1% of UW NOI), Hawaii (35 Properties; 12.2% of UW NOI), and Ohio (6 Properties; 10.9% of UW NOI). No single Property contributes more than 6.5% of UW NOI.

Based on the underwritten rent roll dated May 1, 2025, the ILPT 2025 Portfolio Properties were 82.9% leased, with a weighted average remaining lease term based on underwritten base rent (“UW Base Rent”) of 5.2 years and no more than 23.1% of the Portfolio NRA expiring during any single year throughout the term of the ILPT 2025 Portfolio Whole Loan. Excluding the largest tenant (by UW Base Rent) FedEx, which accounts for 16.5% of Portfolio NRA and 29.5% of UW Base Rent, no other tenant accounts for more than 5.2% of Portfolio NRA or 6.1% of UW Base Rent.

Excluding the ILPT Leased Fee Properties, the ILPT 2025 Portfolio Properties have a weighted average (based on NRA) year built of 2004, average Property size of 171,701 SF and weighted average clear heights of approximately 29.0 feet.

Approximately 35.5% of Portfolio NRA is leased to investment-grade rated tenants, with seven of the top 20 tenants in the Portfolio (or their respective parent companies) by UW Base Rent being investment-grade rated, including, but not limited to, FedEx (16.5% of Portfolio NRA; 29.5% of UW Base Rent; rated Baa2/BBB/NR by Moody’s/S&P/Fitch), Exel Inc. (5.2% of Portfolio NRA; 5.8% of UW Base Rent; rated A2/NR/A- by Moody’s/S&P/Fitch) and Mercedes Benz US International, Inc. (2.9% of Portfolio NRA; 3.7% of UW Base Rent; rated A2/A/A by Moody’s/S&P/Fitch).

The ILPT 2025 Portfolio Properties consist of the following property sub-types: warehouse/distribution (87.2% of UW NOI), leased fee (7.5% of UW NOI), cold storage (2.8% of UW NOI), manufacturing (2.0% of UW NOI) and storage yard (0.4% of UW NOI).

The following table presents certain information relating to the top 20 ILPT 2025 Portfolio Properties (by allocated loan amount):

Portfolio Summary (Top 20 Properties)
Property Name	City, State	Property Sub-Type	Property SF	% of Portfolio SF	% Leased	Wtd. Avg. Remaining Lease Term (Yrs)(1)	UW NOI ($MM)	% of Portfolio UW NOI	Year Built(2)
996 Paragon Way	Rock Hill, SC	Warehouse/Distribution	945,023	5.2%	100.0%	4.1	$5.5	6.5%	2014
91-399 Kauhi	Kapolei, HI	Leased Fee	2,237,547	12.2%	0.5%	0.6	($0.6)	(0.8%)	NAP
11224 Will Walker Road	Vance, AL	Warehouse/Distribution	529,568	2.9%	100.0%	6.3	$3.3	4.0%	2021
10450 Doral Boulevard	Doral, FL	Warehouse/Distribution	240,283	1.3%	100.0%	2.9	$2.3	2.8%	1996
1580, 1590 & 1600 Williams Road	Columbus, OH	Warehouse/Distribution	759,950	4.2%	100.0%	0.8	$3.3	3.9%	1992
32150 Just Imagine Drive	Avon, OH	Warehouse/Distribution	644,850	3.5%	100.0%	5.8	$2.9	3.4%	1995
6850 Weber Boulevard	Charleston, SC	Warehouse/Distribution	265,318	1.5%	100.0%	7.9	$2.6	3.1%	2018
1341 N. Clyde Morris Blvd.	Daytona Beach, FL	Warehouse/Distribution	399,440	2.2%	100.0%	7.6	$2.3	2.7%	2018
27200 SW 127th Avenue	Homestead, FL	Warehouse/Distribution	237,756	1.3%	100.0%	6.6	$2.0	2.4%	2017
7410 Magi Road	Hanahan, SC	Warehouse/Distribution	302,400	1.7%	100.0%	5.9	$2.3	2.7%	2003
2375 East Newlands Road	Fernley, NV	Warehouse/Distribution	337,500	1.8%	100.0%	9.8	$2.0	2.4%	2007
3800 Midlink Drive	Kalamazoo, MI	Cold Storage	158,497	0.9%	100.0%	4.0	$2.4	2.8%	2014
13509 Waterworks Street	Jacksonville, FL	Warehouse/Distribution	304,859	1.7%	100.0%	4.4	$1.9	2.2%	2014
13400 East 39th Avenue and 3800 Wheeling Street	Denver, CO	Warehouse/Distribution	393,971	2.2%	100.0%	10.0	$2.6	3.1%	1974
91-141 Kalaeloa	Kapolei, HI	Leased Fee	910,491	5.0%	100.0%	4.4	$1.8	2.1%	NAP
9860 West Buckeye Road	Tolleson, AZ	Warehouse/Distribution	288,045	1.6%	100.0%	1.7	$1.4	1.7%	2002
125 North Troy Hill Road	Colorado Springs, CO	Warehouse/Distribution	225,198	1.2%	100.0%	5.5	$2.0	2.3%	2015
11900 Trolley Lane	Beltsville, MD	Warehouse/Distribution	148,881	0.8%	100.0%	3.0	$1.4	1.7%	2000
11501 Wilkinson Drive	El Paso, TX	Warehouse/Distribution	144,199	0.8%	100.0%	3.1	$1.4	1.7%	2005
2300 North 33rd Avenue East	Newton, IA	Manufacturing	337,960	1.8%	100.0%	7.5	$1.7	2.0%	2008
Subtotal / Wtd. Avg. - Top 20			9,811,736	53.7%	77.3%	5.3	$44.5	52.8%	2006
Subtotal / Wtd. Avg. - Other 82 Properties			8,459,783	46.3%	89.3%	5.1	$39.8	47.2%	2003
Total / Wtd. Avg.			18,271,519	100.0%	82.9%	5.2	$84.3	100.0%	2004
Total / Wtd. Avg. - Excluding Leased Fee			12,705,897	69.5%	92.9%	5.0	$78.0	92.5%	2004

(1)	Weighted based on UW Base Rent.
(2)	Weighted based on NRA.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-35

Various – Various	Loan #1	Cut-off Date Balance:	$64,000,000
Various	ILPT 2025 Portfolio	Cut-off Date LTV:	43.8%
Various		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	11.3%

Major Tenants.

FedEx (3,009,412 square feet; 16.5% of portfolio NRA; 29.5% of portfolio underwritten base rent). FedEx (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenue of $88 billion, FedEx offers integrated business solutions utilizing its global network.

American Tire Distributors, Inc. (“ATD”) (722,267 square feet; 4.0% of portfolio NRA; 6.1% of portfolio underwritten base rent). ATD is a leading automotive aftermarket digital distribution platform with the industry’s largest national distribution network of more than 115 distribution centers spanning over 20 million SF of space. ATD serves more than 60,000 automotive retailers across the United States. In October 2024, ATD commenced a Chapter 11 bankruptcy proceeding. In February 2025, the bankruptcy court approved the sale of ATD’s business to an entity formed by its pre-bankruptcy lenders. The sale closed on February 28, 2025 and each of the leases related to the five Properties that serve as collateral for the ILPT 2025 Portfolio Whole Loan were later assigned by the seller to the purchaser. All rental obligations have been assumed by the purchaser, which is not in bankruptcy. The purchaser is continuing to operate the business under the “American Tire Distributors, Inc.” name. According to the Borrower Sponsor, ATD has been a long-term tenant within the ILPT 2025 Portfolio Properties since 2012.

Exel Inc. (945,023 square feet; 5.2% of portfolio NRA; 5.8% of portfolio underwritten base rent). Exel Inc. (NASDAQ: MCRB) is part of the supply chain division of Deutsche Post DHL, a global leader in international express, overland transport and air freight. Exel is a contract logistics provider in the Americas with over 40,000 employees at more than 500 sites throughout the United States, Canada, and Latin America.

The following table presents a summary regarding the major tenants at the ILPT 2025 Portfolio Properties:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P) (1)	# of Properties	Tenant SF	Approx. % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent (2)	Annual UW Base Rent PSF(2)	Wtd. Avg. Lease Expiration Date(3)(4)	Term. Option (Y/N)	Renewal Options
FedEx	NR/Baa2/BBB	28	3,009,412	16.5%	$26,501,047	29.5%	$8.81	Apr-30	N	Various(5)
Exel Inc.	A-/A2/NR	1	945,023	5.2%	$5,197,627	5.8%	$5.50	Aug-29	N	1 x 5 yr
Par Hawaii Refining, LLC	NR/NR/NR	1	910,491	5.0%	$1,875,611	2.1%	$2.06	Dec-29	N	4 x 5 yr
ODW Logistics, Inc.	NR/NR/NR	1	759,950	4.2%	$3,389,377	3.8%	$4.46	May-26	N	N
American Tire Distributors, Inc.(6)	NR/NR/NR	5	722,267	4.0%	$5,475,732	6.1%	$7.58	Jun-32	N	Various(6)
Shurtape Technologies, LLC	NR/NR/NR	1	644,850	3.5%	$3,030,795	3.4%	$4.70	May-31	N	2 x 5 yr
Mercedes Benz US International, Inc.	A/A2/A	1	529,568	2.9%	$3,299,209	3.7%	$6.23	Nov-31	N	2 x 5 yr
Refresco Beverages US Inc.	NR/NR/NR	2	421,350	2.3%	$2,248,769	2.5%	$5.34	Mar-30	N	3 x 5 yr
B Braun Melsungen Aktiengesellschaft	NR/NR/NR	1	399,440	2.2%	$2,312,758	2.6%	$5.79	Feb-33	N	2 x 5 yr
Packaging Corp of America	NR/Baa1/BBB	1	393,971	2.2%	$2,265,333	2.5%	$5.75	Jul-35	N	1 x 5 yr
Subtotal / Wtd. Avg.			8,736,322	47.8%	$55,596,257	61.9%	$6.36

Remaining Occupied			6,405,269	35.1%	$34,202,442	38.1%	$5.34
Occupied Total / Wtd. Avg.			15,141,591	82.9%	$89,798,699	100.0%	$5.93

Vacant			3,129,928	17.1%
Total / Wtd. Avg.			18,271,519	100.0%

(1)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(2)	UW Base Rent is inclusive of contractual rent steps.
(3)	For tenants with multiple leases throughout the ILPT 2025 Portfolio Properties, the Wtd. Avg. Lease Expiration Date shown represents the weighted average expiration date based on UW Base Rent.
(4)	Certain tenants reflected in the chart above and other tenants throughout all of the ILPT 2025 Portfolio Properties, although paying rent, may not be in occupancy with respect to all or a portion of their leased space, and/or may have the option to terminate all or a portion of their leased space prior to the lease expiration date.
(5)	The various FedEx leases across 28 ILPT 2025 Portfolio Properties contain various renewal options including: two, five-year renewal options (1,390,369 SF), two, three-year renewal options (219,277 SF), one, five-year renewal option (1,373,540 SF) and one, three-year renewal option (24,310 SF).
(6)	ATD has one, five-year renewal option with respect to its leases in the aggregate of 347,060 SF across the 1415 West Commerce Way property and 200 Orange Point Drive property. ATD has two, five-year renewal options with respect to its leases in the aggregate of 375,207 SF across the 955 Aeroplaza Drive property, 55 Commerce Avenue property and 17200 Manchac Park Lane property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-36

Various – Various	Loan #1	Cut-off Date Balance:	$64,000,000
Various	ILPT 2025 Portfolio	Cut-off Date LTV:	43.8%
Various		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	11.3%

The following table presents certain information relating to the lease rollover at the ILPT 2025 Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	5	456,542	2.5%	2.5%	$1,024,624	1.1%	1.1%	$2.24
2026	11	1,147,565	6.3%	8.8%	$6,288,905	7.0%	8.1%	$5.48
2027	18	988,246	5.4%	14.2%	$6,914,135	7.7%	15.8%	$7.00
2028	14	1,243,373	6.8%	21.0%	$9,202,252	10.2%	26.1%	$7.40
2029	20	4,223,401	23.1%	44.1%	$23,811,564	26.5%	52.6%	$5.64
2030(3)	9	1,103,366	6.0%	50.1%	$6,065,962	6.8%	59.4%	$5.50
2031	6	1,848,639	10.1%	60.3%	$11,088,979	12.3%	71.7%	$6.00
2032	5	489,774	2.7%	62.9%	$4,709,671	5.2%	77.0%	$9.62
2033	6	1,351,485	7.4%	70.3%	$9,525,398	10.6%	87.6%	$7.05
2034	5	504,881	2.8%	73.1%	$2,187,428	2.4%	90.0%	$4.33
2035 & Thereafter	15	1,784,319	9.8%	82.9%	$8,979,781	10.0%	100.0%	$5.03
Vacant	0	3,129,928	17.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	114	18,271,519	100.0%		$89,798,699	100.0%		$5.93	(4)

(1)	Based on the underwritten rent roll as of May 1, 2025, inclusive of contractual rent steps through June 1, 2026 ($2,564,639).
(2)	Based on stated lease terms and without regard to any termination or similar options in favor of the tenant under its related lease.
(3)	The ILPT 2025 Portfolio Whole Loan matures on July 9, 2030.
(4)	Total/Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

The Markets. The ILPT 2025 Portfolio Properties are located across 53 different markets, with the largest concentrations (based on UW NOI) in Honolulu (12.2% of UW NOI), Charleston (8.2% of UW NOI) and Charlotte (7.9% of UW NOI). The top 20 markets (by UW NOI) comprise 78.7% of Portfolio NRA and 78.6% of UW NOI.

ILPT 2025 Portfolio Market Summary
Market	# of Properties	Total Property SF	% of Portfolio SF	Market Rent(1)	Market Vacancy(1)	Annual UW Base Rent (MM)(2)	Annual UW Base Rent PSF(2)	% of Portfolio Annual UW Base Rent(2)	UW NOI (MM)	% of Portfolio UW NOI
Honolulu	35	5,895,586	32.3%	$22.23	2.7%	$11.3	$3.10	12.6%	$10.3	12.2%
Charleston	4	781,177	4.3%	$10.52	14.6%	$7.2	$9.24	8.0%	$7.0	8.2%
Charlotte	2	1,146,001	6.3%	$9.77	9.4%	$6.4	$5.55	7.1%	$6.6	7.9%
Miami	3	515,041	2.8%	$20.91	5.7%	$5.0	$9.69	5.6%	$4.6	5.4%
Columbus	3	928,834	5.1%	$8.18	7.2%	$4.7	$5.09	5.3%	$4.6	5.4%
Tuscaloosa	1	529,568	2.9%	$8.38	3.6%	$3.3	$6.23	3.7%	$3.3	4.0%
Denver	2	463,836	2.5%	$12.23	7.8%	$2.9	$6.24	3.2%	$3.2	3.8%
Colorado Springs	2	350,258	1.9%	$11.59	4.2%	$3.2	$9.27	3.6%	$3.1	3.7%
Cleveland	1	644,850	3.5%	$6.85	3.6%	$3.0	$4.70	3.4%	$2.9	3.4%
Kalamazoo	1	158,497	0.9%	$6.29	3.5%	$2.5	$15.84	2.8%	$2.4	2.8%
Jacksonville	2	400,742	2.2%	$10.80	5.2%	$2.5	$6.32	2.8%	$2.4	2.8%
Albany	2	479,000	2.6%	$9.43	3.0%	$2.4	$5.00	2.7%	$2.3	2.8%
Daytona Beach	1	399,440	2.2%	$11.65	3.6%	$2.3	$5.79	2.6%	$2.3	2.7%
Reno	1	337,500	1.8%	$9.04	11.1%	$2.1	$6.20	2.3%	$2.0	2.4%
Oklahoma City	2	268,701	1.5%	$8.44	5.5%	$2.0	$7.32	2.2%	$2.0	2.3%
Des Moines	1	337,960	1.8%	$7.89	5.8%	$1.8	$5.35	2.0%	$1.7	2.0%
Phoenix	1	288,045	1.6%	$13.72	12.3%	$1.5	$5.18	1.7%	$1.4	1.7%
Sioux Falls	1	167,171	0.9%	$8.57	1.7%	$1.5	$8.74	1.6%	$1.4	1.7%
Washington	1	148,881	0.8%	$17.46	6.0%	$1.5	$9.77	1.6%	$1.4	1.7%
El Paso	1	144,199	0.8%	$8.39	10.9%	$1.5	$10.26	1.6%	$1.4	1.7%
Total / Wtd. Avg. - Top 20	67	14,385,287	78.7%	$15.23	5.3%	$68.6	$5.65	76.4%	$66.3	78.6%
Other 33 Markets	35	3,886,232	21.3%	$7.84	5.9%	$21.2	$7.07	23.6%	$18.0	21.4%
Total / Wtd. Avg.	102	18,271,519	100.0%	$13.66	5.4%	$89.8	$5.93	100.0%	$84.3	100.0%
Total Excluding Leased Fee	74	12,705,897	69.5%	$9.90	6.6%	$82.6	$7.00	92.0%	$78.0	92.5%

(1)	Source: Third-party provider. Total / Wtd. Avg. is weighted by NRA.
(2)	Represents the UW Base Rent per leased SF. UW Base Rent figures include contractual rent steps through June 1, 2026 ($2,564,639).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-37

Various – Various	Loan #1	Cut-off Date Balance:	$64,000,000
Various	ILPT 2025 Portfolio	Cut-off Date LTV:	43.8%
Various		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	11.3%

The following table presents certain information relating to the ILPT 2025 Portfolio Properties:

Market Rent Conclusions (Excluding ILPT Leased Fee Properties)
	Market Rent PSF	UW Base Rent PSF(1)	Delta
Portfolio Excluding ILPT Leased Fee Properties	$9.90	$7.00	(41.4%)

Source: Third party market reports, unless otherwise indicated.

(1)	Based on underwritten rent roll as of May 1, 2025, inclusive of contractual rent increases.

Appraisals. According to the appraisals, the ILPT 2025 Portfolio Properties had a portfolio appraised value of $1,706,541,600 as of April 10, 2025, which is inclusive of an approximately 2.0% portfolio premium and reflects the “as-is” value of the Properties as a whole if sold in their entirety to a single buyer. Based on the aggregate “as-is” appraised values of the individual Properties (exclusive of the portfolio premium) of $1,673,080,000, the Cut-off Date LTV Ratio and the Maturity Date LTV Ratio for the ILPT 2025 Portfolio Senior Loan are both equal to 44.7% and for the ILPT 2025 Portfolio Whole Loan are both equal to 69.3%.

Environmental Matters. All of the Properties have been subject to Phase I environmental site assessments (“ESAs”) dated as of various dates in April and May 2025. The ESAs identified recognized environmental conditions and controlled recognized environmental conditions at 22 of the Properties. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

An environmental insurance policy is in place, provided by Allied World Assurance Company (U.S.), Inc., with a policy limit of $25,000,000 per incident and $25,000,000 in the aggregate, subject to a $50,000 per incident deductible for a four-year term expiring February 28, 2026. The lender is an additional named insured under the policy. The borrowers are required to maintain pollution legal liability insurance for a period continuing through the date that is 36 months following the maturity date of the ILPT 2025 Portfolio Whole Loan, which may be maintained by renewal, extension or replacement, with the same coverages, terms, conditions and endorsements as the pollution legal liability policy approved as of the origination date. We cannot assure you that the existing or any future environmental insurance policy will cover or mitigate any of the environmental risks at the Properties, or that the borrowers will renew, extend or replace the existing policy, and, even in the case of a covered risk, the coverage under any such policy may be insufficient.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the ILPT 2025 Portfolio Properties:

Cash Flow Analysis(1)
	2022	2023	2024	4/30/2025 TTM	UW		UW PSF
Gross Potential Rent(2)	$81,534,372	$87,919,667	$86,539,549	$86,344,048	$101,002,572		$5.53
Rent Steps(3)	$0	$0	$0	$0	$2,564,639		$0.14
Credit Rent Steps	$0	$0	$0	$0	$1,410,906		$0.08
Recoveries	$14,463,595	$17,727,890	$17,698,808	$16,030,796	$17,792,750		$0.97
Other Income	$242,886	$498,904	$349,459	$844,065	$120,260		$0.01
Less Vacancy & Credit Loss	$0	$0	$0	$0	($13,768,512)		($0.75)
Effective Gross Income	$96,240,853	$106,146,461	$104,587,817	$103,218,908	$109,122,615		$5.97

Real Estate Taxes	$11,905,980	$13,832,724	$14,749,741	$13,583,499	$14,788,787		$0.81
Insurance	$1,440,760	$2,224,854	$2,258,641	$2,114,176	$2,335,484		$0.13
Other Operating Expenses	$5,987,086	$7,435,222	$7,216,578	$7,579,629	$7,648,975		$0.42
Total Operating Expenses	$19,333,826	$23,492,800	$24,224,960	$23,277,304	$24,773,246		$1.36

Net Operating Income(1)	$76,907,027	$82,653,662	$80,362,857	$79,941,604	$84,349,369		$4.62
Capital Expenditures	$0	$0	$0	$0	$2,541,179		$0.14
TI/LC	$0	$0	$0	$0	$1,905,885		$0.10
Net Cash Flow	$76,907,027	$82,653,662	$80,362,857	$79,941,604	$79,902,305		$4.37

Occupancy %	99.3%	99.1%	84.0%	84.1%	82.9%	(4)
NOI DSCR(5)	1.89x	2.03x	1.97x	1.96x	2.07x
NCF DSCR(5)	1.89x	2.03x	1.97x	1.96x	1.96x
NOI Debt Yield(5)	10.3%	11.1%	10.8%	10.7%	11.3%
NCF Debt Yield(5)	10.3%	11.1%	10.8%	10.7%	10.7%

(1)	Historical and underwritten cash flows have been adjusted to remove free rent and concessions.
(2)	UW Gross Potential Rent is based on the in-place rent roll as of May 1, 2025. Base Rent includes recent lease signings and excludes any free rent.
(3)	UW Rent steps include $2,564,639 of contractual rent steps through June 1, 2026.
(4)	UW Occupancy % is based on the underwritten rent roll dated as of May 1, 2025.
(5)	Based on the ILPT 2025 Portfolio Senior Notes. Including the ILPT 2025 Portfolio Junior Notes, the UW NCF DSCR is 1.06x and the UW NOI Debt Yield is 7.3%.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-38

Various – Various	Loan #1	Cut-off Date Balance:	$64,000,000
Various	ILPT 2025 Portfolio	Cut-off Date LTV:	43.8%
Various		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	11.3%

Escrows and Reserves.

At origination of the ILPT 2025 Portfolio Whole Loan, the borrowers deposited approximately $2,476,942 into an unfunded obligations reserve for outstanding free rent, tenant improvements, landlord work and leasing commissions.

Real Estate Taxes – Tax reserves are waived except during a Trigger Period (as defined below). During a Trigger Period, the borrowers are required to deposit monthly 1/12th of the amount estimated by the lender to be payable by the borrowers, during the next ensuing 12 months (exclusive of any taxes required to be paid directly to the applicable tax authority by tenants under their leases).

Insurance – Insurance reserves are waived except during a Trigger Period. During a Trigger Period, the borrowers are required to deposit monthly 1/12th of the insurance premiums estimated by the lender to be payable by the borrowers for the renewal of the coverage afforded by the insurance policies upon the expiration thereof. Notwithstanding the foregoing, the insurance reserve deposit is waived provided the insurance is maintained under an approved blanket policy satisfying the requirements of the ILPT 2025 Portfolio Whole Loan documents.

Replacement Reserves – Replacement reserves are waived except during a Trigger Period. During a Trigger Period, the borrowers are required to deposit monthly an amount equal to $211,765 for all of the ILPT 2025 Portfolio Properties (excluding the ILPT Leased Fee Properties).

TI/LC Reserves – TI/LC reserves are waived except during a Trigger Period. During a Trigger Period, the borrowers are required to deposit monthly an amount equal to $158,824.

Ground Lease Reserve – Ground rent reserves are waived except during a Trigger Period. During a Trigger Period, the borrowers are required to deposit monthly 1/12th of the rents due under the ground lease during the next 12-month period.

Lockbox and Cash Management. The ILPT 2025 Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deposit, or cause to be deposited, all revenues derived from the Properties and received by the borrowers into one or more restricted accounts (each, a “Lockbox Account”) in the name of one of the borrowers (ILPT Tower LLC, a Delaware limited liability company, as of the origination date) for the benefit of the lender to the extent set forth in the ILPT 2025 Portfolio Whole Loan documents. In addition, the borrowers are required to direct all tenants to deposit rents directly into the Lockbox Account. During a Trigger Period, funds on deposit in the Lockbox Accounts are required to be transferred to a single segregated account held in trust and for the benefit of the lender (the “Cash Management Account”). If a Trigger Period does not exist, the borrowers may direct funds be transferred to an account designated by the borrowers which is not pledged as security for the ILPT 2025 Portfolio Whole Loan.

On each payment date during a Trigger Period, funds, if any, on deposit in the Cash Management Account are to be disbursed and applied in the following order of priority: (i) monthly escrows for ground rent, (ii) monthly escrows for taxes, (iii) monthly escrows for insurance premiums, (iv) payment of the monthly debt service due under the ILPT 2025 Portfolio Whole Loan, (v) the required monthly payment of amounts due to the replacement reserve, (vi) the required monthly payment of amounts due to the TI/LC reserve, (vii) funds sufficient to pay operating expenses pursuant to the terms of the ILPT 2025 Portfolio Whole Loan documents and (viii) all amounts remaining after the foregoing deposits to an excess cash flow reserve. Provided no event of default is continuing, the borrowers will have access to the excess cash flow account for disbursements as described in the ILPT 2025 Portfolio Whole Loan documents. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the ILPT 2025 Portfolio Whole Loan documents, the lender may apply funds to the ILPT 2025 Portfolio Whole Loan in such priority as it may determine.

A “Trigger Period” means a period commencing upon, among other conditions, (i) the occurrence and continuance of an event of default, and (ii) the debt yield falling below (a) 6.00% during the period from the origination date through and including the second anniversary thereof, or (b) 6.25% following the second anniversary of the origination date and thereafter (each of clause (a) and (b), the “Debt Yield Threshold”), in each case, for two consecutive calendar quarters immediately preceding the applicable debt yield determination date set forth in the ILPT 2025 Portfolio Whole Loan documents, and terminating upon (a) with respect to clause (i), the cure (if applicable) of such event of default, or (b) with respect to clause (ii), the date that the debt yield is equal to or greater than the Debt Yield Threshold for two consecutive calendar quarters, or the date that the borrowers prepay the ILPT 2025 Portfolio Whole Loan in an amount sufficient to meet the applicable debt yield requirement (including payment of any applicable yield maintenance premium) or the date that the borrowers deliver cash or a letter of credit as additional collateral to the lender in an amount which, if applied to reduce the outstanding principal balance of the ILPT Portfolio Whole Loan, would be sufficient to meet the applicable Debt Yield Threshold.

Subordinate and Mezzanine Debt. The ILPT 2025 Portfolio Whole Loan also includes the ILPT 2025 Portfolio Junior Notes. The ILPT 2025 Portfolio Junior Notes bear interest at the weighted average interest rate of 8.2510509729845% per annum. Payments on the ILPT 2025 Portfolio Junior Notes are generally subordinate to payments on the ILPT 2025 Portfolio Senior Notes, provided that the ILPT 2025 Portfolio Junior Notes receive payments of interest prior to principal payments being made on the ILPT 2025 Portfolio Senior Notes. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu A/B Whole Loans-The ILPT 2025 Portfolio Pari Passu-AB Whole Loan” in the prospectus.

ILPT 2025 Portfolio Total Debt Summary
Loan	Original Balance	Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV Ratio
ILPT Portfolio Senior Loan	$747,200,000	5.37574485896279%	60	0	60	1.96x	11.3%	43.8%
ILPT Portfolio Junior Notes	$412,800,000	8.2510509729845%	60	0	60	1.06x	7.3%	68.0%
Total/Weighted Average	$1,160,000,000	6.39895724160776%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-39

Various – Various	Loan #1	Cut-off Date Balance:	$64,000,000
Various	ILPT 2025 Portfolio	Cut-off Date LTV:	43.8%
Various		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	11.3%

Partial Release. The borrowers have the right to obtain the release of any of the Properties in connection with an arms-length transfer to a third party of such Property, upon prepayment of a release amount equal to the lesser of (a) 110% of the allocated loan amount of such Property and (b) the remaining outstanding principal balance of the ILPT 2025 Portfolio Whole Loan, together with, if prior to the open prepayment period, a prepayment fee (the “Release Prepayment Fee”) equal to the greater of (x) 0.5% and (y) a yield maintenance premium, and satisfaction of certain conditions, including among others (i) the debt yield of the ILPT 2025 Portfolio Whole Loan after giving effect to the release is not less than the greater of 7.15% and the debt yield immediately preceding the release and (ii) satisfaction of REMIC related conditions. If the debt yield requirement above is not satisfied, the borrowers may satisfy such requirement by prepaying the ILPT 2025 Portfolio Whole Loan in an amount sufficient to satisfy such debt yield requirement. In addition, even if the debt yield requirement is not satisfied, so long as the release is in connection with an arm’s-length third party transfer, the borrowers may nevertheless obtain the release of the related Property upon payment of an amount equal to the greater of (I) the applicable release amount and (if prior to the open period) the Release Prepayment Fee and (II) the lesser of (x) 100% of the net sales proceeds of the released Property and (y) an amount necessary to, after giving effect to such release, satisfy the debt yield requirement, together with (if prior to the open period) the Release Prepayment Fee.

In addition, the borrowers have the right to obtain the release of any of the related Properties in order to cure a default related to such Property or an event of default as to which the lender has delivered notice but only if (i)(I) prior to releasing such Property, the borrowers use commercially reasonable efforts to cure such default or event of default (which efforts will not require any capital contributions to be made to the borrowers or include any obligations of such borrowers or the Guarantor to use any operating income or rents from any Property other than the Property that is the subject of the default or event of default to effectuate such cure) or (II) such event of default related to an environmental condition at any Property and (ii) such default or event of default was not caused by the borrowers or an affiliate of the borrowers in bad faith to circumvent the release requirements in the ILPT 2025 Portfolio Whole Loan. In connection with any such release the borrowers are required to satisfy the release conditions described in the prior paragraph, except that the borrowers will not be required to satisfy the debt yield requirements described in such paragraph.

Ground Lease. The ILPT 2025 Portfolio Property known as the 435 SE 70th Street property located in Topeka, Kansas (0.2% of the allocated loan amount) is ground leased by the related borrower (the “Topeka Ground Lease”). The initial term of the Topeka Ground Lease commenced on October 1, 2005 and initially expired on September 30, 2022. The ground lessee previously exercised its right to extend the term of the Topeka Ground Lease through September 30, 2027, and such extended term may be further extended for an additional eight, five-year options and thereafter for one, one year option. The current base rent payable under the Topeka Ground Lease is $30,205 per annum and will be in effect until September 30, 2026 and is subject to escalations for subsequent renewal terms.

PILOT Lease, FILOT Arrangement and Similar Agreements. With respect to the ILPT 2025 Portfolio Property known as the 3502 Enterprise Avenue property (1.2% of the allocated loan amount), certain improvements (the “PILOT Improvements”) were not pledged as collateral for the ILPT 2025 Portfolio Whole Loan as they are owned by the municipality in which the 3502 Enterprise Avenue property is located and leased to the tenant at the 3502 Enterprise Avenue property pursuant to a payment in lieu of taxes (“PILOT”) lease pursuant to which the tenant, which contractually assumed a portion of the related borrower’s tax liability, is entitled to certain tax abatements. The (x) underlying fee simple interest in the 3502 Enterprise Avenue property that is owned by the applicable borrower, (y) improvements on the 3502 Enterprise Avenue property that are owned by the applicable borrower (which excludes the PILOT Improvements), and (z) reversionary interest in the PILOT Improvements were each pledged by the related borrower as collateral for the ILPT Portfolio Whole Loan. Certain rights of the tenant in the borrower’s reversionary interest were assigned by the tenant to the related borrower, and collaterally assigned by the related borrower to the lender, which collateral assignment was consented to by the applicable municipality that is the lessor under the PILOT lease.

With respect to the ILPT 2025 Portfolio Property known as the 996 Paragon Way property (5.6% of the allocated loan amount), a tenant at the Property, Exel Inc., has a Fee Agreement with York County, South Carolina, dated as of June 2, 2013 (the “996 FILOT Agreement”), which, subject to the terms and conditions thereof, allows the tenant to make certain payments in lieu of tax payments that would otherwise be due and owing by such tenant, which payments are calculated based on millage rate, depreciation schedules and the fair value of the Property as more particularly described in such agreement. The related borrower is not a party to the 996 FILOT Agreement, which is directly between York County, South Carolina and Exel Inc., as tenant under a lease at the Property.

With respect to the ILPT 2025 Portfolio Property known as the 11224 Will Walker Road property (3.5% of the allocated loan amount), Mercedes Benz US International, Inc., a tenant at the property, has entered into one or more agreements (constituting PILOT documents) with the Tuscaloosa County Industrial Development Authority to reduce its tax liability. The related borrower is not a party to, and has not received an assignment of any interest in, such PILOT documents nor are such PILOT documents pledged to secure the ILPT 2025 Portfolio Whole Loan.

Condominium Properties. Five of the Properties are subject to condominium regimes (established pursuant to the applicable condominium documents) including the: (i) 91-222 Olai property, (ii) 91-174 Olai property, (iii) 91-259 Olai property, (iv) 91-265 Hanua property (the properties referenced in the foregoing clauses (i) through (iv) being the “Hawaii Condominiums”) and (v) 3800 Midlink Drive property. With respect to the Hawaii Condominiums, each such condominium consists of two units, both of which are owned and controlled by the related borrower. With respect to the condominium related to the 3800 Midlink Drive property, the related borrower owns one of 22 units in the related condominium, and does not control the condominium. See “Description of the Mortgage Pool--Condominium Interests and Other Shared Interests” in the prospectus.

Terrorism Insurance. The ILPT 2025 Portfolio Whole Loan documents require that the borrowers maintain comprehensive “all risk” or “special form” insurance in an amount equal to 100% of full replacement cost for each individual Property and 18 months of business income/loss of rents insurance with an extended period of indemnity of up to 12 months, which includes coverage for acts of terrorism. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as such act, “TRIPRA”) is in effect, and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-40

Multifamily – High Rise	Loan #2	Cut-off Date Balance:	$60,000,000
2455-2457 Third Avenue	The Motto	Cut-off Date LTV:	61.9%
Bronx, NY 10451		U/W NCF DSCR:	1.34x
		U/W NOI Debt Yield:	7.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-41

Multifamily – High Rise	Loan #2	Cut-off Date Balance:	$60,000,000
2455-2457 Third Avenue	The Motto	Cut-off Date LTV:	61.9%
Bronx, NY 10451		U/W NCF DSCR:	1.34x
		U/W NOI Debt Yield:	7.6%

The Motto
2455-2457 Third Avenue
Bronx, NY 10451
Highbridge
Yankee Stadium
161ST ST/ YANKEE STADIUM
Joyce Kilmer Park
Grand Concourse
E. 161st St.
MELROSE
Concourse Plaza
Bronx Supreme Court
Walton Ave.
Elston Gene Howard Field
METRO NORTH
MACOMBS DAM BRIDGE
Macombs Pl.
Major Deegan Expwy
Franz Sigel Park
BRONX
E. 156th St.
Courtlandt Ave.
E. 153rd St.
Bronx Terminal Market
The Hip Hop Museum
Morris Ave.
E. 150th St.
E. 149th St.
149TH ST
148TH ST
W. 149th St.
Harlem River Dr.
NYC Health + Hospitals/ Lincoln Hosp.
145TH ST BRIDGE
Hostos Community College
Gerard Ave.
E. 144th St.
South Bronx
The Laboratory School of Finance & Technology
St. Mary's Park
143RD ST/ ST. MARY'S ST
W. 145th St.
145TH ST
Col. Young Playground
Hamilton Heights
Harlem River
E. 143rd St.
W. 142nd St.
W. 141st St.
Frederick Douglass Blvd.
Adam C. Powell Jr Blvd.
Malcolm X Blvd.
3rd Ave.
Alexander Ave.
Willis Ave.
Brook Ave.
Cypress Ave.
E. 141st St.
E. 139th St.
W. 139th St.
138TH ST/ GRAND CONC.
MADISON AVE. BR.
W. 138th St.
W. 137th St.
W. 136th St.
5th Ave.
NYC Health + Hospitals/ Harlem
E. 138th St.
138TH ST/ 3RD AVE
BROOK AVE
CYPRESS AVE
Bruckner Expwy
Mott Haven
E. 135th St.
W. 135th St.
135TH ST/ LENOX
MANHATTAN
Bruckner Blvd
THIRD AVENUE BRIDGE
W. 132nd St.
W. 131st St.
W. 130th St.
Madison Ave.
Harlem
W. 129th St.
E. 129th St.
Harlem River Park
WILLIS AVENUE BRIDGE
Randall's Island Park
Triboro Bridge
W. 128th St.
W. 127th St.
E. 127th St.
Adam C. Powell Jr. State Office Bldg.
National Black Theatre
Apollo Theater
W. 125th St.
125TH ST/ LENOX
HARLEM/ 125TH ST
125TH ST/ LEXINGTON
E. 125th St.
Hotel Theresa
E. 124th St.
Triboro Plaza
Dwyer Cultural Center
Future Leaders Institute Charter School
Marcus Garvey Park
New York College Of Podiatric Medicine
E. 123rd St.
W. 121st St.
St. Nicholas Ave.
W. 120th St.
E. 120th St.
E. 119th St.
East Harlem
1st Ave.
Pleasant Ave.
East River Plaza
Icahn Stadium
Randall's Island
116TH ST
W. 116th St.
116TH ST/ LENOX
116TH ST/ LEXINGTON
W. 115th St.
E. 115th St.
Manhattan Ctr. for Science & Mathematics
Park Ave.
Lexington Ave.
2nd Ave.
Thomas Jefferson Park
W. 112th St.
E. 112th St.
W. 111th St.
110TH ST/ LENOX
W. 110th St.
110TH ST/ CATHEDRAL PKWY
110TH ST/ LEXINGTON
E. 110th St.
Adam Clayton Powell Jr Blvd.
FDR Drive
East River
CENTRAL PARK
PATERSON
YONKERS
BRONX
MANHATTAN
NEW YORK CITY
NEWARK
JERSEY CITY
QUEENS
BROOKLYN
STATEN ISLAND
LONG ISLAND
Atlantic Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-42

Mortgage Loan No. 2 – The Motto

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Bronx, NY 10451
Original Balance(1):	$60,000,000			General Property Type:	Multifamily
Cut-off Date Balance(1):	$60,000,000			Detailed Property Type:	High Rise
% of Initial Pool Balance:	9.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2023/NAP
Borrower Sponsors:	Altmark Realty Trust, Aileen Altmark			Size:	264 Units
	F/B/O Moshe Altmark 2020 Trust and			Cut-off Date Balance per Unit(1):	$363,636
	Altmark Capital LLC			Maturity Date Balance per Unit(1):	$363,636
Guarantors:	Altmark Realty Trust, Aileen Altmark			Property Manager:	K&R Realty Management, Inc.
	F/B/O Moshe Altmark 2020 Trust and				(borrower-related)
	Altmark Capital LLC
Mortgage Rate:	5.5400%
Note Date:	7/29/2025
Maturity Date:	8/1/2030
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(3):	$7,271,681
IO Period:	60 months			UW NCF:	$7,205,681
Seasoning:	0 months			UW NOI Debt Yield(1):	7.6%
Prepayment Provisions:	L(24),YM1(29),O(7)			UW NCF Debt Yield(1):	7.5%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity(1):	7.6%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.34x
Additional Debt Balance(1):	$36,000,000			Most Recent NOI(3):	$4,645,918 (5/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(4):	NAV
Reserves(2)				3rd Most Recent NOI(4):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy:	97.3% (7/23/2025)
RE Taxes:	$13,544	$6,772	NAP	2nd Most Recent Occupancy(4):	NAV
Insurance:	$257,035	$28,560	NAP	3rd Most Recent Occupancy(4):	NAV
Deferred Maintenance:	$0	$0	NAP	Appraised Value (as of):	$155,000,000 (3/20/2025)
Replacement Reserve:	$0	$5,500	NAP	Appraised Value per Unit:	$587,121
Parking Reserve:	$62,500	$0	NAP	Cut-off Date LTV Ratio(1):	61.9%
Rent Concession Reserve:	$287,009	$0	NAP	Maturity Date LTV Ratio(1):	61.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$96,000,000	100.0%	Loan Payoff:	$90,477,169	94.2%
			Closing Costs:	$4,215,857	4.4%
			Return of Equity:	$686,886	0.7%
			Upfront Reserves:	$620,088	0.6%
Total Sources:	$96,000,000	100.0%	Total Uses:	$96,000,000	100.0%

(1)	The Motto Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate original principal balance of $96,000,000. The financial information presented in the chart above is based on The Motto Whole Loan (as defined below).
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	The increase in Most Recent NOI to UW NOI is primarily due to recent leasing activity at The Motto Property (as defined below). The Motto Property achieved a stabilized occupancy of approximately 95% in March 2025.
(4)	2nd Most Recent NOI, 3rd Most Recent NOI, 2nd Most Recent Occupancy, and 3rd Most Recent Occupancy are not available as The Motto Property was constructed in 2023.

The Mortgage Loan. The second largest mortgage loan (“The Motto Mortgage Loan”) is part of a whole loan (“The Motto Whole Loan”) evidenced by four pari passu promissory notes with an aggregate original principal amount of $96,000,000. The Motto Whole Loan is secured by a first priority fee mortgage encumbering a 264-unit multifamily property located in the Bronx, New York (“The Motto Property”). The Motto Whole Loan was originated by Morgan Stanley Bank, N.A. (“MSBNA”) on July 29, 2025. The controlling Note A-1 with an aggregate principal balance of $60,000,000 represents The Motto Mortgage Loan and will be included in the BANK5 2025-5YR16 securitization trust. The remaining Notes A-2, A-3, and Note A-4 are currently held by MSBNA and are expected to be contributed to one or more future securitization transactions. The Motto Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2025-5YR16 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-43

Multifamily – High Rise	Loan #2	Cut-off Date Balance:	$60,000,000
2455-2457 Third Avenue	The Motto	Cut-off Date LTV:	61.9%
Bronx, NY 10451		U/W NCF DSCR:	1.34x
		U/W NOI Debt Yield:	7.6%

The table below summarizes the promissory notes that comprise The Motto Whole Loan.

The Motto Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$60,000,000	$60,000,000	BANK5 2025-5YR16	Yes
A-2 (1)	$16,000,000	$16,000,000	MSBNA	No
A-3(1)	$10,000,000	$10,000,000	MSBNA	No
A-4(1)	$10,000,000	$10,000,000	MSBNA	No
Whole Loan	$96,000,000	$96,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsors. The borrower for The Motto Whole Loan is E 135 and 3rd Ave Owner LLC, a single-purpose Delaware limited liability company, with one independent director in its organizational structure. The borrower sponsors and non-recourse carveout guarantors for The Motto Whole Loan are Altmark Realty Trust, Aileen Altmark F/B/O Moshe Altmark 2020 Trust, and Altmark Capital LLC. Moshe Altmark is the chairman and founder of The Altmark Group, a family-owned real estate development, investment, and management firm that currently owns and manages commercial, residential, industrial, and retail real estate located throughout the tri-state area. The Altmark Group began investing in the Bronx in the late 1970’s and has since expanded to include properties in multiple other counties and states. The Altmark Group currently oversees a portfolio exceeding 3 million square feet.

The Property. The Motto Property consists of two 24-story inter-connected luxury high-rise apartment buildings located on a 0.6-acre site in the Bronx, New York. The Motto Property contains 264 residential units, a ground floor commercial unit (which is vacant), and both a parking garage (122 spaces) and surface parking (15 spaces). The parking garage is operated by a third-party parking vendor. The borrower sponsors originally acquired The Motto Property in 1994 and built a single-story warehouse on the site, obtaining entitlements in 2020 to redevelop the site for multifamily and commercial use. Construction of The Motto Property concluded in 2023 with a total cost of approximately $123.9 million. Leasing at The Motto Property commenced in September 2023 and achieved a stabilized occupancy of approximately 95% in March 2025.

The residential units at The Motto Property consist of 55 non-income restricted studio units averaging 394 SF and leased at rents between $2,239 and $3,100 per month, with an average of $2,458 per month, 22 non-income restricted studio units with alcoves averaging 435 SF and leased at rents between $2,380 and $2,664 per month, with an average of $2,459 per month, 33 affordable studio units averaging 404 SF and leased at rents between $2,350 and $2,949 per month, with an average of $2,424 per month, 24 non-income restricted one-bedroom units averaging 493 SF and leased at rents between $2,547 and $3,552 per month, with an average of $3,110 per month, 10 affordable one-bedroom units averaging 471 SF and leased at rents between $2,550 and $2,684 per month with an average of $2,625 per month, 69 non-income restricted two-bedroom units averaging 878 SF and leased at rents between $3,075 and $4,900 per month with an average of $3,744 per month, 14 non-income restricted two-bedroom units with alcoves averaging 1,057 SF and leased at rents between $3,477 and $4,400 per month with an average of $3,875 per month, and 37 affordable two-bedroom units averaging 842 SF and leased at rents between $3,200 and $3,368 per month with an average of $3,228 per month. Of the 264 residential units, 80 units are deemed income-restricted (“affordable”) units. There are currently 88 units that are leased to tenants participating in various voucher programs. 65 units (31 affordable units) are leased to tenants with standard CityFHEPS vouchers, 22 units (all of which are affordable units) are leased to tenants with Augmented CityFHEPS vouchers, and one unit (an affordable unit) is leased to a tenant with a Section 8 voucher. The Motto Property was 97.3% leased as of July 23, 2025.

The Motto Property benefits from two separate 35-year 421-a(16) tax exemptions that were recently implemented by the New York City Department of Finance. In conjunction with the 421-a(16) tax exemption applications for The Motto Property, the borrower is required to designate at least 30% of the units as affordable housing reserved for tenants earning up to 130% of Area Median Income (“AMI”). There are 80 units (30.3% of the total units) that are designated as affordable at The Motto Property, with the remaining 184 units having no income restrictions. All of the affordable units are required to be rent stabilized for the duration of the tax exemptions. The non-income restricted units are also required to be rent stabilized if their rents fall below the market rent threshold, which was set at $3,123.69 in 2025. Units not designated as affordable may be deregulated if, upon a vacancy during the 421-a(16) benefit period, their rents exceed this threshold.

Amenities at The Motto Property include a 24/7 attended lobby, state of the art fitness center with peloton equipment and a yoga studio, game room, media lounge, co-working suites, extra storage lockers, penthouse lounge, and wraparound roof deck with barbecue grills and fire pits. All units are equipped with condominium quality finishes including stainless steel, over-sized windows, quartz countertops, tiled backsplash, eco-friendly electric cooktops, in-unit washers and dryers, LED lighting, and hardwood floors. Select units include private outdoor terraces and/or panoramic views of the Manhattan skyline.

The borrower has entered into a master lease with the non-recourse carveout guarantors for 13 units at The Motto Property that were recently leased to tenants with CityFHEPS vouchers whose leases have commenced but whose vouchers have not yet been issued. The monthly rent due under the master lease will be $31,678.40 ($380,140.80 annually). Pursuant to the master lease and The Motto Whole Loan documents, the amount due under the master lease will be reduced on a per unit basis upon receipt of the following by the lender from the borrower or master tenant with respect to a unit, provided that no event of default is continuing: (a) an executed copy of the final residential lease for the applicable unit together with a City FHEPs voucher for the applicable tenant, (b) a CityFHEPS Approval Notice to Landlord from the applicable governmental authority, (c) all prepaid rents for the applicable unit have been received from the applicable governmental authority, such free rent period has expired and all such prepaid rent received by the borrower or master tenant has been reserved with the lender and (d) the first full monthly rental payment due by the applicable tenant after the expiration of the prepaid rent period set forth in subclause (c) above has been paid in full. A termination or amendment of the master lease without the lender’s consent constitutes an event of default under The Motto Whole Loan.

Concessions currently offered at The Motto Property include one to three months of free rent either taken upfront or amortized over the term of the lease resulting in a reduced monthly based rent. Several tenants that signed two-year leases for two-bedroom units received 4.5 months of free rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-44

Multifamily – High Rise	Loan #2	Cut-off Date Balance:	$60,000,000
2455-2457 Third Avenue	The Motto	Cut-off Date LTV:	61.9%
Bronx, NY 10451		U/W NCF DSCR:	1.34x
		U/W NOI Debt Yield:	7.6%

The Motto Property retail component contains 2,700 SF of vacant commercial space that has frontage along Third Avenue and East 135th Street.

The following table presents detailed information with respect to the units at The Motto Property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit	Monthly Average Rent PSF
Studio (Affordable)	33	33	100.0%	404	$2,424	$6.00
Studio	55	53	96.4%	394	$2,458	$6.24
Studio (With Alcove)	22	22	100.0%	435	$2,459	$5.65
1 BR (Affordable)	10	10	100.0%	471	$2,625	$5.57
1 BR	24	21	87.5%	493	$3,110	$6.26
2 BR (Affordable)	37	37	100.0%	842	$3,228	$3.83
2 BR	69	67	97.1%	878	$3,744	$4.27
2 BR (with Alcove)	14	14	100.0%	1,057	$3,875	$3.67
Total/ Wtd. Average	264	257	97.3%	635	$3,037	$5.13

(1)	Information is based on the borrower rent roll dated July 23, 2025.

The Market. The Motto Property is located in the Bronx, New York, in the New York multifamily market and the South Bronx submarket. Within Mott Haven, the southernmost neighborhood of the Bronx, The Motto Property offers its residents vistas that encompass the silhouette of Manhattan’s iconic skyline as it sits only a few blocks inward from the Harlem River, which connects the Bronx and Manhattan boroughs. The Motto Property is also located across the street from the Major Deegan Expressway (Interstate-87), which is a major north-south route that connects the Triboro Bridge to the New York Thruway. The Mott Haven neighborhood offers its residents a variety of public transportation options as it is serviced by both the Metropolitan Transit Authority (“MTA”) and the Metro-North Railroad. The MTA operates several subway lines that traverse the neighborhood including the 2, 4, 5, and 6 trains. The 2 line provides access to the west side of Manhattan, while the 4, 5, and 6 lines provide access to the east side of Manhattan. The 6 train can be accessed at the 3rd Avenue-138th Street station (approximately 0.2 miles from The Motto Property) and the 2, 4, and 5 trains can be accessed at the 3rd Avenue 149th Street and the 149th Street-Grand Concourse stations (approximately 0.9 miles from The Motto Property). Along with the subway lines, the MTA offers bus routes for Mott Haven residents to travel around New York City. Approximately one mile north of The Motto Property is the Bronx Terminal Market, an indoor shopping mall comprised of almost one million square feet of retail space. The Bronx Terminal Market tenant list includes Target, Home Depot, Food Bazaar, Raymour & Flanigan, Burlington, Best Buy, and BJ’s Wholesale Club. The Mott Haven neighborhood has seen interest from developers due to its waterfront view and vicinity to Manhattan which is easily accessible with an abundance of transportation options. Multiple Class A luxury residential buildings are currently being developed within the immediate area of The Motto Property, including Lincoln at Bankside, Third at Bankside, the Estela, ONE38, and the Bruckner House. The borrower sponsor is developing a 56 unit residential property adjacent to The Motto Property.

According to the appraisal, as of the fourth quarter of 2024, the vacancy rate in the New York multifamily market was 2.8%, with average asking rents of $3,224 per unit and an inventory of approximately 1,581,424 units. According to the appraisal, as of the fourth quarter of 2024, the vacancy rate in the South Bronx multifamily submarket was 3.4%, with average asking rents of $2,120 per unit and an inventory of approximately 66,263 units. According to the appraisal, the estimated 2025 population within a one-, three-, and five-mile radius of The Motto Property was 152,429, 1,192,489 and 2,697,660, respectively. According to the appraisal, the estimated 2025 average household income within the same radii was $66,450, $110,086 and $119,915, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-45

Multifamily – High Rise	Loan #2	Cut-off Date Balance:	$60,000,000
2455-2457 Third Avenue	The Motto	Cut-off Date LTV:	61.9%
Bronx, NY 10451		U/W NCF DSCR:	1.34x
		U/W NOI Debt Yield:	7.6%

The following table presents certain information relating to comparable multifamily rental properties to The Motto Property:

Comparable Rental Properties
Property	Year Built	# Total Units	Unit Mix	Unit Size (SF)	Average Monthly Rent per Unit
The Motto Property(subject)(1) 2455-2457 Third Avenue Bronx, NY	2023	264	Studio (Affordable) Studio Studio (With Alcove) 1 BR (Affordable) 1 BR 2 BR (Affordable) 2 BR 2 BR (With Alcove)	404 394 435 471 493 842 878 1,057	$2,424 $2,458 $2,459 $2,625 $3,110 $3,228 $3,744 $3,875
The Arches 228 East 135th Street Bronx, NY	2018	459	Studio 1 BR 2 BR	330 420 680	$2,665 $2,925 $4,150
Bruckner House 40 Bruckner Boulevard Bronx, NY	2022	350	Studio 1 BR 2 BR	432 578 890	$3,124 $3,425 $4,100
Lincoln at Bankside 101 Lincoln Avenue Bronx, NY	2020	921	Studio 1 BR 2 BR	394 642 850	$3,130 $3,365 $4,199
Third at Bankside 2401 Third Avenue Bronx, NY	2022	370	Studio 1 BR 2 BR	429 667 957	$3,130 $3,410 $4,121
Maven 2413 Third Avenue Bronx, NY	2021	199	1 BR 2 BR	618 975	$3,185 $4,100
ONE38 138 Bruckner Boulevard Bronx, NY	2023	448	Studio 1 BR 2 BR(2)	436 538 754	$3,120 $3,500 $4,250

Source: Appraisal, unless otherwise indicated.

(1)	Based on the underwritten rent roll dated July 23, 2025, other than Year Built.
(2)	The 2 BR units at ONE38 have one-bathroom, all remaining properties’ 2 BR units have two bathrooms.

The following table presents certain information relating to the appraisal’s market rent conclusion for The Motto Property:

Market Rent Summary
Unit Mix/Type	Units(1)	Average Size (SF)	Avg. Monthly Rent per Unit(1)	Avg. Monthly Rent PSF(1)	Avg. Monthly Market Rent per Unit(2)	Avg. Monthly Market Rent PSF(2)
Studio(3)	88	398	$2,445	$6.15	$3,000	$7.54
Studio (With Alcove)	22	435	$2,459	$5.65	$3,125	$7.18
1 BR(3)	34	486	$2,967	$6.04	$3,300	$6.79
2 BR	106	865	$3,564	$4.11	$4,100	$4.74
2 BR (With Alcove)(3)	14	1,057	$3,875	$3.67	$4,300	$4.07
Total/ Wtd. Average	264	635	$3,040	$5.13	$3,560	6.10

(1)	Based on the underwritten rent roll dated July 23, 2025.
(2)	Based on the appraisal.
(3)	Includes both affordable and non-income restricted units.

Appraisal. The appraisal concluded to an “as-is” value for The Motto Property of $155,000,000 as of March 20, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated March 28, 2025, there was no evidence of any recognized environmental conditions at The Motto Property. However, the Phase I environmental site assessment identified a controlled recognized environmental condition relating to the prior use of the property as an iron foundry and rail yard. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-46

Multifamily – High Rise	Loan #2	Cut-off Date Balance:	$60,000,000
2455-2457 Third Avenue	The Motto	Cut-off Date LTV:	61.9%
Bronx, NY 10451		U/W NCF DSCR:	1.34x
		U/W NOI Debt Yield:	7.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for The Motto Property:

Cash Flow Analysis(1)
	5/31/2025 TTM	UW	UW per Unit
Gross Potential Rent(2)	$6,631,493	$9,649,163	$36,549.86
Other Income(3)	($25,288)	$220,060	$833.56
Discounts Concessions	$0	$0	$0.00
(Vacancy / Credit Loss)	$0	($838,309)	($3,175.41)
Effective Gross Income	$6,606,205	$9,030,914	$34,208.01

Real Estate Taxes(4)	$111,163	$74,180	$280.99
Insurance	$285,419	$332,730	$1,260.34
Other Expenses	$1,563,705	$1,352,322	$5,122.43
Total Expenses	$1,960,287	$1,759,233	$6,663.76

Net Operating Income	$4,645,918	$7,271,681	$27,544.25
Capital Expenditures	$0	$66,000	$250.00
TI/LC	$0	$0	$0.00
Net Cash Flow	$4,645,918	$7,205,681	$27,294.25

Occupancy %(5)	77.5%	91.3%
NOI DSCR(6)	0.86x	1.35x
NCF DSCR(6)	0.86x	1.34x
NOI Debt Yield(6)	4.8%	7.6%
NCF Debt Yield(6)	4.8%	7.5%

(1)	Financial Information prior to 5/31/2025 TTM is not available as The Motto Property was built 2023 and achieved a stabilized occupancy of approximately 95% in March 2025. 5/31/2025 TTM does not represent stabilization as The Motto Property was still undergoing leaseup during that period.
(2)	UW Gross Potential Rent has been underwritten based on the contractual rent in place based on the rent roll dated July 23, 2025. The increase in 5/31/2025 TTM Gross Potential Rent to UW Gross Potential Rent is primarily due to leasing activity at The Motto Property.
(3)	5/31/2025 TTM Other Income includes a key fee of ($95,847). UW Other Income includes parking income which was underwritten at $150,000 based on a parking agreement with a third party parking operator.
(4)	UW Real Estate Taxes are net of the recently implemented 421-a(16) tax exemptions at The Motto Property and based on the 2025-2026 estimated taxes. The 2025-2026 estimated unabated property taxes for The Motto Property are $2,393,332.
(5)	5/31/2025 TTM Occupancy % represents the occupancy based on the May 2025 T-12 operating statement for The Motto Property. The Motto Property was 97.3% physically occupied as of July 23, 2025. UW Occupancy % represents economic occupancy.
(6)	Based on The Motto Whole Loan.

Escrows and Reserves.

Real Estate Taxes – On the loan origination date, the borrower was required to make an upfront deposit of $13,544 into a reserve for real estate taxes. In addition, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments (which currently equates to $6,772 monthly).

Insurance – On the loan origination date, the borrower was required to make an upfront deposit of $257,035 into a reserve for insurance premiums. In addition, the borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12th of the estimated annual insurance premiums (which currently equates to $28,560 monthly). However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender, and (iii) the borrower provides the lender evidence of renewal of such policies and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policies.

Replacement Reserve – On a monthly basis, the borrower is required to deposit $5,500 into a reserve for capital expenditures.

Rent Concession Reserve – On the loan origination date, the borrower was required to make an upfront deposit of approximately $287,009 into a reserve for free rent, rent concessions or abatements and prepaid rents for residential tenants at The Motto Property.

Parking Escrow – On the loan origination date, the borrower was required to make an upfront deposit of $62,500 into the rent concession reserve for free rent relating to the parking lease at The Motto Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-47

Multifamily – High Rise	Loan #2	Cut-off Date Balance:	$60,000,000
2455-2457 Third Avenue	The Motto	Cut-off Date LTV:	61.9%
Bronx, NY 10451		U/W NCF DSCR:	1.34x
		U/W NOI Debt Yield:	7.6%

Lockbox and Cash Management. The Motto Whole Loan is structured with a soft lockbox and springing cash management. On the origination date, the borrower established and thereafter is required to maintain a lockbox account for the benefit of the lender, and the borrower and property manager are required to deposit, or cause the master tenant to deposit, all rents and other revenue from The Motto Property into such lockbox account within two business days of receipt (or in the case of rents paid in advance of their due dates pursuant to the CityFHEPs program, within two business days of the date that such rents become due and payable under the applicable lease). If no Cash Sweep Event Period (as defined below) exists, all funds in the lockbox account are required to be disbursed to the borrower on each business day. Upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, at the borrower’s sole cost and expense, and the borrower is required to cooperate with the cash management bank to establish, a lender-controlled cash management account. Upon the occurrence and during the continuance of a Cash Sweep Event Period, the lender will have the right to require that all funds on deposit in the lockbox account be disbursed into the cash management account and, provided no event of default is continuing under The Motto Whole Loan documents, all funds on deposit in the cash management account on each monthly payment date are required to be applied in the following order of priority: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on The Motto Whole Loan, (iii) to make the monthly deposits into the replacement reserve, if any, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses and (v) to the extent that a Cash Sweep Event Period exists, to deposit all remaining amounts into an excess cash flow reserve, to be held as additional security for The Motto Whole Loan during such Cash Sweep Event Period, or to the extent that no Cash Sweep Event Period exists, to be disbursed to the borrower.

“Cash Sweep Event Period” means a period: (i) commencing upon an event of default under The Motto Whole Loan documents, and ending upon the cure (if applicable) of such event of default; or (ii) commencing upon the debt service coverage ratio of The Motto Whole Loan being less than 1.05x at the end of any calendar quarter and ending upon either (A) the date such debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters or (B) the borrower delivers to the lender cash or a letter of credit in an amount which, if applied to repay the then outstanding principal balance of The Motto Whole Loan, would cause the debt service coverage ratio to be at least equal to 1.20x for two consecutive calendar quarters.

Terrorism Insurance.  The Motto Whole Loan documents require that the borrower obtains and maintains an “all risk” or “special form” insurance policy that provides coverage for loss caused by acts of terrorism in an amount not less than 100% of the full replacement cost of The Motto Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity of up to 12 months. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-48

Office – Suburban	Loan #3	Cut-off Date Balance:	$45,500,000
2215, 2225 & 2235 Lawson Lane	The Campus at Lawson Lane	Cut-off Date LTV:	31.2%
Santa Clara, CA 95054		UW NCF DSCR:	3.82x
		UW NOI Debt Yield:	20.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-49

Office – Suburban	Loan #3	Cut-off Date Balance:	$45,500,000
2215, 2225 & 2235 Lawson Lane	The Campus at Lawson Lane	Cut-off Date LTV:	31.2%
Santa Clara, CA 95054		UW NCF DSCR:	3.82x
		UW NOI Debt Yield:	20.7%

The Campus at Lawson Lane
2215, 2225 & 2235 Lawson Lane
Santa Clara, CA 95054
Milpitas
SAN JOSE
Sunnyvale
Santa Clara
SANTA CLARA COUNTY
Renaissance
Agnew
North San Jose
River Oaks
Ponderosa Park
Newhall
South Bay Fwy
Bayshore Fwy
VTA LIGHT RAIL
CALTRAIN
Central Expwy.
San Francisco Intl. Airport 25 miles
Downtown San Jose 2 miles
San Jose International Airport
Alviso Park
VBN Solar Solution
Hewlett Packard Enterprise
TiVo Corporate
Bloom Energy
McAfee
Shop@First
Microchip Technologies Inc.
McCarthy Ranch Marketplace
SanDisk
Twin Creeks Sports Complex
Sunnyvale Baylands Park
Global Foundries
BMC Software
University of Silicon Valley
Cisco
Samsung
Santa Clara Convention Center
Levi's Stadium
Lick Mill Park
Credo
River Oaks Park
Broadcom
SK Hynix
California's Great America
Oracle
Rivermark Village
Cadence Design Systems
NETGEAR
Mission College
Mercado Santa Clara
Intel Museum
Intel
Montague Park
Trimble Inc.
Palo Alto Networks
Ericsson
Hitachi
Santa Clara Square Marketplace
AMD
Verizon Development Center
Lumileds
Akamai Technologies
Applied Materials
Halo Industries, Inc.
PayPal
NVIDIA Corporate Campus
Roche Diagnostics
Digital Realty Silicon Valley
SAE Engineering
BART Extension (Future Phase)
PayPal Park
Santa Clara Town Center
Franklin Square
Jackson University Plaza
University Stadium
Santa Clara University
Leavey Center
El Camino Real
Nimitz Fwy
The Alameda

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-50

Mortgage Loan No. 3 – The Campus at Lawson Lane

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	AA+sf*/A3/AAA			Location:	Santa Clara, CA 95054
Original Balance(1):	$45,500,000			General Property Type:	Office
Cut-off Date Balance(1):	$45,500,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	6.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2014/NAP
Borrower Sponsors:	Northridge Capital, LLC and			Size:	328,867 SF
	Kamco Investment Company, K.S.C.			Cut-off Date Balance Per SF(1):	$213
Guarantors:	Northridge Capital, LLC and			Maturity Date Balance Per SF(1):	$213
	NCA Holdings, LLC			Property Manager:	Jones Lang LaSalle Americas, Inc.
Mortgage Rate:	5.3270%(2)
Note Date:	7/18/2025			Underwriting and Financial Information
Maturity Date:	8/1/2030			UW NOI:	$14,501,759
Term to Maturity:	60 months			UW NCF:	$14,435,985
Amortization Term:	0 months			UW NOI Debt Yield(1):	20.7%
IO Period:	60 months			UW NCF Debt Yield(1):	20.6%
Seasoning:	0 months			UW NOI Debt Yield at Maturity(1):	20.7%
Prepayment Provisions:	L(24),D(29),O(7)			UW NCF DSCR(1):	3.82x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$12,875,793 (12/31/2024)
Additional Debt Type(1):	B Note			2nd Most Recent NOI:	$12,599,761 (12/31/2023)
Additional Debt Balance(1):	$70,000,000			3rd Most Recent NOI:	$12,541,837 (12/31/2022)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	100.0% (8/1/2025)
Reserves(3)				2nd Most Recent Occupancy:	100.0% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2023)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of):	$224,600,000 (2/14/2025)
Insurance:	$0	Springing	NAP	Appraised Value Per SF:	$683
Replacement Reserve:	$0	Springing	$131,457	Cut-off Date LTV Ratio(1):	31.2%
TI/LC Reserve:	$0	Springing	$986,601	Maturity Date LTV Ratio(1):	31.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$70,000,000	40.4%	Loan Payoff:	$171,241,494	98.8%
Subordinate Loan Amount:	$70,000,000	40.4%	Closing Costs:	$2,081,412	1.2%
Borrower Equity:	$33,322,906	19.2%
Total Sources:	$173,322,906	100.0%	Total Uses:	$173,322,906	100.0%

(1)	The Campus at Lawson Lane Mortgage Loan (as defined below) is part of The Campus at Lawson Lane Whole Loan (as defined below), with an aggregate principal balance of $140,000,000 evidenced by two senior pari passu promissory notes with an aggregate original principal balance of $70,000,000 (“The Campus at Lawson Lane Senior Notes”) and one junior promissory note with an original balance of $70,000,000 (“The Campus at Lawson Lane Junior Note”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on The Campus at Lawson Lane Senior Loan. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on The Campus at Lawson Lane Whole Loan is $426, $426, 10.4%, 10.3%, 10.4%, 1.44x, 62.3% and 62.3%, respectively.
(2)	5.3270% represents the per annum interest rate associated with The Campus at Lawson Lane Senior Notes. The interest rate per annum for The Campus at Lawson Lane Junior Note is 8.7500%.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.

The Mortgage Loan. The third largest mortgage loan (“The Campus at Lawson Lane Mortgage Loan”) is part of a whole loan (“The Campus at Lawson Lane Whole Loan”) with an aggregate principal balance of $140,000,000 evidenced by two pari passu The Campus at Lawson Lane Senior Notes and one The Campus at Lawson Lane Junior Note. The Campus at Lawson Lane Whole Loan is secured by the borrower’s fee interest in a suburban office asset in Santa Clara, California (“The Campus at Lawson Lane Property”). The Campus at Lawson Lane Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), Goldman Sachs Bank USA (“GS Bank”), and CPPIB Credit Investments III Inc. (“CPPIB”, which originated only the Junior Note) on July 18, 2025. The Campus at Lawson Lane Mortgage Loan is evidenced by Note A-1, with an original principal balance of $45,500,000. The Campus at Lawson Lane Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2025-5YR16 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Campus at Lawson Lane Pari-Passu-A/B Whole Loan” and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-51

Office – Suburban	Loan #3	Cut-off Date Balance:	$45,500,000
2215, 2225 & 2235 Lawson Lane	The Campus at Lawson Lane	Cut-off Date LTV:	31.2%
Santa Clara, CA 95054		UW NCF DSCR:	3.82x
		UW NOI Debt Yield:	20.7%

The table below summarizes the promissory notes that comprise The Campus at Lawson Lane Whole Loan:

The Campus at Lawson Lane Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$45,500,000	$45,500,000	BANK5 2025-5YR16	No(2)
A-2(1)	$24,500,000	$24,500,000	GS Bank	No
Senior Loan	$70,000,000	$70,000,000
B	$70,000,000	$70,000,000	CPPIB	Yes(2)
Whole Loan	$140,000,000	$140,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(2)	Note B will be the controlling note unless a control appraisal period is continuing under the related co-lender agreement, in which case the controlling note will be note A-1 and the BANK5 2025-5YR16 securitization will be the controlling holder. See “Description of the Mortgage Pool—The Whole Loans—The Campus at Lawson Lane Pari Passu-A/B Whole Loan” in the prospectus.

The Borrower and the Borrower Sponsors. The borrower for The Campus at Lawson Lane Whole Loan is Lawson Lane SPV, LLC, a single-purpose Delaware limited liability company, with two independent directors in its organizational structure. The borrower is 100% indirectly owned by GSS Ultimate Holdings (Northridge) IV, Inc., which in turn is owned by Bernard Angelo, Kevin Burns and Frank Bilotta, who are principals of a corporate services company that sets up and administers special purpose vehicles for securitizations and Shari’ah compliant financings. The borrower was formed in connection with structuring The Campus at Lawson Lane Whole Loan as a Shari’ah compliant mortgage loan. In order to facilitate a Shari’ah compliant structure, the borrower has master leased The Campus at Lawson Lane Property to Lawson Lane Master Tenant, LLC (“The Campus at Lawson Lane Master Tenant”). The Campus at Lawson Lane Master Tenant is 100% indirectly owned by Lawson Lane JV, LP, an entity in which the general partnership interest and indirectly 2.0% of the equity interest is owned by Lawson Lane Advisor, LLC (“The Campus at Lawson Lane JV”), an entity which is 50% indirectly owned by KAMCO Investment Company, K.S.C. (“KAMCO”) and 50% owned by Northridge Lawson Lane Investor, LLC, which in turn is 10% owned by, and controlled by, NCA Holdings, LLC. An entity indirectly owned by NCA Holdings, LLC is the managing member of The Campus at Lawson Lane JV. The borrower sponsors are Northridge Capital, LLC and KAMCO. The non-recourse carve-out guarantors are Northridge Capital, LLC and NCA Holdings, LLC (the 100% owner of Northridge Capital, LLC). Under certain circumstances a KAMCO affiliate has the right to buy out the interest of Northridge Capital, LLC and its affiliates in The Campus at Lawson Lane JV and take control of The Campus at Lawson Lane JV. Such a transfer is permitted under The Campus at Lawson Lane Whole Loan documents provided that upon such transfer KAMCO acts as or controls the replacement guarantor, controls The Campus at Lawson Lane JV and owns at least a 0.5% direct or indirect equity interest in The Campus at Lawson Lane Master Tenant.

Founded in 1997 in Washington DC, Northridge Capital, LLC is an independent, private investment advisor and asset manager that provides a high level of personalized service for its clients through a bifurcated “barbell” approach with a focus on income and development. Since its founding, Northridge Capital, LLC has invested in a total of 62 assets including legacy and new investments. Northridge Capital, LLC has expanded its activities to include operating as an independent, third-party investment advisor and asset manager on behalf of many American and Middle Eastern investors. The company has historically had a national geographic footprint with a focus on Washington, DC and the Southeast: Raleigh/Durham and Charlotte, North Carolina, Nashville, Tennessee, Atlanta, Georgia, Richmond, Virginia, Charleston, South Carolina and Central and Southeast Florida.

KAMCO is a publicly owned investment manager that provides wealth management, forward trading, access to initial public offerings, and advisory services to its clients. KAMCO is a regional non-banking financial institution headquartered in Kuwait with offices in key regional financial markets. Established in 1998 and listed on the Boursa Kuwait in 2003, KAMCO currently operates as an independently managed subsidiary of KIPCO Group. KAMCO established its United States real estate platform in 2016, focusing on a strategy targeting fully occupied properties leased on long-term contracts to reputable tenants. After the initial acquisition, KAMCO’s United States real estate portfolio grew to be comprised of office buildings located across gateway and secondary markets. KAMCO’s total assets under management have a combined gross lettable area of approximately 2.67 million SF.

The Property. The Campus at Lawson Lane Property is comprised of a fee interest in a 328,867 SF suburban office property on an approximately 8.8 acre-site in Santa Clara, California. Built in 2014, The Campus at Lawson Lane Property is comprised of two, five-floor office towers totaling 310,346 SF and a 18,521 SF amenity building with a parking garage. The Campus at Lawson Lane Property features over 1,021 parking spaces. Amenities at The Campus at Lawson Lane Property include a full-service cafeteria, gym facilities with daily fitness classes, and social activities for employees. The amenity building also serves the other surrounding buildings. The Campus at Lawson Lane Property is fully leased to software company ServiceNow, Inc. (“ServiceNow”), and serves as its headquarters. ServiceNow has occupied the building since 2015, and also leases surrounding office space, including 640,000 SF across the street and 130,000 SF one block away, with the tenant’s total lease agreements in place in the area aggregating over 1 million SF. The Campus at Lawson Lane Property’s buildings and the tenant’s surrounding leased space sit on an easily walkable campus.

Sole Tenant. ServiceNow (328,867 SF, 100.0 % of NRA, 100.0% of underwritten base rent). ServiceNow is an enterprise software company specializing in digital workflow automation and internet technology services management. The company seeks to enable organizations to streamline operations and enhance productivity. ServiceNow was founded in 2004 and has been headquartered at The Campus at Lawson Lane Property since 2015. ServiceNow also provides AI-driven solutions and ecosystems. ServiceNow has a lease expiration date of February 28, 2035, has three, five-year renewal options remaining, and no unilateral termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-52

Office – Suburban	Loan #3	Cut-off Date Balance:	$45,500,000
2215, 2225 & 2235 Lawson Lane	The Campus at Lawson Lane	Cut-off Date LTV:	31.2%
Santa Clara, CA 95054		UW NCF DSCR:	3.82x
		UW NOI Debt Yield:	20.7%

The following table presents a summary regarding the sole tenant at The Campus at Lawson Lane Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option
ServiceNow	NR/A2/A	328,867	100.0%	$14,128,126	100.0%	$42.96	2/28/2035	3 x 5 yr	N
Occupied Subtotal/Wtd. Avg.		328,867	100.0%	$14,128,126	100.0%	$42.96

Vacant Space		0	0.0%
Total/Wtd. Avg.		328,867	100.0%

(1)	Information is based on the underwritten rent roll dated August 1, 2025.

The following table presents certain information relating to the lease rollover at The Campus at Lawson Lane Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	Total UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030(2)	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2035 & Thereafter	1	328,867	100.0%	100.0%	$14,128,126	100.0%	100.0%	$42.96
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	328,867	100.0%		$14,128,126			$42.96

(1)	Information is based on the underwritten rent roll dated August 1, 2025.
(2)	The Campus at Lawson Lane Whole Loan matures on August 1, 2030.

The Market. The Campus at Lawson Lane Property is located in Santa Clara, California within the Central Santa Clara submarket of the San Jose office market. The city of Santa Clara is located approximately 45 miles southeast of San Francisco and three miles west of downtown San Jose. It is situated in the northern part of Santa Clara County, and occupies approximately 19.3 square miles. Santa Clara serves as the headquarters to electronics, telecommunications, computer, and semiconductor firms including Applied Materials, Hewlett-Packard, Intel, Nvidia, Oracle and Ericsson. The city is home to Santa Clara University, Mission College, California’s Great America Theme Park, and Levi’s Stadium, home of the NFL team San Francisco 49ers. Centrally located in the heart of Silicon Valley, Santa Clara’s growth and performance is driven by new residential, retail, and mixed-use developments such as Santa Clara Square and Related Santa Clara. The Campus at Lawson Lane Property is located next to the Whole Foods-anchored Santa Clara retail center (approximately 1.1 miles away), approximately 2.8 miles from the Lawrence Caltrain station, and approximately 3.8 miles from the San Jose International Airport. Santa Clara’s proximity to Stanford University (approximately 13.5 miles from The Campus at Lawson Lane Property), ranked number one in quantity of venture capital raised and startups produced, as well as other universities, presents a favorable draw for tenants.

According to the appraisal, as of the first quarter of 2025, the vacancy rate in the San Jose office market was approximately 15.5%, with average asking rents of $56.00 PSF and an inventory of approximately 148.0 million SF. According to the appraisal, as of the first quarter of 2025, the vacancy rate in the Central Santa Clara submarket was approximately 7.2%, with average asking rents of $54.00 PSF and an inventory of approximately 8.6 million SF. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of The Campus at Lawson Lane Property was 7,754, 188,426 and 516,806, respectively. According to the appraisal, the 2024 average household income within the same radii was $199,709, $222,793 and $217,259, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-53

Office – Suburban	Loan #3	Cut-off Date Balance:	$45,500,000
2215, 2225 & 2235 Lawson Lane	The Campus at Lawson Lane	Cut-off Date LTV:	31.2%
Santa Clara, CA 95054		UW NCF DSCR:	3.82x
		UW NOI Debt Yield:	20.7%

The following table presents recent leasing data at comparable office properties with respect to The Campus at Lawson Lane Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Size (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (Years)	Rent PSF	Lease Type
The Campus at Lawson Lane Property (subject)(1) 2215, 2225 & 2235 Lawson Lane Santa Clara, CA	2014 / NAP	328,867	ServiceNow	328,867	Aug. 2015	19.6	$42.96	NNN
510 De Guigne 510 De Guigne Drive Sunnyvale, CA	1998 / NAP	75,093	Trimble Navigation, Ltd	75,093	Aug. 2025	6	$43.20	NNN
Oakmead Business Park 3325 Scott Boulevard Santa Clara, CA	2013 / NAP	153,932	Applied Materials	154,841	May 2025	8	$39.60	NNN
Santa Clara Gateway 5455 Great America Parkway Santa Clara, CA	2013 / NAP	150,570	Siemens	61,209	Aug. 2024	10	$42.00	NNN
Mission Technology Park 2451 Mission College Boulevard Santa Clara, CA	1983 / 2020	140,178	NVIDIA Corp.	140,178	Apr. 2023	10	$44.40	NNN
One Santana West 3155 Olsen Drive San Jose, CA	2022 / NAP	375,775	Price Waterhouse Coopers (PWC)	141,023	May 2024	15	$52.80	NNN
Great America Commons 4655 Great America Parkway Santa Clara, CA	2002 / NAP	306,855	San Francisco 49ers	52,677	Feb. 2024	11	$40.20	NNN
Santa Clara Square 2445-2625 Augustine Drive Santa Clara, CA	2016 / NAP	266,226	Cambridge Industries / CIG	61,457	Mar. 2023	7	$52.80	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated August 1, 2025, other than Year Built.

The following table presents information relating to the appraisal’s market rent conclusion for The Campus at Lawson Lane Property:

Market Rent Summary
	Market Rent	Escalations	Term (months)	Reimbursements	TI Allowance (PSF) (New/Renewal)	Leasing Commissions (New / Renewal)
Lawson Lane Space:	$45.00	3.0% per annum	130	Net	$100.00 / $40.00	$25.00 / $12.50

Appraisal. The appraisal concluded to an “As-Is” value for The Campus at Lawson Lane Property of $224,600,000 as of February 14, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated February 21, 2025, there was no evidence of any recognized environmental conditions at The Campus at Lawson Lane Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-54

Office – Suburban	Loan #3	Cut-off Date Balance:	$45,500,000
2215, 2225 & 2235 Lawson Lane	The Campus at Lawson Lane	Cut-off Date LTV:	31.2%
Santa Clara, CA 95054		UW NCF DSCR:	3.82x
		UW NOI Debt Yield:	20.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Campus at Lawson Lane Property:

Cash Flow Analysis(1)
	2022	2023	2024	UW	UW PSF
Gross Potential Rent(1)(2)	$12,283,182	$12,464,059	$12,710,710	$15,390,153	$46.80
Reimbursements	$4,223,932	$4,298,986	$4,241,028	$3,778,111	$11.49
Other Income	$0	$0	$8	$0	$0.00
(Vacancy / Credit Loss)	$0	$0	$0	($541,923)	($1.65)
Effective Gross Income	$16,507,115	$16,763,045	$16,951,745	$18,626,342	$56.64

Real Estate Taxes	$3,140,578	$3,382,889	$3,149,014	$2,926,996	$8.90
Insurance	$465,372	$456,220	$536,288	$309,549	$0.94
Other Operating Expenses	$359,328	$324,174	$390,650	$888,038	$2.70
Total Operating Expenses	$3,965,278	$4,163,284	$4,075,952	$4,124,583	$12.54

Net Operating Income(2)	$12,541,837	$12,599,761	$12,875,793	$14,501,759	$44.10
Replacement Reserves	$0	$0	$0	$65,773	$0.20
TI/LC	$0	$0	$0	$0	$0.00
Net Cash Flow	$12,541,837	$12,599,761	$12,875,793	$14,435,985	$43.90

Occupancy (%)	100.0%	100.0%	100.0%(3)	96.5%(3)
NOI DSCR(4)	3.32x	3.33x	3.41x	3.84x
NCF DSCR(4)	3.32x	3.33x	3.41x	3.82x
NOI Debt Yield(4)	17.9%	18.0%	18.4%	20.7%
NCF Debt Yield(4)	17.9%	18.0%	18.4%	20.6%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated August 1, 2025 and includes rent steps underwritten through March 2026 totaling $157,856 and straight line rent underwritten for the average incremental cash flow generated by rent steps from the sole tenant (years 2-5) totaling $1,104,171.
(2)	The increase in Gross Potential Rent and Net Operating Income is primarily due to a rent increase in 2025, and the rent steps and straight line rent described in footnote (1).
(3)	UW Occupancy (%) represents economic occupancy. 2024 Occupancy (%) is based on the underwritten rent roll dated August 1, 2025.
(4)	Based on The Campus at Lawson Lane Senior Loan and exclude The Campus at Lawson Lane Junior Loan. Including The Campus at Lawson Lane Junior Notes, the UW NCF DSCR is 1.44x and the UW NOI Debt Yield is 10.4%.

Escrows and Reserves.

Real Estate Taxes – During the continuance of a Cash Sweep Event Period (as defined below), The Campus at Lawson Lane Whole Loan documents require the borrower to make ongoing monthly deposits into a real estate tax reserve in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months.

Insurance – During the continuance of a Cash Sweep Event Period, The Campus at Lawson Lane Whole Loan documents require the borrower to make ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. Notwithstanding the foregoing, the borrower is not required to make deposits into such reserve so long as (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrower are part of a blanket policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and paid receipts for the payment of the insurance premiums at least 10 days prior to the expiration dates of said policies.

Replacement Reserve – During the continuance of a Cash Sweep Event Period, The Campus at Lawson Lane Whole Loan documents require ongoing monthly deposits into a reserve for capital expenditures in an amount equal to approximately $5,481, provided that the obligation to make such deposits will be suspended at any time that the amount of funds in such reserve is at least approximately $131,547.

TI/LC Reserve – During the continuance of a Cash Sweep Event Period, The Campus at Lawson Lane Whole Loan documents require ongoing monthly deposits into a reserve for tenant improvements and leasing commissions in an amount equal to approximately $41,108, provided that the obligation to make such deposits will be suspended at any time that the amount of funds in such reserve is at least $986,601.

Major Tenant Reserve Subaccount – The Campus at Lawson Lane Whole Loan documents require that during a Major Tenant Cash Sweep Event Period, a reserve (the “Major Tenant Reserve Subaccount”) be funded as described below under “Lockbox and Cash Management,” and held as additional collateral. If no Cash Sweep Event Periods exist, and no Major Tenant Cash Sweep Event Period will occur immediately following such disbursement, funds in the Major Tenant Reserve Subaccount are required to be disbursed (i) to, or as directed by, the borrower, funds in an amount equal to the excess, if any, of (x) funds then on deposit in such account less (y) the amount of any tenant improvement allowances and leasing commissions then outstanding in connection with leases entered into after the origination date and not previously accounted for in accordance with the loan documents, and (ii) any remaining funds to the TI/LC Reserve.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-55

Office – Suburban	Loan #3	Cut-off Date Balance:	$45,500,000
2215, 2225 & 2235 Lawson Lane	The Campus at Lawson Lane	Cut-off Date LTV:	31.2%
Santa Clara, CA 95054		UW NCF DSCR:	3.82x
		UW NOI Debt Yield:	20.7%

Lockbox and Cash Management. The Campus at Lawson Lane Whole Loan is structured with a hard lockbox and springing cash management. At origination, The Campus at Lawson Lane Whole Loan documents required the borrower to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants at The Campus at Lawson Lane Property to pay rents directly into the lockbox account, and to deposit and cause The Campus at Lawson Lane Master Tenant to deposit any rents from The Campus at Lawson Lane Property otherwise received into such lockbox account within two business days of receipt. In addition, upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the borrower is required to cooperate, and cause The Campus at Lawson Lane Master Tenant to cooperate, with the cash management bank to establish, a lender-controlled cash management account. During a Cash Sweep Event Period, at the lender’s option, all funds in the lockbox account are required to be transferred to the cash management account and, provided no event of default is continuing under The Campus at Lawson Lane Whole Loan documents, all funds on deposit in the cash management account on each monthly payment date are required to be applied in the following order of priority: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on The Campus at Lawson Lane Whole Loan, (iii) to pay operating expenses set forth in the lender approved (or deemed approved) annual budget, (iv) to make the monthly deposits into the tenant improvements and leasing commissions reserve and replacement reserve, if any, as described above under “Escrows and Reserves,” (v) to pay lender approved extraordinary expenses, (vi) if a Cash Sweep Event Period then exists, to deposit any remainder into a subaccount of the cash management account (the “Excess Cash Flow Subaccount”) to be held as additional collateral for The Campus at Lawson Lane Whole Loan; provided, that, if the Major Tenant Cash Sweep Conditions (as defined below) are satisfied, (x) if the amount of the Major Tenant Reserve Deficiency (as defined below) is greater than the amount of funds then on deposit in the Excess Cash Flow Subaccount, all of the funds in the Excess Cash Flow Subaccount must be deposited into the Major Tenant Reserve Subaccount, or (y) if the amount of the Major Tenant Reserve Deficiency is less than the amount of funds then on deposit in the Excess Cash Flow Subaccount, funds in the Excess Cash Flow Subaccount in an amount equal to the amount of the Major Tenant Reserve Deficiency must be deposited into the Major Tenant Reserve Subaccount, in each case, until the amount of funds on deposit in the Major Tenant Reserve Subaccount is equal to the Major Tenant Reserve Cap (as defined below).

A “Cash Sweep Event Period” means a period:

(A)	commencing upon the earliest of:
(i)	the continuance of an event of default under The Campus at Lawson Lane Whole Loan,
(ii)	the debt service coverage ratio of The Campus at Lawson Lane Whole Loan falling below 1.20x for two consecutive calendar quarters, or
(iii)	a Major Tenant Cash Sweep Event Period (as defined below), and

(B)	Expiring upon:
(i)	with regard to any Cash Sweep Event Period under clause (A)(i) above, the cure (if applicable) of such event of default,
(ii)	with regard to any Cash Sweep Event Period under clause (A)(ii) above, either (x) the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters or (y) the borrower has provided collateral to the lender in the form of either cash or a letter of credit in an amount which, if applied to the outstanding principal balance of The Campus at Lawson Lane Whole Loan, would result in a debt service coverage ratio of not less than 1.20x, and
(iii)	with regard to any Cash Sweep Event Period under clause (A)(iii) above, the Major Tenant Cash Sweep Event Period ceasing to exist.

A “Major Tenant Cash Sweep Event Period” means a period:

(A)	commencing upon the earliest of:

(i) any Major Tenant (as defined below) failing to be in physical possession of and open for business in its space,

(ii) the bankruptcy or similar insolvency of any Major Tenant, or

(iii) Material Tenant (as defined below) failing to maintain a long-term unsecured debt rating of at least “BBB” by Standard & Poor’s or an equivalent rating from another nationally-recognized statistical rating agency which rates such entity (but only to the extent such rating agency has been or is anticipated to be designated by the lender in a secondary market transaction); and

(B)	expiring upon the first to occur of:

(i) the lender’s receipt of evidence reasonably acceptable to it (which will include, without limitation, an estoppel certificate from the applicable Major Tenant) of:

(a) (1) as to any Major Tenant Cash Sweep Event Period under clause (A)(i) above, the applicable Major Tenant being in physical possession of its space and open for business, (2) as to any Major Tenant Cash Sweep Event Period under clause (A)(ii) above, the applicable Major Tenant being no longer insolvent or subject to bankruptcy or insolvency proceedings and having affirmed its lease as determined by a court of competent jurisdiction, and/or (3) as to any Major Tenant Cash Sweep Event Period under clause (A)(iii) above, the applicable Major Tenant achieving a long-term unsecured debt rating of at least the rating specified in such clause, or

(b) the borrower re-leasing the entirety of the applicable Major Tenant space in accordance with The Campus at Lawson Lane Whole Loan agreement, the applicable tenant being in physical occupancy of its space, and open for business, and paying the full amount of its rent, or

(ii) the amount of funds then on deposit in the Major Tenant Reserve Subaccount (including any collateral provided by the borrower in the form of cash or a letter of credit), is equal to or greater than the Major Tenant Reserve Cap.

“Major Tenant” means with respect to the Material Tenant’s (as defined below) lease, the applicable Material Tenant, and with respect to any other Major Lease (as defined below), any person or entity obligated by contract or otherwise to pay monies under such Major Lease.

“Material Tenant” means (i) ServiceNow, Inc. and (ii) any other lessees of the space demised to such tenant as of the origination date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-56

Office – Suburban	Loan #3	Cut-off Date Balance:	$45,500,000
2215, 2225 & 2235 Lawson Lane	The Campus at Lawson Lane	Cut-off Date LTV:	31.2%
Santa Clara, CA 95054		UW NCF DSCR:	3.82x
		UW NOI Debt Yield:	20.7%

“Major Lease” means (i) any lease which, individually or when aggregated with all other leases with the same or an affiliated tenant, demises 75,000 square feet or more of The Campus at Lawson Lane Property’s gross leasable area, (ii) any lease which contains any option, offer, right of first refusal or similar entitlement to acquire all or any portion of The Campus at Lawson Lane Property, (iii) any lease entered into during an event of default, (iv) any lease with a borrower affiliate, (v) any Material Tenant lease, or (vi) any instrument guaranteeing or providing credit support for any lease meeting the requirements of clauses (i) through (v) above.

“Major Tenant Cash Sweep Conditions” means the satisfaction of each of the following: (i) a Major Tenant Cash Sweep Event Period is continuing, and (ii) the Major Tenant Reserve Cap exceeds the sum of the amount of funds then on deposit in the Major Tenant Reserve Subaccount (including any collateral provided by the borrower in the form of cash or a letter of credit) (such excess, the “Major Tenant Reserve Deficiency”).

“Major Tenant Reserve Cap” means as of any date of determination, an amount equal to the product of (x) $100, and (y) the aggregate rentable square footage demised under all leases that are then the subject of, or are with a tenant that is the subject of, a Major Tenant Cash Sweep Event Period.

Purchase Options and Rights of First Refusal. Pursuant to various agreements between the borrower and The Campus at Lawson Lane Master Tenant (the “Purchase Option Agreements”) the borrower has granted The Campus at Lawson Lane Master Tenant the option to purchase The Campus at Lawson Lane Property on and after the monthly payment date in February 2030, upon written notice and payment of the unpaid acquisition cost ($140,000,000), all unpaid rent due and other amounts then payable under the master lease, and a yield maintenance premium, if then applicable. In addition, under the Purchase Option Agreements, The Campus at Lawson Lane Master Tenant has granted the borrower the option to require The Campus at Lawson Lane Master Tenant to purchase The Campus at Lawson Lane Property, (i) on August 1, 2030 and (ii) upon written notice of an event of default under The Campus at Lawson Lane Master Lease, in each case for an amount equal to the unpaid acquisition cost ($140,000,000), all unpaid rent due and other amounts then payable under the master lease, and a yield maintenance premium, if then applicable. The Campus at Lawson Lane Master Tenant also has a purchase option to purchase The Campus at Lawson Lane Property, and the borrower has an option to require The Campus at Lawson Lane Master Tenant to purchase The Campus at Lawson Lane Property, if The Campus at Lawson Lane Property is damaged or destroyed in a casualty or taken in a condemnation to such a degree that it is completely unusable, generally for consideration equal to the foregoing price, but excluding the yield maintenance premium.

In addition, the sole tenant of The Campus at Lawson Lane Property, ServiceNow, has a right of first refusal to purchase the Mortgaged Property or any portion thereof. Such right does not apply to a foreclosure or deed-in-lieu thereof or to any person or entity taking title by foreclosure or a deed-in-lieu thereof.

Subordinate and Mezzanine Debt. The Campus at Lawson Lane Whole Loan also includes The Campus at Lawson Lane Junior Note. The Campus at Lawson Lane Junior Note bears interest at the rate of 8.7500% per annum. Payments on The Campus at Lawson Lane Junior Note are generally subordinate to payments on The Campus at Lawson Lane Senior Notes.

The Campus at Lawson Lane Total Debt Summary
	Original Principal Balance	Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV Ratio
The Campus at Lawson Lane Senior Notes	$70,000,000	5.32700%	60	0	60	3.82x	20.7%	31.2%
The Campus at Lawson Lane Junior Notes	$70,000,000	8.75000%	60	0	60	1.44x	10.4%	62.3%
Total/Weighted Average:	$140,000,000	7.03850%

Terrorism Insurance. The Campus at Lawson Lane Whole Loan documents require that the borrower obtain and maintain an “all risk” or “special form” insurance policy that provides coverage for loss caused by acts of terrorism in an amount equal to the full replacement cost of The Campus at Lawson Lane Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity of up to 12 months. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-57

Various – Various	Loan #4	Cut-off Date Balance:	$41,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-58

Various – Various	Loan #4	Cut-off Date Balance:	$41,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

THE NATIONAL MALL
WASHINGTON D.C.
Washington Monument
Sylvan Theater Stage
Sidney R. Yates Federal Building
Smithsonian Castle
National Museum of Asian Art
Smithsonian Arts + Industries Building
National Museum of African Art
Hirshhorn Museum
National Air and Space Museum
Natl. Museum of the American Indian
Independence Ave SW
US Department of Agriculture
US Dept. of Energy
Federal Aviation Admin.
U.S. Department of Education
Hancock Park
United States Holocaust Memorial Museum
Bureau Of Engraving And Printing
GSA National Capital Region
Dept. of Homeland Security
Holiday Inn
METRO BLUE, ORANGE, SILVER LINES
METRO GREEN, YELLOW LINES
L'ENFANT PLAZA
FEDERAL CENTER SW
AMTRAK
Maryland Ave SW
Intl. Spy Museum
Pension Benefit Guaranty Corporation
US Postal Service Hdqtrs.
Dept. of Housing and Urban Dev.
NASA
Southwest Frwy
Tidal Basin
Jefferson Memorial
Francis Case Mem. Bridge
Benjamin Banneker Park
Jefferson Recreation Center
Town Square Towers
Jefferson Jr. High School
Potomac Place Tower
Maine Ave SW
METRO YELLOW LINE
Southwest Duck Pond
Arena Stage at the Mead Ctr. for American Theater
Southwest Washington
Capital Yacht Club
METRO GREEN LINE
WATERFRONT-SEU
Southwest Waterfront
Ronald Reagan Washington Natl. Airport 3 miles
East Potomac Park
East Potomac Golf Links
Washington Channel
Ohio Dr. SW
Potomac River
Fort McNair
Rockville
Wheaton
Potomac
Silver Spring
College Park
Bethesda
WASHINGTON D.C.
ARLINGTON
ALEXANDRIA
VIRGINIA
MARYLAND
Annandale
The Wharf
1 670-680 Maine Washington, DC
2 1000 Maine Washington, DC
3 Phase I Retail Washington, DC
4 The Channel Washington, DC
5 Garage (Ph I) Washington, DC
6 Hyatt House Washington, DC
7 Phase II Retail Washington, DC
8 Garage (Ph II) Washington, DC
9 Canopy Washington, DC
10 The Tides Washington, DC
11 800 Maine Washington, DC
12 The Anthem Washington, DC
13 Incanto Washington, DC
14 580 Water (Pier 4) Washington, DC
15 Marina Washington, DC

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-59

Mortgage Loan No. 4 – The Wharf

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB, MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/MDBRS):	A-/Baa1/A(high)			Location:	Washington, D.C. 20024
Original Balance(1):	$41,000,000			General Property Type(4):	Various
Cut-off Date Balance(1):	$41,000,000			Detailed Property Type(4):	Various
% of Initial Pool Balance:	6.2%			Title Vesting:	Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	Various/NAP
Borrower Sponsor:	Public Sector Pension Investment Board			Size:	2,241,794 SF
Guarantor:	PSPIB-RE Finance II Inc.			Cut-off Date Balance PSF(1):	$321
Mortgage Rate(2):	5.4389%			Maturity Date Balance PSF(1):	$321
Note Date:	6/18/2025			Property Manager:	Bozzuto Management Company, Concord Hospitality Enterprises Company, Oasis Marina LLC, CBRE, Inc., Colonial Parking, Inc., and District Wharf Properties LLC
Maturity Date:	7/11/2030
Original Term to Maturity:	60 months
Original Amortization Term:	0 months			Underwriting and Financial Information:
IO Period:	60 months			UW NOI:	$108,102,894
Seasoning:	1 month			UW NCF:	$103,696,220
Prepayment Provisions:	L(25),DorYM1(28),O(7)			UW NOI Debt Yield(1):	15.0%
Lockbox/Cash Mgmt Status:	Hard (Office and Retail); Soft (Remaining Collateral)/Springing			UW NCF Debt Yield(1):	14.4%
Additional Debt Type(1):	Pari Passu / Subordinate / Mezzanine			UW NOI Debt Yield at Maturity(1):	15.0%
Additional Debt Balance(1):	$677,600,000 / $306,400,000 / $125,000,000			UW NCF DSCR(1):	2.62x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$85,065,804 (3/31/2025 TTM)
Reserves(3)				2nd Most Recent NOI:	$85,904,273 (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$80,792,301 (12/31/2023)
RE Taxes:	$0	Springing	NAP	Most Recent Occupancy(5):	93.0% (Various)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	NAV
Replacement Reserve:	$0	Springing	NAP	3rd Most Recent Occupancy:	NAV
TI/LC Reserve:	$0	Springing	NAP	Appraised Value (as of)(6):	$1,730,000,000 (Various)
FF&E Reserve:	$0	Springing	NAP	Appraised Value PSF(6):	$772
Rent Concession Reserve:	$26,973,955	$0	NAP	As-Is Cut-off Date LTV Ratio(1):	41.5%
Existing TI/LC Reserve:	$18,758,819	$0	NAP	As-Is Maturity Date LTV Ratio(1):	41.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$718,600,000	59.2%	Loan Payoff:	$1,150,975,365	94.8%
Subordinate Loan Amount:	$306,400,000	25.2%	Upfront Reserves:	$45,732,775	3.8%
Mezzanine Loan Amount:	$125,000,000	10.3%	Closing Costs:	$17,183,454	1.4%
Sponsor Equity:	$63,891,594	5.3%
Total Sources:	$1,213,891,594	100.0%	Total Uses:	$1,213,891,594	100.0%

(1)	The Wharf Mortgage Loan (as defined below) is part of The Wharf Senior Loan (as defined below) with an original aggregate principal balance of $718,600,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on The Wharf Senior Loan. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon The Wharf Whole Loan (as defined below) are $457, $457, 10.5%, 10.5%, 1.65x, 59.2% and 59.2%, respectively. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon The Wharf Whole Loan and The Wharf Mezzanine Loan (as defined below) are $513, $513, 9.4%, 9.4%, 1.37x, 66.5% and 66.5%, respectively.
(2)	The Wharf Mortgage Loan and The Wharf Senior Loan are evidenced by pari passu portions of Components A, B and C-1, with initial balances of $561,888,076, $98,829,617 and $57,882,307, respectively, and per annum rates equal to 5.35727%, 5.55191% and 6.03788%, respectively. The Wharf Subordinate Companion Loan (as defined below) is evidenced by Components C-2, D, E and HRR, with initial balances of $17,000,000, $105,400,000, $140,250,000 and $43,750,000, respectively, and per annum rates equal to 6.03788%, 6.61989%, 7.73189% and 9.05400%, respectively. The interest rate of The Wharf Mortgage Loan is 5.43886125% and the weighted average interest rate of The Wharf Whole Loan is 6.03829867%.
(3)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(4)	The General Property Type for The Wharf Properties (as defined below) consists of Office, Retail, Multifamily, Other, and Hospitality, and the Detailed Property Type for The Wharf Properties consists of CBD, Anchored, High Rise, Parking Garage, Extended Stay, Full Service, Performing Arts Center, and Marina.
(5)	Represents the physical occupancy for the Office Component (as defined below) and Retail Component (as defined below) totaling 1,374,918 SF (together the “Commercial Component”). The Commercial Component was 93.0% leased as of February 1, 2025 (Office Component - 93.4% and Retail Component – 92.1%). As of March 31, 2025, the Multifamily Component (as defined below) was 90.8% and the Hospitality Component (as defined below) was 79.3% occupied as of TTM March 2025.
(6)	The appraised value represents the “As-Portfolio” Appraised Value for The Wharf Properties of $1,730,000,000, which reflects a portfolio premium of 1.7%, as of dates ranging from February 21, 2025 to March 4, 2025. The sum of the individual appraised values is $1,700,400,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 42.3% and 42.3%, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-60

Various – Various	Loan #4	Cut-off Date Balance:	$41,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

The Mortgage Loan. The fourth largest mortgage loan (“The Wharf Mortgage Loan”) is part of a whole loan evidenced by 14 senior promissory notes in the aggregate original principal amount of $718,600,000 (“The Wharf Senior Loan”) and three subordinate B-Notes in the aggregate original principal amount of $306,400,000 that are subordinate to The Wharf Senior Loan (“The Wharf Subordinate Companion Loan”, and together with The Wharf Senior Loan, “The Wharf Whole Loan”). The Wharf Whole Loan was co-originated by Wells Fargo Bank, National Association , Goldman Sachs Bank USA (“GS Bank”) and Morgan Stanley Bank, N.A. The Wharf Whole Loan is secured by the borrowers’ leasehold interests in a 2.2 million SF mixed use development comprising three multifamily buildings (904 units), four office buildings (928,154 SF), 446,764 SF of retail space, two hotels (412 keys), two parking garages (2,575 parking spaces; 1,175 publicly available) and a marina (220 docks) (“The Wharf Property”, “The Wharf Properties”, or “The Wharf”). The Wharf Mortgage Loan is evidenced by the non-controlling Note A-2-3, Note A-3-3, Note A-4-1, Note A-5-1-2 and Note A-5-2, with an aggregate original principal amount of $41,000,000. The Wharf Whole Loan is serviced pursuant to the trust and servicing agreement for the WHARF Commercial Mortgage Trust 2025-DC securitization trust, and the relationship between the holders of The Wharf Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Wharf Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The Wharf Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$284,300,000	$284,300,000	WHARF 2025-DC	Yes
A-1-2	$170,580,000	$170,580,000	WHARF 2025-DC	No
A-1-3	$113,720,000	$113,720,000	WHARF 2025-DC	No
A-2-1	$25,000,000	$25,000,000	WFCM 2025-5C5	No
A-2-2(1)	$22,500,000	$22,500,000	GS Bank	No
A-2-3	$18,000,000	$18,000,000	BANK5 2025-5YR16	No
A-3-1	$25,000,000	$25,000,000	WFCM 2025-5C5	No
A-3-2(1)	$22,500,000	$22,500,000	GS Bank	No
A-3-3	$6,000,000	$6,000,000	BANK5 2025-5YR16	No
A-4-1	$14,000,000	$14,000,000	BANK5 2025-5YR16	No
A-4-2	$4,000,000	$4,000,000	BANK5 2025-5YR15	No
A-5-1-1	$10,000,000	$10,000,000	BANK5 2025-5YR15	No
A-5-1-2	$1,000,000	$1,000,000	BANK5 2025-5YR16	No
A-5-2	$2,000,000	$2,000,000	BANK5 2025-5YR16	No
B-1-1	$153,200,000	$153,200,000	WHARF 2025-DC	No
B-1-2	$91,920,000	$91,920,000	WHARF 2025-DC	No
B-1-3	$61,280,000	$61,280,000	WHARF 2025-DC	No
Whole Loan	$1,025,000,000	$1,025,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrowers and the Borrower Sponsor. The borrowers comprise 27 entities, Wharf Horizontal REIT Leaseholder LLC, Wharf Phase 1 Retail REIT Leaseholder LLC, Wharf Phase 1 REIT WH Leaseholder LLC, Wharf Phase 1 Apartment REIT Leaseholder A LLC, Wharf Phase 1 Apartment REIT Leaseholder B LLC, Wharf 3A Office REIT Leaseholder LLC, Wharf 3A-8 Office REIT Leaseholder LLC, Wharf Phase 2 Retail REIT Leaseholder LLC, Wharf 1 Office REIT Leaseholder LLC, Wharf 5 Hotel REIT Leaseholder LLC, Wharf 5 Hotel East REIT Leaseholder LLC, Wharf Phase 2 Parcel 5 Retail REIT Leaseholder LLC, Wharf Piers 3 & 4 LLC, Wharf 1 Office REIT Parking Lessee LLC, Wharf 3A Office REIT Parking Lessee LLC, Wharf 3A-8 Office REIT Parking Lessee LLC, Wharf 3A Office Floors 9-11 REIT Parking Lessee LLC, Wharf Phase 1 Apartment REIT Parking Lessee A LLC, Wharf Phase 1 Apartment REIT Parking Lessee B LLC, Wharf 5 Hotel REIT Parking Lessee LLC, Wharf 5 Hotel East REIT Parking Lessee LLC, Wharf 5 Hotel Trs Leaseholder LLC, Wharf 5 Hotel East Trs Leaseholder LLC, Wharf Phase 3 REIT Leaseholder LLC, Wharf Fish Market REIT Leaseholder LLC, Wharf Gangplank Marina Leaseholder LLC and Wharf Phase 1 Apartment Trs Leaseholder LLC. Each is a single purpose, Delaware limited liability company with two independent directors. The borrower sponsor and non-recourse carveout guarantor is Public Sector Pension Investment Board and PSPIB-RE Finance II Inc., a Canadian corporation, respectively.

Public Sector Pension Investment Board (“PSP”) was founded in 1999 and has become one of the largest pension investment managers in Canada, with $264.9 billion in assets under management. PSP invests funds for the pension plans of the Federal Public Service, the Canadian Forces, the Royal Canadian Mounted Police and the Canadian Reserve Force. As of fiscal year end 2024, PSP manages $67.2 billion in gross asset value ($27.2 billion net asset value, which is 10.3% of total AUM) of commercial real estate assets in major international markets. They invest globally across asset classes, with major exposure in residential (30.9%), industrial (24.7%) and office properties (22.0%). PSP’s largest geographic concentration is in the United States at 47.4%, with additional significant exposure in Europe and Canada at 21.8% and 17.0%, respectively.

The Property. The Wharf Property comprises a 2,241,794 square foot portion of a larger 3.3 million square foot development located along the Washington Channel within Southwest D.C. The Wharf includes three multifamily buildings (904 units), four office buildings (928,154 SF), 446,764 SF of retail space, two hotels (412 keys), two parking garages (2,575 parking spaces; 1,175 publicly available) and a marina (220 docks). The Wharf was delivered in two phases in 2017 and 2022 and is estimated to attract approximately 8 million visitors annually.

Office (928,154 SF, 41.2% ALA, 46.5% of underwritten net operating income)

The Wharf Property includes four, LEED-certified properties totaling 928,154 SF of office space (the “Office Component”) constructed between 2017 and 2022. Tenant suites range in size from 161 SF to 288,026 SF. As of February 2025, the Office Component is 93.4% leased to 18 tenants and has a weighted average remaining lease term of 11.6 years as of the cut-off date. Major office tenants include Pharmaceutical Research & Manufacturers of America (“PhRMA”), Williams and Connolly (AM Law 100), Mercedes-Benz North American Corporation and Cisco Systems, Inc.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-61

Various – Various	Loan #4	Cut-off Date Balance:	$41,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

Retail (446,764 SF, 19.4% ALA, 19.1% of underwritten net operating income)

The Wharf Property includes 446,764 SF of retail space (the “Retail Component”) constructed between 2017 and 2022. The Retail Component includes The Anthem, a concert venue, three Michelin Guide restaurants and a James Beard Award-Winning Restaurant. The Anthem is fully leased through September 2037 and hosted 166 events in 2024, with 128 performance events and 38 non-performance events. The Anthem attracted approximately 482,635 patrons in 2024 and averaged 3,771 attendees per show. As of February 2025, the Retail Component was 92.1% leased to 91 tenants. Between 2022 and 2024, retail sales experienced a 64.4% increase on average, with restaurants accounting for 73.7% of the total 2024 retail sales volume.

Multifamily (904 units, 15.6% ALA, 11.2% of underwritten net operating income)

The Wharf Property includes three, Class A multifamily properties totaling 904 units and 603,232 SF (the “Multifamily Component”). In total, there are 430 one-bedrooms, 233 two-bedrooms and 241 studio units, with unit sizes ranging from 337 SF to 1,457 SF. There are 314 parking spaces designated to the Multifamily Component. The Multifamily Component includes 568 market-rate units (62.8% of total units) and 336 affordable and workforce units (37.2% of total units). As of March 2025, the Multifamily Component is 90.8% occupied with an average in-place rent of $2,310/unit.

Hospitality (412 keys, 10.4% ALA, 10.6% of underwritten net operating income)

The Wharf Property includes two hotels totaling 412 keys: the 237-key Hyatt House and the 175-key Canopy (the “Hospitality Component”), both of which were constructed in 2017.

The Hyatt House is a 9-story, 237-room, extended stay hotel operating under a franchise agreement with Hyatt through October 31, 2042. Amenities at the Hyatt House include meeting space, a free breakfast, an indoor swimming pool, a fitness center, a business center, a guest laundry room, a sundries shop, and vending and ice machines. The Hyatt House Property guestroom configuration consists of 146 extended stay and 91 standard rooms.

Canopy is a 10-story, 175-room, full service hotel operating under a franchise agreement with Hilton through October 31, 2037. Amenities at the Canopy include meeting space, a business center, a fitness center, vending and ice machines, a guest laundry room, and a sundries shop. The Canopy Property guestroom configuration consists of 95 king rooms, 55 double rooms and 25 suites rooms.

Garage (1,175 spaces, 11.8% ALA, 11.5% of underwritten net operating income)

The property includes two garages totaling 2,575 parking spaces, with 1,175 spaces available for public use. These facilities are designed to handle high traffic volumes and accommodate the needs of over 8 million annual visitors. The garages are positioned across the property to serve the diverse needs of The Wharf’s mixed-use environment, including residential units, office spaces, retail outlets and hotel accommodations at various demand levels.

Marina (220 docks, 1.5% ALA, 1.0% of underwritten net operating income)

At the base of The Wharf, the marina features 220 docks. The marina has 300 feet of alongside dockage and 10-15' of depth. The marina has a fuel dock, a dock shop, and clubhouse amenities that include on-site security 24 hours a day.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-62

Various – Various	Loan #4	Cut-off Date Balance:	$41,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

The following table presents certain information for The Wharf Properties:

Wharf Properties Summary
Property	Year Built	Property Type	Allocated Loan Amount	% of Senior Loan	Size(1)	Occ.	UW NOI	% UW NOI	Appraised Value
670-680 Maine	2022	Office	$166,778,297	23.2%	500,981	92.2%	$28,672,930	26.5%	$396,000,000
1000 Maine	2018	Office	$82,968,504	11.5%	249,251	95.2%	$14,515,453	13.4%	$197,000,000
800 Maine	2017	Office	$31,978,752	4.5%	149,515	100.0%	$4,754,249	4.4%	$75,100,000
580 Water (Pier 4)	2018	Office	$14,362,185	2.0%	28,407	63.6%	$2,354,222	2.2%	$34,100,000
Office Subtotal			$296,087,738	41.2%	928,154	93.4%	$50,296,854	46.5%	$702,200,000
Phase I Retail	2017-2018	Retail	$73,515,234	10.2%	215,398	84.4%	$9,870,844	9.1%	$171,000,000
Phase II Retail	2022	Retail	$37,693,199	5.2%	91,136	98.0%	$6,166,020	5.7%	$89,500,000
The Anthem	2017	Retail	$28,322,655	3.9%	140,230	100.0%	$4,622,926	4.3%	$63,800,000
Retail Subtotal			$139,531,088	19.4%	446,764	92.1%	$20,659,790	19.1%	$324,300,000
The Channel	2017	Multifamily	$63,762,605	8.9%	501	92.0%	$7,799,440	7.2%	$151,400,000
The Tides	2022	Multifamily	$32,081,809	4.5%	255	87.5%	$2,822,008	2.6%	$77,700,000
Incanto	2017	Multifamily	$16,541,120	2.3%	148	92.6%	$1,507,143	1.4%	$40,800,000
Multifamily Subtotal			$112,385,535	15.6%	904	90.8%	$12,128,591	11.2%	$269,900,000
Hyatt House	2017	Hospitality	$42,560,750	5.9%	237	79.8%	$6,892,293	6.4%	$103,000,000
Canopy	2017	Hospitality	$32,383,271	4.5%	175	78.5%	$4,554,527	4.2%	$77,800,000
Hospitality Subtotal			$74,944,021	10.4%	412	79.3%	$11,446,820	10.6%	$180,800,000
Garage (Ph I)	2017	Parking	$51,230,221	7.1%	683	NAP	$8,544,110	7.9%	$115,400,000
Garage (Ph II)	2022	Parking	$33,861,133	4.7%	492	NAP	$3,905,694	3.6%	$80,400,000
Garage Subtotal			$85,091,354	11.8%	1,175	NAP	$12,449,804	11.5%	$195,800,000
Marina	2019, 2022	Marina	$10,560,265	1.5%	NAP	NAP	$1,121,035	1.0%	$27,400,000
Total / Wtd. Avg.			$718,600,000		2,241,794(1)	93.0%(2)	$108,102,894		$1,730,000,000(3)

(1)	Size represents square footage for office and retail properties, number of units for multifamily properties, number of keys for hospitality properties, and number of spaces for garage properties. The Total SF includes square footage attributable to the Multifamily Component (603,232 SF) and the Hospitality Component (263,644 SF).
(2)	Total / Wtd. Avg. Occ represents the weighted average occupancy of the office and retail space totaling 1,374,918 SF. The Commercial Component was 93.0% leased as of February 1, 2025 (Office Component - 93.4% and Retail Component – 92.1%). As of March 31, 2025, the Multifamily Component was 90.8% and the Hospitality Component was 79.3% occupied as of TTM March 2025.
(3)	The appraised value represents the “As-Portfolio” Appraised Value for The Wharf Properties of $1,730,000,000, which reflects a portfolio premium of 1.7%, as of dates ranging from February 21, 2025 to March 4, 2025. The sum of the individual appraised values is $1,700,400,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 42.3% and 42.3%, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-63

Various – Various	Loan #4	Cut-off Date Balance:	$41,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

Major Tenants.

Williams & Connolly LLP (313,485 SF; 22.8% of commercial NRA; 27.4% of underwritten commercial base rent; 10/31/2038 lease expiration). Williams & Connolly LLP (“Williams & Connolly”) is an American law firm founded in 1967 and based in Washington, D.C. Williams & Conolly has over 370 attorneys specializing in commercial litigation. The firm’s clients include major global companies including Pfizer, Disney, Samsung, Intel, Bank of America, Google, The Carlyle Group, Medtronic, AstraZeneca, Genentech, Eli Lilly, 21st Century Fox, and HSBC. Williams & Connolly has been a tenant at the 670-680 Maine Property since 2022 and has a lease expiring in October 2038 with either one, 10-year renewal option or two, five-year renewal options. Williams & Connolly LLP has a termination option with 24 months’ notice with an effective date of October 31, 2032.

Anthem (140,230 SF; 10.2% of commercial NRA; 4.2% of underwritten commercial base rent; 9/29/2037 lease expiration). Anthem leases 100% of The Anthem and operates as an entertainment venue. Anthem attracted more than approximately 482,635 patrons in 2024, with its capacity to accommodate up to 6,000 people. The Anthem's event schedule included 161 total events hosted in 2024 and 173 total events budgeted for 2025. The Anthem has been a retail tenant at the property since 2017 and is on a lease expiring on September 29, 2037 with two, four-year and 11 month renewal options and no termination options.

Pharmaceutical Research and Manufacturers of America (76,470 SF; 5.6% of commercial NRA; 7.5% of underwritten commercial base rent; 7/31/2041 lease expiration). PhRMA is an American trade group representing companies in the pharmaceutical industry. Founded in 1958 and headquartered in Washington, D.C., PhRMA lobbies on behalf of pharmaceutical companies. PhRMA has been an office tenant at the 670-680 Maine Property since 2024 and is on a lease expiring on July 31, 2041 with either one, 10-year renewal option or two, 5-year renewal options. PhRMA has a termination option with 24 months’ notice with an effective date of July 31, 2036.

The following table presents certain information relating to the tenancy of the Commercial Component at The Wharf Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/ Moody's/ S&P)(1)	Tenant Type	Tenant SF	Approx % of SF(2)	Annual UW Rent(3)	% of Total Annual UW Rent(2)	Annual UW Rent PSF(3)	Term. Option (Y/N)	Lease Expiration	Renewal Options
Major Tenants
Williams & Connolly LLP	NR/NR/NR	Office	313,485	22.8%	$19,159,432	27.4%	$61.12	Y(4)	10/31/2038	Various(5)
Anthem	NR/NR/NR	Retail	140,230	10.2%	$2,971,816	4.2%	$21.19	N	9/29/2037	(6)
PhRMA	NR/NR/NR	Office	76,470	5.6%	$5,232,077	7.5%	$68.42	Y(7)	7/31/2041	Various(8)
Washington Gas Light Company	A-/NR/A-	Office	70,056	5.1%	$3,929,432	5.6%	$56.09	N	10/31/2034	1 x 5 yr
Kelley Drye & Warren LLP(9)	NR/NR/NR	Office	65,308	4.7%	$4,326,655	6.2%	$66.25	Y(10)	8/31/2042	Various(11)
Total/Wtd. Avg.			665,549	48.4%	35,619,412	50.9%	$53.52

Non-Major Tenants			612,389	44.5%	$34,351,442	49.1%	$56.09
Occupied Collateral Total			1,277,938	93.0%	$69,970,854	100.0%	$54.75
Vacant Space			96,980	7.0%
Total/Wtd. Avg.			1,374,918	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Represents the % of SF based on the total net rental area for the Commercial Component of 1,374,918 and the % of Total Annual UW Base Rent for the Commercial Component of $69,970,854.
(3)	Annual UW Rent PSF and Annual UW Rent include contractual rent steps through March 2026 totaling $1,527,852.
(4)	Williams & Connolly LLP has a termination option with 24 months’ notice effective October 31, 2032.
(5)	Williams & Connolly LLP has either one, 10-year renewal option or two, 5-year renewal options.
(6)	Anthem has two, four-year and 11 months renewal options.
(7)	PhRMA has a termination option with 24 months’ notice effective July 31, 2036.
(8)	PhRMA has either one, 10-year renewal option or two, 5-year renewal options.
(9)	Kelley Drye & Warren LLP has executed a lease commencing on January 1, 2026 and gap rent was reserved at loan origination.
(10)	Kelley Drye & Warren LLP has the right to contract its space by 6,700 SF effective March 1, 2036 with 20 months’ notice by paying a fee of approximately $1,362,352.
(11)	Kelley Drye & Warren LLP has either one, 10-year renewal option or two, 5-year renewal options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-64

Various – Various	Loan #4	Cut-off Date Balance:	$41,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

The following table presents certain information relating to the lease rollover schedule of the Commercial Component at The Wharf Property:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM/2025	1	25	$955.24	0.0%	0.0%	$23,881	0.0%	0.0%
2026	1	1,180	$59.70	0.1%	0.1%	$70,449	0.1%	0.1%
2027	15	37,290	$59.84	2.7%	2.8%	$2,231,547	3.2%	3.3%
2028	10	51,958	$54.43	3.8%	6.6%	$2,828,267	4.0%	7.4%
2029	4	18,156	$52.69	1.3%	7.9%	$956,689	1.4%	8.7%
2030(4)	7	14,947	$62.21	1.1%	9.0%	$929,887	1.3%	10.1%
2031	4	55,362	$11.08	4.0%	13.0%	$613,469	0.9%	10.9%
2032	18	100,026	$56.65	7.3%	20.3%	$5,666,231	8.1%	19.0%
2033	16	72,678	$74.06	5.3%	25.6%	$5,382,498	7.7%	26.7%
2034	21	160,955	$58.11	11.7%	37.3%	$9,352,400	13.4%	40.1%
2035	3	35,173	$63.82	2.6%	39.8%	$2,244,832	3.2%	43.3%
Thereafter	21	730,188	$54.33	53.1%	92.9%	$39,670,703	56.7%	100.0%
Vacant	0	96,980	$0.00	7.1%	100.0%	$0	0.0%
Total/Wtd. Avg.	121	1,374,918	$54.75(5)	100.0%		$69,970,854	100.0%

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Represents lease expiration information related to the Commercial Component.
(4)	The Wharf Whole Loan matures July 11, 2030.
(5)	Total/Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

The following table presents certain information relating to the unit mix of the Multifamily Component at The Wharf Property:

Unit Mix Summary (The Wharf Consolidated – Market Rate)
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
Studio	152	149	16.8%	98.0%	380	$1,900
1 Bedroom, 1 Bathroom	266	241	29.4%	90.6%	655	$2,656
1 Bedroom, 1 Bathroom - PH	2	1	0.2%	50.0%	972	$6,000
1 Bedroom, 2 Bathroom	5	4	0.6%	80.0%	1,032	$3,410
2 Bedrooms, 1 Bathrooms	5	5	0.6%	100.0%	794	$3,277
2 Bedrooms, 2 Bathrooms	137	111	15.2%	81.0%	1,008	$4,005
2 Bedrooms, 2 Bathrooms - PH	1	1	0.1%	100.0%	1,457	$10,446
Total/Weighted Average	568	512	62.8%	90.0%	674	$2,762

Unit Mix Summary (The Wharf Consolidated – Affordable)(1)
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
Studio	89	80	9.8%	89.9%	404	$1,211
1 Bedroom, 1 Bathroom	154	141	17.0%	91.6%	639	$1,514
1 Bedroom, 2 Bathroom	3	3	0.3%	100.0%	895	$1,906
2 Bedrooms, 1 Bathrooms	19	18	2.1%	94.7%	843	$2,021
2 Bedrooms, 2 Bathrooms	71	67	7.9%	94.4%	950	$1,935
Total/Weighted Average	336	309	37.2%	92.0%	656	$1,560

(1)	The affordable housing covenants pertain to set-asides for low-income households (30% of area median income), moderate income households (60% of AMI), Tier 1 workforce households (between 60% and 100% of AMI) and Tier 2 workforce households (between 100% and 120% of AMI). The affordable housing and workforce housing restrictions expire on June 30, 2064 (50 years from the June 30, 2014 effective date of the Affordable Housing Covenant agreement with the District of Columbia).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-65

Various – Various	Loan #4	Cut-off Date Balance:	$41,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

The Market. The Wharf Property is located in the Washington D.C., approximately 3.0 miles from the central business district and 3.5 miles northeast of Reagan National Airport. The larger development stretches across almost one mile of waterfront on 24 acres, encompassing more than three million square feet of residential, retail, commercial, hotel, cultural, and public space and more than 50-acres of water. Major employers include all the branches of the federal government, the municipal government the court systems as well as the support services, such as law and public relations firms.

According to a third-party market research report, the Office Component is situated within the Southwest submarket of the Washington - DC office market. As of March 2025, the Southwest submarket reported inventory of approximately 13.81 million SF with a 14.9% vacancy and average asking rents of $51.78 PSF.

According to a third-party market research report, the Retail Component is located within the Southwest submarket of the Washington – DC retail market. As of February 2025, the Southwest submarket reported total inventory of approximately 398,104 SF with an 11.4% vacancy rate and average asking rent of $32.11 PSF.

According to a third-party market research report, the Multifamily Component is located within the Southwest/Navy Yard submarket of the Washington – DC multifamily market. As of June 2025, the Southwest/Navy Yard multifamily submarket reported total inventory of 21,152 units with a 15.8% vacancy rate and average asking rents of $2,992 per unit (per month).

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Hyatt House Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Hyatt House Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023 TTM	75.3%	$230.03	$173.18	76.5%	$263.18	$201.26	101.6%	114.4%	116.2%
12/31/2024 TTM	75.6%	$238.24	$180.09	78.9%	$270.09	$213.21	104.4%	113.4%	118.4%
3/31/2025 TTM	75.3%	$243.50	$183.45	79.6%	$272.87	$217.22	105.7%	112.1%	118.4%

Source: Industry Report, unless otherwise indicated.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The competitive set includes Residence Inn Washington, DC National Mall, Courtyard Washington Capitol Hill/Navy Yard, Hampton Inn & Suites Washington DC-Navy Yard, Hyatt Place Washington DC/National Mall, Homewood Suites by Hilton Washington DC Capitol Navy Yard and Residence Inn Washington Capitol Hill/Navy Yard.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Canopy Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Canopy Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023 TTM	71.2%	$256.26	$182.40	76.3%	$277.03	$211.37	107.2%	108.1%	115.9%
12/31/2024 TTM	75.3%	$259.22	$195.22	79.3%	$272.44	$215.96	105.3%	105.1%	110.6%
3/31/2025 TTM	75.2%	$267.13	$200.93	78.5%	$280.43	$220.24	104.4%	105.0%	109.6%

Source: Industry Report, unless otherwise indicated.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The competitive set includes Tribute Portfolio The Ven at Embassy Row, Kimpton The Hotel George, Courtyard Washington Capitol Hill/Navy Yard, Hyatt Place Washington DC/National Mall, InterContinental Washington DC The Wharf and Thompson Hotels Washington DC.

Appraisal. The appraisal concluded to an “as-is portfolio” Appraised Value for The Wharf of $1,730,000,000, which reflects a portfolio premium of 1.7%, as of dates ranging from February 21, 2025 to March 4, 2025. The aggregate as-is appraised values of The Wharf Properties is $1,700,400,000 as of dates ranging from February 21, 2025 to March 4, 2025.

Environmental Matters. According to the Phase I environmental site assessments as of dates ranging from September 4, 2024 to September 12, 2024, there was no evidence of any recognized environmental l conditions at The Wharf Properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-66

Various – Various	Loan #4	Cut-off Date Balance:	$41,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Wharf Property:

Cash Flow Analysis
	2022	2023	2024	3/31/2025 TTM	UW	UW PSF/Room(1)
Gross Potential Rent	$74,874,917	$98,237,512	$103,815,339	$105,637,537	$123,159,888(2)	$62.26
Credit Rent	$0	$0	$0	$0	$741,424	$0.37
Vacancy	($14,527,793)	($6,112,860)	($7,770,440)	($9,261,900)	($8,281,851)(3)	($4.19)
Total Base Rent	$60,347,124	$92,124,652	$96,044,899	$96,375,637	$115,619,461	$58.45
Percentage Rent	$3,562,065	$3,839,293	$3,162,795	$3,019,851	$2,755,650	$1.39
(Concessions)	($403,114)	($563,408)	($381,657)	($383,034)	($383,034)	($0.19)
Total Expense Reimbursements	$18,008,710	$26,253,287	$31,148,986	$31,140,784	$37,753,567	$19.09
Net Rental Income	$81,514,785	$121,653,824	$129,975,023	$130,153,237	$155,745,644	$78.73
Hotel Rooms Revenue	$26,490,158	$30,910,420	$32,372,748	$32,904,617	$32,904,617	$79,866
Hotel F&B Revenue	$3,975,026	$3,430,866	$3,336,409	$3,265,132	$3,265,132	$7,925
Hotel Other Departmental Revenue	$489,968	$603,550	$568,344	$566,453	$566,453	$1,375
Hotel Miscellaneous Income	$68,256	$189,066	$309,216	$301,644	$301,644	$732
Hotel Revenue	$31,023,407	$35,133,902	$36,586,716	$37,037,845	$37,037,845	$89,898
Other Income	$11,182,961	$12,671,375	$10,475,549	$10,706,546	$10,183,146	$5.15
Effective Gross Income	$123,721,154	$169,459,101	$177,037,288	$177,897,628	$202,966,635	$102.60
Hotel Rooms Expense	$5,301,095	$6,703,143	$7,095,715	$7,193,068	$7,193,068	$17,459
Hotel F&B Expense	$3,529,195	$3,849,731	$3,587,687	$3,505,014	$3,505,014	$8,507
Hotel Other Operated Departments Expense	$80,299	$95,926	$87,999	$80,598	$80,598	$196
Hotel Departmental Expenses	$8,910,589	$10,648,799	$10,771,401	$10,778,680	$10,778,680	$26,162

Real Estate Taxes	$9,168,349	$14,388,358	$17,078,754	$17,334,101	$18,444,655	$9.32
Insurance	$1,793,832	$2,327,175	$2,580,797	$2,740,951	$2,312,344	$1.17
Management Fee	$2,110,885	$2,807,326	$2,340,107	$2,298,983	$2,663,710	$1.35
Other Operating Expenses	$33,716,575	$44,309,007	$43,979,457	$44,933,782	$45,852,007	$23.18
Commercial Expenses	$46,789,642	$63,831,867	$65,979,114	$67,307,817	$69,272,716	$35.02

Hotel Real Estate Taxes	$2,062,162	$2,645,632	$2,257,700	$2,339,460	$2,365,859	$5,742
Hotel Insurance	$290,213	$313,488	$252,560	$259,336	$259,814	$631
Hotel Management Fee	$858,147	$966,522	$1,096,741	$1,112,316	$1,111,135	$2,697
Hotel Other Operating Expenses	$9,328,135	$10,260,493	$10,775,500	$11,034,216	$11,075,537	$26,882
Hotel Expenses	$12,538,657	$14,186,135	$14,382,500	$14,745,327	$14,812,345	$35,952
Total Expenses	$68,238,888	$88,666,801	$91,133,015	$92,831,824	$94,863,741	$47.96

Net Operating Income	$55,482,266(4)	$80,792,301(4)	$85,904,273	$85,065,804(5)	$108,102,894(5)	$54.65
Capital Expenditures	$0	$0	$0	$0	$455,784	$0.23
TI/LC	$0	$0	$0	$0	$2,469,376	$1.25
FF&E	$0	$0	$1,463,469	$1,481,514	$1,481,514	$3,596
Net Cash Flow	$55,482,266	$80,792,301	$84,440,804	$83,584,290	$103,696,220	$52.42

Occupancy %	NAV	NAV	NAV	93.0%(6)	93.3%(3)
NOI DSCR(7)	1.40x	2.04x	2.17x	2.15x	2.73x
NCF DSCR(7)	1.40x	2.04x	2.13x	2.11x	2.62x
NOI Debt Yield(7)	7.7%	11.2%	12.0%	11.8%	15.0%
NCF Debt Yield(7)	7.7%	11.2%	11.8%	11.6%	14.4%

(1)	Represents (i) UW $ PSF based on the NRSF for the Office Component, Retail Component and Multifamily Component totaling 1,978,150 and (ii) UW per key for “Hotel” line items based on the total rooms for the Hospitality Component totaling 412 keys.
(2)	Includes contractual rent steps through March 2026 totaling $1,527,852.
(3)	Represents the underwritten vacancy for the Commercial Component. The underwritten economic vacancy is 6.7%, which is based on the Commercial Component. The underwritten economic vacancy of all of The Wharf Properties is 8.1%.
(4)	The increase in Net Operating Income between 2022 and 2023 was primarily due to the completion of Phase II (783,576 SF of office, retail, multifamily, and parking garage space) in October 2022.
(5)	The increase in Net Operating Income between 3/31/2025 TTM and UW is primarily due to (i) eight new and renewal office leases totaling 216,539 SF ($14,094,922 of underwritten base rent) commencing between June 2024 and January 2026, (ii) 13 new and renewal retail leases totaling 21,632 SF ($1,327,108 of underwritten base rent) commencing between March 2024 and July 2026, and (iii) UW Total Base Rent includes contractual rent steps through March 2026 totaling $1,559,347 and rent averaging for investment grade tenants totaling $741,293.
(6)	The Commercial Component was 93.0% leased as of February 1, 2025 (Office Component - 93.4% and Retail Component – 92.1%). As of March 31, 2025, the Multifamily Component was 90.8% leased.
(7)	Based on The Wharf Senior Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-67

Various – Various	Loan #4	Cut-off Date Balance:	$41,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

Escrows and Reserves.

Real Estate Taxes – During the continuance of a Cash Trap Event Period (as defined below), the borrowers are required to reserve monthly 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance – During the continuance of a Cash Trap Event Period, the borrowers are required to reserve monthly 1/12th of the annual estimated insurance payments, unless The Wharf Property is insured under a blanket policy meeting the requirements set forth in the related loan agreement (in which case, no insurance escrows will be required, notwithstanding the continuance of a Cash Trap Event Period).

Replacement Reserve – During the continuance of a Cash Trap Event Period, the borrowers are required to reserve monthly an amount equal to the sum of (a) the aggregate square footage of the commercial properties (excluding the non-traditional commercial properties) multiplied by $0.20 and (b) the product of $200 per unit for each of the residential properties (initially estimated to be $37,982 as of the closing date).

TI/LC Reserve – During the continuance of a Cash Trap Event Period, the borrowers are required to reserve monthly an amount equal to 1/12th of the amount equal to the aggregate square footage of each of the commercial properties (excluding the non-traditional commercial properties) multiplied by $1.00.

FF&E Reserve – During the continuance of a Cash Trap Event Period, the borrowers are required to reserve monthly an amount equal to the greater of (i) 1/12th of 4% of the operating income for the Hospitality Component for the calendar month that is two calendar months prior to the calendar month in which the payment date occurs and (ii) the amount actually required by the franchisor pursuant to the franchise agreement.

Existing TI/LC Reserve – The Wharf Whole Loan documents required an upfront deposit equal to $18,758,819 for outstanding tenant improvements and leasing commissions related to 11 tenants.

Rent Concession Reserve – The Wharf Whole Loan documents required an upfront deposit equal to $26,973,955 for outstanding rent concessions related to 9 tenants.

Lockbox and Cash Management. The Wharf Whole Loan is structured with a hard lockbox for the Commercial Component, and a soft lockbox for the remaining collateral and springing cash management. The borrowers are required to direct tenants to pay rent directly into such lockbox account. The borrowers are permitted to collect rents received from any of the Hospitality Component, Multifamily Component, parking garages and the marina, provided, (a) such amounts are deemed to be collateral and are required to be held in trust for the benefit, and as the property, of lender, (b) such amounts are not commingled with any other funds or property of borrower or the applicable manager and (c) borrowers are required to deposit such amounts in the lockbox account within 2 business days of the receipt. Prior to the occurrence of a Cash Trap Event Period, all funds in the lockbox account are required to be distributed to borrower. During a Cash Trap Event Period, funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the loan during the continuance of the Cash Trap Event Period.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default under The Wharf Whole Loan;
(ii)	the Net Cash Flow Debt Service Coverage Ratio (“NCF DSCR”) based on The Wharf Whole Loan and The Wharf Mezzanine Loan being less than 1.15x for two consecutive calendar quarters; or
(iii)	the occurrence and continuance of an event of default under The Wharf Mezzanine Loan.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), upon the cure of such event of default under The Wharf Whole Loan;
●	with regard to clause (ii), (a) upon the date that the NCF DSCR is equal to or greater than 1.15x for two consecutive calendar quarters, (b) the borrowers make a prepayment of The Wharf Whole Loan and The Wharf Mezzanine Loan on a pro rata and pari passu basis in an amount which, after giving effect to such prepayment results in the NCF DSCR being at least 1.15x or deposits an amount with the lender that, if applied to pay down the outstanding principal balance of The Wharf Whole Loan and The Wharf Mezzanine Loan would result in the NCF DSCR being at least 1.15x, or (c) PSPIB-RE Finance II Inc., one or more affiliated investment grade rated entities or another person approved by lender delivers to lender a guaranty in an amount with lender that, if applied to pay down the outstanding principal balance of The Wharf Whole Loan and The Wharf Mezzanine Loan would result in the NCF DSCR being at least 1.15x; and
●	with regard to clause (iii), upon the cure of such event of default under The Wharf Mezzanine Loan.

Subordinate Debt. The Wharf Property also secures The Wharf Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $306,400,000. The Wharf Subordinate Companion Loan is coterminous with The Wharf Whole Loan and accrues interest at the same rate as The Wharf Whole Loan. The Wharf Whole Loan is senior in right of payment to The Wharf Subordinate Companion Loan. The holders of The Wharf Whole Loan and The Wharf Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on The Wharf Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Wharf AB Whole Loan”.

Subordinate Note Summary
	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV
The Wharf Subordinate Companion Loan	$306,400,000	7.444%	60	0	60	1.65x	10.5%	59.2%
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-68

Various – Various	Loan #4	Cut-off Date Balance:	$41,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

Mezzanine Loan and Preferred Equity. Concurrently with the funding of The Wharf Whole Loan, OP USA Debt Holding II Limited Partnership funded a mezzanine loan in the amount of $125,000,000 to be secured by the mezzanine borrowers’ interests in the borrowers as collateral for The Wharf Mezzanine Loan. The Wharf Mezzanine Loan is coterminous with The Wharf Whole Loan. The Wharf Mezzanine Loan accrues interest at a rate of 10.0000% per annum to be paid as part of each monthly debt service payment amount and is interest-only through the loan term. A mezzanine intercreditor agreement was executed at loan origination.

Mezzanine Loan Summary
	Mezzanine Original Principal Balance	Mezzanine Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI DY	Total Debt Cutoff Date LTV	Total Debt Maturity Date LTV
The Wharf Mezzanine Loan	$125,000,000	10.000%	60	0	60	1.37x	9.4%	66.5%	66.5%

Release of Property. Provided no event of default is ongoing, The Wharf Whole Loan documents provide that the borrowers may obtain the partial release of any of four individual properties: the 800 Maine office property ($45,614,000 allocated whole loan amount, 4.5% of ALA), the Hyatt House hotel property ($60,708,000 allocated whole loan amount, 5.9% of ALA), the Canopy hotel property ($46,191,000 allocated whole loan amount, 4.5% of ALA) or the Marina ($15,063,000 allocated whole loan amount, 1.5% of ALA), subject to certain conditions, including:

(i)	partial prepayment with the applicable yield maintenance premium or, at any time following the expiration of the defeasance lockout period, partial defeasance of The Wharf Whole Loan, in each case in an amount equal to 110% of the allocated loan amount for the related release property;
(ii)	the post-release debt yield for the remaining properties is at least equal to the greater of (A) the pre-release debt yield or (B) 8.5% (the “Release Debt Yield”); provided, however, that the borrowers may satisfy any the Release Debt Yield deficiency by (x) prepaying an additional amount of The Wharf Whole Loan together with the applicable yield maintenance premium therefor or defeasing an additional amount of The Wharf Whole Loan, (y) depositing cash collateral or (z) delivering a letter of credit;
(iii)	if the mezzanine loan is outstanding, concurrently with the payment of the release price, the mezzanine borrower is required to make a partial prepayment on the mezzanine loan equal to the applicable mezzanine release price;
(iv)	an opinion of counsel that the partial release satisfies applicable REMIC requirements;
(v)	rating agency confirmation.

Ground Lease. The Wharf Property is subject to 13 ground leases with the District of Columbia. 12 of the 13 ground leases expire on April 24, 2113 with the Fish Market Lease expiring April 23, 2064 with one, 49 year extension option. Each tenant has prepaid rent in full for the term.

Terrorism Insurance. The Wharf Whole Loan documents require an “all risk” insurance policy on a replacement cost basis, including (i) business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity, and (ii) terrorism coverage as defined by TRIPRA. The borrowers are not required to spend on terrorism insurance coverage more than 2 times the amount of the annual property insurance premium on a stand-alone basis (including rent loss coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-69

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,000,000
2223 El Cajon Boulevard	The Lafayette Hotel	Cut-off Date LTV:	32.5%
San Diego, CA 92104		UW NCF DSCR:	5.03x
		UW NOI Debt Yield:	40.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-70

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,000,000
2223 El Cajon Boulevard	The Lafayette Hotel	Cut-off Date LTV:	32.5%
San Diego, CA 92104		UW NCF DSCR:	5.03x
		UW NOI Debt Yield:	40.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-71

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,000,000
2223 El Cajon Boulevard	The Lafayette Hotel	Cut-off Date LTV:	32.5%
San Diego, CA 92104		UW NCF DSCR:	5.03x
		UW NOI Debt Yield:	40.5%

The Lafayette Hotel
2223 El Cajon Boulevard
San Diego, CA 92104
SAN DIEGO
Grantville
Friars Rd.
Mission City
Mission Village Dr.
805
15
Rancho Mission Plaza
Snapdragon Stadium
SDSU Mission Valley Campus
STADIUM
MISSION SD
Fenton Marketplace
FENTON PARKWAY
San Diego River
8
Tecolote Canyon Natural Park
Linda Vista Plaza
Cabrillo Fwy
163
Mission Ctr. Rd.
Serra Mesa
Pacific College of Health and Science
Friars Mission Center
Rio Vista Shopping Center
RIO VISTA
SD TROLLEY
Mission Valley Fwy
Cunningham Field
University of San Diego
Linda Vista Rd.
Torro Stadium
Hazard Center
MISSION VALLEY CENTER
Mission Valley Shops
Mission Valley
Kensington
HAZARD CENTER
Mission Valley Center
Mission Valley
Park Place Plaza
Friars Rd.
Fashion Valley
Plaza Del Rio
Mission Valley West
Jacob Dekema Fwy
Escondido Fwy
Sheraton Mission Valley
Riverwalk Golf Course
Hilton
Adams Ave.
Adams Ave.
Mission Valley Fwy
Cross Roads Office Park
Park Blvd.
Kindred Hospital San Diego
University Heights
Normal Heights
Mission Grove Office Park
UCSD Hillcrest Hospital
Mission Hills
Scripps Mercy Hospital
El Cajon Blvd.
El Cajon Blvd.
Texas St.
Utah St.
30th St.
Sunset Blvd.
Mission Hills Center
W. Washington St
The Hub Hillcrest Market
Lincoln Ave.
University Ave.
Mission Hills Park
Mission Hills Plaza
Village Hillcrest
University Ave.
Washington St
Hillcrest
Richmond St.
Park Blvd.
1st Ave.
4th Ave.
6th Ave.
5
Midtown
Upas St.
WASH STREET
COASTER
San Diego Fwy
Boundary St.
San Diego International Airport
Reynard Way
Park West
San Diego Zoo
BALBOA PARK
Morey Field Sports Complex
SAN DIEGO COUNTY
MIDDLETOWN
SD Museum of Art
SD Natural History Museum
Pershing Dr.
Pacific Hwy.
Laurel St.
Museum of Us
Fleet Science Center
SD Automotive Museum
Comic-Con Museum
SD Air & Space Museum
Naval Medical Center
Balboa Park Golf Course
26th St.
Little Italy
SD County Administrative Center
COUNTY CENTER
California Western School of Law
Balboa Stadium
San Diego City College
Maritime Museum of SD
San Diego Bay
SANTA FE DEPOT
One America Plaza
CIVIC CENTER
B St.
CITY COLLEGE
Broadway
Downtown San Diego
SD TROLLEY
USS Midway Museum
Horton Plaza
94
Market St.
Market St.
Tuna Harbor Park
12TH & MARKET
Coronado-Broadway Pier Ferry
SEAPORT VILLAGE
GASLAMP QUARTER
Grant Hill
Petco Park
San Diego Convention Center
12TH & IMPERIAL
25TH & COMMERCIAL
Oceanside
Vista
San Marcos
Carlsbad
Escondido
Encinitas
Solana Beach
Ramona
Poway
Del Mar
SAN DIEGO COUNTY
Pacific Ocean
Santee
SAN DIEGO
El Cajon
La Mesa
Lemon Grove
Spring Valley
Coronado
National City
Chula Vista
Imperial Beach
San Ysidro
UNITED STATES
MEXICO
TIJUANA

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-72

Mortgage Loan No. 5 – The Lafayette Hotel

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	A-sf*/Aaa/AAA			Location:	San Diego, CA 92104
Original Balance:	$36,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$36,000,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	5.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1946/2023
Borrower Sponsor:	CH Projects, Inc.			Size:	139 Rooms
Guarantors:	Arsalun Tafazoli and Boris Shekhter			Cut-off Date Balance Per Room:	$258,993
Mortgage Rate:	5.2800%			Maturity Date Balance Per Room:	$232,006
Note Date:	7/18/2025			Property Manager:	CH Projects, Inc.
Maturity Date:	8/5/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	300 months			UW NOI:	$14,581,422
IO Period:	0 months			UW NCF:	$13,059,449
Seasoning:	0 months			UW NOI Debt Yield:	40.5%
Prepayment Provisions:	L(24),D(30),O(6)			UW NCF Debt Yield:	36.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	45.2%
Additional Debt Type:	NAP			UW NCF DSCR:	5.03x
Additional Debt Balance:	NAP			Most Recent NOI(3):	$13,995,857 (6/30/2025 TTM)
Future Debt Permitted (Type):	Yes (Mezzanine)			2nd Most Recent NOI(3):	$12,594,718 (12/31/2024)
				3rd Most Recent NOI(3):	NAV
				Most Recent Occupancy(3):	63.6% (6/30/2025)
				2nd Most Recent Occupancy(3):	55.8% (12/31/2024)
Reserves(1)				3rd Most Recent Occupancy(3):	NAV
Type	Initial	Monthly	Cap	Appraised Value (as of):	$110,700,000 (6/13/2025)
RE Taxes:	$74,523	$27,623(2)	NAP	Appraised Value Per Room:	$796,403
Insurance:	$0	Springing	NAP	Cut-off Date LTV Ratio:	32.5%
FF&E Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio:	29.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$36,000,000	100.0%	Loan Payoff:	$35,000,000	97.2%
			Closing Costs:	$905,437	2.5%
			Upfront Reserves:	$74,523	0.2%
			Sponsor Equity:	$20,040	0.1%
Total Sources:	$36,000,000	100.0%	Total Uses:	$36,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The first monthly payment for the tax deposit will be $91,213.69 and $27,622.75 thereafter.
(3)	The increase from 2nd Most Recent NOI and 2nd Most Recent Occupancy through Most Recent NOI and Most Recent Occupancy is primarily attributable to The Lafayette Hotel Property (as defined below) completely closing down from October 2022 and partially re-opening in July 2023.

The Mortgage Loan. The fifth largest mortgage loan (the “The Lafayette Hotel Mortgage Loan”) is evidenced by a promissory note with an aggregate original principal amount of $36,000,000. The Lafayette Hotel Mortgage Loan was originated by JPMorgan Chase Bank, National Association (“JPMCB”) on July 18, 2025. The Lafayette Hotel Mortgage Loan is secured by a first priority fee mortgage encumbering a 139-room, full service, non-union hospitality property located in the North Park neighborhood of San Diego, California (the “The Lafayette Hotel Property”).

The Borrowers and the Borrower Sponsor. The borrowers for The Lafayette Hotel Mortgage Loan are Lafayette Club, LLC and North Park Yacht Club, LLC, each a California limited liability company, structured as a single-purpose entity with one independent director. The borrower sponsor for The Lafayette Hotel Mortgage Loan is CH Projects, Inc. (“CH Projects”). The non-recourse carveout guarantors are Arsalun Tafazoli, one of the founders of CH Projects and Boris Shekhter.

CH Projects was founded by San Diego native Arsalun Tafazoli as Consortium Holdings hospitality company in 2007 with the opening of Neighborhood bar in San Diego. Today, CH Projects holds ownership stakes in over 20 bars, restaurants and hotels across San Diego including concepts such as Born and Raised, Fortunate Son, Neighborhood, Polite Provisions, Raised by Wolves, Leila and the reimagined historic The Lafayette Hotel. CH Projects sets out to create not just restaurants and bars, but public gathering spaces that help cultivate neighborhoods and whose concepts are meant to be incubators for meaningful interaction.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-73

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,000,000
2223 El Cajon Boulevard	The Lafayette Hotel	Cut-off Date LTV:	32.5%
San Diego, CA 92104		UW NCF DSCR:	5.03x
		UW NOI Debt Yield:	40.5%

The Property. The Lafayette Hotel Property is a three-story, 139 key, full-service, non-union boutique hotel located in the North Park neighborhood of San Diego. Initially developed in 1946 and designed by Frank L. Hope, Jr., The Lafayette Hotel has deep historic roots in San Diego, being listed on the National Register of Historic Places since July 2012 and has received multiple awards and accolades, including the 2024 Gold Nugget Merit Award for best rehabilitation project as well as Esquire’s 2024 new hotel of the year award, becoming San Diego’s first and only winner of this award, to-date. According to the borrower sponsor, The Lafayette Hotel Property was closed from October 2022 through July 2023, during which it underwent an approximately $38.4 million ($276,600 per room) gut renovation completed by Brooklyn-based Post Company. The Lafayette Hotel Property re-opened in July 2023 with 131 rooms and six restaurants which has since increased to the full 139 rooms as of January 2025. Through the trailing twelve months ending in June 2025, The Lafayette Hotel Property reported occupancy, ADR and RevPAR penetration rates of 82.1%, 143.4% and 117.6%, respectively. Post renovation, there has been strong month-over-month revenue and cash flow growth, with net cash flow for the trailing twelve month period ending in June 2025 representing a 11.7% growth from year-end 2024. Similarly, The Lafayette Hotel Property has exhibited 12.9% of year-to-date RevPAR growth through June, exhibiting a continued ramping cash flow that has yet to achieve stabilization. Additionally, as of May 2025, the PACE report showed a 47.1% increase in room bookings, a 6.8% increase in ADR and 57.1% increase in rooms revenue. The Lafayette Hotel Property features 139 rooms, ranging from 250 SF to 1,800 SF, with a weighted average of 381 SF. The various room layouts include queen/king rooms, family suites with bunk beds, and two, four-bedroom poolside bungalows. Each room is fitted with a maximalist design and features a flat-screen television and extensive mini-bars.

The Lafayette Hotel Property currently features six food and beverage outlets each with an independent intention and menu offering, including the following: (1) The Lafayette, a circular lobby bar which is located under a glass atrium and is surrounded by a hand-painted ceiling that features classic cocktails, (2) Quixote, open for lunch and dinner and offering an Oaxacan-inspired menu, (3) the Beginners Diner, a 24-hour diner adjacent to the lobby, (4) Lou Lou’s, a reimagined supper club and live music venue, (5) The Gutter, a late night game room which offers classic cocktails and features a bowling alley and other bar games, and (6) the Lafayette Pool Bar. In addition to the foregoing, the borrower sponsor is expected to complete Le Horse, a European fine dining restaurant currently under construction and is slated to be completed by year-end 2025. As of the trailing 12 months ending in June 2025, food and beverage revenues were 68.3% of total revenues. Additionally, The Lafayette Hotel Property includes an open-air courtyard featuring an Olympic-sized outdoor pool, which was originally designed by Olympic gold medalist Johnny Weissmuller, with poolside bungalows and 9,597 SF of meeting space across four rooms. Other notable amenities include valet-only parking, a gift shop, a gym and a spa complete with a steam room and cold plunge.

According to the appraisal, demand segmentation for The Lafayette Hotel Property is 90.0% transient and 10.0% meeting and group. Additionally, the appraisal noted that there are no directly competing properties either proposed or under construction.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of The Lafayette Hotel Property and its competitive set:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			The Lafayette Hotel (2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2024	76.8%	$228.57	$176.37	55.8%	$323.24	$180.46	72.7%	141.4%	102.3%
TTM 6/30/2025	77.5%	$227.25	$176.08	63.6%	$325.84	$207.13	82.1%	143.4%	117.6%

Source: Industry Report.

(1)	Competitive set includes Palihotel San Diego, Alma, San Diego, a Tribute Portfolio Hotel, Andaz San Diego, The Guild Hotel, San Diego, A Tribute Portfolio Hotel, Carte Hotel San Diego Downtown, Curio Collection by Hilton and Moxy San Diego Downtown/Gaslamp Quarter.
(2)	Occupancy, ADR and RevPAR figures for The Lafayette Hotel Property are based on historical operating statements provided by the borrower sponsor.
(3)	Variances between the underwriting, the appraisal and the industry report with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing.

The Market. The Lafayette Hotel Property is located in San Diego County, which is the second most populous county in California and fifth most populous in the United States, and within the San Diego-Carlsbad Core-Based Statistical Area (“CBSA”). According to the appraisal, the San Diego-Carlsbad CBSA is experiencing mild economic expansion, supported by a highly skilled and well-educated labor force. Additionally, although the San Diego-Carlsbad CBSA is projected to experience a decline in population, it is expected to remain a popular tourist destination. Significant economic growth is expected due to ongoing construction projects, particularly in downtown San Diego and the Seaport Village area, which will stimulate the economy and create new jobs. San Diego offers several types of public transportation within the city and county, such as bus routes, a waterfront shuttle, pedicabs, Trolley, and Amtrak trains. There are approximately 105 bus routes within the city and county of San Diego, and there are a number of bus stops along El Cajon Boulevard and Park Boulevard, proximate to The Lafayette Hotel Property.

Moreover, The Lafayette Hotel Property’s local market area benefits from its strong base in tourism, proximity to the Pacific Ocean and access to the surrounding areas of San Diego County. The area is conveniently located near numerous San Diego attractions including SeaWorld, Mission Bay, Old Town, Balboa Park and the San Diego Zoo. The immediate local area also has a wide variety of restaurant and entertainment options including two large regional malls. Submarket demographics point to modest increases in population and households; however, The Lafayette Hotel Property and its location are considered a destination point, thereby drawing guests from a much broader geographical range. In addition, airport passenger counts are returning to pre-pandemic levels and continued passenger growth is expected.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-74

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,000,000
2223 El Cajon Boulevard	The Lafayette Hotel	Cut-off Date LTV:	32.5%
San Diego, CA 92104		UW NCF DSCR:	5.03x
		UW NOI Debt Yield:	40.5%

The following table presents the primary competitive properties to The Lafayette Hotel Property:

Competitive Property Summary(1)
Property	Year Built	Rooms	Transient	Group	2024 Occupancy	2024 ADR	2024 RevPAR
The Lafayette Hotel Property	1946	139	90%	10%	55.8%(2)	$323.24(2)	$180.46(2)
Palihotel San Diego	1912	122	90%	10%	80% - 85%	$220 - $240	$160 - $180
Andaz San Diego	2007	159	85%	15%	70% - 75%	$240 - $260	$160 - $180
Alma, San Diego, a Tribute Portfolio Hotel	2009	211	80%	20%	75% - 80%	$220 - $240	$160 - $180
Moxy San Diego Downtown/Gaslamp Quarter	2018	126	90%	10%	75% - 80%	$200 - $220	$160 - $180
The Guild Hotel, San Diego, A Tribute Portfolio Hotel	2019	162	85%	15%	75% - 80%	$200 - $220	$160 - $180
Carte Hotel San Diego Downtown, Curio Collection by Hilton	2019	246	80%	20%	80% - 85%	$240 - $260	$180 - $200
Total/Wtd. Average		1,165	85%	15%	74.9%	$237.22	$177.78

Source: Appraisal, unless otherwise noted.

(1)	Variances between the underwriting, the appraisal and the industry report with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and timing differences.
(2)	2024 Occupancy, 2024 ADR and 2024 RevPAR figures for The Lafayette Hotel Property represent the annual period ending December 2024 based on historical operating statements provided by the borrower sponsor.

Appraisal. The appraisal concluded to an “As-Is” value for The Lafayette Hotel Property of $110,700,000 as of June 13, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated June 9, 2025, there was no evidence of any recognized environmental conditions at The Lafayette Hotel Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at The Lafayette Hotel Property:

Cash Flow Analysis(1)(2)(3)
	2024	6/30/2025 TTM	UW	UW per Room
Occupancy(4)	55.8%	63.6%	63.6%
ADR	$323.24	$325.84	$325.84
RevPAR	$180.46	$207.13	$207.13

Room Revenue	$8,652,484	$10,479,957	$10,508,748	$75,603
Food & Beverage Revenue	$24,081,143	$24,324,227	$26,707,291	$192,139
Other Departmental Income	$687,020	$790,288	$833,282	$5,995
Total Revenue	$33,420,647	$35,594,472	$38,049,321	$273,736

Room Expense	$1,771,260	$2,139,546	$2,145,424	$15,435
Food & Beverage Expenses	$13,498,302	$13,400,821	$14,713,710	$105,854
Other Departmental Expenses	$265,800	$272,358	$287,175	$2,066
Management Fee(5)	$1,002,619	$1,067,834	$1,141,480	$8,212
Real Estate Taxes	$426,022	$431,269	$442,094	$3,181
Insurance	$260,218	$283,045	$424,112	$3,051
Other Expenses	$3,601,707	$4,003,742	$4,313,903	$31,035
Total Expenses	$20,825,929	$21,598,615	$23,467,899	$168,834

Net Operating Income(4)	$12,594,718	$13,995,857	$14,581,422	$104,902
FF&E	$1,336,826	$1,423,779	$1,521,973	$10,949
Net Cash Flow(4)	$11,257,892	$12,572,079	$13,059,449	$93,953

NOI DSCR	4.85x	5.39x	5.62x
NCF DSCR	4.34x	4.84x	5.03x
NOI Debt Yield	35.0%	38.9%	40.5%
NCF Debt Yield	31.3%	34.9%	36.3%

(1)	Variances between the underwriting, the appraisal and the industry report with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing.
(2)	Historical financial information prior to 2024 is not available because The Lafayette Hotel Property underwent a full renovation and was closed from October 2022 to July 2023.
(3)	Eight guestrooms were added to The Lafayette Hotel Property in January 2025.
(4)	The increase from 2024 Occupancy, Net Operating Income and Net Cash Flow through June TTM Occupancy, Net Operating Income and Net Cash Flow is primarily attributable to The Lafayette Hotel Property completely closing down from October 2022 and partially re-opening in July 2023.
(5)	The Lafayette Hotel Property is self-managed but is underwritten to a 3.0% management fee, in line with the appraisal.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-75

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$36,000,000
2223 El Cajon Boulevard	The Lafayette Hotel	Cut-off Date LTV:	32.5%
San Diego, CA 92104		UW NCF DSCR:	5.03x
		UW NOI Debt Yield:	40.5%

Escrows and Reserves.

Real Estate Taxes – On the loan origination date, the borrowers were required to make a deposit of approximately $74,523 into a reserve for real estate taxes. In addition, the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next ensuing 12 months, which is initially estimated to be approximately $27,623 ($198.73 per room), except for the first payment which will be approximately $91,214.

Insurance – The borrowers are required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable during the ensuing 12 months; provided, however, the foregoing requirement is waived so long as (i) no event of default is continuing and (ii) the borrowers maintain insurance coverage for The Lafayette Hotel Property as part of blanket or umbrella coverage reasonably approved by the lender.

FF&E – Upon the occurrence of an FF&E Trigger Event (as defined below), the borrowers will be required to deposit into an FF&E reserve, on a monthly basis, an amount equal to the greater of (i) 4.0% of gross rents for the calendar month two months prior to such payment date and (ii) if The Lafayette Hotel Property becomes subject to a franchise agreement, the amount required by the franchise agreement.

A “FF&E Trigger Event” means the period commencing upon the debt service coverage ratio being less than 3.25x.

Lockbox and Cash Management. The Lafayette Hotel Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager, as applicable, are required to deliver direction letters to each of the credit card companies with which the borrowers have entered into a merchant’s or other credit card processing agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to the borrowers under the applicable credit card processing agreement. The borrowers are required to (or cause the property manager to) deposit all revenue generated by The Lafayette Hotel Property into the lender-controlled lockbox account within two business days. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrowers unless a Cash Sweep Period (as defined below) exists. If no Cash Sweep Period is continuing, all funds in the lockbox account are required to be swept into the borrowers’ operating account. During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day into a lender-controlled cash management account to be applied and disbursed in accordance with The Lafayette Hotel Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with The Lafayette Hotel Mortgage Loan may be held by the lender in an excess cash flow reserve account as additional collateral for The Lafayette Hotel Mortgage Loan.

A “Cash Sweep Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a bankruptcy action of a borrower or the hotel manager or (iii) the debt service coverage ratio being less than 2.25x.

A Cash Sweep Period will end (a) with respect to clause (i) above, if the cure of the event of default has been accepted by the lender, (b) with respect to clause (ii) above solely with respect to the hotel manager, if the hotel manager is replaced within 60 days with a qualified manager under a replacement management agreement, or (c) with respect to clause (iii) above, the debt service coverage ratio is greater than or equal to 2.25x for one calendar quarter or the lender receives a cash deposit or letter of credit which, if used to reduce the outstanding principal balance of The Lafayette Hotel Mortgage Loan, would be sufficient to cause the debt service coverage ratio to equal or exceed 2.25x; provided, however, that (A) no event of default is continuing, (B) a Cash Sweep Period caused by a bankruptcy action of hotel manager may occur no more than five times during the term of The Lafayette Hotel Mortgage Loan, (C) the borrowers have paid all of the lender’s reasonable expenses incurred in connection with the cure of the Cash Sweep Period, including reasonable attorney’s fees and expenses, and (D) in no event may the borrowers cure a Cash Sweep Period caused by a bankruptcy or similar action of the borrowers.

Terrorism Insurance. The borrowers are required to obtain and maintain all risk property insurance for 100% of full replacement cost and business interruption insurance for 18 months plus a 6-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-76

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$29,975,000
Various	Wichita Falls Multifamily Portfolio	Cut-off Date LTV:	67.4%
Wichita Falls, TX 76308		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-77

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$29,975,000
Various	Wichita Falls Multifamily Portfolio	Cut-off Date LTV:	67.4%
Wichita Falls, TX 76308		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.2%

Wichita Falls Multifamily Portfolio
1 Colony Park Wichita Falls, TX
2 Brentwood Timberlane Wichita Falls, TX
3 Park Place Wichita Falls, TX
Sheppard Air Force Base
Wichita Falls Municipal Airport
WICHITA FALLS
Pleasant Valley
Lucy Park
Kay Yeager Coliseum
Wichita Theater Performing Art Centre
Harding St
DOWNTOWN WICHITA FALLS
United Reg. Health Care System
KPC Promise Hosp. of Wichita Falls
Kemp Center for the Arts
9th St
Seymour Hwy
Seymour Rd
Kemp Blvd
Waurika Frwy
Castaway Cove Waterpark
Fort Worth 111 miles
Parker Square Shopping Ctr.
Wichita Falls Country Club
Old Jacksboro Hwy
Midwestern State University
Kell West Regional Hospital
Call Field Rd
Midwestern Pkwy
D L Ligon Coliseum
Sikes Senter
Vernon College Skills Training Center
WICHITA COUNTY
Kickapoo Downtown Airpark
Fairway Blvd
McNiel Ave
Kiwanis Park
The Champions Course at Weeks Park
Southwest Pkwy
Memorial Stadium
Southwest Plaza
Plex Entertainment
Lake Wichita Park
Lake Wichita
Archer City Hwy
Lakeside City
ARCHER COUNTY
Sheppard Access Rd
MLK Jr. Blvd
N. Scott Ave
Loop 11
COLO.
KANSAS
Wichita
Springfield
MO
Santa Fe
TULSA
Claremore
Amarillo
OKLAHOMA CITY
ALBUQUERQUE
Norman
Fort Smith
NEW MEXICO
OKLAHOMA
AR
Wichita Falls
Lubbock
Denton
Las Cruces
FT. WORTH
DALLAS
Shreveport
EL PASO
Abilene
CIUDAD JUAREZ
Midland
TEXAS
Odessa
Killeen
Waco
San Angelo
AUSTIN
College Station
Conroe
Del Rio
HOUSTON
Beaumont
CHIHUAHUA
SAN ANTONIO
Galveston
MEXICO
Laredo
Corpus Christi
Gulf of Mexico
MONTERREY
McAllen
Brownsville

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-78

Mortgage Loan No. 6 – Wichita Falls Multifamily Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Wichita Falls, TX 76308
Original Balance:	$29,975,000			General Property Type:	Multifamily
Cut-off Date Balance:	$29,975,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	4.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(3):	Various/2023
Borrower Sponsors:	Vinod K. Gupta and			Size:	588 Units
	Chanresh Gupta			Cut-off Date Balance per Unit:	$50,978
Guarantors(1):	Various			Maturity Balance per Unit:	$50,978
Mortgage Rate:	6.5920%			Property Manager:	CR Operating Company
Note Date:	6/26/2025				(borrower-related)
First Payment Date:	8/11/2025			Underwriting and Financial Information
Maturity Date:	7/11/2030			UW NOI:	$3,046,749
Original Term to Maturity:	60 months			UW NCF:	$2,899,749
Original Amortization Term:	0 months			UW NOI Debt Yield:	10.2%
IO Period:	60 months			UW NCF Debt Yield:	9.7%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	10.2%
Prepayment Provisions:	L(24),D(32),O(4)			UW NCF DSCR:	1.45x
Lockbox/Cash Mgmt Status:	Soft/Springing			Most Recent NOI:	$2,879,487 (4/30/2025 TTM)
Additional Debt Type:	NAP			2nd Most Recent NOI:	$2,495,931 (12/31/2024)
Additional Debt Balance:	NAP			3rd Most Recent NOI:	$772,584 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	92.0% (6/6/2025)
Reserves(2)				2nd Most Recent Occupancy:	93.4% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	74.4% (12/31/2023)
RE Taxes:	$270,740	$38,678	NAP	Appraised Value (as of):	$44,500,000 (Various)
Insurance:	$0	Springing	NAP	Appraised Value per Unit:	$75,680
Immediate Repairs:	$610,063	$0	NAP	Cut-off Date LTV Ratio:	67.4%
Replacement Reserve:	$0	$12,250	NAP	Maturity Date LTV Ratio:	67.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$29,975,000	100.0%	Loan Payoff:	$18,633,229	62.2%
			Return of Equity:	$9,703,805	32.4%
			Upfront Reserves:	$880,803	2.9%
			Closing Costs:	$757,163	2.5%
Total Sources:	$29,975,000	100.0%	Total Uses:	$29,975,000	100.0%

(1)	See “The Borrowers and the Borrower Sponsors” section below for further discussion of the guarantors.
(2)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(3)	The Wichita Falls Multifamily Portfolio Properties (as defined below) were built between 1973 and 1980.

The Mortgage Loan. The sixth largest mortgage loan (the “Wichita Falls Multifamily Portfolio Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $29,975,000 secured by the fee interests in three multifamily properties totaling 588 units (the “Wichita Falls Multifamily Portfolio Properties”).

The Borrowers and the Borrower Sponsors. The borrowers are Brentwood/Timberlane Limited Partnership, Colony Park Apartments I Limited Partnership and Park Place Apartments I Limited Partnership, each a single purpose, Texas limited partnership with one independent director. The borrower sponsors are Vinod K. Gupta and Chanresh Gupta, and the non-recourse carveout guarantors are The Vinod and Chanresh Gupta Trust, dated as of July 8, 1994, Vinod K. Gupta and Chanresh Gupta.

Vinod Gupta has over 40 years of real estate investment experience across all asset classes and has actively operated multifamily assets in Oklahoma City, with a portfolio exceeding 2,000 apartments across Texas and Oklahoma. He leads CR Operating Company, a fully integrated property management and development firm managing his wholly owned assets. Chanresh oversees the financial operations of a portfolio comprising of over 500,000 SF of commercial space and over 600 apartment homes.

The Properties. The Wichita Falls Multifamily Portfolio Properties consist of three garden-style multifamily properties containing a total of 588 units located in Wichita Falls, Texas. The Wichita Falls Multifamily Portfolio Properties were built between 1973 and 1980 and renovated in 2023 for approximately $5.6 million. The renovation included addressing deferred maintenance, upgrading and modernizing amenities, and renovating apartment units. As of June 6, 2025, the properties were 92.0% occupied.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-79

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$29,975,000
Various	Wichita Falls Multifamily Portfolio	Cut-off Date LTV:	67.4%
Wichita Falls, TX 76308		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to the Wichita Falls Multifamily Portfolio Properties:

Portfolio Summary
Property Address	Year Built/ Renovated	Units	Property Sub-Type	June 2025 Occupancy	Appraised Value	% of Portfolio Appraised Value	Allocated Loan Amount	UW NOI	UW NOI Per Unit	% of Total UW NOI
Colony Park	1978/2023	272	Garden	92.3%	$20,000,000	44.9%	$13,518,279	$1,381,147	$5,078	45.3%
4700 Taft Boulevard
Wichita Falls, Texas 76308
Brentwood Timberlane	1980/2023	216	Garden	94.9%	$15,800,000	35.5%	$12,185,708	$1,228,890	$5,689	40.3%
4515 Maplewood Avenue
Wichita Falls, Texas 76308
Park Place	1973/2023	100	Garden	85.0%	$8,700,000	19.6%	$4,271,013	$436,711	$4,367	14.3%
3611 Maplewood Avenue
Wichita Falls, Texas 76308
Total/Wtd.Avg.		588		92.0%	$44,500,000	100.0%	$29,975,000	$3,046,749	$5,182	100.0%

Colony Park

The Colony Park property is a 272-unit garden-style multifamily property situated on an approximately 12.15-acre site located in Wichita Falls, Texas. The property, which includes 34 two-story apartment buildings and two non-residential buildings, was constructed in 1978 and renovated in 2023 for $3.3 million. Renovations included addressing deferred maintenance, upgrading amenities, and renovating apartment units. Community amenities include a basketball court, bbq/picnic area, courtyard, tennis court, swimming pool, clubhouse and laundry facility. The Colony Park property was 92.3% occupied as of June 6, 2025. Occupancy at the Colony Park property for year-end 2022, 2023, and 2024 was 67.1%, 63.5%, and 94.0%, respectively.

The following table presents certain information relating to the unit mix of the Colony Park property:

Unit Mix(1)
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit(2)
1 Bedroom	144	137	52.9%	95.1%	682	$717
2 Bedroom, 1 Bath	40	37	14.7%	92.5%	861	$820
2 Bedroom, 2 Bath	88	77	32.4%	87.5%	952	$901
Total/Weighted Average	272	251	100.0%	92.3%	796	$789

(1)	Information based on the underwritten rent roll dated as of June 6, 2025.
(2)	Average Underwritten Monthly Rent per Unit is based on the occupied units.

Brentwood Timberlane

The Brentwood Timberlane property is a 216-unit garden-style multifamily complex situated on an approximately 10.52-acre site located in Wichita Falls, Texas. The property, which includes 27 two-story apartment buildings and two non-residential buildings, was constructed in 1980 and renovated in 2023 for a cost of approximately $1.53 million. The renovations included upgrades to amenities and renovations to the apartment units. Community amenities include a swimming pool and laundry facility. The Brentwood Timberlane property was 94.9% occupied as of June 6, 2025. Occupancy at the Brentwood Timberlane property for year-end 2022, 2023, and 2024 was 74.2%, 82.9%, and 93.7%, respectively.

The following table presents certain information relating to the unit mix of the Brentwood Timberlane property:

Unit Mix(1)
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit(2)
Studio	54	52	25.0%	96.3%	500	$659
1 Bedroom	84	83	38.9%	98.8%	683	$755
2 Bedroom, 1 Bath	30	27	13.9%	90.0%	879	$869
2 Bedroom, 2 Bath	48	43	22.2%	89.6%	961	$924
Total/Weighted Average	216	205	100.0%	94.9%	726	$781

(1)	Information based on the underwritten rent roll dated as of June 6, 2025.
(2)	Average Underwritten Monthly Rent per Unit is based on the occupied units.

Park Place

The Park Place property is a 100-unit garden-style multifamily complex situated on an approximately 5.05 acre-site located in Wichita Falls, Texas. The property, which includes 13 two-story apartment buildings and two non-residential buildings, was constructed in 1973 and renovated in 2023 for approximately $730,000. Renovations included addressing deferred maintenance, upgrading amenities, and renovating apartment units. Community amenities include a

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-80

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$29,975,000
Various	Wichita Falls Multifamily Portfolio	Cut-off Date LTV:	67.4%
Wichita Falls, TX 76308		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.2%

bbq/picnic area, clubhouse, common laundry, swimming pool and sport court. The Park Place property was 85.0% occupied as of June 6, 2025. Occupancy at the Park Place property for year-end 2022, 2023, and 2024 was 84.1%, 85.5%, and 91.0%, respectively.

The following table presents certain information relating to the unit mix of the Park Place property:

Unit Mix(1)
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit(2)
1 Bedroom	36	35	36.0%	97.2%	761	$768
2 Bedroom, 1 Bath	40	29	40.0%	72.5%	1,108	$1,008
2 Bedroom, 2 Bath	24	21	24.0%	87.5%	965	$927
Total/Weighted Average	100	85	100.0%	85.0%	948	$889

(1)	Information based on the underwritten rent roll dated as of June 6, 2025.
(2)	Average Underwritten Monthly Rent per Unit is based on the occupied units.

The Market. The Wichita Falls Multifamily Portfolio Properties are located in Wichita Falls, Texas, within Wichita County. The properties are located within two miles of one another and within 5 miles to the north of the central business district. The city of Wichita is home to Sheppard Air Force Base, approximately 15 miles south of the Oklahoma border and 115 miles northwest of Fort Worth, Texas. Wichita Falls is linked to major cities in the state by Interstate 44, U.S. Routes 82, 281, 277, 287, and State Route 79. The Wichita Falls metropolitan area had a 2024 population of 148,473.

According to a third party market research report, the Wichita Falls Multifamily Portfolio Properties are located in the Wichita Falls submarket. As of the second quarter of 2025, the submarket had an inventory of 6,360 units, a vacancy rate of 9.1%, and an average asking rental rate of $891.

Wichita Falls Multifamily Portfolio Demographic Summary(1)
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Average Household Income	3-mile Average Household Income	5-mile Average Household Income
Colony Park	Wichita Falls, TX	9,411	55,541	81,823	$102,562	$87,558	$84,980
Brentwood Timberlane	Wichita Falls, TX	10,672	60,427	81,325	$92,382	$90,223	$85,337
Park Place	Wichita Falls, TX	8,613	61,273	87,258	$88,239	$85,552	$83,591

Source: Appraisal.

(1)	Based on 2024 figures.

Appraisal. According to the appraisals, the Wichita Falls Multifamily Portfolio Properties had an aggregate “As Is” appraised value of $44,500,000 as of dates ranging from April 14, 2025 to April 23, 2025.

Environmental Matters. According to the Phase I environmental site assessments dated between May 1, 2025 and May 28, 2025, there was no evidence of any recognized environmental conditions at the Wichita Falls Multifamily Portfolio Properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-81

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$29,975,000
Various	Wichita Falls Multifamily Portfolio	Cut-off Date LTV:	67.4%
Wichita Falls, TX 76308		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Wichita Falls Multifamily Portfolio Properties:

Cash Flow Analysis
	2023	2024	4/30/2025 TTM	UW	UW per unit
Base Rent	$3,256,770	$4,799,763	$5,103,751	$5,203,518	$8,850
Grossed Up Vacant Space	$1,825,437	$629,385	$436,797	$503,100	$856
Gross Potential Rent	$5,082,207	$5,429,147	$5,540,548	$5,706,618	$9,705
Less: Concessions	($36,686)	($172,221)	($176,275)	($204,014)	($347)
Less: Collection Loss	($259,660)	($275,703)	($230,481)	($175,253)	($298)
Net Rentable Income	$4,785,861	$4,981,223	$5,133,792	$5,327,351	$9,060
Vending	$46,901	$223,184	$231,403	$233,129	$396
Other Income	$436,734	$447,830	$506,892	$574,342	$977
(Vacancy / Credit Loss)	($1,825,437)	($629,385)	($436,797)	($503,100)	($856)
Effective Gross Income	$3,444,059	$5,022,852	$5,435,289	$5,631,723	$9,578

Real Estate Taxes	$412,884	$439,898	$458,210	$442,029	$752
Insurance	$312,295	$339,086	$348,159	$385,196	$655
Management Fee	$140,754	$203,106	$210,690	$168,952	$287
Other Operating Expenses	$1,805,542	$1,544,829	$1,538,743	$1,580,315	$2,688
Other Fixed Expenses	$0	$0	$0	$8,482	$14
Total Operating Expenses	$2,671,475	$2,526,920	$2,555,802	$2,584,974	$4,396

Net Operating Income	$772,584(1)	$2,495,931(1)	$2,879,487(1)	$3,046,749	$5,182
Replacement Reserves	$0	$0	$0	$147,000	$250
Net Cash Flow	$772,584	$2,495,931	$2,879,487	$2,899,749	$4,932

Occupancy (%)	74.4%	93.4%	92.0%(2)	91.2%(3)
NOI DSCR	0.39x	1.25x	1.44x	1.52x
NCF DSCR	0.39x	1.25x	1.44x	1.45x
NOI Debt Yield	2.6%	8.3%	9.6%	10.2%
NCF Debt Yield	2.6%	8.3%	9.6%	9.7%

(1)	The increase in Net Operating Income from 2023 to 2024 and April 30, 2025, was primarily due to the replacement of a third party property manager in 2023 and completion of the renovations and lease up.
(2)	Represents physical occupancy as of June 6, 2025.
(3)	Represents the underwritten economic occupancy. The property was 92.0% physically occupied as of June 6, 2025.

Escrows and Reserves.

Real Estate Taxes – The Wichita Falls Multifamily Portfolio Mortgage Loan documents require an upfront deposit of $270,740 and ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially estimated at $38,678.

Insurance – The Wichita Falls Multifamily Portfolio Mortgage Loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided, no event of default is continuing, the borrowers maintain insurance coverage for the Wichita Falls Multifamily Portfolio Properties as part of blanket or umbrella coverage reasonably approved by the lender, and the borrowers provide the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies.

Immediate Repairs – The Wichita Falls Multifamily Portfolio Mortgage Loan documents require an upfront deposit of $610,063 to perform the immediate repairs.

Replacement Reserve – On a monthly basis, the borrowers are required to escrow approximately $12,250 for replacement reserves.

Lockbox and Cash Management. The Wichita Falls Multifamily Portfolio Mortgage Loan is structured with a soft lockbox and springing cash management. The borrowers are required to cause all rents received by the borrowers or property manager to be deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account are remitted on each business day to the borrowers at any time other than during the continuance of a Cash Trap Event Period (as defined below). Upon the occurrence and during the continuance of a Cash Trap Event Period, all amounts are required to be remitted to a lender-controlled cash management account on each business day to be applied and disbursed in accordance with the Wichita Falls Multifamily Portfolio Mortgage Loan documents. During the continuance of a Cash Trap Event Period, all available cash remaining after the required applications and disbursements will be held in a lender-controlled subaccount.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-82

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$29,975,000
Various	Wichita Falls Multifamily Portfolio	Cut-off Date LTV:	67.4%
Wichita Falls, TX 76308		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.2%

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; or
(ii)	the debt service coverage ratio (“DSCR”) is less than 1.15x (tested quarterly).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default; or
●	with regard to clauses (ii) above, the DSCR is equal to or greater than 1.15x for two consecutive calendar quarters.

Release of Property. None.

Terrorism Insurance. The Wichita Falls Multifamily Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Wichita Falls Multifamily Portfolio Properties, as well as business interruption insurance covering no more than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-83

Retail – Super Regional Mall	Loan #7	Cut-off Date Balance:	$24,964,573
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	53.0%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-84

Retail – Super Regional Mall	Loan #7	Cut-off Date Balance:	$24,964,573
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	53.0%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-85

Retail – Super Regional Mall	Loan #7	Cut-off Date Balance:	$24,964,573
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	53.0%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-86

Retail – Super Regional Mall	Loan #7	Cut-off Date Balance:	$24,964,573
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	53.0%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.4%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-87

Retail – Super Regional Mall	Loan #7	Cut-off Date Balance:	$24,964,573
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	53.0%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.4%

Maple Grove
Brooklyn Park
Brooklyn Center
Crystal Airport
Bass Lake Rd
Border Foods
US Foods
Crystal Shopping Center
Bottineau Blvd
N. 49th Ave
Crystal
Northrop Grumman
Zachary Ln
New Hope
N. 42nd Ave
Robbinsdale
Rockford Road Plaza
Clifton French Regional Park
N. 36th Ave
Plymouth
Medina
NW Blvd
Medicine Lake
Boone Ave
Winnetka Ave
Douglas Dr
Noble Ave
N. 26th Ave
Upsher-Smith Laboratories
Grainger Industrial Supply
Dunkirk Ln N.
Vicksburg Ln
Resideo Technologies
General Mills Research Center
Golden Valley
6th Ave N
Orono
Honeywell Solid State Electronics
HENNEPIN COUNTY
The Club at Golden Valley
Theodore Wirth Golf Course
Wayzata Country Club
Gleason Lake
Gleason Lake Rd
Carlson Center Shoppes
Brookview Golf Course
General Mills Headquarters
Downtown Minneapolis 3 miles
Siemens Industry, Inc.
Ridgedale Festival Center
Colonial Square
Wayzata
Wayzata Village Shops
Ridgedale Center
12401 Wayzata Boulevard
Minnetonka, MN 55305
Westwood Park
Cedar Lake Rd
Lake Minnetonka
Minnetonka
Minneapolis Golf Club
MINNEAPOLIS
Cargill Corporate Office
Meadow Park
Grays Bay
St. Louis Park
Minnetonka Blvd
Woodland
Big Willow Park
17th Ave N.
Jidana Park
Civic Center Park
Minnetonka Blvd
The Shoppes at Knollwood
Oak Ridge Country Club
Minnikahda Country Club
Deephaven
Country Village Shopping Ctr.
Knollwood Village
Methodist Hospital
Williston Rd
Hopkins
Lake Street Ext
Vine Hill Rd
Excelsior Blvd
Meadowbrook Golf Club
7-HI Shopping Center
Westwind Plaza
SuperValu Distribution Center
SuperValu Regional Office
Interlachen Country Club
Fulton
Interlachen Blvd
Big Thrills Amusement Park
Excelsior Blvd
Shady Oak Lake
Edina Country Club
France Ave
Xerxes Ave
Blake Rd
Purgatory Park
Vernon Ave
Edina
Shorewood
Glen Lake Golf Course
Minn.-St. Paul Intl. Airport 9 miles
Townline Rd
Bredesen Park
Chanhassen
Eden Prairie
Bryant Lake Regional Park
Southdale Center
Galleria Edina
Lotus Lake
Bryant Lake
Mooney Lake
Eagle Lake
Eagle Lake Golf Course
Bass Lake
94
694
169
101
61
10
100
156
9
24
55
494
6
12
394
73
5
60
7
3
62
212
4
ST. PAUL
MINNEAPOLIS
Anoka
Coon Rapids
Blaine
Brooklyn Park
Maple Grove
Plymouth
Minnetonka
Edina
Richfield
Bloomington
Eden Prairie
Chanhassen
Chaska
Shakopee
Savage
Burnsville
Prior Lake
Apple Valley
Eagan
Rosemount
Lakeville
Farmington
Woodbury
Stillwater
Hastings
Cottage Grove
Mendota Heights
Inver Grove Heights
Roseville
Maplewood
Oakdale
Hugo
Forest Lake
Champlin
Fridley
New Brighton
Shoreview
Golden Valley
Wayzata
Orono
Medina
Jordan
DAKOTA COUNTY
WASHINGTON COUNTY
ANOKA COUNTY
HENNEPIN COUNTY
SCOTT COUNTY
CARVER COUNTY

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-88

Mortgage Loan No. 7 – Ridgedale Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Minnetonka, MN 55305
Original Balance(1):	$25,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$24,964,573			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	3.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1974/2015, 2018
Borrower Sponsors:	Brookfield Properties Retail Holding			Size(3):	562,474 SF
	LLC and CBRE			Cut-off Date Balance Per SF(1):	$213
Guarantor:	BPR Nimbus LLC			Maturity Date Balance Per SF(1):	$203
Mortgage Rate:	7.0940%			Property Manager:	Brookfield Properties Retail Inc.
Note Date:	5/7/2025				(borrower-related)
Maturity Date:	6/1/2030			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$17,310,034
Amortization Term:	360 months			UW NCF:	$16,111,964
IO Period:	0 months			UW NOI Debt Yield(1):	14.4%
Seasoning:	2 months			UW NCF Debt Yield(1):	13.4%
Prepayment Provisions:	L(26),D(27),O(7)			UW NOI Debt Yield at Maturity(1):	15.2%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	1.67x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$16,470,623 (12/31/2024)
Additional Debt Balance(1):	$94,865,378			2nd Most Recent NOI:	$15,289,358 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$14,165,913 (12/31/2022)
Reserves(2)				Most Recent Occupancy(4):	90.1% (3/31/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	84.2% (12/31/2024)
RE Taxes:	$0	$307,619	NAP	3rd Most Recent Occupancy(4):	87.6% (12/25/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$226,000,000 (2/10/2025)
Replacement Reserve:	$0	$11,718	$281,237	Appraised Value Per SF:	$402
TI/LC Reserve:	$2,782,540	$46,873	$1,124,948	Cut-off Date LTV Ratio(1):	53.0%
Gap Rent:	$527,683	Springing	NAP	Maturity Date LTV Ratio(1):	50.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$120,000,000	78.9%	Loan Payoff:	$147,380,257	96.9%
Sponsor Equity:	$32,125,969	21.1%	Upfront Reserves:	$3,310,223	2.2%
			Closing Costs:	$1,435,489	0.9%
Total Sources:	$152,125,969	100.0%	Total Uses:	$152,125,969	100.0%

(1)	The Ridgedale Center Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate original principal balance of $120,000,000. The financial information presented in the chart above is based on the Ridgedale Center Whole Loan (as defined below).
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(3)	Size is exclusive of 595,868 SF associated with Macy’s, JCPenney and Nordstrom, which are non-collateral anchor tenants.
(4)	Occupancy does not include 595,868 SF associated with Macy’s, JCPenney and Nordstrom, which are non-collateral anchor tenants. Including non-collateral anchors, occupancy was 95.2%, 92.2% and 94.0% as of the 3/31/2025, 12/31/2024 and 12/25/2023 rent rolls, respectively.

The Mortgage Loan. The seventh largest mortgage loan (the “Ridgedale Center Mortgage Loan”) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $119,829,951 (the “Ridgedale Center Whole Loan”). The Ridgedale Center Whole Loan is secured by the borrowers’ fee interest in a 562,474 SF portion of a super regional mall located in Minnetonka, Minnesota (the “Ridgedale Center Property”). The Ridgedale Center Whole Loan was originated by Morgan Stanley Bank, N.A. (“MSBNA”) on May 7, 2025. The non-controlling Note A-2 with an original principal balance of $25,000,000 represents the Ridgedale Center Mortgage Loan and will be included in the BANK5 2025-5YR16 securitization trust. The remaining non-controlling Notes A-3, A-4 and A-5 are currently held by MSBNA and are expected to be contributed to one or more future securitization transactions. The Ridgedale Center Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK5 2025-5YR15 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-89

Retail – Super Regional Mall	Loan #7	Cut-off Date Balance:	$24,964,573
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	53.0%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.4%

The table below summarizes the promissory notes that comprise the Ridgedale Center Whole Loan.

Ridgedale Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$55,000,000	$54,922,061	BANK5 2025-5YR15	Yes
A-2	$25,000,000	$24,964,573	BANK5 2025-5YR16	No
A-3(1)	$15,000,000	$14,978,744	MSBNA	No
A-4(1)	$20,000,000	$19,971,659	MSBNA	No
A-5 (1)	$5,000,000	$4,992,915	MSBNA	No
Total	$120,000,000	$119,829,951

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrowers and Borrower Sponsors. The borrowers are Ridgedale Center, LLC, Ridgedale Anchor Acquisition, LLC, and Ridgedale TRS Sub LLC, each a Delaware limited liability company that is owned and controlled by affiliates of Brookfield Properties Retail Holding LLC (“Brookfield Properties”) and CBRE Investment Management. Each borrower is structured to be a single purpose bankruptcy-remote entity, having one independent director in its organizational structure. The non-recourse carveout guarantor is BPR Nimbus LLC, an affiliate of Brookfield Properties. The borrower sponsors are Brookfield Properties Retail Holding LLC and CBRE.

Brookfield Properties develops and operates real estate investments on behalf of Brookfield Asset Management, which is one of the largest alternative asset managers in the world. Its portfolio spans the globe, encompassing over 1,100 properties and representing over 400 million square feet. Brookfield Properties is focused on managing, leasing and redeveloping retail properties including a portfolio of over 160 retail properties across seven countries.

CBRE Investment Management is an investment management firm that delivers sustainable investment solutions across real asset categories, geographies, risk profiles and execution formats to clients, people and communities. CBRE is responsible for more than $149.1 billion of assets under management with over 1,000 team members and over 30 offices worldwide.

The Property. The Ridgedale Center Property is part of a 1,158,342 SF super regional shopping center built in 1974 and renovated in 2015 and 2018, and located in Minnetonka, Minnesota on an 81.53-acre parcel with 4,779 parking spaces (“Ridgedale Center”). Of the total 1,158,342 SF, 562,474 SF constitutes the collateral for the Ridgedale Center Whole Loan, with the remaining non-collateral areas of Ridgedale Center occupied by Macy’s, JCPenney and Nordstrom, owned by third parties. The non-collateral anchors are not subject to operating covenants. Ridgedale Center has a trade area of approximately 390,000 people. Ridgedale Center has benefited from high tenant demand with occupancy averaging 91.7% over the last three years. Further, the Ridgedale Center Property is currently 90.1% leased and features a mix of 95 national and regional tenants. The Ridgedale Center Property has capitalized on strong leasing momentum, increasing net operating income from $13.2 million in 2019 to $14.2 million in 2022, and $16.5 million in 2024. Recently, the borrower sponsors have leased or expanded popular retailers including Alo, Fabletics, Evereve, Lego, Nike, The North Face, Ticknor’s, TravisMathew, Verb Studios, Warby Parker, and Lululemon.

Between 2015 and 2018, Brookfield Properties invested $135 million to redevelop and expand Ridgedale Center. The expansion featured the addition of 50,000 SF, the addition of a new flagship Nordstrom store (non-collateral), landscaping and pedestrian improvements, renovation of mall entries, and the addition of two full-service restaurants. Between 2020 and 2022, Brookfield Properties invested $27.3 million to re-lease the former Sears parcel to Dick’s House of Sport and Planet Fitness.

According to the appraisal, Ridgedale Center is a leading mall in Minneapolis, attracting significant foot traffic and generating over $166 million in annual in-line sales. As of the trailing twelve months ending December 2024, the non-collateral Macy’s and Nordstrom reported annual sales of $46,300,000 and $41,000,000, respectively, which outperforms their national averages.

The following table presents certain comparable sales history at the Ridgedale Center Property:

Comparable Sales(1)
	2019	2021	2022	2023	2024
Inline (<10,000 SF) Sales PSF	$795	$742	$746	$709	$719
Inline (<10,000 SF excluding Apple) Sales PSF	$555	$545	$541	$528	$547
Inline (<10,000 SF excluding Apple) Occ. Cost Ratio(2)	17.3%	17.3%	15.1%	13.4%	12.7%
Anchor Sales(3)	$112,400,000	$95,200,000	$107,100,000	$95,500,000	$126,697,485
Total Ridgedale Center Sales(3)	$267,403,672	$243,283,269	$275,502,192	$275,074,476	$315,968,095

(1)	All sales information presented above is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	Occupancy Cost Ratio is a ratio calculated by the sum of (i) contractual rent and (ii) reimbursements, based on the underwritten rent roll dated March 31, 2025, divided by gross sales.
(3)	Includes sales of Macy’s, JCPenney and Nordstrom, which are not part of the collateral. Dick’s Sporting Goods sales are only reported in 2024.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-90

Retail – Super Regional Mall	Loan #7	Cut-off Date Balance:	$24,964,573
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	53.0%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.4%

Major Tenants.

Dick’s Sporting Goods (115,262 SF; 20.5% of NRA; 12.4% of underwritten base rent): Dick’s Sporting Goods (NYSE: DKS) (Moody’s/S&P/Fitch: Baa2/BBB/NR) is America’s largest sporting goods retailer. The company is based in Coraopolis, Pennsylvania and has approximately 854 stores and 50,100 employees. Dick’s Sporting Goods has been a tenant at the Ridgedale Center Property since April 2022 when it signed a 10-year lease. The location is home to Dick’s House of Sport, an innovative retail concept that blends traditional sports retail with hands-on experiences. The concept was launched by Dick’s Sporting Goods in 2022 and there are 75 to 100 locations expected to be open by 2027. The tenant reported sales of $31,197,485 ($271 per square foot) for the trailing twelve months ending December 31, 2024. Dick’s Sporting Goods has three, 5-year renewal options remaining and no termination options.

Lululemon Athletica (8,984 SF; 1.6% of NRA; 3.6% of underwritten base rent): Lululemon Athletica is a Canadian multinational athletic apparel retailer headquartered in Vancouver, British Columbia. Founded in 1998, the company began as a yoga-focused brand and has since expanded its product offerings to include a wide range of athletic wear. There are 767 retail locations across the globe. Lululemon Athletica reported net revenue of $10.6 billion in fiscal year 2024, representing an approximately 10% increase compared to the previous year. Lululemon Athletica has been at the property since 2018 and has recently extended its lease expiration to July 2033. Lululemon Athletica has one, 5-year renewal option remaining and no termination options.

Old Navy (13,660 SF; 2.4% of NRA; 3.3% of underwritten base rent): Old Navy is a national apparel and accessories brand that is owned by Gap. Old Navy opened its first store in 1994. Today, there are over 1,100 Old Navy stores. Old Navy reported full year 2024 net sales of approximately $8.4 billion, which was a 2% increase compared to the previous year. Old Navy has been at the property since 2018 and has a lease expiration date of August 2026. Old Navy has two, 5-year renewal options remaining and no termination options.

The following table presents certain information relating to tenancy at the Ridgedale Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Anchor / Major Tenants
Dick’s Sporting Goods	NR/Baa2/BBB	115,262	20.5%	$1,704,725	12.4%	$14.79	1/31/2033	3 x 5 yr	N
Planet Fitness	NR/NR/NR	22,316	4.0%	$248,823	1.8%	$11.15	11/30/2032	3 x 5 yr	N
H&M(3)	NR/NR/BBB	17,198	3.1%	$0	0.0%	$0.00	1/31/2026	N	N
Victoria’s Secret	NR/Ba3/BB-	15,540	2.8%	$309,868	2.2%	$19.94	1/31/2027	N	Y(4)
GAP/GAPKIDS/BABYGAP	NR/Ba3/BB	13,765	2.4%	$275,025	2.0%	$19.98	6/30/2026	N	N
Old Navy	NR/Ba3/BB	13,660	2.4%	$454,332	3.3%	$33.26	8/31/2026	2 x 5 yr	N
Pottery Barn	NR/NR/NR	12,530	2.2%	$392,314	2.8%	$31.31	1/31/2027	N	N
Urban Outfitters(3)	NR/NR/NR	10,249	1.8%	$0	0.0%	$0.00	1/31/2032	2 x 5 yr	N
Subtotal/Wtd. Avg.		220,520	39.2%	$3,385,087	24.6%	$15.35

Select In-line < 10,000 SF
Lululemon Athletica	NR/NR/NR	8,984	1.6%	$494,120	3.6%	$55.00	7/31/2033	1 x 5 yr	N
The Cheesecake Factory(3)	NR/NR/NR	8,428	1.5%	$0	0.0%	$0.00	1/31/2038	2 x 5 yr	N
Apple	NR/Aaa/AA+	8,229	1.5%	$458,108	3.3%	$55.67	1/31/2037	N	Y(5)
Cotton On	NR/NR/NR	7,471	1.3%	$234,963	1.7%	$31.45	9/30/2032	N	Y(6)
BATH & BODY WORKS/WHITE B	NR/Ba2/BB+	5,961	1.1%	$208,993	1.5%	$35.06	1/31/2027	N	N
Subtotal/Wtd. Avg.		39,073	6.9%	$1,396,184	10.1%	$35.73

Remaining Occupied		247,413	44.0%	$9,002,908	65.3%	$36.39
Occupied Total		507,006	90.1%	$13,784,179	100.0%	$27.19

Vacant		55,468	9.9%
Total/Wtd. Avg.		562,474	100.0%

(1)	Based on the underwritten rent roll dated as of March 31, 2025 and exclusive of 595,868 SF associated with Macy’s, JCPenney and Nordstrom, all of which are non-collateral anchors.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	H&M, Urban Outfitters, and The Cheesecake Factory pay percentage rent in lieu of base rent. $377,969 was underwritten for H&M based on 10% of 2024 reported sales. $124,622 was underwritten for Urban Outfitters based on 8% of 2024 reported sales. $332,181 was underwritten for The Cheesecake Factory based on 3.5% of 2024 reported sales.
(4)	If at any time, the shopping center is no longer under the ownership or management of Brookfield Properties, or an affiliate thereof, and Victoria’s Secret's change in annual net sales for any 12-month period after such management change is more than 10% less than the average percentage change in the tenant's "comp sales" for all other stores in the tenant's retail chain operating under the same trade name for the same 12-month period, then the tenant may terminate its lease on 90 days' notice, provided that such notice is given within 36 months of the management change.
(5)	Apple has the right to terminate its lease effective January 31, 2032 upon advance written notice given at any time during the period commencing on February 1, 2031 and ending on the date that is 90 days thereafter. If exercised, the tenant is required to pay a termination fee in the amount of $600,000.
(6)	If Cotton On's net sales fail to exceed $1,305,555 in the period October 1, 2026 through September 30, 2027, then the tenant may elect to terminate its lease by providing written notice to the landlord during the period of October 1, 2027 through November 30, 2027. The lease will terminate and be null and void 180 days after delivery of such notice. The tenant is required to pay a termination fee equal to the unamortized portion of the Construction Allowance. The Construction Allowance is equal to $1,120,650 based on $150 per square foot.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-91

Retail – Super Regional Mall	Loan #7	Cut-off Date Balance:	$24,964,573
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	53.0%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.4%

The following table presents certain information relating to the lease rollover schedule at the Ridgedale Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total UW Base Rent Rolling	Approx. Cumulative % of Total UW Base Rent Rolling	UW Base Rent PSF Rolling
MTM/2025	10	21,646	3.8%	3.8%	619,639	4.5%	4.5%	$28.63
2026	27	116,024	20.6%	24.5%	3,468,146	25.2%	29.7%	$29.89
2027	15	76,740	13.6%	38.1%	2,348,315	17.0%	46.7%	$30.60
2028	11	33,262	5.9%	44.0%	1,647,187	11.9%	58.6%	$49.52
2029	4	9,733	1.7%	45.8%	535,040	3.9%	62.5%	$54.97
2030(3)	4	11,602	2.1%	47.8%	369,106	2.7%	65.2%	$31.81
2031	3	11,164	2.0%	49.8%	226,109	1.6%	66.8%	$20.25
2032	6	45,479	8.1%	57.9%	722,987	5.2%	72.1%	$15.90
2033	8	150,322	26.7%	84.6%	3,111,463	22.6%	94.7%	$20.70
2034	1	2,644	0.5%	85.1%	108,933	0.8%	95.4%	$41.20
2035	4	11,733	2.1%	87.2%	169,148	1.2%	96.7%	$14.42
2036 & Thereafter	2	16,657	3.0%	90.1%	458,108	3.3%	100.0%	$27.50
Vacant	0	55,468	9.9%	100.0%	0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	95	562,474	100.0%		13,784,179	100.0%		$27.19(4)

(1)	Based on the underwritten rent roll dated March 31, 2025.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	The Ridgedale Center Whole Loan matures on June 1, 2030.
(4)	Total/Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Ridgedale Center Property is located in Minnetonka, Minnesota, in the western suburbs of Minneapolis. According to the appraisal, the Ridgedale Center Property’s local area is composed of predominantly commercial uses located along Interstate 394 and Plymouth Road, plus the addition of residential uses primarily to the south and west. There is an abundance of surrounding retail including two shopping centers: Ridgehaven and Ridgedale Festival Center. The average household income within a five-mile radius is $135,223, increasing to $143,299 within seven miles, and decreasing to $126,468 within ten miles. The population in these areas is 196,248, 389,819, and 923,470, respectively.

Ridgedale Center benefits from a strong tenant mix. Notably, Apple is a significant draw, with sales of approximately $44 million. According to the appraisal, the West Hennepin County submarket, as of the third quarter of 2024, has a total inventory of approximately 5.4 million SF with an 8.8% vacancy rate. The Ridgedale Center Property serves a trade area of approximately 390,000 people and approximately 169,000 households. The Ridgedale Center trade area has an average household income of approximately $143,000.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Ridgedale Center Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF	Renewal Tenant Improvements PSF
Under 1,500 SF	$70.00	7	2.5% per annum	$80.00	$0.00
1,500 – 2,500 SF	$65.00	7	2.5% per annum	$80.00	$0.00
2,501 – 5,000 SF	$38.50	7	2.5% per annum	$80.00	$0.00
5,001 – 10,000 SF	$37.50	7	2.5% per annum	$80.00	$0.00
Major	$27.50	10	10.0% mid-term	$15.00	$0.00
Outparcel Small	$50.00	7	2.5% per annum	$75.00	$0.00
Anchor	$12.50	10	10.0% mid-term	$15.00	$0.00

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-92

Retail – Super Regional Mall	Loan #7	Cut-off Date Balance:	$24,964,573
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	53.0%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.4%

The table below presents certain information relating to retail centers comparable to the Ridgedale Center Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built / Renovated	Total NRA	Occupancy	Anchor	Distance to Ridgedale Center
Ridgedale Center	1974 / 2015, 2018	1,158,342(2)	95%(2)	Macy’s, Nordstrom, JCPenney, Dick’s Sporting Goods	NAP
The Shops at West End	2009 / NAP	380,001	83%	ShowPlace Icon Theatres, Cub Foods, Punch Bowl	4.7 Miles East
The Shoppes at Knollwood	1955 / 2015	464,577	88%	Cub Foods, Kohl’s, Old Navy, T.J. Maxx, Ulta Beauty	4.8 Miles Southwest
Eden Prairie Center	1976 / 2001	1,135,549	89%	Scheels All Sports, Von Maur, Target, JCPenney, Kohl’s, AMC Theaters	9.8 Miles South
Galleria Edina	1959 / 2019	398,585	96%	Barnes & Noble, Crate & Barrel, Rypen Furniture & Décor	12.2 Miles Southeast
Southdale Center	1956 / 2011	1,246,152	88%	Macy’s, Kowalski’s Market, AMC 16 Theater, Life Time Sport	12.3 Miles Southwest
Rosedale Center	1968 / 2006	1,149,487	89%	Macy’s, JCPenney, Von Maur, AMC 14 Theater, Dick’s Sporting Goods	16.4 Miles Northeast
Mall of America	1992 / 2002	2,900,000	85%	Macy’s, Nordstrom, Barnes & Noble, SEA LIFE Aquarium, Nickelodeon Universe	18.2 Miles Southeast

Source: Appraisal.

(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of March 31, 2025 and includes 595,868 SF associated with Macy’s, JCPenney and Nordstrom, which are non-collateral anchor tenants.

Appraisal. The appraiser concluded to an “as-is” value for the Ridgedale Center Property of $226,000,000 as of February 10, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated February 19, 2025, there was no evidence of any recognized environmental conditions at the Ridgedale Center Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-93

Retail – Super Regional Mall	Loan #7	Cut-off Date Balance:	$24,964,573
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	53.0%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Ridgedale Center Property:

Cash Flow Analysis
	2021	2022	2023	2024	UW	UW PSF
Gross Potential Rent(1)	$9,237,959	$10,899,610	$12,399,367	$13,334,013	$13,784,179	$24.51
Reimbursements	$7,745,945	$8,360,289	$8,777,683	$8,083,862	$8,766,360	$15.59
Other Income(2)	$4,444,583	$4,585,635	$4,192,508	$4,800,413	$5,282,158	$9.39
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	$0.00
Effective Gross Income	$21,428,487	$23,845,534	$25,369,559	$26,218,288	$27,832,696	$49.48

Real Estate Taxes	$4,304,684	$3,760,881	$3,615,932	$3,500,745	$3,691,433	$6.56
Insurance	$159,607	$180,395	$179,106	$190,621	$179,786	$0.32
Other Expenses	$6,159,074	$5,738,345	$6,285,162	$6,056,298	$6,651,443	$11.83
Total Expenses	$10,623,365	$9,679,621	$10,080,201	$9,747,665	$10,522,662	$18.71

Net Operating Income	$10,805,122	$14,165,913	$15,289,358	$16,470,623	$17,310,034	$30.77
TI/LC	$0	$0	$0	$0	$1,085,575	$1.93
Capital Expenditures	$0	$0	$0	$0	$112,495	$0.20
Net Cash Flow	$10,805,122	$14,165,913	$15,289,358	$16,470,623	$16,111,964	$28.64

Occupancy %(3)	78.7%	88.8%	94.0%	92.2%	95.2%
NOI DSCR(4)	1.12x	1.46x	1.58x	1.70x	1.79x
NCF DSCR(4)	1.12x	1.46x	1.58x	1.70x	1.67x
NOI Debt Yield(4)	9.0%	11.8%	12.7%	13.7%	14.4%
NCF Debt Yield(4)	9.0%	11.8%	12.7%	13.7%	13.4%

(1)	Based on the underwritten rent roll dated as of March 31, 2025 and includes rent steps and tenants that have leases that have not yet commenced but have been executed.
(2)	Other Income is based on the borrower sponsor’s budget and includes income from business development, specialty leasing, overage rent and other miscellaneous income.
(3)	Occupancy is inclusive of 595,868 SF associated with Macy’s, JCPenney and Nordstrom, which are non-collateral anchor tenants. The collateral occupancy was 90.1%, 84.2% and 87.6% as of the March 31, 2025, December 31, 2024 and December 25, 2023 rent rolls, respectively.
(4)	Based on the Ridgedale Center Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The Ridgedale Center Whole Loan documents provide for ongoing monthly reserves equal to 1/12th of the taxes that the lender reasonably estimates will be payable during the next twelve months.

Insurance – The Ridgedale Center Whole Loan documents provide for ongoing monthly reserves equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the related insurance policies upon the expiration thereof. Notwithstanding the foregoing, the borrower will not be required to make such insurance-related monthly deposits if the borrower has delivered to the lender evidence satisfactory to the lender that blanket insurance policies providing the coverage required to be maintained under the Ridgedale Center Whole Loan documents are in effect and the insurance premiums payable in connection with such blanket policies have been prepaid for not less than one year in advance (or, for the period of coverage as to which certificates were delivered at closing, if less than one year).

Replacement Reserves – The Ridgedale Center Whole Loan documents provide for ongoing monthly reserves equal to 1/12th of the product of (i) $0.25 and (ii) the total owned leasable square feet of the Ridgedale Center Property (which product is initially approximately $11,718) for replacements required to be made to the Ridgedale Center Property during the calendar year; provided that the obligation to make deposits into such reserve is suspended at any time the funds in such reserve equal or exceed twenty-four times such monthly deposit (initially $281,237).

TI/LC Reserves – The Ridgedale Center Whole Loan documents provide for an upfront reserve of $2,782,540 for existing tenant improvement, leasing commission and related obligations, and ongoing monthly reserves equal to 1/12th of the product of (i) $1.00 and (ii) the total owned leasable square feet of the Ridgedale Center Property (which product is initially approximately $46,873) for future tenant improvement, leasing commission and related obligations; provided that the obligation to make deposits into such reserve is suspended at any time the funds in such reserve equal or exceed twenty-four times such monthly deposit (initially $1,124,948). The initial deposit is not considered toward the cap amount.

Anchor Tenant Reserves – During the continuance of an Anchor Tenant Trigger Event (as defined below), the Ridgedale Center Whole Loan documents provide for ongoing monthly deposits of all excess cash flow, which deposits are required to be made until such time as the aggregate amount deposited is greater than or equal to the Individual Anchor Tenant Threshold Amount (as defined below) for the related Anchor Tenant Trigger Event. After such time, no further deposits will be required in relation to such Anchor Tenant Trigger Event, even if the funds in the Anchor Tenant reserve allocable to such Anchor Tenant Trigger Event thereafter fall below the related Individual Anchor Tenant Threshold Amount.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-94

Retail – Super Regional Mall	Loan #7	Cut-off Date Balance:	$24,964,573
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	53.0%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.4%

“Anchor Tenant” means each tenant or operator under any lease which demises 75,000 square feet or more (which space is either continuous or demised under a single lease), and any Anchor Tenant’s replacement under a lease that either (a) leases not less than 75% of the space previously occupied by such Anchor Tenant and provides for aggregate annual gross rent of not less than 75% of the annual gross rent previously paid by such Anchor Tenant or (b) leases not less than 50% of the space previously occupied by such Anchor Tenant and provides for aggregate annual gross rent of not less than 100% of the annual gross rent previously paid by such Anchor Tenant.

“Anchor Tenant Trigger Event” means an event:

(A)	commencing when any Anchor Tenant:
(i)	has ceased to be in occupancy or otherwise ceased to utilize the demised premises for business purposes (except for temporary closures (a) in connection with restoration, repair or renovation, (b) of under 60 days, (c) in compliance with applicable law, regulation or governmental mandate, or (d) by reason of civil unrest);
(ii)	is the subject of a bankruptcy proceeding;
(iii)	has vacated its premises, or given written notice or publicly stated its intention to vacate its premises and has not withdrawn such notice within 60 days;
(iv)	has terminated, canceled or surrendered its lease or delivered written notice of its intent to do so; or
(v)	fails to renew its lease within the applicable renewal option period provided for in such lease; and

(B)	continuing until such time as:
(i)	if commenced in connection with clause (A)(i) above, such Anchor Tenant operates its business at the Ridgedale Center Property for no less than 30 consecutive days during normal business hours;
(ii)	if commenced in connection with clause (A)(ii) above, such bankruptcy is dismissed, such Anchor Tenant emerges from bankruptcy, or, if the related premises are leased from the borrower, such lease is either (x) accepted and affirmed by such Anchor Tenant in the applicable bankruptcy proceeding or (y) assumed by a replacement Anchor Tenant;
(iii)	if commenced in connection with clause (A)(iii) above, such Anchor Tenant has reoccupied its premises or rescinded its notice of intent to vacate, as applicable;
(iv)	if commenced in connection with clause (A)(iv) above, such Anchor Tenant has rescinded notice of intent to terminate, cancel or surrender its lease;
(v)	if commenced in connection with clause (A)(v) above, such Anchor Tenant renews or extends its lease pursuant to the terms of such lease;
(vi)	if the related anchor parcel is owned by the borrower, a replacement tenant is in occupancy under a lease that either (a) leases not less than 75% of the space previously occupied by such Anchor Tenant and provides for aggregate annual gross rent of not less than 75% of the annual gross rent previously paid by such Anchor Tenant or (b) leases not less than 50% of the space previously occupied by such Anchor Tenant and provides for aggregate annual gross rent of not less than 100% of the annual gross rent previously paid by such Anchor Tenant, in each case among other related conditions; or
(vii)	if the related anchor parcel is not owned by the borrower, an officer’s certificate of the borrower in form and substance reasonably satisfactory to the lender is delivered stating that the related Anchor Tenant Trigger Event does not result in the violation of co-tenancy requirements in leases representing more than 15% of the aggregate rent payable under non-anchor leases at the Ridgedale Center Property.

“Individual Anchor Tenant Threshold Amount” means, with respect to any Anchor Tenant, an amount equal to the product of (x) $50.00 and (y) the aggregate amount of gross leasable square footage of the applicable Anchor Tenant’s space as of the origination date.

Gap Rent – The Ridgedale Center Whole Loan documents provide for an upfront reserve of approximately $527,683 for free rent, gap rent and rent abatements relating to leases with various tenants.

Lockbox and Cash Management. The Ridgedale Center Whole Loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to establish a lender-controlled lockbox account, and to direct each tenant under each lease (other than Seasonal Leases (as defined below)) to deposit all rents (other than Non-Core Income (as defined below)) due with respect to the Ridgedale Center Property into such lockbox account. If, notwithstanding the foregoing direction, the borrower receives any such rents or revenues from the Ridgedale Center Property, it is required to deposit such amounts into the lockbox account within two business days of receipt. Funds on deposit in the lockbox account are required to be transferred to the lender’s cash management account every business day. Funds in the cash management account are required to be applied monthly (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves”, (ii) to fund the payment of debt service on the Ridgedale Center Whole Loan, (iii) provided that no event of default is continuing as to which the lender has initiated an Enforcement Action (as defined below), to pay the greater of (x) operating and capital expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Sweep Period (as defined below)) and (y) actual operating expenses for such month; provided that such expenses may not exceed 115% of the amount in clause (x) without the lender’s reasonable consent, (iv) provided that no event of default is continuing as to which the lender has initiated an Enforcement Action, to pay extraordinary expenses, subject to the lender’s reasonable approval, (v) subject to clause (vi) below, to fund the required monthly deposits into the TI/LC reserve and the replacement reserve, if any, as described above under “Escrows and Reserves”, (vi) if an Anchor Tenant Trigger Event is continuing, to fund the required monthly deposits into the anchor tenant reserve, if any, as described above under “Escrows and Reserves”, and (vii) if a Cash Sweep Period is continuing, to an excess cash flow account to be held as additional collateral for the Ridgedale Center Whole Loan during such Cash Sweep Period (provided that if no event of default is continuing as to which the lender has initiated an Enforcement Action, the lender is required to disburse funds in such account to pay operating expenses pursuant to the lender-approved budget, extraordinary expenses, capital expenditures, re-tenanting expenses and REIT distributions, among other things), and if no Cash Sweep Period is continuing, to be disbursed to the borrower.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-95

Retail – Super Regional Mall	Loan #7	Cut-off Date Balance:	$24,964,573
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	53.0%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.4%

“Cash Sweep Period” means a period:

(A)	commencing upon:
(i)	the occurrence of an event of default under the Ridgedale Center Whole Loan; or
(ii)	the debt yield being less than 11.25% as of the end of any two consecutive calendar quarters; and

(B)	expiring upon:
(i)	if commenced in connection with clause (A)(i) above, the cure or waiver of such event of default; or
(ii)	if commenced in connection with clause (A)(ii) above, the date that the debt yield is greater than or equal to 11.25% as of the end of two consecutive calendar quarters.

Solely for purposes of determining whether a Cash Sweep Period has been cured, in the case of a Cash Sweep Period due to a decline in debt yield, the denominator in the calculation of debt yield will equal the then aggregate outstanding principal balance of the Ridgedale Center Whole Loan as of such date, less any funds then on deposit in the excess cash flow account, provided that, following any such calculation, such amounts cannot be withdrawn or released from such account until a Cash Sweep Period no longer exists without giving credit to amounts in the excess cash flow account.

“Non-Core Income” means certain de minimis amounts of rents received directly by the borrower from miscellaneous revenue items such as holiday photos and change retrieved from fountains (but excluding rent from Seasonal Leases) and certain rents generated pursuant to multi-property sponsorship and advertising programs which are directly attributable to the Ridgedale Center Property.

“Seasonal Leases” means leases and/or license agreements having a maximum term of one year or less.

“Enforcement Action” means any initiation by the lender of foreclosure proceedings or proceedings for the appointment of a receiver following the occurrence of an event of default under the Ridgedale Center Whole Loan. In addition, an “Enforcement Action” will be deemed to have occurred immediately upon a voluntary bankruptcy filing by (or involuntary filing, which is not dismissed within 60 days, against) the borrower or guarantor (unless, in the case of the guarantor, a replacement guarantor is provided in accordance with the Ridgedale Center Whole Loan documents).

Releases and Substitutions. The borrower may obtain the release of (A) one or more parcels (including “air rights” parcels, but excluding certain anchor tenant premises identified in the Ridgedale Center Whole Loan documents, including the parcels owned or leased by JCPenney, Macy’s, Nordstrom and Dick’s Sporting Goods (each, an “Anchor Parcel”)) or outlots, or (B) one or more Acquired Parcels or Acquired Expansion Parcels (each as defined below), including, if applicable, any Anchor Parcel that is an Acquired Expansion Parcel (each, a “Release Parcel”), upon satisfaction of specified conditions, including among other things that:

(i)	the borrower delivers evidence that the Release Parcel is not necessary for the borrower’s operation or use of the remaining Ridgedale Center Property (the “Remaining Property”) and may be readily separated from the remainder of the Ridgedale Center Property without a material diminution in value;
(ii)	no event of default is continuing;
(iii)	the borrower delivers satisfactory evidence that (a) the Release Parcel has been legally subdivided from the Remaining Property, (b) after giving effect to such transfer, the Release Parcel and the Remaining Property conform in all material respects to legal requirements and constitute separate tax lots (or all action has been taken to effectuate the same), and (c) the Release Parcel is not necessary for the Remaining Property to comply with zoning or other legal requirements;
(iv)	the Release Parcel (unless it is an Acquired Expansion Parcel) is vacant, non-income producing and unimproved or non-income producing and improved only by landscaping, utility facilities that are either not required for the use of the Remaining Property, are readily re-locatable or will continue to service the Remaining Property, or non-income producing surface parking areas;
(v)	rating agency confirmation has been received from the applicable rating agencies (provided that such confirmation will not be required for release of an Acquired Expansion Parcel or if the rating agency has waived review or failed to respond within 30 days to a request for such confirmation); and
(vi)	the release will not result in a loan-to-value ratio that does not comply with REMIC guidelines provided that the borrower may prepay the Ridgedale Center Whole Loan to meet such condition (without payment of a yield maintenance premium), unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the release parcel.

The borrower is also permitted to obtain the release of collateral parcels (each, an “Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels in which the borrower acquires a fee or leasehold interest (each, an “Acquired Parcel”) as collateral for the Ridgedale Center Whole Loan, subject to the satisfaction of certain conditions, including among other things that:

(i)	no event of default is continuing;
(ii)	the Exchange Parcel (unless it is an Acquired Expansion Parcel) is vacant, non-income producing and unimproved or non-income producing and improved only by landscaping, utility facilities that are either not required for the use of the remaining property, are readily re-locatable or will continue to service the Remaining Property, or non-income producing surface parking areas;
(iii)	the Acquired Parcel is reasonably equivalent in value to the Exchange Parcel, as established by a letter of value from the appraiser which appraised the Ridgedale Center Property or an appraiser of comparable experience selected by the borrower and is at or adjacent to the shopping center of which the Exchange Parcel is a part; and
(iv)	with respect to the Acquired Parcel, the borrower has delivered, among other things, (a) unless the Acquired Parcel is already covered by the environmental report delivered at origination, an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Acquired Parcel, and title insurance, (c) if the Acquired Parcel is improved, subject to certain exceptions, a property condition report indicating that the Acquired Parcel is in good condition, and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Acquired Parcel, and the cost of such repairs or remediation is estimated to exceed $8,000,000, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the related Whole Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (e) the loan-to-value ratio of the remaining property (after giving effect to such substitution) is equal to or less than 125% (in compliance with REMIC guidelines), provided that the borrower may prepay the Ridgedale Center Whole Loan in order to meet such condition (without payment of a yield maintenance premium), unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-96

Retail – Super Regional Mall	Loan #7	Cut-off Date Balance:	$24,964,573
12401 Wayzata Boulevard	Ridgedale Center	Cut-off Date LTV:	53.0%
Minnetonka, MN 55305		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	14.4%

its status as a REMIC trust as a result of the substitution, and (f) the borrower has received a rating agency confirmation from the applicable rating agencies, unless a rating agency waives, declines or refuses to review or engage any request for such confirmation.

In addition, the borrower has the right, at its own expense, to acquire one or more parcels of land that constitutes an integral part of, or adjoins or is proximately located near, the shopping center of which the Ridgedale Center Property is a part, which land was not owned by the borrower on the origination date (such acquired land, an “Acquired Expansion Parcel”), to become additional collateral for the Ridgedale Center Whole Loan, upon satisfaction of specified conditions, including among other things that:

(i)	no event of default is continuing;
(ii)	the borrower acquires a fee simple or leasehold interest in the applicable Acquired Expansion Parcel; and
(iii)	the borrower delivers, among other things, (a) unless the Acquired Expansion Parcel is already covered by the environmental report delivered at origination, an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Acquired Expansion Parcel, and title insurance, (c) if the Acquired Expansion Parcel is improved, subject to certain exceptions, a property condition report indicating that the Acquired Expansion Parcel is in good condition and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Acquired Expansion Parcel, and the cost of such repairs or remediation is reasonably likely to exceed $8,000,000, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable.

Terrorism Insurance. The Ridgedale Center Whole Loan documents require that the borrower maintain comprehensive “all risk” or “special form” insurance in an amount equal to 100% of full replacement cost and 24 months of business income/loss of rents insurance with an extended period of indemnity of up to 12 months, which includes coverage for acts of terrorism. If “acts of terrorism” or other similar acts or events or “fire following” such acts or events are excluded from such policies, the borrower is required to obtain an endorsement to such policy or policies, or a separate policy, insuring against all such excluded acts or events and “fire following” in an amount no less than the sum of 100% of full replacement cost and 18 months of business interruption insurance. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Acts of 2007 and 2019 (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as such act, “TRIPRA”) is in effect, and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program). In addition, the borrower is permitted to obtain terrorism insurance from Liberty IC Casualty LLC, a licensed captive insurance company owned by an affiliate of the borrower, so long as certain conditions are satisfied, including without limitation (i) such insurance may have a deductible of no greater than $1,000,000, plus that as calculated pursuant to TRIPRA, and (ii) except with respect to the permitted $1,000,000 deductible, those covered losses which are not reinsured by the federal government under TRIPRA must be reinsured with cut-through endorsements acceptable to the lender and the rating agencies by insurance companies that meet the ratings requirements set forth in the loan documents or have ratings otherwise acceptable to the rating agencies. In addition, if TRIPRA is no longer in effect, the borrower is not required to spend on annual terrorism coverage more than two times the annual allocable amount of the total insurance premium that is then payable with respect to the property and business interruption insurance required under the Ridgedale Center Whole Loan documents (excluding the cost of terrorism and earthquake components of such policies). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-97

Hospitality – Various	Loan #8	Cut-off Date Balance:	$24,150,000
Various	Alabama Hotel 2 Pack Portfolio	Cut-off Date LTV:	61.9%
Montgomery, AL 36117		U/W NCF DSCR:	2.22x
		U/W NOI Debt Yield:	17.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-98

Hospitality – Various	Loan #8	Cut-off Date Balance:	$24,150,000
Various	Alabama Hotel 2 Pack Portfolio	Cut-off Date LTV:	61.9%
Montgomery, AL 36117		U/W NCF DSCR:	2.22x
		U/W NOI Debt Yield:	17.3%

Alabama Hotel 2 Pack Portfolio
1 Hampton Inn & Suites - Montgomery Montgomery, AL
2 Homewood Suites - Montgomery Montgomery, AL
Wetumpka
Blue Ridge
Coosada
Redland
ELMORE COUNTY
Tallapoosa River
Wetumpka Hwy
Alabama River
Lower Wetumpka Rd
Tallapoosa R.
Northern Blvd
Aroostook Golf Course
Maxwell AFB-Gunter Annex
Alabama Natl. Guard
Lagoon Park Golf Course
Birmingham 88 miles
Garrett Coliseum
Ripley St
MONTGOMERY
McLemore Dr
DOWNTOWN MONTGOMERY
State Capitol
Cramton Bowl
Atlanta Hwy
Faulkner University
Eastdale Mall
Taylor Junction Shopping Center
Arrowhead Country Club
Atlanta, GA 147 miles
Civil Rights Memorial Ctr.
Jackson Hospital
Baptist Medical Center East
Auburn Univ. at Montgomery
Alabama State Univ.
Dr. MLK Jr. Expwy
East Chase Market Center
MONTGOMERY OUTER LOOP
The Scott and Zelda Fitzgerald Museum
Montgomery Museum of Fine Arts
The Shoppes at Eastchase
Chantilly Pkwy
Fairview Ave
Montgomery CC
Wynlakes Golf & Country Club
Chantilly Station Shopping Ctr.
Huntingdon College
Festival Plaza
Vaughn Rd
McGehee Rd
Sturbridge
Court St
Bell Rd
Pike Rd
Baptist Medical Center South
Montgomery Reg. Airport 5 miles
Trenholm State Community College - Patterson Campus
Taylor Rd
Hyundai Motor Manufacturing, Alabama
Hyundai Blvd
MONTGOMERY COUNTY
Troy Hwy
Norman Bridge Rd
Woodley Rd
Pike Road
Snowdoun Chambers Rd
CHATTANOOGA
HUNTSVILLE
Decatur
Dalton
Tupelo
Hamilton
Attalla
Rome
Gadsden
Roswell
Marietta
MISSISSIPPI
Anniston
Winona
Columbus
BIRMINGHAM
ATLANTA
Tuscaloosa
Hoover
Louisville
Sylacauga
LaGrange
Macon
Millbrook
Auburn
Meridian
Demopolis
COLUMBUS
MONTGOMERY
GEORGIA
ALABAMA
Laurel
Waynesboro
Greenville
Troy
Eufaula
Albany
Monroeville
Ozark
Hattiesburg
Jackson
Enterprise
Atmore
Dothan
Crestview
MOBILE
Milton
Biloxi
Daphne
Pensacola
FLORIDA
Gulfport
Pascagoula
Destin
TALLAHASSEE
Panama City
Gulf of Mexico

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-99

Mortgage Loan No. 8 – Alabama Hotel 2 Pack Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		JPMCB		Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/MDBRS):		NR/NR/NR		Location:	Montgomery, AL 36117
Original Balance:		$24,150,000		General Property Type:	Hospitality
Cut-off Date Balance:		$24,150,000		Detailed Property Type(2):	Various
% of Initial Pool Balance:		3.7%		Title Vesting:	Fee
Loan Purpose:		Acquisition		Year Built/Renovated(2):	Various/Various
Borrower Sponsor:		Thomas O’Malley, Jr.		Size:	194 Rooms
Guarantor:		Horse Island Partners, LLC		Cut-off Date Balance per Room:	$124,485
Mortgage Rate:		6.8870%		Maturity Date Balance per Room:	$124,485
Note Date:		7/30/2025		Property Manager:	Yedla Management Company, Inc.
Maturity Date:		8/1/2030		Underwriting and Financial Information
Term to Maturity:		60 months		UW NOI:	$4,178,240
Amortization Term:		0 months		UW NCF:	$3,746,690
IO Period:		60 months		UW NOI Debt Yield:	17.3%
Seasoning:		0 months		UW NCF Debt Yield:	15.5%
Prepayment Provisions:		L(24),D(33),O(3)		UW NOI Debt Yield at Maturity:	17.3%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF DSCR:	2.22x
Additional Debt Type:		NAP		Most Recent NOI:	$4,022,683 (5/31/2025 TTM)
Additional Debt Balance:		NAP		2nd Most Recent NOI:	$3,937,276 (12/31/2024)
Future Debt Permitted (Type):		No (NAP)		3rd Most Recent NOI:	$3,822,515 (12/31/2023)
				Most Recent Occupancy:	90.2% (5/31/2025)
Reserves(1)				2nd Most Recent Occupancy:	90.4% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	91.6% (12/31/2023)
RE Taxes:	$262,496	$23,725	NAP	Appraised Value (as of)(3):	$38,985,000 (7/31/2025)
Insurance:	$36,111	Springing	NAP	Appraised Value per Room(3):	$200,954
FF&E Reserve:	$11,970	4.0% of Gross Income	NAP	Cut-off Date LTV Ratio:	61.9%
PIP Reserve:	$2,300,000	$60,000	NAP	Maturity Date LTV Ratio:	61.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$24,150,000	63.8%	Purchase Price:	$34,500,000	91.1%
Sponsor Equity:	$13,708,750	36.2%	Upfront Reserves:	$2,610,577	6.9%
			Closing Costs:	$748,173	2.0%
Total Sources:	$37,858,750	100.0%	Total Uses:	$37,858,750	100.0%

(1)	See “Escrows and Reserves ” below for further discussion of reserve requirements.
(2)	See “Alabama Hotel 2 Pack Portfolio Summary” table below for details regarding individual properties.
(3)	The Aggregate Appraised Value of $38,985,000 represents the “As-is with PIP Funded” appraised value based on the hypothetical assumption that the required change of control PIP is fully funded and that such funds would transfer with title to a potential future buyer. Upon origination of the Alabama Hotel 2 Pack Portfolio Mortgage Loan (as defined below), the borrower (i) deposited at loan origination $2,300,000 into a PIP reserve to fund a portion of the franchise required change of control PIP and (ii) is required to make a monthly deposit of $60,000 on each month from February through November of the first 24 months of the loan term into a PIP reserve to fund a franchise required change of control PIP. Based on the “As-Is” appraised value of $35,500,000, the Alabama Hotel 2 Pack Portfolio Mortgage Loan results in a Cut-Off Date LTV Ratio and Maturity Date LTV Ratio of 68.0%.

The Mortgage Loan. The eighth largest mortgage loan (the “Alabama Hotel 2 Pack Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $24,150,000 and secured by the fee interest in one limited service hotel and one extended-stay hotel located in Montgomery, Alabama (each individually, an “Alabama Hotel 2 Pack Portfolio Property”, and collectively, the “Alabama Hotel 2 Pack Portfolio Properties”).

The Borrowers and the Borrower Sponsor. The borrowers are HDC 7800 Eastchase Parkway LLC and HDC 7651 Eastchase Parkway LLC each a single-purpose, Delaware limited liability company with one independent director. The non-recourse carveout guarantor is Horse Island Parkway, LLC and the environmental indemnitors are the borrower and guarantor, HDC 7651 Eastchase Parkway LLC, HDC 7800 Eastchase Parkway LLC and Horse Island Partners, LLC, a Delaware limited liability company.

The Borrower Sponsor is Thomas O’Malley Jr., a principal of HDC Capital Group (“HDC” or the “Borrower Sponsor”). HDC is a private equity firm led by guarantors, Tom Hines and Tyler J. Dubs, each principals at HDC. The firm is concentrated in hotel acquisition and fund management. HDC invests in hotel assets with key geographical destinations that identify both value add and market share growth opportunities. Since the spring of 2023, HDC has closed its first portfolio consisting of four Hilton Hotels located in the southeastern United States. HDC is adding two more Hilton Hotels to its portfolio with the acquisition of the Alabama Hotel 2 Pack Portfolio Properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-100

Hospitality – Various	Loan #8	Cut-off Date Balance:	$24,150,000
Various	Alabama Hotel 2 Pack Portfolio	Cut-off Date LTV:	61.9%
Montgomery, AL 36117		U/W NCF DSCR:	2.22x
		U/W NOI Debt Yield:	17.3%

The Properties. The Alabama Hotel 2 Pack Portfolio Properties are comprised of two hotels located in Montgomery, Alabama, totaling 194 rooms: Hampton Inn & Suites – Montgomery (the “Hampton Inn & Suites – Montgomery Property”) and Homewood Suites – Montgomery (the “Homewood Suites – Montgomery Property”). The borrower sponsor acquired the Alabama Hotel 2 Pack Portfolio Properties in March 2025, contributing $13.7 million in fresh equity. Both properties have outperformed their respective competitive sets consistently since 2019 with the Hampton Inn & Suites – Montgomery Property averaging a RevPAR penetration of 173.1% and the Homewood Suites – Montgomery Property averaging a RevPAR penetration of 154.5%. Each Property is subject to a long-term franchise agreement with Hilton Worldwide (“Hilton”) executed in July 2025 and expiring in July 2040 and benefits from access to Hilton’s reservation system and guest loyalty program.

In connection with the acquisition of the Alabama Hotel 2 Pack Portfolio Properties, the borrower sponsor reserved $2.3 million ($11,856 per key) for a change of control PIP, of the total $3.5 million ($18,041 per key). In addition, the borrowers are required to deposit into a PIP reserve, on a monthly basis, for the first 24 months of the loan term, an amount equal to $60,000 for the months of February through November. The borrower sponsor intends to use the PIP within the initial 24 months of the Alabama Hotel 2 Pack Portfolio Mortgage Loan term. The PIP will be used on further improvements to the guest rooms, public space, exterior and general conditions of the Alabama Hotel 2 Pack Portfolio Properties. The borrower sponsor is planning to use approximately $2.1 million ($21,027 per key) and $1.3 million ($14,571 per key) at the Hampton Inn & Suites – Montgomery Property and the Homewood Suites Property, respectively.

The following table presents certain information relating to the Alabama Hotel 2 Pack Portfolio Properties:

Alabama Hotel 2 Pack Portfolio Summary
Property Name	Property Sub-Type	Allocated Cut-Off Date Balance	% of Portfolio Cut-Off Date Balance	Year Built/ Renovated	Rooms	Underwritten NCF	% of Underwritten NCF	Appraised Value	% of Appraised Value
Hampton Inn & Suites - Montgomery Property	Limited Service	$13,260,885	54.9%	2004 / 2020	102	$2,046,424	54.6%	$21,145,000	54.2%
Homewood Suites - Montgomery Property	Extended Stay	$10,889,115	45.1%	2008 / 2018	92	$1,700,265	45.4%	$17,840,000	45.8%
Total		$24,150,000	100.0%		194	$3,746,690	100.0%	$38,985,000	100.0%

Hampton Inn & Suites – Montgomery Property (54.9% of allocated cut-off date balance): Hampton Inn & Suites – Montgomery Property is a four-story, 102-room, non-union limited service hotel that was originally constructed in 2004. Situated in Montgomery, Alabama, just off the Eastchase Parkway, this hotel offers a range of amenities to enhance guest comfort and convenience. Guests at the Hampton Inn & Suites – Montgomery Property can enjoy a complimentary breakfast area, an outdoor pool, a business center, a fitness center, a sundry shop, a putting green, 1,072 SF of meeting space and 122 surface parking spaces. The hotel’s 102 guestroom offerings include king rooms, queen/queen rooms, king studio suites, king one-bedroom suites, queen/queen studio suites and queen/queen one-bedroom suites. Each room features a work area, nightstand, dresser, sleeper sofa with chaise,- flat-panel television, internet, iron and ironing board, coffee maker, microwave and mini-refrigerator. Over the past nine years, the Hampton Inn & Suites – Montgomery Property has undergone multiple renovations, including the “Forever Young Initiative” in 2017, which was a $2.9 million ($28,431 per key) renovation that included guest rooms, common areas and meeting rooms among others. Between 2016 and 2024, the Hampton Inn & Suites – Montgomery Property underwent $4.1 million ($40,348 per key) in renovations. In connection with the acquisition, the borrower sponsor is expected to invest an additional approximate $2.1 million ($21,027 per key) associated to the change of control PIP. The Hampton Inn & Suites – Montgomery Property is subject to a franchise agreement with Hilton, executed in July 2025 and expiring in July 2040 with no extension options. According to the appraisal, as of 2024, the estimated segmentation at the Hampton Inn & Suites – Montgomery Property is approximately 70% commercial, 20% meeting and group and 10% leisure.

For the trailing 12 month period ending June 2025, the Hampton Inn & Suites – Montgomery Property was outperforming its competitive set in occupancy, ADR and RevPAR. The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Hampton Inn & Suites – Montgomery Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Hampton Inn & Suites – Montgomery Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	66.5%	$121.20	$80.62	89.4%(3)	$160.81(3)	$143.84(3)	134.4%	132.7%	178.4%
2024	65.4%	$121.42	$79.36	88.3%(3)	$168.33(3)	$148.60(3)	135.0%	138.6%	187.2%
TTM 6/30/2025	63.5%	$123.87	$78.67	86.9%	$173.07	$150.44	136.9%	139.7%	191.2%

Source: Third-party research report.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	According to a third-party research report dated March 2025. The competitive set listed in the report includes the Courtyard Montgomery, Comfort Inn & Suites Montgomery East Carmichael Rd, Wingate By Wyndham Montgomery, Holiday Inn Express & Suites Montgomery E – Eastchase, Drury Inn & Suites Montgomery, Comfort Suites Montgomery East Monticello Dr, Hampton Inn & Suites Montgomery – Downtown, La Quinta Inn & Suites by Wyndham Montgomery, Fairfield Inn & Suites Montgomery – EastChase Parkway, Hilton Garden Inn Montgomery – EastChase.
(3)	Based on the historical operating statements provided by the Borrower Sponsor.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-101

Hospitality – Various	Loan #8	Cut-off Date Balance:	$24,150,000
Various	Alabama Hotel 2 Pack Portfolio	Cut-off Date LTV:	61.9%
Montgomery, AL 36117		U/W NCF DSCR:	2.22x
		U/W NOI Debt Yield:	17.3%

Homewood Suites – Montgomery Property (45.1% of allocated cut-off date balance): Homewood Suites – Montgomery Property is a four-story, 92-room, non-union extended stay hotel that opened in 2008. In 2018, the hotel underwent a complete renovation and conversion to the Homewood Suites flag, previously having operated under the Staybridge Suites flag. Conveniently located off the Eastchase Parkway near the Hampton Inn & Suites – Montgomery Property in Montgomery, Alabama, this hotel offers a range of amenities to cater to all travelers. Guests at the Homewood Suites – Montgomery Property can enjoy a complimentary breakfast area and evening reception, a game room with a shuffle-board table, a business center, guest self-laundry facilities, a sundry shop, a fitness center, an outdoor pool with an outdoor patio, a fire pit and outdoor grilling area, a basketball court, 1,032 SF of meeting space and 114 surface parking spaces. The 92 guestroom offerings include studio suites with king or queen/queen options, one-bedroom king or queen/queen suites and two-bedroom suites. Each of the rooms and suites is equipped with a work area, nightstand, dresser, sofa chair, flat screen television, internet, iron and ironing board, coffee maker, microwave and wet bar. The guestrooms are also fully equipped kitchens with full sized refrigerators, stoves, dishwashers and more. Including its $4.8 million ($52,174 per key) conversion in 2018, the Homewood Suites – Montgomery Property has seen nearly $5.5 million ($59,568 per key) of renovations. In connection with the acquisition, the borrower sponsor is expected to invest an additional $1.3 million ($14,571 per key) associated to the change of control PIP. The Homewood Suites – Montgomery Property is subject to a franchise agreement with Hilton, executed in July 2025 and expiring in July 2040 with no extension options. According to the appraisal, as of 2024, the estimated segmentation at the Hampton Inn & Suites – Montgomery Property is approximately 75% commercial, 15% meeting and group and 10% leisure.

For the trailing 12 month period ending June 2025, the Homewood Suites – Montgomery Property was outperforming its competitive set in occupancy, ADR and RevPAR. The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Homewood Suites – Montgomery Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Homewood Suites – Montgomery Property(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	76.0%	$116.92	$88.89	94.0%(3)	$149.91(3)	$140.93(3)	123.7%	128.2%	158.5%
2024	77.1%	$121.52	$93.64	92.8%(3)	$158.84(3)	$147.46(3)	120.4%	130.7%	157.5%
TTM 6/30/2025	76.5%	$122.37	$93.60	93.3%	$158.90	$148.24	122.0%	129.9%	158.4%

Source: Third-party research report.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	According to a third-party research report dated March 2025. The competitive set listed in the report includes the Sonesta ES Suites Montgomery, Homewood Suites by Hilton Montgomery, Holiday Inn Express & Suites Montgomery E – Eastchase, Drury Inn & Suites Montgomery, Candlewood Suites Eastchase Park, Fairfield Inn & Suites Montgomery-EastChase Parkway, TownePlace Suites Montgomery Eastchase and Staybridge Suites Montgomery Downtown.
(3)	Based on the historical operating statements provided by the Borrower Sponsor.

The Markets. The Alabama Hotel 2 Pack Portfolio Properties are located in close proximity to one another in Montgomery, Alabama. The following highlights key statistics for the Montgomery, Alabama hospitality market.

The Alabama Hotel 2 Pack Portfolio Properties are situated in Alabama’s state capital of Montgomery and more specifically in the neighborhood of Eastchase, a 330-acre mixed use development primarily known as a shopping destination. The Eastchase neighborhood is anchored by the Shoppes at Eastchase and features two additional major shopping centers with over 1.3 million SF of retail space. The area also includes numerous restaurants and a total of four hotels including the Alabama Hotel 2 Pack Portfolio Properties. The Eastchase area provides easy access to surrounding areas such as Birmingham, Alabama, Atlanta, Georgia, and Columbus, Georgia through Interstate 65, Interstate 85, U.S. Highway 80 and U.S. Highway 82. The Alabama Hotel 2 Pack Portfolio Properties are approximately 13.6 miles from the Montgomery Regional Airport, which offers connections to international airports in Atlanta, Georgia, Charlotte, North Carolina and Dallas, Texas. The Montgomery market benefits from demand generators, including the Montgomery Convention Center, a 140,000 SF convention center, the Cramton Bowl, a 90,000 SF and 25,000 seat multipurpose sport facility in downtown Montgomery, and the numerous golf courses surrounding Montgomery which have become a growing demand generator during the winter months. The Montgomery hospitality market, along with the Eastchase neighborhood, is an appealing area for lodging due to its accessibility, leisure options and growing demand generators.

Hampton Inn & Suites – Montgomery Property: The Hampton Inn & Suites – Montgomery Property has remained resilient as its competitive market has declined slightly year-over-year in 2024, according to the appraisal. The Hampton Inn & Suites – Montgomery Property has outpaced its competitive set with ADR and RevPAR increases of 4.7% and 3.3%, respectively, in 2024. The competitive market for the Hampton Inn & Suites – Montgomery Property consists of ten properties, ranging in size from 60 to 180 rooms, with 1,140 total rooms (“Hampton Inn & Suites – Montgomery Competitive Market”). The appraisal notes there is one additional proposed hotel expected to enter the Hampton Inn & Suites – Montgomery Competitive Market, a 97 key Home2Suites by Hilton hotel expected to be delivered in March 2027. According to the appraisal, the anticipated property is not considered to be fully competitive given its extended-stay product.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-102

Hospitality – Various	Loan #8	Cut-off Date Balance:	$24,150,000
Various	Alabama Hotel 2 Pack Portfolio	Cut-off Date LTV:	61.9%
Montgomery, AL 36117		U/W NCF DSCR:	2.22x
		U/W NOI Debt Yield:	17.3%

The following table presents the primary competitive properties to the Hampton Inn & Suites – Montgomery Property:

Competitive Property Summary(1)
Property	Year Built	Rooms	Commercial	Meeting & Group	Leisure	2024 Occupancy	2024 ADR	2024 RevPAR
Hampton Inn & Suites - Montgomery(2)	2004	102	70%	20%	10%	87.3%	$171.10	$149.30
Hilton Garden Inn Montgomery EastChase	2016	112	65%	25%	10%	65%-70%	$150-$160	$100-$110
Fairfield Inn & Suites by Marriott Montgomery-EastChase Parkway	2001	105	60%	25%	15%	70%-75%	$115-$125	$80-$90
Holiday Inn Express Montgomery E-Eastchase	2005	106	60%	20%	20%	70%-75%	$110-$120	$80-$90
La Quinta Inn & Suites by Wyndham Montgomery	2010	83	55%	20%	25%	65%-70%	$110-$120	$70-$80
Drury Inn & Suites Montgomery	2005	180	55%	25%	20%	60%-65%	$140-$150	$85-$95
Courtyard by Marriott Montgomery	1986	146	65%	20%	15%	60%-65%	$95-$100	$55-65
Wingate by Wyndham Montgomery	1999	84	45%	15%	40%	65%-70%	$100-$110	$65-$75
Comfort Suites Montgomery East Monticello Dr	2007	60	45%	15%	40%	55%-60%	$90-$95	$45-$55
Comfort Inn & Suites Montgomery East Carmichael	1998	79	45%	15%	40%	50%-55%	$80-$85	$40-$50
Hampton Inn & Suites Montgomery Downtown	2008	86	60%	20%	20%	65%-70%	$150-$160	$95-$105
Total/Average		1,140	58%	21%	21%	68%	$126.74	$85.59

Source: Appraisal unless otherwise noted.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	Hampton Inn & Suites – Montgomery Property Occupancy, ADR and RevPAR are based on the historical operating statements provided by the Borrower Sponsor as of April 2025.

Homewood Suites – Montgomery Property: According to the appraisal, the Homewood Suites – Montgomery Property’s competitive set for extended stay properties remained stable year-over-year in 2024 with slight increases to occupancy, ADR and RevPAR. The Homewood Suites – Montgomery Property outperformed its competitive set with annual increases of 5.7% and 4.4% to ADR and RevPAR, respectively. The competitive market for the Homewood Suites – Montgomery Property consists of eight properties, ranging in size from 91 to 180 rooms, with 979 total rooms. The appraisal notes there are two additional proposed hotels expected to enter the Homewood Suites – Montgomery Competitive Market (as defined below), a 124 key Residence Inn by Marriott expected to be delivered in January 2027 and a 97 key Home2Suites by Hilton hotel expected to be delivered in March 2027 (“Homewood Suites – Montgomery Competitive Market”). According to the appraisal, both anticipated properties are considered to be fully competitive. Additionally, the appraisal notes that the 94 key Sonesta ES Suites property currently in the competitive set is expected to be converted into garden-style apartments.

The following table presents the primary competitive properties to the Homewood Suites – Montgomery Property:

Competitive Property Summary(1)
Property	Year Built	Rooms	Commercial	Meeting & Group	Leisure	2024 Occupancy	2024 ADR	2024 RevPAR
Homewood Suites - Montgomery(2)	2008	92	75%	15%	10%	93.4%	$158.25	$147.86
TownePlace Suites by Marriott Montgomery Eastchase	2017	95	70%	15%	15%	75%-80%	$130-$140	$100-$110
Homewood Suites by Hilton Montgomery	2004	91	75%	15%	10%	80%-85%	$130-$140	$110-$120
Fairfield Inn & Suites by Marriott Montgomery-EastChase Parkway	2001	105	60%	25%	15%	70%-75%	$115-$125	$80-$90
Holiday Inn Express Montgomery E-Eastchase	2005	106	60%	20%	20%	70%-75%	$110-$120	$80-$90
Candlewood Suites Eastchase Park	2009	101	65%	15%	20%	85%-90%	$105-$115	$90-$100
Drury Inn & Suites Montgomery	2005	180	55%	25%	20%	60%-65%	$140-$150	$85-$95
Sonesta ES Suites Montgomery	1990	94	65%	15%	20%	85%-90%	$70-$75	$55-$65
Staybridge Suites Montgomery Downtown, an IHG Hotel	2019	115	60%	20%	20%	75%-80%	$135-$145	$105-$115
Total/Average		979	64%	19%	17%	78%	$126.06	$98.71

Source: Appraisal.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	Homewood Suites – Montgomery Property Occupancy, ADR and RevPAR are based on the historical operating statements provided by the Borrower Sponsor as of April 2025.

Appraisal. The appraisals concluded to an aggregate “As is with PIP Funded” value for the Alabama Hotel 2 Pack Portfolio Properties of $38,985,000 as of July 31, 2025 with an “As is with PIP Funded” value for the Hampton Inn & Suites – Montgomery Property of $21,145,000, as of July 31, 2025, and an “As is with PIP Funded” value for the Homewood Suites – Montgomery Property of $17,840,000 as of July 31, 2025. Upon origination of the Alabama Hotel 2 Pack Portfolio Mortgage Loan, the borrower (i) deposited at loan origination $2,300,000 into a PIP reserve to fund a portion of the franchise required change of control PIP and (ii) is required to make a monthly deposit of $60,000 on each month from February through November of the first 24 months of the loan term into a PIP reserve to fund a franchise required change of control PIP. The appraisals also concluded to an aggregate “as is” value for the Alabama Hotel 2 Pack Portfolio Properties of $35,500,000 as of July 18, 2025. The appraised “as is” value for the Hampton Inn & Suites – Montgomery

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-103

Hospitality – Various	Loan #8	Cut-off Date Balance:	$24,150,000
Various	Alabama Hotel 2 Pack Portfolio	Cut-off Date LTV:	61.9%
Montgomery, AL 36117		U/W NCF DSCR:	2.22x
		U/W NOI Debt Yield:	17.3%

Property is $19,000,000 as of July 18, 2025. The appraised “as is” value for the Homewood Suites – Montgomery Property is $16,500,000 as of July 18, 2025.

Environmental Matters. According to the Phase I environmental site assessments dated April 9, 2025, there was no evidence of any recognized environmental conditions at the Alabama Hotel 2 Pack Portfolio Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Alabama Hotel 2 Pack Portfolio Properties:

Cash Flow Analysis(1)(2)
	2022	2023	2024	5/31/2025 TTM	UW	UW per Room
Occupancy	93.1%	91.6%	90.4%	90.2%	90.2%
ADR	$136.32	$155.51	$163.71	$164.79	$164.79
RevPAR	$126.92	$142.46	$148.06	$148.61	$148.61

Room Revenue	$8,987,052	$10,087,396	$10,513,035	$10,523,412	$10,523,411	$54,244
Other Departmental Income	$203,801	$217,666	$258,344	$265,336	$265,336	$1,368
Total Revenue	$9,190,853	$10,305,062	$10,771,379	$10,788,748	$10,788,747	$55,612

Room Expense	$1,713,061	$1,849,785	$1,948,559	$1,919,660	$1,919,660	$9,895
Other Departmental Expense	$552,457	$592,300	$646,697	$667,353	$667,353	$3,440
Total Department Expenses	$2,265,518	$2,442,085	$2,595,256	$2,587,013	$2,587,013	$13,335
Departmental Profit	$6,925,335	$7,862,978	$8,176,123	$8,201,735	$8,201,734	$42,277

Management Fee	$275,726	$309,152	$323,141	$323,662	$323,662	$1,668
Real Estate Taxes	$222,244	$291,637	$284,293	$284,699	$284,699	$1,468
Insurance	$187,730	$226,089	$322,097	$300,000	$144,442	$745
Total Undistributed Expenses(3)	$2,787,547	$3,213,585	$3,309,316	$3,270,691	$3,270,691	$16,859
Total Expenses	$3,473,247	$4,040,463	$4,238,847	$4,179,053	$4,023,494	$20,740

Net Operating Income	$3,452,088	$3,822,515	$3,937,276	$4,022,683	$4,178,240	$21,537
FF&E	$367,634	$412,202	$430,855	$431,550	$431,550	$2,224
Net Cash Flow	$3,084,454	$3,410,312	$3,506,421	$3,591,133	$3,746,690	$19,313

NOI DSCR	2.05x	2.27x	2.33x	2.39x	2.48x
NCF DSCR	1.83x	2.02x	2.08x	2.13x	2.22x
NOI Debt Yield	14.3%	15.8%	16.3%	16.7%	17.3%
NCF Debt Yield	12.8%	14.1%	14.5%	14.9%	15.5%

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	Metrics are based on the historical operating statements provided by the Borrower Sponsor.
(3)	Undistributed Expenses is comprised of administrative & general, sales & marketing, property maintenance, utilities expenses and franchise fees which are underwritten to 6.0% and 5.5% for the Hampton Inn & Suites - Montgomery Property and the Homewood Suites – Montgomery Property respectively.

The following table presents historical and underwritten Net Cash Flows at the Alabama Hotel 2 Pack Portfolio Properties:

Alabama Hotel 2 Pack Portfolio Property Cash Flows(1)
Property Name	2022 NCF	2023 NCF	2024 NCF	5/31/2025 TTM NCF	UW
Hampton Inn & Suites — Montgomery Property	$1,687,351	$1,883,909	$1,939,683	$1,971,909	$2,046,424
Homewood Suites — Montgomery Property	$1,397,103	$1,526,403	$1,566,737	$1,619,223	$1,700,265
Total	$3,084,454	$3,410,312	$3,506,421	$3,591,133	$3,746,690

(1)	Metrics are based on the historical operating statements provided by the Borrower Sponsor.

Escrows and Reserves.

Real Estate Taxes – On the loan origination date, the borrowers were required to make an upfront deposit of $262,496 into a reserve for real estate taxes. In addition, the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the ensuing 12 months, initially estimated to be $23,834 ($123 per key).

Insurance – On the loan origination date, the borrowers were required to make an upfront deposit of $36,111 into a reserve for insurance premiums. The borrowers are required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12th of the insurance premiums that the lender

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-104

Hospitality – Various	Loan #8	Cut-off Date Balance:	$24,150,000
Various	Alabama Hotel 2 Pack Portfolio	Cut-off Date LTV:	61.9%
Montgomery, AL 36117		U/W NCF DSCR:	2.22x
		U/W NOI Debt Yield:	17.3%

estimates will be payable during the ensuing 12 months; provided, however, the foregoing requirement is waived so long as (i) no event of default is continuing and (ii) the borrowers maintain insurance coverage for Alabama Hotel 2 Pack Portfolio Properties as part of blanket or umbrella coverage reasonably approved by the lender.

FF&E – On the loan origination date, the borrowers were required to make an upfront deposit of $11,970 into a reserve for replacements and repairs. The borrowers are required to deposit into an FF&E reserve, on a monthly basis, an amount equal to 4.0% of revenue and operating income from the Alabama Hotel 2 Pack Portfolio Properties.

PIP Reserve – On the loan origination date, the borrowers were required to make an initial deposit of $2,300,000 ($11,856 per key) for replacements and repairs to a PIP reserve required by any property improvement plan for the Alabama Hotel 2 Pack Portfolio Properties. In addition, the borrowers are required to deposit into a PIP reserve, on a monthly basis (i) for the first 24 months of the loan term, an amount of $60,000 ($309 per key) for the months of February through November, and (ii) on each payment date thereafter, the amount the borrowers are required to pay to complete all work described in the required PIP in monthly installments.

Lockbox and Cash Management. The Alabama Hotel 2 Pack Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct credit card companies to deposit all credit card receipts directly into the lockbox account and to deposit any rents otherwise received in such account within one business day after receipt. If no Cash Sweep Event (as defined below) is continuing, all funds in the lockbox account will be swept each business day to the borrowers’ operating account. During the continuance of a Cash Sweep Event, all funds in the lockbox account are required to be swept each business day to lender-controlled cash management accounts. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Alabama Hotel 2 Pack Portfolio Mortgage Loan.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrowers or property manager, or (iii) the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of determination being less than 1.50x (a “DSCR Trigger Event”).

A Cash Sweep Event will end (a) with respect to clause (i) above, if a cure of the event of default has been accepted by the lender, (b) with respect to clause (ii) above, solely with respect to the property manager, if the property manager is replaced within 90 days with a qualified property manager under a replacement management agreement, or (c) with respect to clause (iii) above, if the debt service coverage ratio is greater than or equal to 1.50x for two consecutive quarters based upon the trailing 12-month period immediately preceding the date of determination, provided, however, that (A) no event of default is continuing, (B) a Cash Sweep Event may be cured no more than a total of two times in the aggregate during the term of the Alabama Hotel 2 Pack Portfolio Mortgage Loan, provided, that, notwithstanding the foregoing, such Cash Sweep Event cure solely with respect to a DSCR Trigger Event may occur an unlimited number of times during the term of the Alabama Hotel 2 Pack Portfolio Mortgage Loan, (C) the borrowers have paid all of the lender’s reasonable expenses incurred in connection with the cure of the Cash Sweep Period, including reasonable attorney’s fees and expenses, and (D) in no event may the borrowers cure a Cash Sweep Event caused by a bankruptcy or similar action of the borrowers.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance for 100% of full replacement cost and business interruption insurance for 12 months plus a 6-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-105

Multifamily – Garden	Loan #9	Cut-off Date Balance:	$23,800,000
Various	Briar Cove and Summerwind	Cut-off Date LTV:	73.6%
Greenville, TX Various		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-106

Multifamily – Garden	Loan #9	Cut-off Date Balance:	$23,800,000
Various	Briar Cove and Summerwind	Cut-off Date LTV:	73.6%
Greenville, TX Various		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.3%

Briar Cove and Summerwind
1 Summerwind Greenville, TX
2 Briar Cove Greenville, TX
OKLAHOMA
ARKANSAS
LOUISIANA
TEXAS
Greenville
Greenville Water Treatment
Ardis Heights
Lee St
Uptown Forum Shopping Center
Texas Department of Transportation
Longhorn Arena & Event Center
International Grains & Cereal
Hunt Regional Medical Center
Town South Shopping Center
Wright Park Municipal GC
Shelby Ave
Sabert Corporation
Rolling Hills Shopping Center
HUNT COUNTY
Paris Junior College
Greenville Promenade
Greenville Commons
Jack Finney Blvd
Hunt County Livestock & Fair
Oak Creek CC
Bethel Rd
FM 1570
Majors Airport
FM 1903
Caddo Mills
Dallas 43 miles
Greenville Club Lake
N. Nees St
Walnut St
Wolfe City Dr

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-107

Mortgage Loan No. 9 – Briar Cove and Summerwind

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location(2):	Greenville, TX Various
Original Balance:	$23,800,000			General Property Type:	Multifamily
Cut-off Date Balance:	$23,800,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	3.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(2):	Various/2024
Borrower Sponsors:	Godrej Khambatta, Edward Sittler,			Size(2):	240 Units
	Christopher Sasso, Danielle Albro			Cut-off Date Balance per Unit:	$99,167
	and Jeffrey Klonoski			Maturity Date Balance per Unit:	$99,167
Guarantors:	Godrej Khambatta, Edward Sittler,			Property Manager:	RWFMAT, LLC d/b/a
	Christopher Sasso, Danielle Albro				Compass Multifamily
	and Jeffrey Klonoski
Mortgage Rate:	6.0900%
Note Date:	7/14/2025
Maturity Date:	8/1/2030			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$1,963,628
Amortization Term:	0 months			UW NCF:	$1,903,628
IO Period:	60 months			UW NOI Debt Yield:	8.3%
Seasoning:	0 months			UW NCF Debt Yield:	8.0%
Prepayment Provisions:	L(24),D(29),O(7)			UW NOI Debt Yield at Maturity:	8.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.30x
Additional Debt Type:	NAP			Most Recent NOI:	$1,857,561 (4/30/2025 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$1,825,555 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$1,477,836 (12/31/2023)
Reserves(1)				Most Recent Occupancy(2):	92.1% (Various)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.0% (12/31/2024)
RE Taxes:	$256,728	$32,091	NAP	3rd Most Recent Occupancy:	84.2% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of) (2):	$32,350,000 (5/20/2025)
Deferred Maintenance:	$0	$0	NAP	Appraised Value per Unit:	$134,792
Replacement Reserve:	$0	$5,000	NAP	Cut-off Date LTV Ratio:	73.6%
Parking Lot Funds:	$162,000	$0	NAP	Maturity Date LTV Ratio:	73.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,800,000	90.9%	Loan Payoff:	$24,641,420	94.1%
Sponsor Equity:	$2,384,414	9.1%	Closing Costs:	$1,124,266	4.3%
			Upfront Reserves:	$418,728	1.6%
Total Sources:	$26,184,414	100.0%	Total Uses:	$26,184,414	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	See “Portfolio Summary” below.

The Mortgage Loan. The ninth largest mortgage loan (the “Briar Cove and Summerwind Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,800,000. The Briar Cove and Summerwind Mortgage Loan is secured by a first priority fee mortgage encumbering two multifamily properties located in Greenville, Texas (individually, the “Briar Cove Property” and the “Summerwind Property” and collectively, the “Briar Cove and Summerwind Properties”).

The Borrowers and the Borrower Sponsors. The borrowers for the Briar Cove and Summerwind Mortgage Loan are BC Green LLC, Uncle Larry BC Greenville LLC, SW Green LLC, and Uncle Larry SW Greenville LLC, each a single-purpose Delaware limited liability company with one independent director in its organizational structure. BC Green LLC (83.9%) and Uncle Larry BC Greenville LLC (16.1%) own the Briar Cove Property as tenants-in-common. SW Green LLC (83.9%) and Uncle Larry SW Greenville LLC (16.1%) own the Summerwind Property as tenants in common. The ownership composition of BC Green LLC and SW Green LLC are identical, with ownership comprised of Godrej Khambatta (13.15%), Edward Sittler (6.3%), Christopher Sasso (8.03%), Danielle Albro (8.03%) and other members (total of 64.49%). Jeffrey Klonoski is the 100% member and manager of both Uncle Larry BC Greenville LLC and Uncle Larry SW Greenville LLC. Godrej Khambatta, Edward Sittler, Christopher Sasso, Danielle Albro, and Jeffrey Klonoski are the borrower sponsors and non-recourse carveout guarantors of the Briar Cove and Summerwind Mortgage Loan. Godrej Khambatta has ownership interests in 11 multifamily properties across Texas, Virginia, South Carolina, and Georgia. Christopher Sasso and Danielle Albro, who are husband and wife, currently have ownership interests in 15 multifamily properties in Texas, Alabama, Georgia, and Idaho. Edward Sittler has ownership interests in eight multifamily properties located across Texas and Florida. Jeffrey Klonoski has no other real estate holdings and ownership interests other than in the Briar Cove and Summerwind Properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-108

Multifamily – Garden	Loan #9	Cut-off Date Balance:	$23,800,000
Various	Briar Cove and Summerwind	Cut-off Date LTV:	73.6%
Greenville, TX Various		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.3%

The Properties. The Briar Cove and Summerwind Properties are comprised of two garden style multifamily properties totaling 240 units located in Greenville, Texas, approximately 1.0 mile apart. The Briar Cove and Summerwind Properties were built between 1977 and 1978 and were acquired by the borrower sponsors in June 2022 for an aggregate purchase price of $30.6 million. Since acquiring the portfolio in 2022, the borrower sponsors have invested approximately $1.45 million in capital expenditures on interior unit upgrades, new HVAC and plumbing and laundry room upgrades, among other items, to have a total cost basis of approximately $32.0 million. The Briar Cove and Summerwind Properties had a total portfolio occupancy of 92.1% as of June 2025.

Summerwind Property

The Summerwind Property is located along Jack Finney Boulevard in Greenville, Texas. The Summerwind Property is a Class C multifamily property which was built in 1978 and recently renovated in 2024. The Summerwind Property consists of 120 units in 15 two-story apartment buildings and also includes two single story amenity buildings. There are also 239 total parking spaces at the Summerwind Property (2.0 spaces per unit). Additional amenities at the Summerwind Property include a laundry room, fitness center, pool, and an on-site office. The Summerwind Property’s unit mix consists of 16 studio units which are a mix of fully renovated (1) and unrenovated (15) units averaging 460 square feet and average rents of $1,040 and $834, respectively, 48 one-bedroom units which are a mix of fully-renovated (7), partially-renovated (4), and unrenovated (37) units, averaging 668 square feet and average rents of $1,093, $1,068, and $1,016, respectively, 24 two-bedroom one-bathroom units which are a mix of fully-renovated (8), partially-renovated (2), and unrenovated units (14), averaging 930 square feet and average rents of $1,209, $1,125, and $1,123, respectively, and 32 two-bedroom two-bathroom units which are a mix of fully-renovated (12), partially-renovated (3), and unrenovated units (17), averaging 974 square feet and average rents of $1,257, $1,296, and $1,232, respectively. The recent renovations to the fully renovated apartments included vinyl plank flooring, new stainless-steel appliances, cabinet fronts, hardware, plumbing and light fixtures, and quartz countertops in kitchen and baths. There are currently six units at the Summerwind Property that are leased to tenants with Section 8 vouchers. As of June 20, 2025, the Summerwind Property had an in-place monthly average rent per unit of $1,091 and an occupancy rate of 90.8%.

Briar Cove Property

The Briar Cove Property is located along Joe Ramsey Boulevard East in Greenville, Texas. The Briar Cove Property is a Class B multifamily property which was built in 1977 and recently renovated in 2024. The Briar Cove Property consists of 120 units in 11 two-story apartment buildings. There are 220 total parking spaces at the Briar Cove Property (1.8 spaces per unit). Additional amenities at the Briar Cove Property include a laundry room, business center, pool, an on-site office, and a sports court. Unit amenities also include a patio/balcony. The Briar Cove Property’s unit mix consists of 12 studio units which are a mix of renovated (4) and unrenovated (8) units averaging 452 square feet and average rents of $900 and $858, respectively, 32 one-bedroom units which are a mix of renovated (2) and unrenovated (30) units, averaging 602 square feet and average rents of $903 and $977, respectively, 16 one-bedroom units which are a mix of renovated (4) and unrenovated units (12), averaging 682 square feet and average rents of $959 and $985, respectively, eight two-bedroom units which are a mix of renovated (7) and unrenovated units (1), averaging 770 square feet and average rents of $1,015 and $954, respectively, 12 two-bedroom units which are a mix of renovated (8) and unrenovated units (4), averaging 802 square feet and average rents of $1,119 and $1,109, respectively, 32 two-bedroom units which are a mix of renovated (12) and unrenovated units (20), averaging 936 square feet and average rents of $1,256 and $1,231, respectively, and eight three-bedroom units which are a mix of renovated (2) and unrenovated units (6), averaging 1,164 square feet and average rents of $1,623 and $1,571, respectively. The recent renovations to the fully renovated apartments included vinyl plank flooring, new cabinets, upgraded hardware, new backsplash, black appliances, and quartz countertops. There are currently five units at the Briar Cove Property that are leased to tenants with Section 8 vouchers. As of June 20, 2025, the Briar Cove Property had an in-place monthly average rent per unit of $1,098 and an occupancy rate of 93.3%.

The following table presents detailed information with respect to the Briar Cove and Summerwind Properties:

Portfolio Summary
Property Name	City, State(1)	Units(2)	Year Built / Renovated(1)	Occupancy(2)	Allocated Loan Cut-off Date Balance	% of Allocated Loan Cut-off Date Balance	Appraised Value(1)	UW NOI	% of UW NOI
Summerwind	Greenville, TX	120	1978 / 2024	90.8%	$11,950,000	50.2%	$16,350,000	$976,655	49.7%
Briar Cove	Greenville, TX	120	1977 / 2024	93.3%	$11,850,000	49.8%	$16,000,000	$986,973	50.3%
Total/Wtd. Avg.		240		92.1%	$23,800,000	100.0%	$32,350,000	$1,963,628	100.0%

(1)	Information obtained from the appraisal.
(2)	Information is based on the borrower rent rolls dated June 13, 2025 and June 20, 2025 for the Briar Cove and Summerwind Properties, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-109

Multifamily – Garden	Loan #9	Cut-off Date Balance:	$23,800,000
Various	Briar Cove and Summerwind	Cut-off Date LTV:	73.6%
Greenville, TX Various		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.3%
The following table presents detailed information with respect to the units at the Summerwind Property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit	Monthly Average Rent PSF
Studio (Fully Renovated)	1	1	100.0%	460	$1,040	$2.26
Studio	15	14	93.3%	460	$834	$1.81
1 BR / 1 BA (Fully Renovated)	7	6	85.7%	668	$1,093	$1.64
1 BR / 1 BA (Partially Renovated)	4	4	100.0%	668	$1,068	$1.60
1 BR / 1 BA	37	32	86.5%	668	$1,016	$1.52
2 BR / 1 BA (Fully Renovated)	8	6	75.0%	930	$1,209	$1.30
2 BR / 1 BA (Partially Renovated)	2	2	100.0%	930	$1,125	$1.21
2 BR / 1 BA	14	12	85.7%	930	$1,123	$1.21
2 BR / 2 BA (Fully Renovated)	12	12	100.0%	974	$1,257	$1.29
2 BR / 2 BA (Partially Renovated)	3	3	100.0%	974	$1,296	$1.33
2 BR / 2 BA	17	17	100.0%	974	$1,232	$1.26
Total/ Wtd. Average	120	109	90.8%	774	$1,091	$1.41

(1)	Information is based on the borrower rent roll dated June 20, 2025.

The following table presents detailed information with respect to the units at the Briar Cove Property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit	Monthly Average Rent PSF
Studio (Renovated)	4	1	25.0%	452	$900	$1.99
Studio	8	7	87.5%	452	$858	$1.90
1 BR / 1 BA (Renovated)	2	2	100.0%	602	$903	$1.50
1 BR / 1 BA	30	30	100.0%	602	$977	$1.62
1 BR / 1 BA (Renovated)	4	4	100.0%	682	$959	$1.41
1 BR / 1 BA	12	12	100.0%	682	$985	$1.44
2 BR / 1 BA (Renovated)	7	6	85.7%	770	$1,015	$1.32
2 BR / 1 BA	1	1	100.0%	770	$954	$1.24
2 BR / 1 BA (Renovated)	8	7	87.5%	802	$1,119	$1.40
2 BR / 1 BA	4	3	75.0%	802	$1,109	$1.38
2 BR / 2 BA (Renovated)	12	12	100.0%	936	$1,256	$1.34
2 BR / 2 BA	20	19	95.0%	936	$1,231	$1.32
3 BR / 2 BA (Renovated)	2	2	100.0%	1,164	$1,623	$1.39
3 BR / 2 BA	6	6	100.0%	1,164	$1,571	$1.35
Total/ Wtd. Average	120	112	93.3%	755	$1,098	$1.45

(1)	Information is based on the borrower rent roll dated June 13, 2025.

The Market. The Briar Cove and Summerwind Properties are located along Jack Finney Boulevard and Joe Ramsey Boulevard in Greenville, Texas, in the Dallas-Fort Worth multifamily market and the Northeast Outlying multifamily submarket. The major thoroughfare in the area, Interstate 30, runs east-to-west connecting Texas to Arkansas, stretching from Dallas to the west and Little Rock to the east. Greenville is located at the northeastern portion of the Dallas/Fort Worth metropolitan statistical area approximately 50 miles away from Dallas. Greenville is approximately 60% developed with a mixture of commercial and residential uses. Within approximately 2.5 miles of the Briar Cove and Summerwind Properties, there are national retailers such as Walmart, Home Depot, Hobby Lobby, Lowe’s, and Tractor Supply. The city of Greenville has become a shopping destination as it has seen significant retail development recently. In the past ten years, there has been approximately 265,041 square feet of retail added to the city and a total of 397,791 square feet added to the entirety of Hunt County, which retail development is anchored by the Kari Beth Crossing development which is visible to over 37,000 vehicles per day and includes national anchors such as Academy, Hobby Lobby, and Lowe’s. Along with the retail development, the surrounding area has seen new housing developments such as Ellis Estates, Stonewood Estates, Altura Jacksons Run, and Altura Cottonwood. As of the fourth quarter of 2024, the Dallas-Fort Worth multifamily market had an existing inventory of 896,026 total units, 347,963 class B units, and 105,243 class C units, a vacancy rate of approximately 11.3% for the total market, 11.1% for class B projects and 9.0% for class C projects, and average asking rents of $1,539 per month for the total market, $1,345 per month for class B units, and $1,181 per month for class C units. As of the fourth quarter of 2024, the Northeast Outlying multifamily submarket had an inventory of 4,222 total units, 2,508 class B units and 1,486 class C units, a vacancy rate of approximately 9.7% for the total submarket, 8.9% for class B projects and 9.8% for class C projects, and average asking rents of $1,071 per month for the total submarket, $1,155 per month for class B units and $906 for class C units.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-110

Multifamily – Garden	Loan #9	Cut-off Date Balance:	$23,800,000
Various	Briar Cove and Summerwind	Cut-off Date LTV:	73.6%
Greenville, TX Various		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.3%

According to the appraisal, the estimated 2025 population within a one-, three-, and five-mile radius of the Summerwind Property is 5,242, 27,697, and 36,845, respectively. According to the appraisal, the estimated 2025 average household income within the same radii was $105,497, $87,772, and $87,280, respectively. According to the appraisal, the estimated 2025 population within a one-, three-, and five-mile radius of the Briar Cove Property is 2,525, 22,220, and 33,825, respectively. According to the appraisal, the estimated 2025 average household income within the same radii was $57,181, $69,712, and $83,199, respectively.

The following table presents certain information relating to comparable multifamily rental properties to the Briar Cove and Summerwind Properties:

Comparable Rental Properties
Property	Year Built / Year Renovated	# Total Units	Unit Mix	Unit Size (SF)	Average Monthly Rent per Unit
Summerwind Property(1) Greenville, TX	1978 / 2024	120	(2)	(2)	(2)
Briar Cove Property(1) Greenville, TX	1977 / 2024	120	(2)	(2)	(2)
Watergate Apartments Greenville, TX	1992 / 2019	88	1 BR / 1 BA 2 BR / 1 BA 3 BR / 2 BA	725 950 1,150	$872 $1,103 $1,504
Sayle Garden Greenville, TX	1985 / NAP	119	1 BR / 1 BA 2 BR / 2 BA	713 970	$936 $1,211
Southridge Greenville, TX	1984 / NAP	160	1 BR / 1 BA 2 BR / 2 BA	639 1,030	$1,012 $1,268
Majors Place I Greenville, TX	2016 / NAP	176	1 BR / 1 BA 2 BR / 2 BA 3 BR / 2 BA	707 990 1,216	$1,130 $1,413 $1,480
Stoneridge Greenville, TX	1968 / 2024	144	Studio 1 BR / 1 BA 2 BR / 1 BA 2 BR / 2 BA	420 598 778 901	$853 $1,043 $1,142 $1,230
Residences at Bear Creek Greenville, TX	1998 / NAP	81	1 BR / 1 BA 2 BR / 2 BA	708 1,018	$1,579 $1,848
Cross Timbers Apartments Greenville, TX	2023 / NAP	216	1 BR / 1 BA 2 BR / 2 BA	715 1,078	$1,357 $1,463
Town East Village Greenville, TX	1987 / NAP	76	1 BR / 1 BA	805	$928

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent rolls dated June 13, 2025 and June 20, 2025, other than Year Built/ Year Renovated for the Briar Cove and Summerwind Properties, respectively.
(2)	See the Apartment Unit Mix tables above.

The following table presents certain information relating to the appraisals’ market rent conclusion for the Briar Cove and Summerwind Properties:

Market Rent Summary
Property Name	Unit Mix/Type	Units(1)	Average Size (SF) (1)	Avg. Monthly Rent per Unit(1)	Avg. Monthly Rent PSF(1)	Avg. Monthly Market Rent per Unit(2)	Avg. Monthly Market Rent PSF(2)
Summerwind

Studio (Fully Renovated)

Studio

1 BR / 1 BA (Fully Renovated)

1 BR / 1 BA (Partially Renovated)

1 BR / 1 BA

2 BR / 1 BA (Fully Renovated)

2 BR / 1 BA (Partially Renovated)

2 BR / 1 BA

2 BR / 2 BA (Fully Renovated)

2 BR / 2 BA (Partially Renovated)

2 BR / 2 BA

		1 15 7 4 37 8 2 14 12 3 17	460 460 668 668 668 930 930 930 974 974 974	$1,040 $834 $1,093 $1,068 $1,016 $1,209 $1,125 $1,123 $1,257 $1,296 $1,232	$2.26 $1.81 $1.64 $1.60 $1.52 $1.30 $1.21 $1.21 $1.29 $1.33 $1.26	$1,000 $820 $1,070 $1,045 $950 $1,154 $1,125 $1,103 $1,254 $1,203 $1,203	$2.17 $1.78 $1.60 $1.56 $1.42 $1.24 $1.21 $1.19 $1.29 $1.24 $1.24

Briar Cove

Studio (Renovated)

Studio

1 BR / 1 BA (Renovated)

1 BR / 1 BA

1 BR / 1 BA (Renovated)

1 BR / 1 BA

2 BR / 1 BA (Renovated)

2 BR / 1 BA

2 BR / 1 BA (Renovated)

2 BR / 1 BA

2 BR / 2 BA (Renovated)

2 BR / 2 BA

3 BR / 2 BA (Renovated)

3 BR / 2 BA

		4 8 2 30 4 12 7 1 8 4 12 20 2 6	452 452 602 602 682 682 770 770 802 802 936 936 1,164 1,164	$900 $858 $903 $977 $959 $985 $1,015 $954 $1,119 $1,109 $1,256 $1,231 $1,623 $1,571	$1.99 $1.90 $1.50 $1.62 $1.41 $1.44 $1.32 $1.24 $1.40 $1.38 $1.34 $1.32 $1.39 $1.35	$879 $879 $903 $903 $954 $954 $954 $954 $1,103 $1,103 $1,203 $1,203 $1,595 $1,595	$1.94 $1.94 $1.50 $1.50 $1.40 $1.40 $1.24 $1.24 $1.38 $1.38 $1.29 $1.29 $1.37 $1.37
Total/ Wtd. Average		240	765	$1,095	$1.46	$1,054	$1.42

(1)	Based on the borrower rent rolls dated June 13, 2025 and June 20, 2025 for the Briar Cove and Summerwind Properties, respectively.
(2)	Based on the appraisals.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-111

Multifamily – Garden	Loan #9	Cut-off Date Balance:	$23,800,000
Various	Briar Cove and Summerwind	Cut-off Date LTV:	73.6%
Greenville, TX Various		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.3%

Appraisal. The appraisal concluded to an “as-is” value for the Summerwind Property of $16,350,000 as of May 20, 2025. The appraisal concluded to an “as-is” value for the Briar Cove Property of $16,000,000 as of May 20, 2025.

Environmental Matters. According to the Phase I environmental site assessments dated June 10, 2025, there was no evidence of any recognized environmental conditions at the Briar Cove and Summerwind Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the Briar Cove and Summerwind Properties:

Cash Flow Analysis(1)
	2023	2024	4/30/2025 TTM	UW	UW per Unit
Gross Potential Rent(2)	$3,090,747	$3,153,216	$3,147,226	$3,133,886	$13,058
Reimbursements	$303,310	$413,644	$450,154	$450,154	$1,876
Other Income(3)	$148,380	$216,115	$207,397	$207,397	$864
Discounts Concessions	($76,682)	($58,367)	($43,350)	($43,350)	($181)
Vacancy & Credit Loss	($384,358)	($296,495)	($244,959)	($176,155)	($734)
Effective Gross Income	$3,081,397	$3,428,113	$3,516,468	$3,571,932	$14,883

Real Estate Taxes	$374,252	$373,868	$373,739	$406,314	$1,693
Insurance	$164,971	$193,224	$195,341	$136,725	$570
Other Expenses	$1,064,338	$1,035,466	$1,089,827	$1,065,265	$4,439
Total Expenses	$1,603,561	$1,602,558	$1,658,907	$1,608,304	$6,701

Net Operating Income	$1,477,836	$1,825,555	$1,857,561	$1,963,628	$8,182
Capital Expenditures	$0	$0	$0	$60,000	$250
Net Cash Flow	$1,477,836	$1,825,555	$1,857,561	$1,903,628	$7,932

Occupancy %(4)	84.2%	95.0%	92.1%	94.4%
NOI DSCR	1.01x	1.24x	1.26x	1.34x
NCF DSCR	1.01x	1.24x	1.26x	1.30x
NOI Debt Yield	6.2%	7.7%	7.8%	8.3%
NCF Debt Yield	6.2%	7.7%	7.8%	8.0%

(1)	Financial information prior to 2023 is not available as the borrower sponsors purchased the Briar Cove and Summerwind Properties in 2022.
(2)	Based on the borrower rent rolls dated June 13, 2025 and June 20, 2025 for the Briar Cove and Summerwind Properties respectively.
(3)	Other Income is comprised of application fees, late charges, laundry room income, pet fees, and other charges.
(4)	4/30/2025 TTM Occupancy % is based on the borrower rent rolls dated June 13, 2025 and June 20, 2025 for the Briar Cove and Summerwind Properties, respectively. UW Occupancy % represents the economic occupancy.

Escrows and Reserves.

Real Estate Taxes – On the loan origination date, the borrowers were required to make an upfront deposit of $256,728 into a reserve for real estate taxes. In addition, the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments (which currently equates to $32,091 monthly).

Insurance – On a monthly basis, the borrowers are required to deposit 1/12th of the estimated annual insurance premiums into an insurance reserve. However, the borrowers will not be required to make the monthly insurance reserve deposit provided that (i) no event of default and no event that causes a Cash Sweep Period (as defined below) is continuing, (ii) the liability and casualty policies maintained by the borrowers are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the borrowers provide the lender evidence of renewal of such policies and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policies.

Replacement Reserve – On a monthly basis, the borrowers are required to deposit $5,000 into a reserve for capital expenditures.

Parking Lot Reserve – On the loan origination date, the borrowers were required to make an upfront deposit of $162,000 into a reserve for repair of the parking lots at the Briar Cove and Summerwind Properties.

Lockbox and Cash Management. The Briar Cove and Summerwind Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Period, the borrowers are required to establish and maintain a lockbox account for the benefit of the lender, and, from and after the first occurrence of a Cash Sweep Period, to deposit all rents received by the borrowers or manager into the lockbox account within one business day of receipt. In addition, upon the first occurrence of a Cash Sweep Period, the lender is required to establish a lender-controlled cash management account. Upon the occurrence and during the continuance of a Cash Sweep Period, all funds on deposit in the lockbox account will be transferred on each business day to the cash management account and, provided no event of default is continuing under the Briar Cove and Summerwind Mortgage Loan documents, all funds on deposit in the cash management account on each monthly payment date are required to be applied in the following order of priority: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Briar Cove and Summerwind Mortgage Loan, (iii) to make the monthly deposits into the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-112

Multifamily – Garden	Loan #9	Cut-off Date Balance:	$23,800,000
Various	Briar Cove and Summerwind	Cut-off Date LTV:	73.6%
Greenville, TX Various		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.3%

replacement reserve, if any, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender-approved annual budget and (v) to deposit all remaining amounts into an excess cash flow reserve, to be held as additional security for the Briar Cove and Summerwind Mortgage Loan during such Cash Sweep Period, or to the extent that no Cash Sweep Period exists, to be disbursed to the borrowers.

“Cash Sweep Period” means a period: (i) commencing upon an event of default under the Briar Cove and Summerwind Mortgage Loan documents, and ending upon the cure of such event of default to the lender’s sole satisfaction; or (ii) commencing upon the debt service coverage ratio of the Briar Cove and Summerwind Mortgage Loan being less than 1.15x at the end of any calendar quarter and ending upon the date such debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

Partial Release. The borrowers have the right at any time following the date that is two years after the Closing Date to obtain the release of either the Briar Cove Property or the Summerwind Property upon defeasance of an amount equal to 115% of the allocated loan amount of such property, and compliance with the following conditions, among others: (i) following such release, the debt service coverage ratio of the Briar Cove and Summerwind Mortgage Loan is greater than the greater of the debt service coverage ratio immediately preceding the release and 1.30x, (ii) following such release, the debt yield of the Briar Cove and Summerwind Mortgage Loan is greater than the greater of the debt yield immediately preceding the release and 8.0% (iii) following such release, the loan-to-value ratio of the Briar Cove and Summerwind Mortgage Loan is no greater than the lesser of the loan-to-value ratio immediately preceding the release and 73.6%, and (iv) compliance with REMIC related conditions.

Terrorism Insurance.  The Briar Cove and Summerwind Mortgage Loan documents require that the borrowers obtain and maintain an “all risk” or “special form” insurance policy that provides coverage for loss caused by acts of terrorism in an amount not less than 100% of the full replacement cost of the Briar Cove and Summerwind Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with an extended period of indemnity of up to six months. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-113

Multifamily – Low Rise	Loan #10	Cut-off Date Balance:	$23,000,000
Various	Dels Multifamily Portfolio 3.0	Cut-off Date LTV:	65.1%
Various, Various		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	9.9%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-114

Multifamily – Low Rise	Loan #10	Cut-off Date Balance:	$23,000,000
Various	Dels Multifamily Portfolio 3.0	Cut-off Date LTV:	65.1%
Various, Various		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	9.9%

OZARK MOUNTAINS
OZARK NATIONAL FOREST
Clinton
Fairfield Bay
Heber Springs
Clarksville
Dover
Paris
Russellville
Atkins
Dardanelle
Pottsville
Greenbrier
Morrilton
Conway
Vilonia
Danville
Ola
Perryville
Ward
Mayflower
Cabot
Jacksonville
Sherwood
North Little Rock
LITTLE ROCK
OUACHITA NATIONAL FOREST
Hot Springs Village
Bryant
Landmark
Benton
East End
England
Hot Springs
Haskell
Piney
Lake Hamilton
Malvern

West Plains
MARK TWAIN NATL. FOREST
Doniphan
Thayer
MISSOURI
ARKANSAS
Mammoth Spring
Corning
Mountain Home
Cherokee Village
Pocahontas
Horseshoe Bend
OZARK NATIONAL FOREST
Walnut Ridge
Hoxie
Paragould
Mountain View
Batesville
Jonesboro
Fairfield Bay
Newport
Harrisburg
Heber Springs
Searcy
Bald Knob
Augusta
Wynne
Greenbrier

Amarillo
ARKANSAS
Little Rock
Texarkana
Ft. Worth
Dallas
El Paso
TEXAS
Austin
Houston
San Antonio

Broken Bow
De Queen
OKLA.
Idabel
Nashville
Gurdon
Prescott
Hope
Ashdown
Camden
De Kalb
Texarkana
ARKANSAS
New Boston
Nash
Stamps
Magnolia
Queen City
Atlanta
TEXAS
Linden
Hughes Springs
Springhill
Vivian
LOUISIANA
Homer
Jefferson
Minden
Bossier City
Longview
Marshall
Shreveport
Kilgore
Lake Cherokee

Dels Multifamily Portfolio 3.0

1	White River Commons	Batesville, AR
2	Silo Studios	Queen City, TX
3	Blossom City Studios	Magnolia, AR
4	The Orchard	Clarksville, AR
5	Spring River Commons	Mammoth Spring, AR
6	Cadron Commons	Greenbrier, AR

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-115

Mortgage Loan No. 10 – Dels Multifamily Portfolio 3.0

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location(2):	Various, Various
Original Balance:	$23,000,000			General Property Type:	Multifamily
Cut-off Date Balance:	$23,000,000			Detailed Property Type:	Low Rise
% of Initial Pool Balance:	3.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(2):	Various/Various
Borrower Sponsor:	Mark J. Bertel, Jr.			Size(2):	381 Units
Guarantor:	Mark J. Bertel, Jr.			Cut-off Date Balance per Unit:	$60,367
Mortgage Rate:	6.6840%			Maturity Date Balance per Unit:	$60,367
Note Date:	7/3/2025			Property Manager:	The Dels Inc.
Maturity Date:	8/1/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$2,268,872
IO Period:	60 months			UW NCF:	$2,173,622
Seasoning:	0 months			UW NOI Debt Yield:	9.9%
Prepayment Provisions:	L(24),D(32),O(4)			UW NCF Debt Yield:	9.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	9.9%
Additional Debt Type:	NAP			UW NCF DSCR:	1.39x
Additional Debt Balance:	NAP			Most Recent NOI:	$2,577,414 (5/31/2025 Ann.T1)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(3):	NAV
				3rd Most Recent NOI(3):	NAV
				Most Recent Occupancy:	98.2% (6/16/2025)
Reserves(1)				2nd Most Recent Occupancy(3):	NAV
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(3):	NAV
RE Taxes:	$55,298	$8,617	NAP	Appraised Value (as of):	$35,310,000 (5/20/2025)
Insurance:	$20,336	$20,336	NAP	Appraised Value per Unit:	$92,677
Deferred Maintenance:	$49,063	$0	NAP	Cut-off Date LTV Ratio:	65.1%
Replacement Reserve:	$0	$7,938	NAP	Maturity Date LTV Ratio:	65.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,000,000	100.0%	Loan Payoff:	$14,690,672	63.9%
			Return of Equity:	$5,267,228	22.9%
			Closing Costs:	$2,917,404	12.7%
			Upfront Reserves:	$124,697	0.5%
Total Sources:	$23,000,000	100.0%	Total Uses:	$23,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	See “Portfolio Summary” below.
(3)	Historical occupancy and NOI are unavailable as the borrower sponsor acquired the Dels Multifamily Portfolio 3.0 Properties (as defined below) between August 2023 and February 2025.

The Mortgage Loan. The tenth largest mortgage loan (the “Dels Multifamily Portfolio 3.0 Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,000,000. The Dels Multifamily Portfolio 3.0 Mortgage Loan is secured by a first priority fee mortgage encumbering six multifamily properties located across Arkansas (five properties) and Texas (one property) (the “Dels Multifamily Portfolio 3.0 Properties”).

The Borrower and the Borrower Sponsor. The borrower for the Dels Multifamily Portfolio 3.0 Mortgage Loan is Dels Armo III LLC, a single-purpose Delaware limited liability company with one independent director in its organizational structure. The borrower sponsor and non-recourse carveout guarantor for the Dels Multifamily Portfolio 3.0 Mortgage Loan is Mark J. Bertel, Jr., the founder and chief executive officer of The Dels Corporation, a real estate firm based in Mountain Home, Arkansas which was founded in 2018, specializing in providing sustainable multifamily housing throughout Arkansas and the Midwest. The Dels Corporation currently has a portfolio of over 25 multifamily properties throughout Arkansas, Missouri and Texas, totaling 1,682 apartments.

The Properties. The Dels Multifamily Portfolio 3.0 Properties are comprised of six low rise style multifamily properties totaling 381 units located in Arkansas (five properties, 84.1% of the allocated Cut-off Date Balance of the Dels Multifamily Portfolio 3.0 Mortgage Loan) and Texas (one property, 15.9% of the allocated Cut-off Date Balance of the Dels Multifamily Portfolio 3.0 Mortgage Loan). The Dels Multifamily Portfolio 3.0 Properties were originally built between 1959 and 2006, and range from one to two stories. Each of the Dels Multifamily Portfolio 3.0 Properties previously operated as a former motel/hotel and has since been converted to multifamily use. The borrower sponsor purchased the properties between August 2023 and February 2025 for $12.6 million and subsequently invested approximately $20.1 million for renovation/conversion of the buildings. The Dels Multifamily Portfolio Properties are configured as studio, one-, two- and three-bedroom units (356 units, 21 units, 3 units, and 1 unit, respectively), with an average unit size of 395 SF. Average in-place monthly rent for the Dels Multifamily Portfolio 3.0 Properties is $736 and average market rent per unit is $751. Units at each of the Dels Multifamily Portfolio 3.0 Properties are leased unfurnished and generally feature a mini-kitchen setup with a refrigerator and compact stove. As of June

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-116

Multifamily – Low Rise	Loan #10	Cut-off Date Balance:	$23,000,000
Various	Dels Multifamily Portfolio 3.0	Cut-off Date LTV:	65.1%
Various, Various		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	9.9%

2025, the Dels Multifamily Portfolio 3.0 Properties were 98.2% leased, with occupancy rates at the individual Dels Multifamily Portfolio 3.0 Properties ranging from 94.1% to 100.0%.

The following table presents detailed information with respect to the Dels Multifamily Portfolio 3.0 Properties:

Portfolio Summary
Property Name	City, State	Units(1)	Year Built / Renovated(2)	Occupancy(1)	Allocated Loan Cut-off Date Balance	% of Allocated Loan Cut-off Date Balance	Appraised Value(2)	UW NOI(3)	% of UW NOI(3)
White River Commons	Batesville, AR	109	1985 / 2024	100.0%	$7,328,000	31.9%	$11,250,000	NAV	NAP
Silo Studios	Queen City, TX	62	1980 / 2024	98.4%	$3,654,000	15.9%	$5,610,000	NAV	NAP
Blossom City Studios	Magnolia, AR	56	1976 / 2025	100.0%	$3,159,000	13.7%	$4,850,000	NAV	NAP
The Orchard	Clarksville, AR	55	2000 / 2025	98.2%	$3,029,000	13.2%	$4,650,000	NAV	NAP
Spring River Commons	Mammoth Spring, AR	48	1959 / 2023	95.8%	$2,964,000	12.9%	$4,550,000	NAV	NAP
Cadron Commons	Greenbrier, AR	51	2006 / 2025	94.1%	$2,866,000	12.5%	$4,400,000	NAV	NAP
Total/Wtd. Avg.		381		98.2%	$23,000,000	100.0%	$35,310,000	$2,268,872	100.0%

(1)	Information is based on the underwritten rent roll dated June 16, 2025.
(2)	Information obtained from the appraisal.
(3)	Individual net operating income was not provided for the Dels Multifamily Portfolio 3.0 Properties. Net operating income was provided solely at the portfolio level.

The following table presents detailed information with respect to the units at the White River Commons Property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit(2)	Monthly Average Rent per Unit	Monthly Average Rent PSF
Studio / 1 BA	95	95	100.0%	350	$751	$2.15
1 BR / 1 BA	14	14	100.0%	655	$1,027	$1.57
Total/ Wtd. Average	109	109	100.0%	389	$787	$2.02

(1)	Information is based on the underwritten rent roll dated June 16, 2025, except where otherwise expressly noted.
(2)	Information obtained from the appraisal.

The following table presents detailed information with respect to the units at the Silo Studios property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit(2)	Monthly Average Rent per Unit	Monthly Average Rent PSF
Studio / 1 BA	62	61	98.4%	372	$732	$1.97
Total/ Wtd. Average	62	61	98.4%	372	$732	$1.97

(1)	Information is based on the underwritten rent roll dated June 16, 2025 except where otherwise expressly noted.
(2)	Information obtained from the appraisal.

The following table presents detailed information with respect to the units at the Blossom City Studios property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit(2)	Monthly Average Rent per Unit	Monthly Average Rent PSF
Studio / 1 BA	53	53	100.0%	341	$677	$2.02
1 BR / 1 BA	1	1	100.0%	700	$900	$1.29
2 BR / 2 BA	2	2	100.0%	750	$1,125	$1.50
Total/ Wtd. Average	56	56	100.0%	362	$697	$1.96

(1)	Information is based on the underwritten rent roll dated June 16, 2025, except where otherwise expressly noted.
(2)	Information obtained from the appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-117

Multifamily – Low Rise	Loan #10	Cut-off Date Balance:	$23,000,000
Various	Dels Multifamily Portfolio 3.0	Cut-off Date LTV:	65.1%
Various, Various		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	9.9%

The following table presents detailed information with respect to the units at The Orchard property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit(2)	Monthly Average Rent per Unit(3)	Monthly Average Rent PSF(3)
Studio / 1 BA	55	54	98.2%	355	$667	$1.88
Total/ Wtd. Average	55	54	98.2%	355	$667	$1.88

(1)	Information is based on the underwritten rent roll dated June 16, 2025, except where otherwise expressly noted.
(2)	Information obtained from the appraisal.
(3)	Excludes one signed, not occupied tenant, which pays $0.01 at one unit.

The following table presents detailed information with respect to the units at the Spring River Commons property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit(2)	Monthly Average Rent per Unit	Monthly Average Rent PSF
Studio / 1 BA	41	39	95.1%	358	$756	$2.01
1 BR / 2 BA	5	5	100.0%	700	$950	$1.36
2 BR / 0 BA	1	1	100.0%	1,050	$950	$0.90
3 BR / 0 BA	1	1	100.0%	1,400	$1,250	$0.89
Total/ Wtd. Average	48	46	95.8%	430	$792	$1.76

(1)	Information is based on the underwritten rent roll dated June 16, 2025, except where otherwise expressly noted.
(2)	Information obtained from the appraisal.

The following table presents detailed information with respect to the units at the Cadron Commons property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit(2)	Monthly Average Rent per Unit	Monthly Average Rent PSF
Studio / 1 BA	50	48	96.0%	375	$712	$1.90
1 BR / 1 BA	1	0	0.0%	650	NAP	NAP
Total/ Wtd. Average	51	48	94.1%	380	$712	$1.90

(1)	Information is based on the underwritten rent roll dated June 16, 2025, except where otherwise expressly noted.
(2)	Information obtained from the appraisal.

The Market. The Dels Multifamily Portfolio 3.0 Properties are located in six cities across Arkansas and Texas.

The White River Commons property and the Spring River Commons property are located in the Northeast Arkansas multifamily market of Arkansas. According to the appraisal, as of the first quarter of 2025, the Northeast Arkansas multifamily market had an inventory of 10,178 units, a vacancy rate of 6.7%, and an average rent per unit of $985. The White River Commons property is located within the Batesville multifamily submarket of the Northeast Arkansas multifamily market. According to the appraisal, as of the first quarter of 2025, the Batesville multifamily submarket had an inventory of 737 units, a vacancy rate of 8.6%, and an average rent per unit of $766. According to the appraisal, the 2024 population within a one-, three-, and five-mile radius for the White River Commons property was 911, 12,075 and 17,900, respectively. According to the appraisal, the 2024 average household income within the same radii was $82,437, $79,813 and $81,582, respectively. According to the appraisal, the 2024 population within a one-, three-, and five-mile radius of the Spring River Commons property was 883, 3,532 and 4,647, respectively. According to the appraisal, the 2024 average household income within the same radii was $66,044, $58,171, and $57,847, respectively.

The Silo Studios property is located in Queen City, Texas, within the Texarkana multifamily market. According to the appraisal, as of the first quarter of 2025, the Texarkana multifamily market had an inventory of 10,566 units, a vacancy rate of 8.7%, and an average rent per unit of $887. According to the appraisal, the 2024 population within a one-, three-, and five-mile radius of the Silo Studios property was 1,271, 6,640 and 9,389, respectively. According to the appraisal, the 2024 average household income within the same radii was $72,587, $82,594 and $88,027, respectively.

The Blossom City Studios property is located in Magnolia, Arkansas, within the Magnolia multifamily submarket of the Southwest Arkansas multifamily market. According to the appraisal, as of the first quarter of 2025, the Southwest Arkansas multifamily market had an inventory of 4,842 units, a vacancy rate of 8.7%, and an average rent per unit of $773. According to the appraisal, as of the first quarter of 2025, the Magnolia multifamily submarket had an inventory of 565, a vacancy rate of 5.5%, and an average asking rent per unit of $735. According to the appraisal, the 2024 population within a one-, three-, and five-mile radius of the Blossom City Studios property was 4,387, 11,072 and 13,018, respectively. According to the appraisal, the 2024 average household income within the same radii was $53,806, $72,553, and $73,713, respectively.

The Orchard property is located in Clarksville, Arkansas, within the Clarksville multifamily market. According to the appraisal, as of the first quarter of 2025, the Clarksville multifamily market had an inventory of 783 units, a vacancy rate of 6.1%, and an average asking rent per unit of $650. According to the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-118

Multifamily – Low Rise	Loan #10	Cut-off Date Balance:	$23,000,000
Various	Dels Multifamily Portfolio 3.0	Cut-off Date LTV:	65.1%
Various, Various		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	9.9%

appraisal, the 2024 population within a one-, three-, and five-mile radius of The Orchard property was 1,132, 9,378 and 14,331, respectively. According to the appraisal, the 2024 average household income within the same radii was $53,114, $55,962 and $58,154, respectively.

The Cadron Commons property is located in Greenbrier, Arkansas, within the Greenbrier multifamily submarket of the Faulkner County multifamily market. According to the appraisal, as of the first quarter of 2025, the Faulkner County multifamily market had an inventory of 69,921 units, a vacancy rate of 11.4%, and an average rent per unit of $1,013. According to the appraisal, as of the first quarter of 2025, the Greenbrier multifamily submarket had an inventory of 9,469 units, a 6.1% vacancy rate, and an average rent per unit of $909. According to the appraisal, the 2024 population within a one-, three-, and five-mile radius of the Cadron Commons property was 1,719, 8,282, and 13,863, respectively. According to the appraisal, the 2024 average household income within the same radii was $88,071, $95,580, and $100,228, respectively.

The following table presents certain information relating to the appraisals’ market rent conclusion for the Dels Multifamily Portfolio 3.0 Properties:

Market Rent Summary
Property Name	Unit Mix/Type	Units(1)	Average Size (SF) (1)	Avg. Monthly Rent per Unit(1)	Avg. Monthly Rent PSF(1)	Avg. Monthly Market Rent per Unit(2)	Avg. Monthly Market Rent PSF(2)
White River Commons	Studio / 1 BA 1 BR / 1 BA	95 14	350 655	$751 $1,027	$2.15 $1.57	$775 $925	$2.21 $1.41
Silo Studios	Studio / 1 BA	62	372	$732	$1.97	$754	$2.03
Blossom City Studios	Studio / 1 BA 1 BR / 1 BA 2 BR / 2 BA	53 1 2	341 700 750	$677 $900 $1,125	$2.02 $1.29 $1.50	$726 $875 $1,088	$2.13 $1.25 $1.45
The Orchard	Studio / 1 BA	55	355	$667	$1.88	$700	$1.97
Spring River Commons	Studio / 1 BA 1 BR / 2 BA 2 BR / 0 BA 3 BR / 0 BA	41 5 1 1	358 700 1,050 1,400	$756 $950 $950 $1,250	$2.01 $1.36 $0.90 $0.89	$698 $950 $1,100 $1,280	$1.95 $1.36 $1.05 $0.91
Cadron Commons	Studio / 1 BA 1 BR / 1 BA	50 1	375 650	$712 NAP	$1.90 NAP	$725 $800	$1.93 $1.23
Total/ Wtd. Average		381	381	$736	$1.96	$751	$1.97

(1)	Based on the underwritten rent roll dated June 16, 2025.
(2)	Based on the appraisals.

Appraisals. The appraisals concluded to an aggregate “as-is” value for the Dels Multifamily Portfolio 3.0 Properties of $35,310,000 as of May 20, 2025.

Environmental Matters. According to the Phase I environmental site assessments dated April 25, 2025, there were two recognized environmental conditions at the Blossom City Studios Mortgaged Property relating to the prior use of such Mortgaged Property for a gasoline filling station and the use of the westerly adjoining property as a car wash. No recognized environmental conditions were identified at the other Dels Multifamily Portfolio 3.0 Properties. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-119

Multifamily – Low Rise	Loan #10	Cut-off Date Balance:	$23,000,000
Various	Dels Multifamily Portfolio 3.0	Cut-off Date LTV:	65.1%
Various, Various		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	9.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the 5/31/2025 Ann. T1 and Underwritten Net Cash Flows for the Dels 3.0 Portfolio Properties:

Cash Flow Analysis(1)(2)
	5/31/2025 Ann. T1	UW	UW per Unit
Gross Potential Rent	$3,151,980	$3,365,712	$8,834
Other Income(3)	$50,940	$37,750	$99
Discounts Concessions	$0	$0	$0
Vacancy & Credit Loss	$0	($168,286)	($442)
Effective Gross Income	$3,202,920	$3,235,177	$8,491

Real Estate Taxes	$63,678	$119,451	$314
Insurance	$108,828	$236,923	$622
Other Expenses(4)	$453,000	$609,930	$1,601
Total Expenses	$625,506	$966,305	$2,536

Net Operating Income	$2,577,414	$2,268,872	$5,955
Capital Expenditures	$0	$95,250	$250
Net Cash Flow	$2,577,414	$2,173,622	$5,705

Occupancy %	98.2%(5)	95.0%
NOI DSCR	1.65x	1.46x
NCF DSCR	1.65x	1.39x
NOI Debt Yield	11.2%	9.9%
NCF Debt Yield	11.2%	9.5%

(1)	UW Gross Potential Rent has been underwritten based on the contractual rent in place based on the underwritten rent roll dated June 16, 2025.
(2)	Historical occupancy and NOI are unavailable as the borrower sponsor acquired the Dels Multifamily Portfolio 3.0 Properties between August 2023 and February 2025.
(3)	Other Income is comprised of laundry income, pet fees, and late charges.
(4)	Other Expenses is comprised of management fee, marketing, general administrative, utilities and repairs and maintenance.
(5)	Based on the underwritten rent roll dated June 16, 2026.

Escrows and Reserves.

Real Estate Taxes – On the loan origination date, the borrower was required to make an upfront deposit of $55,298 into a reserve for real estate taxes. In addition, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments (which currently equates to $8,617 monthly).

Insurance – On the loan origination date, the borrower was required to make an upfront deposit of $20,336 into a reserve for insurance premiums. In addition, the borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12th of the estimated annual insurance premiums (which currently equates to $20,336 monthly). However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender, and (iii) the borrower provides the lender evidence of renewal of such policies and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policies.

Replacement Reserve – On a monthly basis, the borrower is required to deposit approximately $7,938 into a reserve for capital expenditures.

Deferred Maintenance Reserve – On the loan origination date, the borrower was required to make an upfront deposit of approximately $49,063 into a reserve for required repairs at the Dels Multifamily Portfolio 3.0 Properties.

Lockbox and Cash Management. The Dels Multifamily Portfolio 3.0 Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the borrower is required to establish and maintain a lockbox account for the benefit of the lender, and, from and after the first occurrence of a Cash Sweep Event Period, to deposit all rents received by the borrower or manager into the lockbox account within one business day of receipt. In addition, upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the borrower is required to cooperate with the cash management bank to establish, a lender-controlled cash management account. Upon the occurrence and during the continuance of a Cash Sweep Event Period, the lender will have the right, at its option, to direct the lockbox account bank to disburse all available funds then and thereafter on deposit in the lockbox account to the cash management account and, provided no event of default is continuing under the Dels Multifamily Portfolio 3.0 Mortgage Loan documents, all funds on deposit in the cash management account on each monthly payment date are required to be applied in the following order of priority: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Dels Multifamily Portfolio 3.0 Mortgage Loan, (iii) to make the monthly deposits into the replacement reserve, if any, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender approved extraordinary expenses and (v) to the extent that a Cash Sweep Event

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-120

Multifamily – Low Rise	Loan #10	Cut-off Date Balance:	$23,000,000
Various	Dels Multifamily Portfolio 3.0	Cut-off Date LTV:	65.1%
Various, Various		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	9.9%

Period exists, to deposit all remaining amounts into an excess cash flow reserve, to be held as additional security for the Dels Multifamily Portfolio 3.0 Mortgage Loan during such Cash Sweep Event Period or to the extent that no Cash Sweep Event Period exists, to be disbursed to the borrower.

“Cash Sweep Event Period” means a period: (i) commencing upon an event of default under the Dels Multifamily Portfolio 3.0 Mortgage Loan documents, and ending upon the cure (if applicable) of such event of default; or (ii) commencing upon the debt service coverage ratio of the Dels Multifamily Portfolio 3.0 Mortgage Loan being less than 1.20x at the end of any calendar quarter and ending upon the date such debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters.

Terrorism Insurance.  The Dels Multifamily Portfolio 3.0 Mortgage Loan documents require that the borrower obtain and maintain an “all risk” or “special form” insurance policy that provides coverage for loss caused by acts of terrorism in an amount not less than 100% of the full replacement cost of the Dels Multifamily Portfolio 3.0 Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with an extended period of indemnity of up to three months. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-121

Mortgage Loan No. 11 – Fort Smith Multi Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Fort Smith, AR Various
Original Balance:	$22,400,000			General Property Type:	Multifamily
Cut-off Date Balance:	$22,400,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	3.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(2):	Various/Various
Borrower Sponsor:	Collective Capital Partners, LLC			Size(2):	380 Units
Guarantors:	Aaron D. Dale and Benjamin H. Shipley, IV			Cut-off Date Balance per Unit:	$58,947
Mortgage Rate:	6.4810%			Maturity Date Balance per Unit:	$58,947
Note Date:	7/23/2025			Property Manager:	Collective Capital Partners, LLC
Maturity Date:	8/1/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$2,230,697
IO Period:	60 months			UW NCF:	$2,116,697
Seasoning:	0 months			UW NOI Debt Yield:	10.0%
Prepayment Provisions:	L(24),D(29),O(7)			UW NCF Debt Yield:	9.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	10.0%
Additional Debt Type:	NAP			UW NCF DSCR:	1.44x
Additional Debt Balance:	NAP			Most Recent NOI:	$2,487,286 (5/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(3):	NAV
				3rd Most Recent NOI(3):	NAV
				Most Recent Occupancy:	98.7% (6/5/2025)
Reserves(1)				2nd Most Recent Occupancy(3):	NAV
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(3):	NAV
RE Taxes:	$0	$10,169	NAP	Appraised Value (as of):	$32,350,000 (6/5/2025)
Insurance:	$36,575	$18,288	NAP	Appraised Value per Unit:	$85,132
Replacement Reserve:	$70,000	$9,500	NAP	Cut-off Date LTV Ratio:	69.2%
Deferred Maintenance:	$92,656	$0	NAP	Maturity Date LTV Ratio:	69.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$22,400,000	100.0%	Loan Payoff:	$21,294,566	95.1%
			Closing Costs:	$838,112	3.7%
			Upfront Reserves:	$199,231	0.9%
			Return of Equity:	$68,091	0.3%
Total Sources:	$22,400,000	100.0%	Total Uses:	$22,400,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	See “The Properties” section below.
(3)	Historical occupancy and NOI information are unavailable because the Fort Smith Multi Portfolio Properties (as defined below) were acquired by the borrower sponsor between 2018 and 2024.

The Mortgage Loan. The eleventh largest mortgage loan (the “Fort Smith Multi Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $22,400,000 and secured by the fee interests in eleven multifamily properties located in Fort Smith, Arkansas (the “Fort Smith Multi Portfolio Properties”).

The Borrowers and the Borrower Sponsor. The borrowers are CCP Magnolia Place LLC, CCP Mill Creek LLC, CCP Ramsey Square LLC, CCP The Azalea LLC, CCP The Belle Grove LLC, CCP The Cherry Tree LLC, CCP The Cottonwood LLC, CCP The Dogwood LLC, CCP The Grove LLC, CCP The Oak LLC and CCP The View LLC, each an Arkansas limited liability company and single purpose entity. The borrower sponsor is Collective Capital Partners, LLC and the non-recourse carveout guarantors are Aaron D. Dale and Benjamin H. Shipley, IV.

Collective Capital Partners, LLC (“CCP”) was founded in 2018 by Aaron D. Dale and Benjamin H. Shipley, IV. CCP owns a portfolio of “Class B” apartment complexes and other residential real estate. CCP's approach is to acquire value-add properties typically categorized as “Class C” and reposition them to “Class B” through maintaining the properties to a high standard of physical condition and through effective management. CCP takes responsibility for property acquisitions, sales, financing, major capital improvements, and other administrative tasks that are not typically included in the scope of property management and maintenance service providers. CCP's total housing portfolio consists of 93 properties including 510 total income producing units.

The Properties. The Fort Smith Multi Portfolio Properties consist of a total of 380 units across eleven garden-style multifamily properties, located within five miles of each other in Fort Smith, Arkansas. The unit mix across the Fort Smith Multi Portfolio Properties is comprised of two studio units (0.5% of total), 236 one-bedroom units (62.1% of total) and 142 two-bedroom units (37.4% of total). The number of units at each individual property ranges from 8 units to 128 units, with an average of 35 units. There are a total of 54 units (14.2% of total) that receive Section 8 assistance.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-122

Multifamily – Garden	Loan #11	Cut-off Date Balance:	$22,400,000
Various	Fort Smith Multi Portfolio	Cut-off Date LTV:	69.2%
Fort Smith, AR Various		U/W NCF DSCR:	1.44x
		U/W NOI Debt Yield:	10.0%

The borrower sponsor acquired the Fort Smith Multi Portfolio Properties individually between 2018 and 2024 for a total purchase price of approximately $16.5 million and has since invested approximately $7.6 million into capital improvements across the Fort Smith Multi Portfolio Properties, including unit remodeling, HVAC, paint, landscaping, appliances, carpentry, and electrical and plumbing work. As of June 5, 2025, the Fort Smith Multi Portfolio Properties were 98.7% occupied.

The Fort Smith Multi Portfolio Mortgage Loan does not allow for any property releases.

The following table presents certain information relating to the Fort Smith Multi Portfolio Properties, which are presented in descending order of their Appraised Value:

Portfolio Summary
Property Name Address	Year Built / Renovated	# of Units(1)	% Occupied(1)	Average In-Place Rent(1)	Market Rent(2)	Appraised Value(2)	% of Portfolio Appraised Value	UW NCF	% of Portfolio UW NCF	Year Acquired
Ramsey Square Apartments 1624 South Fresno Street	1979 / 2022	128	98.4%	$775	$788	$11,100,000	34.3%	$643,973	30.4%	2022
Mill Creek Apartments 5401 Jenny Lind Road	1974 / 2022	58	98.3%	$740	$756	$5,400,000	16.7%	$351,330	16.6%	2021
The View Apartment 1500, 1501, and 1511 Boston Street	1980 / 2022	54	98.1%	$718	$722	$3,800,000	11.7%	$237,505	11.2%	2018 & 2021
The Cottonwood Apartments 2022-2104 Phoenix Avenue	1985 / 2024	32	96.9%	$775	$799	$2,950,000	9.1%	$204,062	9.6%	2024
Cherry Tree Apartments 6505 South Fresno Street	1980 / 2024	22	100.0%	$798	$763	$2,000,000	6.2%	$155,244	7.3%	2024
The Dogwood Apartments 4801 South 31st Street	1978 / 2023	20	100.0%	$814	$800	$1,900,000	5.9%	$144,059	6.8%	2022
Belle Grove Apartments 322 North 6th Street	1986 / 2019	18	100.0%	$700	$700	$1,450,000	4.5%	$101,569	4.8%	2018
The Grove Apartments 3605 Barry Avenue	1985 / 2021	18	100.0%	$733	$710	$1,400,000	4.3%	$106,186	5.0%	2020
Magnolia Place Apartments 802 South 25th Street	1980 / 2022	12	100.0%	$793	$775	$950,000	2.9%	$72,876	3.4%	2021
The Oak Apartments 2520 North East Street	1995 / 2023	10	100.0%	$670	$685	$750,000	2.3%	$50,241	2.4%	2022
The Azalea Apartments 2322 South I Street	1995 / 2022	8	100.0%	$774	$750	$650,000	2.0%	$49,650	2.3%	2021
Total/Wtd. Avg.		380	98.7%	$757	$762	$32,350,000	100.0%	$2,116,697	100.0%

(1)	Based on the borrower rent rolls dated June 5, 2025.
(2)	Source: Appraisals.

The following table presents certain information relating to the unit mix at the Fort Smith Multi Portfolio Properties:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
Studio	2	2	100.0%	425	850	$700	$675
1 BR 1BA	236	230	97.5%	618	145,863	$701	$713
2 BR 1BA	136	133	97.8%	841	114,443	$806	$840
2 BR 1.5BA	6	4	66.7%	916	5,496	$830	$850
Total/Wtd. Avg.	380	369	97.1%	702	266,652	$741	$760

(1)	Based on the borrower rent rolls dated July 23, 2025.
(2)	Monthly Average Rent per Unit is based on occupied units.
(3)	Source: Appraisals.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-123

Multifamily – Garden	Loan #11	Cut-off Date Balance:	$22,400,000
Various	Fort Smith Multi Portfolio	Cut-off Date LTV:	69.2%
Fort Smith, AR Various		U/W NCF DSCR:	1.44x
		U/W NOI Debt Yield:	10.0%

The Market. The Fort Smith Multi Portfolio Properties are located within five miles of each other in Fort Smith, Arkansas. Fort Smith has a developed infrastructure, with a network of highways and a regional airport. Primary access to the area is provided by US Highway 71B and Interstate 540. The city's cultural attractions, parks, educational institutions and low cost of living attract families and retirees. Fort Smith has a diverse economic base, including sectors such as manufacturing, healthcare, retail and logistics. Major employers in the area are OK Foods (3,500 – 3,999 employees), Mercy Hospital-Fort Smith (3,500 – 3,999 employees), Baptist Health (2,000 – 2,499 employees), ArcBest (2,000 – 2,499 employees) and ABB (2,000 – 2,499 employees). The City of Fort Smith has a large manufacturing presence and acts as a regional manufacturing center, with roughly 19.5 million SF of industrial space. The large industrial presence provides employment options and creates demand for the Fort Smith Multi Portfolio Properties, with major plants operated by companies such as Rheem-Rudd, Planters and Trane.

The Fort Smith Multi Portfolio Properties are situated in the City of Fort Smith submarket. According to the appraisals, as of the first quarter of 2025, the City of Fort Smith apartment submarket had an inventory of 8,984 units, a vacancy rate of 7.5% and an average asking rental rate of $845 per unit.

According to the appraisals, the 2024 population within a one-, three- and five-mile radius of the Fort Smith Multi Portfolio Properties was 11,403, 56,680 and 78,331, respectively. The 2024 average household income within the same radii was $65,125, $64,961 and $67,498, respectively.

The following table presents information regarding certain competitive properties to the Fort Smith Multi Portfolio Properties:

Competitive Rental Properties Summary
Property Name/Location	Year Built / Renovated	Property Subtype	Total Occupancy	Number of Units	Rental Rate Range	Distance to Subject
Fort Smith Multi Portfolio Various Fort Smith, AR	Various / Various	Garden	98.7%(1)	380(1)	$670 - $814(1)	-
Southbrooke Apartments 8201 Highway 271 South Fort Smith, AR	1979 / NAP	Garden/Low-rise	87.0%	129	$550 - $800	< 10.0 miles
Crown Ridge at Fort Smith 7114 Texas Road Fort Smith, AR	1996 / NAP	Garden/Low-rise	96.0%	60	$700 - $925	< 10.0 miles
Pavilion Place Apartments 2921 Old Greenwood Fort Smith, AR	1980 / NAP	Garden/Low-rise	97.0%	66	$700 - $895	< 10.0 miles
Lincoln Apartments 405 North 22nd Street Fort Smith, AR	1986 / NAP	Garden/Low-rise	100.0%	12	$625 - $750	< 10.0 miles
The Bricks at Brunwick 101 North 11th Street Fort Smith, AR	1960 / NAP	Garden/Low-rise	96.0%	47	$725 - $1,100	< 10.0 miles

Source: Appraisals.

(1)	Based on the borrower rent rolls dated June 5, 2025.

Appraisal. According to the individual appraisals with a valuation as-of date of June 5, 2025, the Fort Smith Multi Portfolio Properties had an aggregate “as-is” value of $32,350,000.

Environmental Matters. According to the Phase I environmental site assessments dated between June 1, 2025 and June 13, 2025, there was no evidence of any recognized environmental conditions at the Fort Smith Multi Portfolio Properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-124

Multifamily – Garden	Loan #11	Cut-off Date Balance:	$22,400,000
Various	Fort Smith Multi Portfolio	Cut-off Date LTV:	69.2%
Fort Smith, AR Various		U/W NCF DSCR:	1.44x
		U/W NOI Debt Yield:	10.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Fort Smith Multi Portfolio Properties:

Cash Flow Analysis(1)
	5/31/2025 TTM	UW	UW Per Unit
Gross Potential Rent(2)	$3,061,347	$3,453,060	$9,087
Vacancy/Credit Loss	$0	($254,983)	($671)
Other Income	$144,316	$155,245	$409
Effective Gross Income	$3,205,663	$3,353,322	$8,825

Real Estate Taxes	$106,493	$176,000	$463
Insurance	$42,929	$199,501	$525
Other Operating Expenses	$568,955	$747,124	$1,966
Total Operating Expenses	$718,377	$1,122,625	$2,954

Net Operating Income	$2,487,286	$2,230,697	$5,870
Replacement Reserves	$0	$114,000	$300
Net Cash Flow	$2,487,286	$2,116,697	$5,570

Occupancy	98.7%(3)	92.6%(4)
NOI DSCR	1.69x	1.52x
NCF DSCR	1.69x	1.44x
NOI Debt Yield	11.1%	10.0%
NCF Debt Yield	11.1%	9.4%

(1)	Historical financial information is unavailable because the Fort Smith Multi Portfolio Properties were acquired by the borrower sponsor between 2018 and 2024.
(2)	UW Gross Potential Rent is based on the borrower rent rolls dated June 5, 2025.
(3)	Represents occupancy based on the borrower rent rolls dated June 5, 2025.
(4)	Based on an economic vacancy of 7.4%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-125

Mortgage Loan No. 12 – Country Club Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		JPMCB		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):		NR/NR/NR		Location:	Aventura, FL 33180
Original Balance:		$21,400,000		General Property Type:	Office
Cut-off Date Balance:		$21,400,000		Detailed Property Type:	CBD
% of Initial Pool Balance:		3.3%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2004/NAP
Borrower Sponsors:		Fontainebleau Development LLC		Size:	64,531 SF
		and Cabi Corporation		Cut-off Date Balance PSF:	$332
Guarantor:		Jeffrey Soffer		Maturity Date Balance PSF:	$332
Mortgage Rate:		7.1030%		Property Manager:	Fontainebleau Development LLC
Note Date:		6/24/2025			(borrower-related)
Maturity Date:		7/1/2030		Underwriting and Financial Information
Term to Maturity:		60 months		UW NOI:	$2,562,595
Amortization Term:		0 months		UW NCF	$2,517,423
IO Period:		60 months		UW NOI Debt Yield:	12.0%
Seasoning:		1 month		UW NCF Debt Yield:	11.8%
Prepayment Provisions:		L(24),YM1(1),DorYM1(29),O(6)		UW NOI Debt Yield at Maturity:	12.0%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF DSCR:	1.63x
Additional Debt Type:		NAP		Most Recent NOI:	$2,680,351 (4/30/2025 TTM)
Additional Debt Balance:		NAP		2nd Most Recent NOI:	$2,643,391 (12/31/2024)
Future Debt Permitted (Type):		No (NAP)		3rd Most Recent NOI:	$2,616,303 (12/31/2023)
Reserves				Most Recent Occupancy:	91.6% (7/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2024)
RE Taxes:	$83,512	$27,837	NAP	3rd Most Recent Occupancy:	99.0% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(1):	$30,600,000 (5/13/2025)
Replacement Reserve:	$12,906	$1,076	NAP	Appraised Value PSF:	$474
TI/LC Reserve:	$8,066	$8,066	NAP	Cut-off Date LTV Ratio(1):	69.9%
Outstanding TIs Reserve:	$30,000	$0	NAP	Maturity Date LTV Ratio(1):	69.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,400,000	94.6%	Loan Payoff:	$21,960,420	97.1%
Sponsor Equity:	$1,217,633	5.4%	Closing Costs:	$522,729	2.3%
			Upfront Reserves:	$134,484	0.6%

Total Sources:	$22,617,633	100.0%	Total Uses:	$22,617,633	100.0%

(1)	Appraised Value of $30,600,000 represents the appraisal’s concluded “As Is – Owner Affiliated Leases in Place” value as of May 13, 2025 which results in the Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 69.9%. The appraisal’s concluded “As Is” value as of May 13, 2025 for the Country Club Center Property (as defined below) is $30,200,000. which results in a Cut-off Date LTV ratio and Maturity Date LTV ratio of 70.9%.

The Mortgage Loan. The twelfth largest mortgage loan (the “Country Club Center Mortgage Loan”) is evidenced by a promissory note with the original principal balance of $21,400,000. The Country Club Center Mortgage Loan is secured by the borrower’s fee interest in a 10-story 64,531 SF office property, consisting of five tenants, in the town of Aventura in Miami-Dade County, Florida (the “Country Club Center Property”). The Country Club Center Mortgage Loan was originated by JPMorgan Chase Bank, National Association (“JPMCB”) on June 24, 2025.

The Borrower and the Borrower Sponsors. The borrower is Cabi Turnberry Aventura Offices, LP, a Delaware limited partnership and single purpose entity with one independent director. The borrower sponsors for the Country Club Center Mortgage Loan are Fontainebleau Development LLC (“Fontainebleau”) and Cabi Corporation. The non-recourse carveout guarantor is Jeffrey Soffer, a principal at Fontainebleau.

Founded by developer Donald Soffer, in the 1970s, Fontainebleau is a vertically integrated real estate and hospitality group headquartered at the Country Club Center Property. Under the current leadership of Jeffrey Soffer, Fontainebleau holds a $27 billion portfolio with over 100 real estate developments and investments. The portfolio is comprised of approximately 20.0 million SF of retail space, 1.5 million SF of office space, 8,000 luxury condo units and 6,400 hotel keys in nine cities across the United States. In addition to real estate developments and investments, Fontainebleau also maintains a presence in the architecture and property management industries. The Country Club Center Property is in a strategic location for Fontainebleau as it is within walking distance to JW Marriott Turnberry Resort & Spa and Aventura Mall, both owned directly or indirectly by Fontainebleau.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-126

Office – CBD	Loan #12	Cut-off Date Balance:	$21,400,000
19950 West Country Club Drive	Country Club Center	Cut-off Date LTV:	69.9%
Aventura, FL 33180		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	12.0%

The Property. The Country Club Center Property is a 10-story, 64,531 SF, multi-tenant Class A office building, complemented by an eight-story parking garage, situated in the vibrant locale of Aventura, Florida. Since its completion in 2004, the Country Club Center Property has been under the ownership of the borrower sponsor, Fontainebleau, who is now planning to complete a $1.4 million renovation. These improvements will feature a modernized lobby with new flooring and upgraded elevators, along with the addition of a new manager’s office and reception desk.

The Country Club Center Property benefits from residing in a strong commercial area comprised of primarily mid-rise and high-rise condominiums, ground level retail and hotels. It is within walking distance to the Aventura Mall, which is also owned by Fontainebleau, the fifth largest mall in the country and the largest in the state of Florida, with over 2.8 million SF of retail space, $1,743 in sales PSF and an A++ grade according to Green Street as of July 22, 2025. The Country Club Center Property is also across the street from the JW Marriott Turnberry and the three-mile Aventura Circle, a walking and bike path surrounding the Turnberry Golf Course. The Country Club Center Property also benefits from close proximity to the Aventura Brightline Station, I-95 and other major thoroughfares in the area. Additionally, the Country Club Center Property is equidistant from both Miami and Fort Lauderdale, providing excellent connectivity to both central business districts and their respective neighborhoods.

As of July 1, 2025, the Country Club Center Property is 91.6% leased to five tenants, including two investment grade entities and the sponsor, Fontainebleau, which utilizes their space as its corporate headquarters. Historically, the Country Club Center Property maintained a high occupancy rate, averaging 96.0% since 2015. The current tenancy has been at the property for, on average, approximately 15 years, with two of the five tenants having been at the property since 2015 and another tenant since 2011. Since 2023, the Sponsor has renewed and extended three tenants totaling 37,816 SF. None of the tenancy has termination options and there are no dark or subleasing tenants at the Country Club Center Property. The eight-story parking garage provides the property with a 216 parking spaces, 3.35 per 1,000 SF.

Major Tenants.

Fontainebleau Development LLC (22,127 SF; 34.3% of NRA; 40.4% of underwritten base rent). Fontainebleau, one of the borrower sponsors of the Country Club Center Mortgage Loan, is the largest tenant at the Country Club Center Property. Fontainebleau acquired the Country Club Center Property after it was developed in 2004 and has maintained its presence since then. Fontainebleau’s lease expires in June 2033 with no renewal or termination options. The Fontainebleau lease is guaranteed by Jeffrey Soffer, the chairman of Fontainebleau, who is also the nonrecourse carveout guarantor under the Country Club Center Mortgage Loan.

IPD Analytics (15,460 SF; 24.0% of NRA; 22.0% of underwritten base rent). IPD Analytics is an analytical firm that identifies, projects and quantifies the impact of competitive landscape shifts in the pharmaceutical and biology market. The firm offers drug life-cycle analysis, insights on clinical, formulary, procurement and inventory-control for providers and suppliers, brand and generic market impact forecasts and pharmaceutical coding and reimbursement information. IPD Analytics also offers a subscription program which provides access to its proprietary platforms, consultations, comprehensive reports, data downloads and podcast episodes. IPD Analytics has occupied its space at the Country Club Center Property since 2019. IPD Analytics’ lease expires in September 2027 and contains two, five-year, extension options with no termination options.

The South Florida Group (7,004 SF; 10.9% of NRA; 12.2% of underwritten base rent). The South Florida Group is a financial advising branch of Northwestern Mutual Investment services based at the Country Club Center Property. The South Florida Group contains a wide range of financial advisors and representatives to help clients in different life stages and career fields with different financial goals. The branch’s areas of expertise include college saving plans, disability insurance, financial planning, investment strategies, life insurance, long-term care planning, retirement planning and wealth management. The South Florida Group’s lease expires in September 2031 and contains one, five-year, extension option with no termination options.

The following table presents certain information relating to the tenancy at the Country Club Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/S&P/ Fitch)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Fontainebleau Development LLC	NR/NR/NR	22,127	34.3%	$1,049,256	40.4%	$47.42	6/28/2033	None	N
IPD Analytics	NR/NR/NR	15,460	24.0%	$571,711	22.0%	$36.98	9/30/2027	2 x 5 yr	N
Wells Fargo Clearing Services LLC	A1/BBB+/A+	8,685	13.5%	$396,559	15.3%	$45.66	12/9/2030	None	N
The South Florida Group	Aa1/AA+/AA+	7,004	10.9%	$317,771	12.2%	$45.37	9/30/2031	1 x 5 yr	N
ESJ Capital Partners LLC.	NR/NR/NR	5,845	9.1%	$261,564	10.1%	$44.75	3/31/2027	Various(3)	N
Occupied Collateral Total		59,121	91.6%	$2,596,861	100.0%	$43.92

Vacant Space		5,410	8.4%
Total/Wtd. Avg.		64,531	100.0%

(1)	Based on the underwritten rent roll as of July 1, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	ESJ Capital Partners LLC. contains the following renewal options: two, one-year options, and two, five-year options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-127

Office – CBD	Loan #12	Cut-off Date Balance:	$21,400,000
19950 West Country Club Drive	Country Club Center	Cut-off Date LTV:	69.9%
Aventura, FL 33180		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	12.0%

The following table presents certain information relating to the lease rollover schedule at the Country Club Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	2	21,305	33.0%	33.0%	$833,275	32.1%	32.1%	$39.11
2028	0	0	0.0%	33.0%	$0	0.0%	32.1%	$0.00
2029	0	0	0.0%	33.0%	$0	0.0%	32.1%	$0.00
2030(2)	1	8,685	13.5%	46.5%	$396,559	15.3%	47.4%	$45.66
2031	1	7,004	10.9%	57.3%	$317,771	12.2%	59.6%	$45.37
2032	0	0	0.0%	57.3%	$0	0.0%	59.6%	$0.00
2033	1	22,127	34.3%	91.6%	$1,049,256	40.4%	100.0%	$47.42
2034	0	0	0.0%	91.6%	$0	0.0%	100.0%	$0.00
2035 & Thereafter	0	0	0.0%	91.6%	$0	0.0%	100.0%	$0.00
Vacant	NAP	5,410	8.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	5	64,531	100.0%		$2,596,861	100.0%		$43.92(3)

(1)	Based on the underwritten rent roll as of July 1, 2025.
(2)	The Country Club Center Mortgage Loan matures on July 1, 2030.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Country Club Center Property is located in the Miami-Dade office market and the Northeast Dade office submarket in Aventura, Florida. According to the appraisal, the Miami-Dade office market has been experiencing an influx of fintech, financial services, banking and private equity firms. As industries continue to expand beyond their traditional hubs, companies are increasingly moving to the Miami area to capitalize on its appealing attributes, including a strong international presence, a business-friendly environment, proximity to the airport and seaport, tax benefits, high quality of life, robust population growth, and county incentives. As of the fourth quarter of 2024, the Miami-Dade office market boasts a total inventory exceeding 40.0 million SF, a vacancy rate of 16.1%, and approximately 1.0 million SF under construction. With rising demand, asking rents have surged by 13.1% year-over-year to $57.91, driven by the competition between high-priced new construction and aggressive pricing from existing landlords. The growth trajectory of the Miami-Dade office market is expected to persist, fueled by the redevelopment of office spaces and the removal of obsolete space.

The Country Club Center Property is located in the Northeast Dade office submarket, an area internationally known as a prime destination for living, shopping, and entertainment. Thanks to the submarket's excellent accessibility and proximity to Aventura Mall, golf courses, and various retail and entertainment venues, Northeast Dade is experiencing significant development, with approximately 113,650 SF under construction as of the fourth quarter of 2024. According to the appraisal, the Northeast Dade office submarket put up more favorable metrics compared to the broader Miami-Dade office market. With approximately 1.7 million SF in inventory, the Northeast Dade office submarket held a vacancy rate significantly lower than the broader market at 3.8% in the fourth quarter of 2024. The Northeast Dade office submarket has maintained a below market average asking rent at $55.24.

The following table presents certain information relating to the appraisal’s office market rent conclusions for the Country Club Center Property:

Market Rent Summary(1)
	Market Rent (PSF)	Reimbursement Type	Average Lease Term (Years)	Escalations	Tenant Improvements (New/Renewal)	Leasing Commissions (New/Renewal)
Office Space	$43.00	Net	7.0	3.00% per year	$50.00 / $25.00	6.00% / 3.00%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-128

Office – CBD	Loan #12	Cut-off Date Balance:	$21,400,000
19950 West Country Club Drive	Country Club Center	Cut-off Date LTV:	69.9%
Aventura, FL 33180		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	12.0%

The following table presents information relating to comparable sales pertaining to the Country Club Center Property:

Sales Comparable
Property Name/Location	Year Built/Renovated	Size (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Country Club Center Aventura, FL	2004/NAP	64,531(1)	91.6%(1)	May-25(2)	$30,600,000(2)	$474.19(2)
1 Alhambra Plaza Coral Gables, FL	1990/2022	261,867	71.0%	Mar-25	$76,000,000	$290.22
401 East Las Olas Boulevard Coral Gables, FL	2002/2005	408,079	94.0%	Feb-25	$221,000,000	$541.56
1 Town Center Road Boca Raton, FL	1990/NAP	190,459	99.0%	Jul-24	$82,000,000	$430.54
5505 Blue Lagoon Drive Miami, FL	2002/2022	213,182	98.0%	Dec-23	$68,000,000	$318.98
801 Brickell Avenue Miami. FL	1985/2022	411,613	82.0%	Oct-23	$250,000,000	$607.37

Source:	Appraisal.
(1)	Information is based on the underwritten rent roll as of July 1, 2025.
(2)	Reflects the appraisal’s concluded “As Is – Owner Affiliated Leases in Place” value as of May 13, 2025.

Appraisal. The appraisal concluded to “As-Is – Owner-Affiliated Leases in Place” value for the Country Club Center Property of $30,600,000. Additionally, the appraisal concluded to an “As-Is” value for the Country Club Center Property of $30,200,000.

Environmental Matters. The Phase I environmental site assessment dated May 16, 2025 did not identify any recognized environmental conditions at the Country Club Center Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-129

Office – CBD	Loan #12	Cut-off Date Balance:	$21,400,000
19950 West Country Club Drive	Country Club Center	Cut-off Date LTV:	69.9%
Aventura, FL 33180		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	12.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Country Club Center Property:

Cash Flow Analysis
	2023	2024	4/30/2025 TTM	UW	UW PSF
Rents in Place(1)	$2,522,354	$2,597,993	$2,625,464	$2,596,861	$40.24
Vacant Income(2)	$0	$0	$0	$232,628	$3.60
Gross Potential Rent	$2,522,354	$2,597,993	$2,625,464	$2,829,490	$43.85
CAM	$1,501,544	$1,721,611	$1,724,629	$1,556,144	$24.11
Gross Potential Income	$4,023,898	$4,319,604	$4,350,093	$4,385,634	$67.96
Vacancy	$0	$0	$0	($232,628)	($3.60)
Credit Loss	$0	$0	$0	$0	$0.00
Concessions	$0	$0	$0	$0	$0.00
Other Income(3)	$201,538	$198,136	$196,322	$199,717	$3.09
Effective Gross Income	$4,225,436	$4,517,740	$4,546,415	$4,352,723	$67.45

Real Estate Taxes	$315,829	$334,779	$336,231	$324,318	$5.03
Insurance	$442,235	$607,816	$594,721	$534,913	$8.29
Management Fee	$122,533	$143,989	$134,796	$130,582	$2.02
Other Operating Expenses	$728,536	$787,765	$800,315	$800,315	$12.40
Total Expenses	$1,609,133	$1,874,349	$1,866,064	$1,790,128	$27.74

Net Operating Income	$2,616,303	$2,643,391	$2,680,351	$2,562,595	$39.71
Replacement Reserves	$0	$0	$0	$12,906	$0.20
TI/LC	$0	$0	$0	$32,266	$0.50
Net Cash Flow	$2,616,303	$2,643,391	$2,680,351	$2,517,423	$39.01

Occupancy %	99.0%	100.0%	100.0%	91.7%(4)
NOI DSCR	1.70x	1.72x	1.74x	1.66x
NCF DSCR	1.70x	1.72x	1.74x	1.63x
NOI Debt Yield	12.2%	12.4%	12.5%	12.0%
NCF Debt Yield	12.2%	12.4%	12.5%	11.8%

(1)	Rents In Place is based on the underwritten rent roll dated as of July 1, 2025, inclusive of contractual rent steps through July 2026.
(2)	The vacancy was underwritten to the in-place vacancy of 8.3%.
(3)	Other Income is primarily comprised of parking, cable and rooftop income, respectively.
(4)	Represents the underwritten occupancy. Physical occupancy is 91.6% based on the underwritten rent roll dated July 1, 2025.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-130

Mortgage Loan No. 13 – Louetta Central

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Spring, TX 77373
Original Balance:	$21,000,000			General Property Type:	Retail
Cut-off Date Balance:	$21,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2000-2002/NAP
Borrower Sponsor:	Property Commerce Dividend Fund, LP			Size:	179,995 SF
Guarantors:	Property Commerce Dividend Fund, LP,			Cut-off Date Balance Per SF:	$117
	Stanley Jay Williams Jr. and			Maturity Date Balance Per SF:	$117
	Kevin Robins			Property Manager:	Property Commerce Management
Mortgage Rate:	6.4360%				Company
Note Date:	7/2/2025				(borrower-related)
Maturity Date:	8/1/2030			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$2,205,385
Amortization Term:	0 months			UW NCF:	$2,093,390
IO Period:	60 months			UW NOI Debt Yield:	10.5%
Seasoning:	0 months			UW NCF Debt Yield:	10.0%
Prepayment Provisions:	L(24),D(29),O(7)			UW NOI Debt Yield at Maturity:	10.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.53x
Additional Debt Type:	NAP			Most Recent NOI:	$2,343,872 (3/31/2025 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$2,318,931 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$2,295,174 (12/31/2023)
Reserves				Most Recent Occupancy:	99.4% (5/23/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	99.9% (12/31/2024)
RE Taxes:	$214,360	$26,795	NAP	3rd Most Recent Occupancy:	99.6% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$31,600,000 (5/19/2025)
Deferred Maintenance:	$3,750	$0	NAP	Appraised Value Per SF:	$176
Replacement Reserve:	$200,000	$2,150	NAP	Cut-off Date LTV Ratio:	66.5%
TI/LC Reserve:	$500,000	Springing	$500,000	Maturity Date LTV Ratio:	66.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,000,000	97.3%	Loan Payoff:	$20,275,832	93.9%
Borrower Sponsor Equity:	$582,230	2.7%	Reserves:	$918,110	4.3%
			Closing Costs:	$388,288	1.8%
Total Sources:	$21,582,230	100.0%	Total Uses:	$21,582,230	100.0%

The Mortgage Loan. The thirteenth largest mortgage loan (the “Louetta Central Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $21,000,000 and secured by a first priority fee mortgage encumbering a 179,995 SF anchored retail property in Spring, Texas (the “Louetta Central Property”).

The Borrower and the Borrower Sponsor. The borrower for the Louetta Center Mortgage Loan is PCDF Louetta, LLC, a single-purpose Texas limited liability company with no independent directors in its organizational structure. The non-recourse carveout guarantors are Property Commerce Dividend Fund, LP, Stanley Jay Williams, Jr. and Kevin Robins and the borrower sponsor is Property Commerce Dividend Fund, LP, a Houston, Texas-based real estate private equity firm, with acquisition, development, and asset management models operating throughout the southern United States. The borrower sponsor is jointly run by Stanley Jay Williams, Jr. and Kevin Robins. The borrower sponsor is an affiliate fund of Property Commerce, which has been a Houston-based developer and operator of real estate since 1976. Stanley Jay Williams, Jr. has been the owner and president of Property Commerce since 1989.

Pursuant to the terms of the Louetta Center Mortgage Loan, the lender is only permitted to collect from the two individual guarantors on any judgements in connection with the recourse obligations if Property Commerce Dividend Fund, LP fails to satisfy its obligations as a guarantor.

The Property. The Louetta Central Property is comprised of a fee interest in a 179,995 SF anchored retail property on an approximately 16.5-acre site in Spring, Texas, that includes 806 parking spaces (4.5 spaces per 1,000 SF). The Louetta Central Property was built between 2000 and 2002. The borrower sponsor originally purchased the Louetta Central Property for a purchase price and total cost basis of $28.0 million in August 2022. The Louetta Central Property is currently 99.4% leased to 14 tenants, with national retailers occupying over 90% of the NRA at the Louetta Central Property. The Louetta Central Property is anchored by Kohl’s, with Michaels and Ross Dress for Less occupying as junior anchors. Additionally, the Louetta Central Property is shadow anchored by a corporate owned Walmart supercenter. Aside from Kohls, no tenant represents more than 15.8% of underwritten rent. Two tenants at the Louetta Central Property operate under a ground lease and own their own improvements. The Louetta Central Property has strong leasing momentum, with tenants representing 96.0% of NRA having signed a renewal or new lease since 2022.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-131

Retail – Anchored	Loan #13	Cut-off Date Balance:	$21,000,000
20614 North Freeway	Louetta Central	Cut-off Date LTV:	66.5%
Spring, TX 77373		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	10.5%

Major Tenants.

Kohl’s (86,584 SF, 48.1% of NRA, 36.7% of underwritten base rent). Kohl’s Corporation (“Kohl’s”) is an omnichannel retailer operating over 1,100 stores in 49 states, offering moderately priced private and national brand apparel, footwear, accessories, beauty, and home products. Kohl’s merchandise mix includes both national brands and private brands that are available only at Kohl’s. Kohl’s was organized in 1962 and is a Wisconsin corporation, with a private portfolio that includes well-known established brands such as Croft & Barrow, Jumping Beans, SO, SONOMA Goods for Life, and Tek Gear, and exclusive brands that are developed and marketed through agreements with nationally recognized brands such as Food Network, LC Lauren Conrad, Nine West, and Simply Vera Vera Wang. Kohl’s has anchored the Louetta Central Property since 2001, has a lease expiration date of January 31, 2028, and has nine, 5-year renewal options remaining.

Ross Dress for Less (30,187 SF, 16.8% of NRA, 15.8% of underwritten base rent). Ross Dress for Less is a chain of 1,836 stores offering name brand and designer apparel, accessories, footwear and home fashions targeted to primarily middle-income households. Ross Dress for Less is part of Ross Stores, Inc, which operates an additional 356 dd’s Discounts stores that primarily offer closeout merchandise. Ross Dress For Less has operated at the Louetta Central Property since 2002, has a lease expiration date of January 31, 2028, and has one, 5-year renewal option remaining.

Michaels (23,753 SF, 13.2% of NRA, 12.7% of underwritten base rent). Michaels is a privately held chain of American and Canadian arts and crafts stores, serving as one of North America’s largest provider of arts, crafts, framing, floral and wall décor, and merchandise for makers and do-it-yourself home decorators. Michaels has operated at the Louetta Central Property since 2002, has a lease expiration date of February 28, 2029, and has one, 5-year renewal option remaining.

The following table presents a summary regarding the major stores at the Louetta Central Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent		% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options		Term. Option (Y/N)
Major Tenants
Kohl's	BB-/B3/BB-	86,584	48.1%	$928,930		36.7%	$10.73	1/31/2028	9 x 5 yr		N
Ross Dress For Less	NR/A2/BBB+	30,187	16.8%	$399,978		15.8%	$13.25	1/31/2028	1 x 5 yr		N
Michaels	NR/NR/NR	23,753	13.2%	$320,665		12.7%	$13.50	2/28/2029	1 x 5 yr		N
Famous Footwear	BB+/NR/BB-	8,400	4.7%	$142,800		5.6%	$17.00	10/31/2028	1 x 5 yr		N
Dollar Tree	NR/Baa2/BBB	8,000	4.4%	$116,000		4.6%	$14.50	1/31/2033	1 x 5 yr	(3)	N
Subtotal/Wtd. Avg.		156,924	87.2%	$1,908,374		75.5%	$12.16

Other Tenants		22,071	12.3%	$620,303	(4)	24.5%	$28.10
Occupied Subtotal/Wtd. Avg.		178,995	99.4%	$2,528,677		100.00%	$14.13

Vacant Space		1,000	0.6%
Total/Wtd. Avg.		179,995	100.0%

(1)	Information is based on the underwritten rent roll dated May 23, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	The renewal option for Dollar Tree will be exercised automatically unless the tenant gives written notice to the landlord no later than nine months prior to the expiration of the current lease term that the tenant does not intend to exercise such option.
(4)	Includes $185,794.44 of Annual UW Base Rent for Whataburger and Bank of America, which operate their spaces under a ground lease.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-132

Retail – Anchored	Loan #13	Cut-off Date Balance:	$21,000,000
20614 North Freeway	Louetta Central	Cut-off Date LTV:	66.5%
Spring, TX 77373		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	10.5%

The following table presents certain information relating to the lease rollover at the Louetta Central Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	Total UW Rent PSF Rolling
MTM/2025	1	2,572	1.4%	1.4%	$73,765	2.9%	2.9%	$28.68
2026	0	0	0.0%	1.4%	$0	0.0%	2.9%	$0.00
2027	1	4,146	2.3%	3.7%	$124,380	4.9%	7.8%	$30.00
2028	7	133,407	74.1%	77.8%	$1,683,899(3)	66.6%	74.4%	$12.62
2029	1	23,753	13.2%	91.0%	$320,665	12.7%	87.1%	$13.50
2030(4)	3	7,117	4.0%	95.0%	$209,968(5)	8.3%	95.4%	$29.50
2031	0	0	0.0%	95.0%	$0	0.0%	95.4%	$0.00
2032	0	0	0.0%	95.0%	$0	0.0%	95.4%	$0.00
2033	1	8,000	4.4%	99.4%	$116,000	4.6%	100.0%	$14.50
2034	0	0	0.0%	99.4%	$0	0.0%	100.0%	$0.00
2035 & Thereafter	0	0	0.0%	99.4%	$0	0.0%	100.0%	$0.00
Vacant	1	1,000	0.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(6)	15	179,995	100.0%		$2,528,677	100.0%		$14.13

(1)	Information is based on the underwritten rent roll dated May 23, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Includes $98,827 of underwritten annual rent from the tenant Bank of America, which operates under a ground lease for approximately 47,000-50,000 square feet of land at the Louetta Central Property.
(4)	The Louetta Central Mortgage Loan matures August 1, 2030.
(5)	Includes $86,968 of underwritten annual rent from the tenant Whataburger, which operates under a ground lease for approximately 36,300 square feet of land at the Louetta Central Property.
(6)	Total/Wtd. Avg. Total UW Rent PSF Rolling excludes vacant space.

The Market. The Louetta Central Property is located in Spring, Texas, within the Spring Creek retail submarket of the Houston retail market. The Louetta Central Property is situated approximately 20 miles north of downtown Houston, with primary access to Interstate 45. Along with the Walmart supercenter, the Louetta Central Property is directly adjacent to a Chick-Fil-A, and across the street from Six Flags Hurricane Harbor and in close proximity to several residential developments. According to the appraisal, as of the fourth quarter of 2024, the vacancy rate in the Spring Creek retail submarket was approximately 6.2%, with average asking rents of $21.78 PSF and an inventory of approximately 7.0 million SF. According to the appraisal, as of the fourth quarter of 2024, the vacancy rate in the Houston retail market was approximately 5.1%, with average asking rents of $23.81 PSF and inventory of approximately 447.2 million SF. According to the appraisal, the 2025 estimated population within a one-, three- and five-mile radius of the Louetta Central Property was 7,640, 91,043, and 268,410, respectively. According to the appraisal, the 2025 estimated average household income within the same radii was $110,753, $103,636, and $112,218, respectively.

The following table presents recent anchor space leasing data at comparable retail properties with respect to the Louetta Central Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Terms (yrs)	Rent PSF	Lease Type
Louetta Central (subject)(1) 20614 North Freeway Spring, TX	2000-2002 / NAP	Kohl’s	86,584	Mar. 2022	6	$10.73	NNN
Preston Ridge Frisco, TX	1992 / 2003	Sky Zone Trampoline Park	37,543	Mar. 2024	5	$14.00	Net
Silverlake Shopping Center Pearland, TX	2001 / 2018	Kohl’s	61,971	Feb. 2024	3	$12.00	Net
Epic East Towne Crossing Grand Prairie, TX	2023 / NAP	Hobby Lobby	55,000	Jun. 2023	15	$12.00	Net

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated May 23, 2025 other than Year Built / Year Renovated.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-133

Retail – Anchored	Loan #13	Cut-off Date Balance:	$21,000,000
20614 North Freeway	Louetta Central	Cut-off Date LTV:	66.5%
Spring, TX 77373		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	10.5%

The following table presents recent junior anchor space leasing data at comparable retail properties with respect to the Louetta Central Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (yrs)	Rent PSF	Lease Type
Louetta Central (subject)(1) 20614 North Freeway Spring, TX	2000-2002 / NAP	Ross Dress for Less Michaels	30,187 23,753	Feb. 2023 Mar. 2022	5 7	$13.25 $13.50	NNN NNN
Gulfgate Shopping Center Houston, TX	1956 / 2003	Burlington	30,000	Jun. 2025	10	$15.49	NNN
Lake Conroe Plaza Montgomery, TX	1988 / 2007	Strong Fitness	6,000	Apr. 2024	4	$15.00	NNN
S/L of Sienna Crossing Drive Missouri City, TX	2023 / NAP	Ace Hardware	16,500	Nov. 2023	10	$12.00	NNN
Dollar General Houston, TX	2022 / NAP	Dollar General	9,026	Nov. 2022	15	$12.18	Absolute Net

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated May 23, 2025 other than Year Built / Year Renovated.

The following table presents recent in line space leasing data at comparable retail properties with respect to the Louetta Central Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (yrs)	Rent PSF	Lease Type
Louetta Central (subject)(1) 20614 North Freeway Spring, TX	2000-2002 / NAP	MY Eyelab Tortilleria Zacatecas	2,800 1,000	Jan. 2020 Apr. 2023	10 5	$33.00 $35.10	NNN NNN
Coles Crossing Cypress, TX	2008 / NAP	CBD Kratom	1,034	Dec. 2024	5	$32.00	NNN
Cypress Lakes Crossing Houston, TX	2015 / NAP	Chicago Title Southeast	3,154	Feb. 2024	3	$36.00	NNN
The Vintage Shopping Center Houston, TX	2007 / NAP	M&M Alloy	1,800	Dec. 2023	10	$30.67	NNN
Freestanding Retail Building Katy, TX	2017 / NAP	American Nail House	1,774	Nov. 2023	3	$32.00	NNN
Retail Building New Caney, TX	2017 / NAP	Dermani MedSpa	2,000	Apr. 2023	10	$34.00	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated May 23, 2025 other than Year Built / Year Renovated.

The following table presents recent fast food ground lease leasing data at comparable retail properties with respect to the Louetta Central Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (yrs)	Rent PSF	Lease Type
Louetta Central (subject)(1) 20614 North Freeway Spring, TX	2000-2002 / NAP	Whataburger	3,417	Jan. 2025	5	$25.45	NNN
10660 FM 1960 Cypress, TX	NAV	Schlotzsky's	2,420	Feb. 2024	NAV	$34.68	NAV
1331 Gessner Road Houston, TX	NAV	Raising Canes	3,181	Jan. 2023	NAV	$55.07	NAV
900 FM 517 Dickinson, TX	NAV	Popeyes	2,374	Aug. 2023	NAV	$50.55	NAV

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated May 23, 2025 other than Year Built / Year Renovated.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-134

Retail – Anchored	Loan #13	Cut-off Date Balance:	$21,000,000
20614 North Freeway	Louetta Central	Cut-off Date LTV:	66.5%
Spring, TX 77373		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	10.5%

The following table presents information relating to the appraisal’s market rent conclusion for the Louetta Central Property:

Market Rent Summary
	Market Rent	Term (years)	Reimbursements	TI Allowance (PSF) (New)	Leasing Commissions (New / Renewal)
Anchor	$11.50	10	NNN	$10.00	6.0% / 3.0%
Junior Anchor	$15.00	10	NNN	$15.00	6.0% / 3.0%
In Line	$34.00	5	NNN	$25.00	6.0% / 3.0%
Ground Lease (Bank)	$40.00	10	NNN	$50.00	6.0% / 3.0%
Ground Lease (Fast Food)	$45.00	10	NNN	$50.00	6.0% / 3.0%

Appraisal. The appraisal concluded to an “As-Is” value for the Louetta Central Property of $31,600,000 as of May 19, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated June 4, 2025, there was no evidence of any recognized environmental conditions at the Louetta Central Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Louetta Central Property:

Cash Flow Analysis
	2023	2024	3/31/2025 TTM	UW	UW PSF
Gross Potential Rent(1)	$2,489,869	$2,539,107	$2,548,683	$2,562,677	$14.24
Reimbursements	$580,190	$568,092	$568,867	$961,314	$5.34
Other Income	$5,584	$1,200	$1,500	$1,500	$0.01
(Vacancy / Credit Loss)	($14,876)	($70,769)	($55,813)	($236,107)	($1.31)
Effective Gross Income	$3,060,767	$3,037,630	$3,063,237	$3,289,384	$18.27

Real Estate Taxes(2)	$362,212	$323,031	$302,239	$675,922	$3.76
Insurance	$59,938	$70,971	$87,562	$87,562	$0.49
Other Operating Expenses	$343,443	$324,697	$329,565	$320,515	$1.78
Total Operating Expenses	$765,593	$718,699	$719,366	$1,083,999	$6.02

Net Operating Income	$2,295,174	$2,318,931	$2,343,872	$2,205,385	$12.25
Replacement Reserves	$0	$0	$0	$26,999	$0.15
TI/LC	$0	$0	$0	$84,996	$0.47
Net Cash Flow	$2,295,174	$2,318,931	$2,343,872	$2,093,390	$11.63

Occupancy (%)(3)	99.6%	99.9%	99.4%	93.3%
NOI DSCR	1.67x	1.69x	1.71x	1.61x
NCF DSCR	1.67x	1.69x	1.71x	1.53x
NOI Debt Yield	10.9%	11.0%	11.2%	10.5%
NCF Debt Yield	10.9%	11.0%	11.2%	10.0%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated May 23, 2025 and includes rent steps underwritten through June 2026 and vacant space grossed up at market rents. Reimbursements also include vacant space grossed up.
(2)	Historical real estate taxes do not include Kohl’s taxes, which Kohl’s pays directly to the taxing authority.
(3)	UW Occupancy (%) represents economic occupancy. 3/31/2025 TTM Occupancy (%) is based on the underwritten rent roll dated May 23, 2025.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-135

Mortgage Loan No. 14 – Aman Hotel New York

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/AA(low)	Location:	New York, NY 10019
Original Balance(1):	$20,000,000	General Property Type:	Hospitality
Cut-off Date Balance(1):	$20,000,000	Detailed Property Type:	Full Service
% of Initial Pool Balance:	3.0%	Title Vesting:	Fee
Loan Purpose:	Refinance	Year Built/Renovated:	1921/2022
Borrower Sponsor:	OKO Group	Size:	83 Rooms
Guarantor:	Rock Investment U.S. Realty	Cut-off Date Balance Per Room(1):	$1,385,542
Holdings LLC	Maturity Date Balance Per Room(1):	$1,385,542
Mortgage Rate:	6.9600%	Property Manager:	Aman Group S.A.R.L.
Note Date:	7/7/2025	(borrower-related)
Maturity Date:	8/6/2030	Underwriting and Financial Information(1)
Term to Maturity:	60 months	UW NOI:	$20,831,730
Amortization Term:	0 months	UW NCF:	$16,781,625
IO Period:	60 months	UW NOI Debt Yield:	18.1%
Seasoning:	0 months	UW NCF Debt Yield:	14.6%
Prepayment Provisions(2):	L(24),DorYM1(29),O(7)	UW NOI Debt Yield at Maturity:	18.1%
Lockbox/Cash Mgmt Status(3):	Soft/Springing	UW NCF DSCR:	2.07x
Additional Debt Type(1):	Pari Passu	Most Recent NOI(7):	$20,930,479 (4/30/2025 TTM)
Additional Debt Balance(1):	$95,000,000	2nd Most Recent NOI(7):	$19,745,669 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)	3rd Most Recent NOI(7):	$7,357,035 (12/31/2023)
Reserves	Most Recent Occupancy(7):	72.2% (4/30/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(7):	70.3% (12/31/2024)
RE Taxes:	$0	$544,368	NAP	3rd Most Recent Occupancy(7):	53.1% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(8):	$402,000,000 (12/18/2024)
FF&E Reserve:	$172,283	(4)	NAP	Appraised Value Per Room(8):	$4,843,373
Condominium Reserve:	$330,774	Springing	NAP	Cut-off Date LTV Ratio(8):	28.6%
Other Reserve:	$18,251,757(5)	(6)	NAP	Maturity Date LTV Ratio(8):	28.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$115,000,000	86.4%	Loan Payoff:	$108,243,157	81.3%
Sponsor Equity:	$18,163,993	13.6%	Upfront Reserves:	$18,754,814	14.1%
			Closing Costs:	$6,166,022	4.6%

Total Sources:	$133,163,993	100.0%	Total Uses:	$133,163,993	100.0%

(1)	The Aman Hotel New York Mortgage Loan (as defined below) is part of the Aman Hotel New York Whole Loan (as defined below). Underwriting and Financial Information presented in the chart above is based on the Aman Hotel New York Whole Loan.
(2)	In the event the ICAP (as defined below) is not approved and implemented within the required 12-month period, the borrower sponsor (with such obligation guaranteed by the non-recourse carveout guarantor) is required to prepay a portion of the Aman Hotel New York Whole Loan in the amount of $47,562,441 plus any required yield maintenance.
(3)	To the extent the Hotel Manager CM Conditions (as defined below) are satisfied, the borrower is required to or cause the hotel manager to (i) first collect all revenue derived from the Aman Hotel New York Property (as defined below) and hold the same in the hotel manager’s operating account established at loan origination and pledged to the lender as additional security for the Aman Hotel New York Whole Loan, (ii) apply such revenue solely to the payment of management fees and reimbursement of expenses relating to the operation of the hotel as expressly contemplated by the related hotel management agreement, and (iii) deposit any excess revenue after the payment of the costs contemplated by the foregoing clause (ii) into the lockbox account (the foregoing clauses (i), (ii) and (iii), collectively, the “Hotel Management Cash Flow Provision”). To the extent the Hotel Manager CM Conditions at any time fail to be satisfied, the borrower is required to cause all revenue from the Aman Hotel New York Property to be deposited directly into the lockbox account. As used herein, “Hotel Manager CM Conditions” means that either (x) the hotel management agreement in place as of the loan origination date remains unmodified and in full force and effect and all revenue from the Aman Hotel New York Property is being collected and applied by the hotel manager in all material respects with the Hotel Management Cash Flow Provision or (y) (i) a replacement hotel management agreement with a qualified hotel manager is in full force and effect, (ii) such replacement hotel management agreement includes a Hotel Management Cash Flow Provision, and (iii) all revenue from the Aman Hotel New York Property is being collected by such qualified hotel manager and applied in all material respects with the applicable Hotel Management Cash Flow Provision.
(4)	The borrower is required to deposit into an FF&E reserve, on a monthly basis, an amount equal to (i) on or prior to the monthly payment date in July 2026 (the “First Anniversary”), 2% of the gross rents per annum, (ii) after the First Anniversary and on or prior to the monthly payment date in July 2027 (the “Second Anniversary”), 3% of the gross rents per annum, and (iii) after the Second Anniversary, 4% of gross rents per annum.
(5)	The Initial Other Reserve is comprised of the following upfront reserves:
a.	$422,978 to satisfy the Remaining ICAP Items (as defined below), including, without limitation, to clear all municipal violations.
b.	$6,675,006 (the “ICAP Reserve Funds”), which may be disbursed back to the borrower if the borrower delivers a letter of credit equal to the same amount (the “ICAP Letter of Credit”) and represents the estimated gap between abated and unabated real estate taxes in the 12-month period prior to the ICAP Effective Date (as defined below). Upon the occurrence of the ICAP Effective Date, the lender is required to, as applicable, disburse the ICAP Reserve Funds or return the ICAP Letter of Credit to the borrower. If the ICAP Effective Date does not occur on or before July 7, 2026, the lender is required to (a) deposit the remaining ICAP Reserve Funds into the tax and insurance account or (b) to the extent the borrower has delivered an ICAP Letter of Credit, liquidate the ICAP Letter of Credit and deposit the proceeds into the tax and insurance account.
c.	$11,153,772.92 (the “RE Tax Installment Reserve Funds”), which may be disbursed back to the borrower if the borrower delivers a letter of credit equal to the same amount (the “Installment Letter of Credit”), and represents (a) the total unabated past due taxes that have accrued as the result of the borrower sponsor’s tax payment based on assumption of the ICAP benefits (such total past due tax amount, the “Installment Taxes”) less (b) $5,000,000.00, which is the aggregate amount that is recourse to the borrower (the “RE Tax Installment Recourse”) and is required to be reduced on a dollar-for-dollar basis by the amount of Installment Taxes actually paid by the borrower following loan origination. If the lender determines that the sum of (i) the RE Tax Installment Recourse amount and (ii) amounts on deposit in the RE Tax Installment Reserve Account or, after the borrower has delivered an Installment Letter of Credit, such Installment Letter of Credit will be insufficient to pay all Installment Taxes in full, the borrower is required to make, as applicable, a true up payment in cash or letter of credit with respect to such insufficiency into the RE Tax Installment Reserve Account. Upon the occurrence of the ICAP Effective Date, the lender is required to, as applicable, disburse the RE Tax Installment Reserve Funds or return the Installment Letter of Credit to the borrower.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-136

Hospitality – Full Service	Loan #14	Cut-off Date Balance:	$20,000,000
730 5th Avenue	Aman Hotel New York	Cut-off Date LTV:	28.6%
New York, NY 10019		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	18.1%
(6)	The Monthly Other Reserve is comprised of (i) rental program FF&E reserve funds into which the borrower is required to deposit, immediately upon receipt, all amounts required to be paid by the residential unit owners, (ii) membership dues reserve funds into which the borrower is required to (x) if no cash sweep period is ongoing, deposit 25% of all collected club dues and (y) during a cash sweep period, deposit all collected club dues, and (iii) a condominium reserve into which the borrower is required to, upon the occurrence of a cash sweep event, deposit on a monthly basis an amount equal to the sum of 1/12 of an amount which would be sufficient to pay the monthly condominium assessments payable during the next 12 months.
(7)	The increase from 3rd Most Recent NOI and 3rd Most Recent Occupancy through Most Recent NOI and Most Recent Occupancy is primarily attributable to the Aman Hotel New York Property opening in August 2022 and subsequent ramp up in operations.
(8)	Appraised Value reflects the “As-is” value, inclusive of the Industrial and Commercial Abatement Program (“ICAP”), which the borrower sponsor has applied for and expects to be implemented, accounting for a $33.3 million add to value. Excluding value attributed to the ICAP, the Aman Hotel New York Whole Loan results in a 31.2% Cut-off Date LTV Ratio and Maturity Date LTV Ratio. We can provide no assurance the ICAP will be approved and implemented as expected. See “The Property” herein for additional information.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Aman Hotel New York Mortgage Loan”) is part of a whole loan (the “Aman Hotel New York Whole Loan”) evidenced by three pari passu promissory notes with an aggregate original principal amount of $115,000,000. The Aman Hotel New York Whole Loan was originated by JPMorgan Chase Bank, National Association (“JPMCB”) on July 7, 2025. The Aman Hotel New York Whole Loan is secured by a first priority fee mortgage encumbering an 83-room, full service, non-union hospitality property located in New York, New York (the “Aman Hotel New York Property”). The Aman Hotel New York Mortgage Loan is evidenced by the non-controlling Note A-3, with an original principal balance of $20,000,000. The Aman Hotel New York Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2025-5YR16 transaction until the controlling note A-1 is securitized. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

Aman Hotel New York Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1 (1)	$65,000,000	$65,000,000	JPMCB	Yes
A-2 (1)	$30,000,000	$30,000,000	JPMCB	No
A-3	$20,000,000	$20,000,000	BANK5 2025-5YR16	No
Whole Loan	$115,000,000	$115,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower for the Aman Hotel New York Whole Loan is 730 Fifth Upper, LLC, a Delaware limited liability company, structured as a single-purpose entity with two independent directors. The borrower sponsor for the Aman Hotel New York Whole Loan is OKO Group, an upper-level affiliate created and owned by Vlad Doronin who, together with his descendants, indirectly owns the borrower. The non-recourse carveout guarantor is Rock Investment U.S. Realty Holdings LLC (the “Guarantor”), which is the primary United States based holding company of Vlad Doronin and his descendants and has an indirect interest in the borrower. The Aman Hotel New York Whole Loan documents require the borrower and guarantor to remain under common control.

Founded in 2015 by Russian-born international developer Vlad Doronin, OKO Group (“OKO”) is a vertically integrated real estate firm delivering design-driven projects across the residential, hospitality and commercial sectors. In addition to the Aman Hotel New York Property, OKO owns various Aman branded hotels, including the Aman Beverly Hills and the Aman Miami Beach and is affiliated with the Aman Group S.A.R.L. property manager. OKO is currently headquartered in Miami, Florida and has invested in and developed over $10 billion of real estate projects spanning various asset classes. Notable holdings include 830 Brickell, the first class A freestanding office building in Miami’s financial center in over a decade, as well as the Palm Beach Residences, which is located on the oceanfront site of the former Ambassador Hotel.

The Property. The Aman Hotel New York Property is an 83-key, non-union, ultra-luxury hotel and private members club located in Manhattan’s Midtown neighborhood. The Aman Hotel New York Property features high-end amenities and the related private members club is considered to be among the most exclusive private membership clubs in New York City, requiring annual dues of $20,000 and achieving an average daily rate (“ADR”) of approximately $3,056 as of the trailing twelve months ending April 2025. The Aman Hotel New York Property, which opened in August 2022, is located in the historic Crown Building on the corner of 57th Street and 5th Avenue, which is subject to a condominium structure. In 2015, the borrower acquired the upper condominium portion of the building (floors 7 through 30) and repositioned the asset to consist of the ultra-luxury hotel, an exclusive private members club, 22 luxury Aman-branded residential condominium units (non-collateral) and a spa, among other hospitality features. The Aman Hotel New York Property’s guest rooms span from floors 7 to 12. According to the borrower sponsor, the private members club has 533 active current members each paying $20,000 in annual dues and approximately 102 potential members currently in the screening process. Club members have access to all of the Aman amenities including the food and beverage offerings, the spa and the fitness facility, among other offerings. Only club members, hotel guests and residential condominium residents have access to the Aman Hotel New York Property’s various amenities and food and beverage offerings (except for the jazz club which is open to the public). The bottom three floors of the Crown building consist of luxury retail condominium units (non-collateral). Owners of residential condominium units (non-collateral) may choose to participate in the condominium rental program through the Aman hotel management, subject to a 15% service fee and a 50/50 profit sharing agreement. There are currently four units participating in the program out of twenty two units, which produced 253 nights booked for the trailing twelve months ending April 2025. Rental revenues from the residential condominiums only flow to the hotel to the extent the residential condominium owners choose to participate in the condominium rental program, which accounts for less than 2% of underwritten revenues. The Aman Hotel New York Property generates revenue from various sources, including rooms (58.7% of UW revenues), food and beverage (22.7% of UW revenues), club memberships (9.2% of UW revenues), spa (5.2% of UW revenues), laundry/parking/other (2.4%) and condominium rental participation (1.9%).

The Aman Hotel New York Property features high-end food, beverage and nightlife venues including 7,000 square feet of outdoor dining space. The Aman Hotel New York Property’s amenities include two restaurants by a three-star Michelin chef, the 25,000 SF Aman Spa, a 65+ foot indoor swimming pool, a garden terrace with city views and an exclusive subterranean jazz club. Underneath the Aman Hotel New York Property, the separate retail condominium features luxury brands such as Chanel, Bulgari, Mikimoto and Zegna. The Aman Hotel New York Property serves as a “one stop shop” for entertaining and socializing, attracting hotel guests, club members and residents. The Aman Hotel New York Property benefits from widespread brand recognition after signing a 30-year management agreement with Aman Group S.A.R.L., the affiliated property manager, in 2022 that extends through 2052 and has an automatic, 20-year renewal, unless the manager provides a notice of non-renewal at least one year prior to expiration. The Aman brand has 36 resorts across 20 countries. Membership in the private members club allows for global access to Aman clubs/properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-137

Hospitality – Full Service	Loan #14	Cut-off Date Balance:	$20,000,000
730 5th Avenue	Aman Hotel New York	Cut-off Date LTV:	28.6%
New York, NY 10019		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	18.1%

The borrower has applied for a 10-year ICAP tax abatement, which, if and when formally approved, will be applied effective as of the July 1, 2023 tax payment date through the 2032/2033 tax year. Until the ICAP is formally approved, the Aman Hotel New York Whole Loan is partially recourse to the Guarantor in an amount equal to $47,562,441 (the “ICAP Prepayment Obligation”). Subsequent to the prepayment in an amount equal to the ICAP Prepayment Obligation, the Aman Hotel New York Whole Loan results in an UW NCF Debt Yield of 15.0%. The borrower was required at loan origination to deposit $422,978 to satisfy the certain municipal violations that must be cleared or waived by the applicable governing authority (the “Remaining ICAP Items”) into a violations repair reserve, which the lender is required to disburse to the borrower on the ICAP Effective Date. As used herein, “ICAP Effective Date” means the date upon which the lender has been provided with satisfactory written evidence that (i) the ICAP has been granted and the related ICAP benefits are effective with respect to the Aman Hotel New York Property, and (ii) all accrued and unpaid taxes with respect to the Aman Hotel New York Property which are then due and payable have been paid in full. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus for additional information.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Aman Hotel New York Property and its competitive set:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Aman Hotel New York Property(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	71.9%	$1,172.29	$843.17	53.1%	$3,060.21	$1,625.36	73.8%	261.0%	192.8%
2024	70.6%	$1,251.65	$884.22	70.3%	$3,057.58	$2,148.40	99.5%	244.3%	243.0%
TTM 4/30/2025	67.7%	$1,290.22	$874.08	72.2%	$3,056.12	$2,206.21	106.6%	236.9%	252.4%

Source: Industry Report.

(1)	Competitive set includes Four Seasons Hotel New York, St. Regis New York, The Peninsula New York, Mandarin Oriental New York, Baccarat Hotel New York and The Plaza, A Fairmont Managed Hotel.
(2)	Occupancy, ADR and RevPAR figures for the Aman Hotel New York Property are based on historical operating statements provided by the borrower sponsor.
(3)	Variances between the underwriting, the appraisal and the industry report with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing.

The Market. The Aman Hotel New York Property is located in the Midtown Manhattan submarket. The Midtown submarket is known for its concentration of luxury hotels, corporate offices and major attractions, making it a prime location for both business and leisure travelers. Demand for lodging accommodations in Manhattan is influenced by seasonal factors generally resulting in an uptick in demand during spring and fall, driven by major events such as Fashion Week and the United Nations General Assembly. As of October 2024, the Midtown Manhattan submarket occupancy reached 70.1%, a 4.1% increase, with midweek business improving and steady growth in corporate, group and international leisure travel. The Midtown Manhattan submarket has shown strong operating fundamentals for the competitive set, recording an ADR of $1,231.32 as of October 31, 2024, yielding a RevPAR increase of 9.5% to $862.64, significantly exceeding pre-COVID-19 pandemic levels. According to the appraisal, there is one competitive new proposed hotel anticipated to enter the market in March 2031, the Six Senses hotel, comprising 144 rooms.

The Midtown neighborhood exhibits a wide array of uses, with its office space commanding some of the highest rental rates in the city as well as pockets of residential communities such as Tudor City, Sutton Place, Turtle Bay, Clinton and Lower Park Avenue. Many subway lines run through Eighth Avenue, Fifth Avenue, 57th Street or Central Park South; bus service is also provided along the major north/south avenues. The various transportation lines also provide for access into larger transit hubs such as Pennsylvania Station, the Port Authority Bus Terminal and Grand Central Station. There are also several prominent retail areas, particularly between 51st Street and 59th Street. Some of the more well known stores include Cartier, Saks Fifth Avenue, Tiffany & Co., Versace and Gucci. Further complementing the area are several different tourist attractions including the Empire State Building, Rockefeller Center, Carnegie Hall and Central Park. According to the appraisal, Midtown benefits from several neighborhood attractions, eclectic nightlife and ease of travel.

Appraisal. The appraisal concluded to an “As-Is” value for the Aman Hotel New York Property of $402,000,000 as of December 18, 2024, inclusive of $33.3 million in value attributable to the ICAP, which has not yet been obtained. Excluding any value attributed to the ICAP, the Aman Hotel New York Whole Loan would have a 31.2% Cut-off Date LTV Ratio and Maturity Date LTV Ratio.

Environmental Matters. According to the Phase I environmental site assessment dated January 2, 2025 (the “ESA”), there was no evidence of any recognized environmental conditions at the Aman Hotel New York Property. The ESA did identify a “business environmental condition” related to two above-ground storage tanks (“ASTs”) located at the Aman Hotel New York Property for emergency power generators, but noted that the ASTs were contained and did not recommend any further action.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-138

Hospitality – Full Service	Loan #14	Cut-off Date Balance:	$20,000,000
730 5th Avenue	Aman Hotel New York	Cut-off Date LTV:	28.6%
New York, NY 10019		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	18.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Aman Hotel New York Property:

Cash Flow Analysis(1)(2)(3)
	2023	2024	4/30/2025 TTM	UW	UW per Room
Occupancy(6)	53.1%	70.3%	72.2%	72.2%
ADR	$3,060.21	$3,057.58	$3,056.12	$3,056.12
RevPAR	$1,625.36	$2,148.40	$2,206.21	$2,206.21

Room Revenue	$45,713,357	$65,242,544	$66,837,261	$66,837,261	$805,268
Food & Beverage	$23,973,290	$26,069,655	$25,847,407	$25,847,407	$311,415
Club Membership	$7,482,000	$9,935,000	$10,475,000	$10,475,000	$126,205
Other Departmental Income(4)	$8,748,989	$11,003,962	$10,685,284	$10,685,284	$128,738
Total Revenue	$85,917,636	$112,251,161	$113,844,952	$113,844,952	$1,371,626

Room Expense	$17,298,787	$21,100,510	$21,642,622	$21,642,622	$260,754
Food & Beverage Expenses	$26,225,061	$26,005,753	$25,582,429	$25,582,429	$308,222
Club Membership Expense	$3,307,251	$2,813,543	$2,816,156	$2,816,156	$33,930
Other Departmental Expense	$6,718,121	$7,179,489	$6,599,653	$6,599,653	$79,514
Management Fee	$2,262,009	$3,191,808	$3,284,956	$3,284,956	$39,578
Real Estate Taxes(5)	$210,013	$6,268,131	$6,376,753	$6,532,420	$78,704
Insurance	$1,723,574	$679,185	$1,086,429	$1,029,513	$12,404
Other Expense	$20,815,785	$25,267,072	$25,525,474	$25,525,474	$307,536
Total Expenses	$78,560,601	$92,505,492	$92,914,473	$93,013,223	$1,120,641

Net Operating Income(6)	$7,357,035	$19,745,669	$20,930,479	$20,831,730	$250,985
FF&E	$3,130,651	$4,014,800	$4,050,105	$4,050,105	$48,796
Net Cash Flow	$4,226,385	$15,730,869	$16,880,375	$16,781,625	$202,188

NOI DSCR(7)	0.91x	2.43x	2.58x	2.57x
NCF DSCR(7)	0.52x	1.94x	2.08x	2.07x
NOI Debt Yield(7)	6.4%	17.2%	18.2%	18.1%
NCF Debt Yield(7)	3.7%	13.7%	14.7%	14.6%

(1)	Variances between the underwriting, the appraisal and the industry report with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing.
(2)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(3)	Historical financial information prior to 2023 is not available due to the Aman Hotel New York Property opening in August 2022.
(4)	Other Departmental Income is comprised of spa, residences, laundry, parking and miscellaneous income.
(5)	Historical and UW Real Estate Taxes are based on the anticipated ICAP benefit, which would be applied retroactively effective as of the July 1, 2023 tax payment date. UW Real Estate taxes are based on the 2025/2026 assessed value and the in-place tax rate of 10.762%, net of the anticipated ICAP benefit. Per the actual 2025/2026 tax bill, without giving consideration to the ICAP, the taxes for the 2025/2026 fiscal year are approximately $13.2 million. We can provide no assurance the ICAP will be approved and implemented as expected.
(6)	The increase from 2023 Net Operating Income and Occupancy through 4/30/2025 (TTM) Net Operating Income and Occupancy is primarily attributable to the Aman Hotel New York Property opening in August 2022 and subsequent ramp up in operations.
(7)	Debt service coverage ratios and debt yields are based on the Aman New York Hotel Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-139

Mortgage Loan No. 15 – Sierra Vista Shopping Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Albuquerque, NM 87111
Original Balance:	$18,500,000			General Property Type:	Retail
Cut-off Date Balance:	$18,500,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1978/2014
Borrower Sponsors:	Richard A. Margolis and Brian A. Shirken			Size:	182,450 SF
Guarantors:	Richard A. Margolis, Brian A. Shirken			Cut-off Date Balance Per SF:	$101
	and Brian A. Shirken, as Trustee of the			Maturity Date Balance Per SF:	$101
	Shirken Family Trust U/T/D dated			Property Manager:	Columbus Pacific Properties, Inc.
	December 4, 1997				(borrower-related)
Mortgage Rate:	6.3000%
Note Date:	7/3/2025
Maturity Date:	7/6/2030
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$1,924,680
IO Period:	60 months			UW NCF:	$1,842,090
Seasoning:	1 month			UW NOI Debt Yield:	10.4%
Prepayment Provisions:	L(25),D(28),O(7)			UW NCF Debt Yield:	10.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	10.4%
Additional Debt Type:	NAP			UW NCF DSCR:	1.56x
Additional Debt Balance:	NAP			Most Recent NOI:	$1,907,862 (5/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$1,875,893 (12/31/2024)
Reserves				3rd Most Recent NOI:	$1,855,355 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	92.3% (5/14/2025)
RE Taxes:	$65,835	$16,459	NAP	2nd Most Recent Occupancy:	94.8% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	94.4% (12/31/2023)
Deferred Maintenance:	$0	$0	NAP	Appraised Value (as of):	$26,500,000 (5/18/2025)
Replacement Reserve:	$58,458	$2,281	NAP	Appraised Value Per SF:	$145
TI/LC Reserve:	$1,000,000	Springing	$500,000	Cut-off Date LTV Ratio:	69.8%
Unfunded Obligations Reserve(1):	$13,311	$0	NAP	Maturity Date LTV Ratio:	69.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$18,500,000	97.6%	Loan Payoff:	$16,952,436	89.4%
Sponsor Equity:	$458,656	2.4%	Reserves:	$1,137,604	6.0%
			Closing Costs:	$868,615	4.6%
Total Sources:	$18,958,656	100.0%	Total Uses:	$18,958,656	100.0%

(1)	The Unfunded Obligations Reserve initial deposit consists of $600 for Enright McFall and $12,711 for Gardner Chiropractic.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Sierra Vista Shopping Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $18,500,000 and secured by a first priority fee mortgage encumbering a 182,450 SF anchored retail property in Albuquerque, New Mexico (the “Sierra Vista Shopping Center Property”).

The Borrower and the Borrower Sponsors. The borrower for the Sierra Vista Shopping Center Mortgage Loan is CPP Sierra Vista LLC, a single-purpose Delaware limited liability company with one independent director in its organizational structure. The borrower sponsors are Richard A. Margolis and Brian A. Shirken. The non-recourse carveout guarantors are Richard A. Margolis, Brian A. Shirken, and Brian A. Shirken as Trustee of the Shirken Family Trust U/T/D dated December 4, 1997. Richard A. Margolis and Brian A. Shirken are the co-founders and key principals of Columbia Pacific Properties, a boutique real estate investment, development, and management firm specializing in retail, residential, and student housing projects. Since its inception in 1995, Columbus Pacific Properties has purchased and redeveloped approximately 5.0 million square feet of retail properties and has developed nearly 4,000 residential units across the United States. The company’s current real estate portfolio consists of 22 properties, including nine retail properties across seven states totaling over 3.5 million square feet.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-140

Retail – Anchored	Loan #15	Cut-off Date Balance:	$18,500,000
9500 & 9600 Montgomery Boulevard Northeast	Sierra Vista Shopping Center	Cut-off Date LTV:	69.8%
Albuquerque, NM 87111		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	10.4%

The Property. The Sierra Vista Shopping Center Property is comprised of a fee interest in a 182,450 SF anchored retail property on an approximately 17.3-acre site in Albuquerque, New Mexico, that includes 1,028 parking spaces (5.6 spaces per 1,000 SF). The Sierra Vista Shopping Center Property was built in 1978 and renovated in 2014. The borrower sponsor originally purchased the Sierra Vista Shopping Center Property in December 2013 for a purchase price of $13.0 million and invested approximately $11.8 million in capital expenditures and tenant improvements and leasing commissions for a total cost basis of $24.8 million. The Sierra Vista Shopping Center Property is currently 92.3% leased to 23 tenants, comprised of a mix of national and local retailers. The Sierra Vista Shopping Center Property is anchored by Hobby Lobby, with Burlington and Marshalls occupying as junior anchors. Aside from these three tenants, no tenant represents more than 4.4% of NRA and 5.7% of underwritten rent at the Sierra Vista Shopping Center Property.

Major Tenants.

Hobby Lobby (60,050 SF, 32.9% of NRA, 29.4% of underwritten base rent). Hobby Lobby is a large privately owned arts and craft retailer, operating more than 1,000 stores that offer more than 70,000 crafting and home décor products. Hobby Lobby has over 46,000 employees in 48 states. Hobby Lobby stores sell arts and crafts supplies, baskets, beads, candles, frames, home decorating accessories, and silk flowers. Hobby Lobby was founded in 1972 and is based in Oklahoma City, Oklahoma with additional offices in Hong Kong, Shenzhen, and Yiwu, China. Hobby Lobby has anchored the Sierra Vista Shopping Center Property since 2014, has a lease expiration date of September 30, 2029, and has two, 5-year renewal options remaining.

Burlington (33,969 SF, 18.6% of NRA, 17.4% of underwritten base rent). Burlington is an American national off-price department store retailer, that started approximately 50 years ago as a business selling off-price coats out of a factory building. The company sells an assortment of low-priced brand name ladies, men’s, and kids/baby apparel and accessories, home décor and various other products. Burlington Coat Factory operates more than 1,000 stores in 46 states and Puerto Rico, with its corporate headquarters located in Burlington, New Jersey. Burlington Coat Factory has been a junior anchor at the Sierra Vista Shopping Center Property since April 2022, has a lease expiration date of January 31, 2033, and has four, 5-year renewal options remaining. Burlington is currently building out its space and is not yet open for business. Burlington is anticipated to open for business in the fall of 2025, however, there can be no assurance that it will open for business.

Marshalls (30,000 SF, 16.4% of NRA, 16.5% of underwritten base rent). Marshalls is an American chain of off-price department stores owned by The TJX Companies. Marshalls has over 1,000 stores in 49 states and Puerto Rico, and 61 stores in Canada. Marshalls has been a junior anchor at the Sierra Vista Shopping Center Property since 2001, has a lease expiration date of April 30, 2029, and has two, 5-year renewal option remaining.

The following table presents a summary regarding the major stores at the Sierra Vista Shopping Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Hobby Lobby	NR/NR/NR	60,050	32.9%	600,500	29.4%	$10.00	9/30/2029	2 x 5 yr	N
Burlington(3)	NR/NR/BB+	33,969	18.6%	356,675	17.4%	$10.50	1/31/2033	4 x 5 yr	N
Marshalls	NR/A2/A	30,000	16.4%	337,500	16.5%	$11.25	4/30/2029	2 x 5 yr	N
Albuquerque Speech Language	NR/NR/NR	8,022	4.4%	86,800	4.2%	$10.82	9/30/2026	None	N
Samurai Grill	NR/NR/NR	6,506	3.6%	117,000	5.7%	$17.98	4/30/2033	1 x 5 yr	N
Subtotal/Wtd. Avg.		138,547	75.9%	$1,498,475	73.3%	$10.82

Other Tenants		29,846	16.4%	$547,109	26.7%	$18.33
Occupied Subtotal/Wtd. Avg.		168,393	92.3%	$2,045,584	100.0%	$12.15

Vacant Space		14,057	7.7%
Total/Wtd. Avg.		182,450	100.0%

(1)	Information is based on the underwritten rent roll dated May 14, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Burlington is currently building out its space and is not yet open for business. Burlington is anticipated to open for business in the fall of 2025, however, there can be no assurance that it will open for business.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-141

Retail – Anchored	Loan #15	Cut-off Date Balance:	$18,500,000
9500 & 9600 Montgomery Boulevard Northeast	Sierra Vista Shopping Center	Cut-off Date LTV:	69.8%
Albuquerque, NM 87111		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	10.4%

The following table presents certain information relating to the lease rollover at the Sierra Vista Shopping Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	Total UW Rent PSF Rolling
MTM/2025	1	880	0.5%	0.5%	11,222	0.5%	0.5%	$12.75
2026	5	13,265	7.3%	7.8%	198,243	9.7%	10.2%	$14.94
2027	3	8,348	4.6%	12.3%	147,829	7.2%	17.5%	$17.71
2028	4	4,272	2.3%	14.7%	71,039	3.5%	20.9%	$16.63
2029	5	96,018	52.6%	67.3%	1,044,294	51.1%	72.0%	$10.88
2030(3)	2	4,185	2.3%	69.6%	72,863	3.6%	75.6%	$17.41
2031	1	950	0.5%	70.1%	26,420	1.3%	76.8%	$27.81
2032	0	0	0.0%	70.1%	0	0.0%	76.8%	$0.00
2033	2	40,475	22.2%	92.3%	473,675	23.2%	100.0%	$11.70
2034	0	0	0.0%	92.3%	0	0.0%	100.0%	$0.00
2035 & Thereafter	0	0	0.0%	92.3%	0	0.0%	100.0%	$0.00
Vacant	7	14,057	7.7%	100.0%	0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	30	182,450	100.0%		$2,045,584	100.0%		$12.15(4)

(1)	Information is based on the underwritten rent roll dated May 14, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	The Sierra Vista Shopping Center Mortgage Loan matures July 6, 2030.
(4)	Total/Wtd. Avg. Total UW Rent PSF Rolling excludes vacant space.

The Market. The Sierra Vista Shopping Center Property is located in Albuquerque, New Mexico, within the Far Northeast Heights retail submarket of the Albuquerque MSA market. The Sierra Vista Shopping Center Property is situated approximately 8 miles northeast of downtown Albuquerque, with primary frontage along Montgomery Boulevard and intersects with Eubank Boulevard, which serves as a main arterial road in the trade area and sees daily traffic counts of over 58,000 vehicles per day. The surrounding area of the Sierra Vista Shopping Center consists of retail and shopping centers, professional offices, and residential homes. According to the appraisal, as of the first quarter of 2025, the vacancy rate in the Far Northeast Heights retail submarket was approximately 1.8%, with average asking rents of $20.34 PSF and an inventory of approximately 4.8 million SF. According to the appraisal, as of the first quarter of 2025, the vacancy rate in the Albuquerque MSA market was approximately 3.6%, with average asking rents of $15.41 PSF and inventory of approximately 57,822,766 SF. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Sierra Vista Shopping Center Property was 17,913, 135,398, and 277,323, respectively. According to the appraisal, the 2024 average household income within the same radii was $96,650, $104,238, and $100,079, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-142

Retail – Anchored	Loan #15	Cut-off Date Balance:	$18,500,000
9500 & 9600 Montgomery Boulevard Northeast	Sierra Vista Shopping Center	Cut-off Date LTV:	69.8%
Albuquerque, NM 87111		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	10.4%

The following table presents recent anchor space leasing data at comparable retail properties with respect to the Sierra Vista Shopping Center Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Terms (yrs)	Rent PSF	Lease Type
Sierra Vista Shopping Center (subject)(1) 9500 & 9600 Montgomery Boulevard Northeast Albuquerque, NM	1978 / 2014	Hobby Lobby	60,050	Oct. 2024	5	$10.00	NNN
2100 Carlisle Boulevard Albuquerque, NM	2023 / NAP	American Furniture	63,625	Jan. 2024	10	$11.00	NNN
1611 North Dysart Road Avondale, AZ	2003 / NAP	Kohl’s	86,640	Feb. 2024	5	$8.43	NNN
3301 Coors Boulevard Northwest Albuquerque, NM	1984 / 2005	Thrift Stores, Inc.	43,900	Oct. 2024	10	$9.00	NNN
3061 South John Redditt Drive Lufkin, TX	1983 / NAP	Atwoods Ranch & Home	74,751	Dec. 2023	3	$9.00	NNN
15305 West McDowell Road Goodyear, AZ	2008 / NAP	Hobby Lobby	64,028	Jul. 2022	10	$8.75	NNN
3549 Interstate Highway 69 Corpus Christi, TX	2021 / NAP	Hobby Lobby	55,000	Dec. 2021	15	$8.37	NNN
4920 Menaul Boulevard, Northeast Albuquerque, NM	1994 / 2021	Mor Furniture	59,500	Jul. 2020	15	$11.09	NNN
1245 West Elliot Road Tempe, AZ	2002 / NAP	The Dump	103,909	Apr. 2020	10	$8.43	NNN
9350 Eagle Ranch Road, Northwest Albuquerque, NM	1990 / NAP	Chuz Fitness	65,520	Oct. 2019	12	$9.12	NNN
9801 Gateway Boulevard, West El Paso, TX	1970 / 2018	Floor & Décor	84,441	Jul. 2019	10	$9.36	NNN
6442-6488 North Oracle Road Tucson, AZ	1977 / 2018	Hobby Lobby	56,100	Jul. 2018	10	$9.50	NNN
4610 South Landing Way Tucson, AZ	2018 / NAP	Hobby Lobby	55,185	Apr. 2017	10	$9.50	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated May 14, 2025 other than Year Built / Year Renovated.

The following table presents recent junior anchor space leasing data at comparable retail properties with respect to the Sierra Vista Shopping Center Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Terms (yrs)	Rent PSF	Lease Type
Sierra Vista Shopping Center (subject)(1) 9500 & 9600 Montgomery Boulevard Northeast Albuquerque, NM	1978 / 2014	Burlington Marshalls	33,969 30,000	Feb. 2025 May 2024	8 5	$10.50 $11.25	NNN NNN
800 Juan Tabo Boulevard, Northeast Albuquerque, NM	1972 / NAP	Chuz Fitness	22,529	Aug. 2025	10	$10.00	NNN
3601 Old Airport Road Albuquerque, NM	2007 / 2013	Marshalls	23,500	Jun. 2025	10	$16.00	NNN
13150 Central Avenue, Southeast Albuquerque, NM	1986 / 2015	Michael’s	19,998	Jun. 2025	10	$15.00	NNN
10420 Coors Bypass Northwest Albuquerque, NM	2004 / NAP	Ulta Beauty Total Wine	12,046 22,010	Feb. 2025 Jan. 2024	10 5	$10.00 $18.15	NNN NNN
2710 Cerrilos Road Santa Fe, NM	1986 / NAP	Auto Zone	18,010	Jul. 2024	9	$12.77	NNN
8850 Holly Avenue Northeast Albuquerque, NM	2008 / NAP	VCA Animal Hospital	28,000	Aug. 2021	9	$11.50	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated May 14, 2025 other than Year Built / Year Renovated.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-143

Retail – Anchored	Loan #15	Cut-off Date Balance:	$18,500,000
9500 & 9600 Montgomery Boulevard Northeast	Sierra Vista Shopping Center	Cut-off Date LTV:	69.8%
Albuquerque, NM 87111		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	10.4%

The following table presents recent in line space leasing data at comparable retail properties with respect to the Sierra Vista Shopping Center Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Terms (yrs)	Rent PSF	Lease Type
Sierra Vista Shopping Center (subject)(1) 9500 & 9600 Montgomery Boulevard Northeast Albuquerque, NM	1978 / 2014	Jersey Mike’s Chandler Jewelers	1,638 1,037	Feb. 2016 Oct. 2022	10 5	$33.00 $18.62	NNN NNN
Montgomery Crossing Albuquerque, NM	1969 / NAP	Monaco Market	6,000	Jun. 2023	1	$12.00	NNN
845 Juan Tabo Boulevard Albuquerque, NM	2025 / NAP	Xfinity	1,867	Nov. 2024	7	$45.00	NNN
425 Eubank Boulevard Northeast Albuquerque, NM	1973 / 2005	Oasis Smoke Shop	905	Oct. 2024	3	$32.00	NNN
La Cueva Center Albuquerque, NM	2000 / NAP	Falafel Shop	1,550	Jun. 2024	10	$25.00	NAV
9004 Montgomery Boulevard Northeast Albuquerque, NM	1992 / NAP	Fan Tang Restaurant	2,200	Apr. 2024	5	$25.00	NNN
Rinconada Square Albuquerque, NM	1984 / 2024	Bosque Brewing Co., LLC	4,600	Mar. 2024	10	$34.00	NNN
9821 Montgomery Boulevard Northeast Albuquerque, NM	1998 / NAP	Vintage Compounding	2,294	Apr. 2023	0	$22.00	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated May 14, 2025 other than Year Built / Year Renovated.

The following table presents information relating to the appraisal’s market rent conclusion for the Sierra Vista Shopping Center Property:

Market Rent Summary
	Market Rent	Escalations	Term (years)	Reimbursements	TI Allowance (PSF) (New)	Leasing Commissions (New / Renewal)
Anchor Space	$11.00	10.0% / 5 years	10	Net	$10.00	6.0% / 3.0%
Inline $25.00 Space	$25.00	3.0% per annum	5	Net	$20.00	6.0% / 3.0%
Inline $30.00 Space	$30.00	3.0% per annum	5	Net	$20.00	6.0% / 3.0%
Junior Anchor Space	$13.00	10.0% / 5 years	10	Net	$10.00	6.0% / 3.0%
Office Space	$14.00	3.0% per annum	4	Modified Gross	$10.00	6.0% / 3.0%
Pad Space	$30.00	10.0% / 5 years	10	Net	$10.00	6.0% / 3.0%
QSR Pad Space	$50.00	10.0% / 5 years	10	Net	$10.00	6.0% / 3.0%
Restaurant Pad Space	$20.00	10.0% / 5 years	10	Net	$10.00	6.0% / 3.0%
Auto Service Space	$20.00	10.0% / 5 years	10	Net	$10.00	6.0% / 3.0%

Appraisal. The appraisal concluded to an “As-Is” value for the Sierra Vista Shopping Center Property of $26,500,000 as of May 18, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated June 3, 2025, there was no evidence of any recognized environmental conditions at the Sierra Vista Shopping Center Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-144

Retail – Anchored	Loan #15	Cut-off Date Balance:	$18,500,000
9500 & 9600 Montgomery Boulevard Northeast	Sierra Vista Shopping Center	Cut-off Date LTV:	69.8%
Albuquerque, NM 87111		UW NCF DSCR:	1.56x
		UW NOI Debt Yield:	10.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Sierra Vista Shopping Center Property:

Cash Flow Analysis
	2020	2021	2022	2023	2024	5/31/2025 TTM	UW	UW PSF
Gross Potential Rent(1)	$1,794,023	$1,634,779	$1,915,273	$1,984,275	$1,961,917	$1,985,832	$2,361,296	$12.94
Reimbursements	$431,200	$248,820	$391,715	$370,059	$405,298	$431,481	$404,366	$2.22
Other Income	$62,301	$65,250	$81,380	$77,965	$89,124	$99,543	$87,840	$0.48
(Vacancy / Credit Loss)	$0	$0	$0	$0	$0	$0	($315,712)	($1.73)
Effective Gross Income	$2,287,524	$1,948,850	$2,388,368	$2,432,300	$2,456,339	$2,516,856	$2,537,791	$13.91

Real Estate Taxes	$177,246	$177,033	$177,026	$190,057	$186,034	$188,052	$183,253	$1.00
Insurance	$30,344	$25,574	$28,338	$31,469	$33,688	$37,524	$42,895	$0.24
Other Operating Expenses	$325,066	$340,022	$359,566	$355,418	$360,725	$383,418	$386,964	$2.12
Total Operating Expenses	$532,656	$542,629	$564,930	$576,945	$580,447	$608,994	$613,111	$3.36

Net Operating Income	$1,754,868	$1,406,220	$1,823,438	$1,855,355	$1,875,893	$1,907,862	$1,924,680	$10.55
Replacement Reserves	$0	$0	$0	$0	$0	$0	$27,368	$0.15
TI/LC	$0	$0	$0	$0	$0	$0	$55,223	$0.30
Net Cash Flow	$1,754,868	$1,406,220	$1,823,438	$1,855,355	$1,875,893	$1,907,862	$1,842,090	$10.10

Occupancy (%)(2)	76.5%	97.2%	96.9%	94.4%	94.8%	92.3%	86.6%
NOI DSCR	1.49x	1.19x	1.54x	1.57x	1.59x	1.61x	1.63x
NCF DSCR	1.49x	1.19x	1.54x	1.57x	1.59x	1.61x	1.56x
NOI Debt Yield	9.5%	7.6%	9.9%	10.0%	10.1%	10.3%	10.4%
NCF Debt Yield	9.5%	7.6%	9.9%	10.0%	10.1%	10.3%	10.0%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated May 14, 2025 and includes rent steps underwritten through June 2026 with vacant space grossed up at market rents.
(2)	UW Occupancy (%) represents economic occupancy. 5/31/2025 TTM Occupancy (%) is based on the underwritten rent roll dated May 14, 2025.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-145

BANK5 2025-5YR16

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: BofA Securities, Inc. (together with its affiliates, “BofA Securities”), Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), J.P. Morgan Securities LLC (together with its affiliates, “J.P. Morgan”), Wells Fargo Securities, LLC (together with its affiliates, “Wells Fargo”), Academy Securities, Inc. (together with its affiliates, “Academy”) and Drexel Hamilton, LLC (collectively with BofA Securities, Morgan Stanley, J.P. Morgan, Wells Fargo and Academy, the “Underwriters”). This material was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

This material may have been prepared by or in conjunction with the respective trading desks of the Underwriters that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of the Underwriters, which may conflict with your interests. Each of the Underwriters may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is preliminary as of the date hereof. This material is subject to change, completion or amendment from time to time. The information in this material supersedes information in any other communication relating to the securities referred to in this material; provided, that the information in this material will be superseded by similar information delivered to you as part of a preliminary prospectus. This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where an offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by the Underwriters for intended distribution to market professionals and institutional investor clients. Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and the Underwriters do not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by an Underwriter that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, the Underwriters and each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure (as such terms are defined in Treasury Regulation 1.6011-4). For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective investors regarding the transactions contemplated herein.

THE DISTRIBUTION OF THIS MATERIAL (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”), IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER OR, (IV) ARE PERSONS TO WHOM THIS MATERIAL MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK.

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH OF BOFA SECURITIES, INC., MORGAN STANLEY & CO. LLC, J.P. MORGAN SECURITIES LLC, WELLS FARGO SECURITIES, LLC, Academy Securities, Inc. AND Drexel Hamilton, LLC HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS MATERIAL MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

© 2025 BofA Securities, Inc.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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